   As filed with the Securities and Exchange Commission on December 10, 1999
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                                  BLOUNT, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                          3420                         63-0593908
 (State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer Identification
           incorporation              Classification Number)                 Number)
         or organization)

                                ---------------
                          Richard H. Irving, III, Esq.
                           Blount International, Inc.
                           4520 Executive Park Drive
                           Montgomery, Alabama 36116
                                 (334) 244-4000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                                   Copies to:

                            Kris F. Heinzelman, Esq.
                            Cravath, Swaine & Moore
                               825 Eighth Avenue
                            New York, New York 10019
                                ---------------

Names of Additional Registrants      State or Other Jurisdiction of  I.R.S. Employer
as Specified in Their Charters       Incorporation or Organization  Identification No.
-------------------------------      ------------------------------ ------------------
Blount International, Inc.                      Delaware                63-0780521
BI Holdings Corp.                               Delaware                51-0045710
BI, L.L.C.                                      Delaware                72-1364435
Omark Properties, Inc.                           Oregon                 93-6026092
4520 Corp., Inc.                                Delaware                63-0732223
Gear Products, Inc.                             Oklahoma                73-0665381
Dixon Industries, Inc.                           Kansas                 48-1025788
Frederick Manufacturing Corporation             Delaware                36-3483812
Federal Cartridge Company                      Minnesota                41-0252320
Simmons Outdoor Corporation                     Delaware                65-0272347
CTR Manufacturing, Inc.                      North Carolina             56-1262120

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                              Proposed
                                                               Proposed       Maximum
                                                               Maximum       Aggregate      Amount of
        Title of Each Class of                Amount to be  Offering Price    Offering     Registration
     Securities to be Registered               Registered   per Unit(2)(3)  Price(2)(3)       Fee(4)
-------------------------------------------------------------------------------------------------------
13% Senior Subordinated Notes due 2009(1)..   $325,000,000       100%       $325,000,000     $85,800

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Guarantees of Blount International, Inc., BI Holdings Corp., BI,
    L.L.C., Omark Properties, Inc., 4520 Corp., Inc., Gear Products, Inc.,
    Dixon Industries, Inc., Frederick Manufacturing Corporation, Federal Cartridge Company, Simmons Outdoor Corporation, and CTR Manufacturing, Inc. of the payment of principal, premium, if any, and interest on the Notes are also being registered hereby. Pursuant to Rule 457(n), no registration fee is required with respect to such Guarantees.
(2) Estimated solely for purposes of calculating the registration fee.
(3) Exclusive of accrued interest, if any.
(4) Calculated pursuant to Rule 457.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, Dated December 10, 1999

Prospectus

                                  $325,000,000

                                [LOGO OF BLOUNT]

                               Exchange Offer for
                         13% Senior Subordinated Notes
                                    due 2009

--------------------------------------------------------------------------------

This is an offer to exchange the outstanding, unregistered 13% Senior Subordinated Notes due 2009 you now hold for new, substantially identical 13% Senior Subordinated Notes due 2009 that will be free of the transfer restrictions that apply to the old notes. This offer will expire at 5:00 p.m.,
New York City time, on        , 2000 unless we extend it. Interest is payable
on August 1 and February 1 of each year, beginning February 1, 2000. We refer to the old notes and the new notes collectively as the notes.

Blount may redeem all or part of these new notes on or after August 1, 2004. Prior to August 1, 2002, Blount may redeem up to 35% of these new notes from the proceeds of certain equity offerings. Redemption prices are specified in this prospectus under "Description of Notes -- Optional Redemption."

These new notes will be unsecured and subordinate to all of our senior debt. These new notes will be guaranteed by Blount's parent, Blount International, Inc., and certain of our existing and future subsidiaries on a senior subordinated basis as specified in this prospectus under "Description of Notes."

See Risk Factors commencing on page 15 for a discussion of certain factors that holders of old notes should consider in connection with the exchange offer and investing in the new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

       , 2000

                                EXPLANATORY NOTE

   THIS REGISTRATION STATEMENT COVERS THE REGISTRATION OF AN AGGREGATE PRINCIPAL AMOUNT OF $325,000,000 OF 13% SENIOR SUBORDINATED NOTES DUE 2009 OF BLOUNT, INC., WHICH WE HEREINAFTER REFER TO AS THE NEW NOTES, THAT MAY BE EXCHANGED FOR AN EQUAL PRINCIPAL AMOUNT OF BLOUNT'S OUTSTANDING 13% SENIOR SUBORDINATED NOTES DUE 2009. THIS REGISTRATION ALSO COVERS THE REGISTRATION OF THE NEW NOTES FOR RESALE BY LEHMAN BROTHERS INC. IN MARKET-MAKING TRANSACTIONS. THE COMPLETE PROSPECTUS RELATING TO THE EXCHANGE OFFER FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING THE EXCHANGE OFFER PROSPECTUS ARE CERTAIN PAGES OF THE PROSPECTUS RELATING SOLELY TO SUCH MARKET-MAKING TRANSACTIONS, INCLUDING ALTERNATE FRONT AND BACK COVER PAGES, AND ALTERNATE SECTIONS ENTITLED "PROSPECTUS SUMMARY--RECAPITALIZATION TRANSACTIONS," "RISK FACTORS--LIQUIDITY," "USE OF PROCEEDS," "PLAN OF DISTRIBUTION," "THE RECAPITALIZATION TRANSACTIONS" AND "LEGAL MATTERS." IN ADDITION, THE MARKET-MAKING PROSPECTUS WILL NOT INCLUDE THE FOLLOWING CAPTIONS (OR THE INFORMATION SET FORTH UNDER SUCH CAPTIONS) IN THE EXCHANGE OFFER PROSPECTUS: "PROSPECTUS SUMMARY--THE EXCHANGE OFFER," "--TAXATION," "RISK FACTORS--FAILURE TO EXCHANGE YOUR OLD NOTES," "THE EXCHANGE OFFER" AND "CERTAIN INCOME TAX CONSIDERATIONS." THE TABLE OF CONTENTS OF THE MARKET-MAKING PROSPECTUS WILL REFLECT THESE CHANGES ACCORDINGLY.

                               TABLE OF CONTENTS

                                       Page
                                       ----
Where You Can Find More Information......i..
Forward-Looking Statements..........   iii
Prospectus Summary..................     1
Risk Factors........................    15
Use of Proceeds.....................    23
Capitalization......................    23
Pro Forma Condensed Consolidated
 Financial Statements...............    24
Selected Historical Consolidated
 Financial Data.....................    29
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................    31
The Exchange Offer..................    42

                                     Page
                                     ----
Business...........................   49
Management.........................   66
Principal Stockholders.............   74
The Recapitalization Transactions..   75
Related Party Transactions.........   76
Description of Certain
 Indebtedness......................   81
Description of Notes...............   84
Certain Income Tax Considerations..  133
Plan of Distribution...............  134
Legal Matters......................  134
Independent Accountants............  134
Index to Financial Statements......  F-1

                               ----------------


                      WHERE YOU CAN FIND MORE INFORMATION

   We, Blount's parent, file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Our common stock is listed on the New York Stock Exchange, Inc. You may read and copy any of those reports, statements or other documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the Exchange at 20 Broad Street, New York, New York 10005. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. These filings are also available to the public from commercial document retrieval services and at the Commission's Web site at "http://www.sec.gov."

   We intend to "incorporate by reference" in this prospectus reports that we file with the Commission, which means that we intend to disclose important information to you by referring you to those reports. The information incorporated by reference is an important part of this prospectus; however, to the extent that there are any inconsistencies between information presented in this prospectus and information contained in incorporated documents filed with the Commission before the date of this prospectus, the information in this prospectus shall be deemed to supersede the earlier information. Information that we file with the Commission after the date of this prospectus will automatically update and supersede the information in this prospectus and any earlier filed or incorporated information. Specifically, we are incorporating by reference in this prospectus the following reports:

  . our Annual Report on Form 10-K for the year ended December 31, 1998, which was amended on July 15, 1999 on Form 10-K/A;

  . our Current Reports on Form 8-K dated April 20, 1999, on Form 8-K/A dated April 27, 1999 and on Form 8-K dated August 19, 1999;

  . our Quarterly Report on Form 10-Q for the period ended March 31, 1999, which was amended on Form 10-Q/A on July 15, 1999;

  .  our Quarterly Report on Form 10-Q for the period ended June 30, 1999;
     and

  .  our Quarterly Report on Form 10-Q for the period ended September 30,
     1999.

   We are also incorporating any future filings made with the Commission under Sections 13(a), 13(e), 14, or 15(d) of the Exchange Act until the termination of the exchange offer.

   You may request a copy of any of our filings with the Commission, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

                     Blount International, Inc.
                     4520 Executive Park Drive
                     Montgomery, Alabama 36116
                     (334) 244-4000
              Attention: Richard H. Irving, III -- General Counsel

   So long as any of these new notes are outstanding, we will agree under the notes indenture to furnish to the holders of these new notes the same information that we are required to file with the Commission even if we cease to be subject to the Exchange Act's reporting requirements.

                           FORWARD-LOOKING STATEMENTS

   The statements contained or incorporated by reference in this prospectus that are not historical facts are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Those statements include all discussions of strategy as well as statements that contain such forward-looking expressions as "believes," "estimates," "expects," "intends," "may," "will," "should," or "anticipates" or the negative thereof. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Furthermore, forward-looking statements may be included in our filings with the Commission as well as in press releases or oral presentations made by or with the approval of one of our authorized executive officers.

   We caution you to bear in mind that forward-looking statements, by their very nature, involve assumptions and expectations and are subject to risks and uncertainties. Although we believe that the assumptions and expectations reflected in the forward-looking statements contained in this prospectus are reasonable, no assurance can be given that those assumptions or expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus, including those in the sections entitled "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis of Financial Condition and Results of Operations," "Business" and other sections of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements in this prospectus include, among others, expectations regarding our ability to:

  . obtain additional financing for working capital, capital expenditures or other purposes or to avoid negative effects on our operations caused by our substantial leverage;

  .  meet restrictions imposed by the terms of our indebtedness;

  .  realize our cost reduction goals;

  .  successfully identify, complete and integrate future acquisitions;

  . mitigate the effects of pending or future litigation on our earnings and financial condition;

  .  maintain relationships with key customers and suppliers;

  . minimize the impact of foreign economic or political crises on our foreign sales;

  . successfully complete Year 2000 compliance efforts or avoid business interruptions or shutdowns, reputational harm or legal liability should third parties fail to remedy their Year 2000 problems;

  . continue to compete successfully with companies that have greater financial resources, lower costs, superior technology or more favorable operating conditions than we do; and

  . minimize the impact of future environmental liabilities that we may have.

   All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors and the cautionary statements contained throughout this prospectus.

                               ----------------

   Oregon(R), ICS, Silver Streak(R), CCI(R), Speer(R), RCBS(R), Outers(R), Weaver(R), Simmons(R), Federal(R), Hydro-Ax(R), Prentice(R), INTENZ(TM), Dixon(R), ZTR(R), Redfield(R), Ram-Line(R), Champion(R), Premium(R), Gold Medal(R), Classic(R), Gold Dot(R), Clean-Fire(R) and CTR(R) are registered or pending trademarks of Blount, Inc. or its subsidiaries.

                               PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Unless the context otherwise requires, any reference in this prospectus to "we," "our," or "Blount International" means Blount International, Inc., both before and after the merger with Red Dog Acquisition, Corp.; "Blount" means Blount, Inc., the issuer of the notes and the wholly owned subsidiary of Blount International; "Red Dog Acquisition" means Red Dog Acquisition, Corp. and "Lehman Brothers Merchant Banking Partners" means Lehman Brothers Merchant Banking Partners II L.P. and its affiliated co-investors.

   Unless otherwise indicated, the industry data that appear in this prospectus are derived from publicly available sources that we believe are reliable but that we have not independently verified. You should pay special attention to the section entitled "Risk Factors" for a discussion of certain factors that holders of old notes should consider in connection with the exchange offer.

                                  The Company

Company Overview

   We are an international industrial company with leadership positions in three business segments: Outdoor Products, Sporting Equipment, and Industrial and Power Equipment. Our focus is on manufacturing and marketing branded products in substantial niche markets serving industrial companies and consumers. Our consolidated sales for the nine months ended September 30, 1999 of $587.9 million were derived from our three business segments: Outdoor Products--$243.2 million, Sporting Equipment--$240.0 million, and Industrial and Power Equipment--$104.7 million.

   We have achieved growth in operating income for seven consecutive years. Our success can be attributed to a number of factors:

  . Our focus on the development, manufacturing and marketing of consumable products and products requiring frequent replacement;

  . Our development of a collection of strong brand names and the associated high customer loyalty;

  . Our focus on creating a diverse customer base, which helps protect our overall financial performance from a market downturn in any one segment;

  .  Our ability to achieve operating efficiencies and control costs;

  . Our success in acquiring and integrating companies, products and assets that are related to our existing business segments; and

  . Our development of significant barriers to entry through capital investments we have made in some of our business segments and through our related technical expertise.

   We intend to continue the growth of each of our business segments and related businesses by capitalizing on these strengths and by executing our strategy.

Outdoor Products

   Our Outdoor Products segment (37.9% of consolidated sales for the year ended December 31, 1998) is comprised of the Oregon Cutting Systems Division, which we refer to as OCSD, Dixon Industries, Inc., and Frederick Manufacturing Corporation. OCSD produces a wide variety of saw chain, guide bars, drive sprockets and accessories for use primarily on portable gasoline and electric chain saws, and mechanical timber harvesting equipment. Dixon manufactures zero turning radius lawn mowers and related equipment. Frederick is principally a supplier of replacement accessories for lawn mowers.

   The Outdoor Products segment has EBITDA (as defined) margins averaging approximately 25% over the last four years. This profitability has been driven by several factors, including:

  . The high level of sales (75% of OCSD's saw chain sales and 90% of Frederick's lawn mower accessory sales) to the replacement market and its comparatively high margins;

  .  Cost reductions resulting from continual process improvement;

  . The responsive product design and delivery cycle at OCSD that allows it to meet its customers' needs in a timely manner; and

  .  Dixon's ability to sell directly to dealers.

Sporting Equipment

   Our Sporting Equipment segment (34.5% of consolidated sales for the fiscal year ended December 31, 1998), which focuses on ammunition and accessories for law enforcement and shooting sports, is comprised of the Federal Cartridge Company, the Sporting Equipment Division, or SED, and Simmons Outdoor Corporation. The acquisition of Federal, completed in November 1997, both complemented and significantly expanded the Sporting Equipment segment's product offerings, placing us among the leading producers of ammunition products in the United States.

   The Sporting Equipment segment posted an EBITDA margin of 15% for the nine months ended September 30, 1999. This profitability was driven by a number of factors, including:

  . Integration of the manufacturing, sales and distribution processes of Federal and SED;

  . Cost savings resulting from increased scale in the purchasing of raw materials; and

  . Critical mass achieved in providing broader product offerings to customers.

Industrial and Power Equipment

   Our Industrial and Power Equipment segment (27.6% of consolidated sales for the fiscal year ended December 31, 1998) is comprised of the Forestry and Industrial Equipment Division, or FIED, CTR Manufacturing, Inc., and Gear Products, Inc. FIED manufactures a wide variety of loaders and feller bunchers. CTR manufactures delimbers, slashers and grapples. Gear Products manufactures rotational bearings, winches, hydraulic motors and swing drives.

   Although the financial performance of the Industrial and Power Equipment segment has been adversely affected over the last twelve months by a severe downturn in the pulp industry, the segment's operating performance has historically been strong. Over the past four years, for example, EBITDA margins have averaged approximately 16%. This profitability has been driven by several factors, including:

  .  Success in profitably introducing new products;

  .  Emphasis on cost control and continual process improvements;

  . A strong replacement parts business with a one-day fill rate of approximately 90%; and

  . The ability to acquire and integrate businesses successfully, as we did with the CTR acquisition.

Company Strategy

   Over the last several years we have focused on the following strategic tenets, which have helped give us profitable, growing positions of leadership in each of our three business segments:

  . Seek leadership positions in a manageable number of substantial niche markets;

  .  Develop new products;

  .  Search for new acquisition opportunities;

  .  Expand our international presence;

  .  Reduce costs; and

  . Maintain a balanced diversification with respect to geography, cyclicality, customer base, distribution channels and product lines.

   By continuing to focus on these strategic tenets, we continue to grow each of our business segments in a highly disciplined manner.

                       The Recapitalization Transactions

   This exchange offer is related to a series of recapitalization transactions which also included: our merger with Red Dog Acquisition, a subsidiary of Lehman Brothers Merchant Banking Partners; the issuance of the old notes; an equity contribution from Lehman Brothers Merchant Banking Partners and some members of our senior management; and our borrowings pursuant to our new credit facilities. The recapitalization transactions were completed simultaneously or within a short time of each other on August 19, 1999, as described under the section in this prospectus entitled "The Recapitalization Transactions--The Merger."

   On April 18, 1999, we entered into a merger agreement with Red Dog Acquisition pursuant to which it was contemplated that we would merge with Red Dog Acquisition and be the surviving corporation of this merger. The merger agreement called for all of our issued and outstanding shares of common stock to be converted into, at the election of the stockholders but subject to proration, either $30.00 or two shares of the surviving corporation. Lehman Brothers Merchant Banking Partners and some members of senior management of the surviving corporation now own approximately 87.6% of the surviving corporation, with our shareholders prior to the recapitalization owning approximately 12.4%.

   Red Dog Acquisition received an equity contribution of approximately $417.5 million from Lehman Brothers Merchant Banking Partners, less the amount of the equity investments made by members of our senior management, which were approximately $13.6 million. In addition, Blount entered into new senior secured credit facilities in an aggregate principal amount of $500.0 million, which included term loan facilities in an aggregate principal amount of $400.0 million and a $100.0 million revolving credit facility. The term loan facilities were used to fund payment of the cash consideration in the merger, to repay a portion of our indebtedness outstanding prior to the consummation of the recapitalization transactions and to pay the fees and expenses incurred in connection with all of the recapitalization transactions. The revolving credit facility was available to provide any additional funding necessary for the merger and we expect it will continue to be available for general corporate purposes, including funding our current working capital requirements.

   Lehman Brothers Merchant Banking Partners is a $2.0 billion institutional merchant banking fund focused on investments in established operating companies.

   The following table sets forth the sources and uses of funds in connection with the recapitalization transactions, which occurred on August 19, 1999:

(dollars in millions)

       Sources of Funds         Amount
------------------------------ --------
Cash Sources:
  Existing Blount Cash (1).... $   35.4
  New Credit Facilities:
   Revolving Credit Facility
    (2).......................      0.0
   Term Loan Facilities.......    400.0
  Notes.......................    325.0
  Equity Contribution:
   Lehman Brothers Merchant
    Banking Partners..........    403.9
   Blount Senior Management...     13.6
                               --------
    Total Cash Sources........ $1,177.9
Other Sources:
  7% Notes....................    150.0
  Retained Equity Interest....     44.5
                               --------
    Total Sources............. $1,372.4
                               ========

                          Uses of Funds                             Amount
------------------------------------------------------------------  ------
Cash Uses:
  Repurchase of Blount International, Inc. Shares................. $1,068.5
  Settlement of Stock Options.....................................     51.4
  Repayment of Blount, Inc. Debt (3)..............................     10.5
  Estimated Fees & Expenses.......................................     47.5
                                                                   --------

                             Total Cash Uses.......................... $1,177.9
                         Other Uses:
                           7% Notes...................................    150.0
                           Retained Equity Interest...................     44.5
                                                                       --------
                             Total Uses............................... $1,372.4
                                                                       ========

--------
(1) Does not include $3.3 million of restricted cash as described in note 3.
(2) The revolving credit facility has availability of up to $100.0 million, none of which was drawn at closing. Letters of credit issued under the revolving credit facility were less than $11.5 million at closing, which reduced availability under the revolving credit facility.
(3) Represents repayment of $13.8 million of certain industrial development revenue bonds, notes payable and lease obligations of Blount and its subsidiaries, net of associated restricted cash of $3.3 million which was released to fund repayment of a portion of this indebtedness.

   Please refer to the section entitled "The Recapitalization Transactions," which appears later in this prospectus, for additional information.

                              Organizational Chart

   The following sets forth a summary of our organizational structure and primary brands, as well as our ownership and capitalization structure:







------------------------
Lehman Brothers Merchant
  Banking Partners and       87.6%
    Management
------------------------
                          --------------------------
                          Blount International, Inc.
                                  (Guarantor)
                          --------------------------
------------------------             |
     Rollover Public                 |
   Common Shareholders       12.4%   |
------------------------             |               ---------------------
                                     |  100%         New Credit Facilities
                                     |               ---------------------
                          --------------------------
                                 Blount, Inc.        ---------------------
                                   (Issuer)                 7% Notes
                          -------------------------- ---------------------
                                     |
                                     |  100%         ---------------------
                                     |                        Notes
                                     |               ---------------------
                                     |
           __________________________|__________________________
           |                         |                         |
           |                         |                         |
           |                         |                         |
   ------------------        ------------------        ------------------
    Outdoor Products         Sporting Equipment        Industrial & Power
                                                            Equipment
   ------------------        ------------------        ------------------
     ----------------------    ------------------        ---------------------
     Oregon Cutting Systems    Sporting Equipment        Forestry & Industrial
     Division                  Division                  Equipment Division
     ----------------------    ------------------        ---------------------
                                                         . Hydro-Ax Timber
     . Oregon Saw Chain, Bars  . CCI/Speer Sporting        Harvesting Tractors
       & Accessories             Ammunition              . Prentice Loaders and
     . ICS Concrete Cutting    . RCBS Reloading            Track Feller Bunchers
       Systems                   Equipment
                               . Outers Gun Care
                                 Accessories
                               . Weaver Optic Products
                               . Redfield Optic Pruducts
                               . Ram-Line Gun Accessories
     ----------------------    ------------------        ---------------------
     ----------------------    ------------------        ---------------------
     Dixon Industries          Federal Cartridge         CTR Manufacturing, Inc.
                               Company
     ----------------------    ------------------        ---------------------
     . Dixon Zero Turning      . Federal Shotshell &     . CTR Slashers,
       Radius Lawnmowers         Other Ammunition          Delimbing Systems,
                               . Champion Clay Targets     and Grapples
     ----------------------    ------------------        ---------------------


     ----------------------    ------------------        ---------------------
     Frederick Manufacturing   Simmons Outdoor           Gear Products, Inc.
     Corp.                     Corp.
     ----------------------    ------------------        ---------------------
     . Silver Streak           . Simmons Sports          . Gears & Rotational
       Lawnmower Parts &         Optics Pruducts           Bearings
       Accessories                                       . Hydraulic Pumps and
                                                           Motors
     ----------------------    ------------------        ---------------------

                               The Exchange Offer

   Capitalized terms used in this summary are defined in the "Description of Notes--Certain Definitions" section of this prospectus.

The Exchange Offer............  We are offering to exchange pursuant to the exchange offer an aggregate principal amount of up to $325,000,000 principal amount of the new notes for a like principal amount of the old notes. Blount will issue the new notes on or promptly after the exchange date. As of the date of this prospectus, $325,000,000 aggregate principal amount of the old notes is outstanding. The terms of the new notes are identical in all material respects to the terms of the old notes for which they may be exchanged pursuant to the exchange offer, except that the new notes have been registered under the Securities Act and are issued free from any covenant regarding registration, including terms providing for an increase in the interest rate on the old notes upon a failure to file or have declared effective an exchange offer registration statement or to consummate the exchange offer by certain dates. The new notes will evidence the same debt as the old notes and will be issued under and be entitled to the same benefits under the notes indenture as the old notes. The issuance of the new notes and the exchange offer are intended to satisfy certain of our obligations under the registration rights agreement. See "The Exchange Offer" and "Description of the Notes."

Expiration Date...............  The exchange offer will expire at 5:00 p.m.,
                                New York City time on      , 2000 unless
                                extended by us in our sole discretion (but in
                                no event to a date later than      , 2000). See
                                "The Exchange Offer--Expiration Date;
                                Extensions; Amendments."

Exchange Date.................  The date of acceptance for exchange of the old notes and the consummation of the exchange offer will be the first business day following the expiration date unless extended. See "The Exchange Offer--Terms of the Exchange."

Conditions of the Exchange      Our obligation to consummate the exchange offer
Offer.........................  will be subject to certain conditions. See "The
                                Exchange Offer--Conditions to the Exchange
                                Offer." We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date.

Withdrawal Rights.............  Tenders may be withdrawn at any time prior to
                                5:00 p.m., New York City time, on the
                                expiration date; otherwise, all tenders will be irrevocable. See "The Exchange Offer-- Withdrawal of Tenders."

Procedures for Tendering        See "The Exchange Offer--Procedures for
Notes.........................  Tendering."

Taxation......................  The exchange of old notes for new notes pursuant to the exchange offer will not result in any income, gain or loss to holders who participate in the exchange offer or to us for federal income tax purposes. See "Certain Income Tax Considerations."

Resale........................  We are making the exchange offer in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions. However, we have not sought our own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other transactions. Based on these interpretations by the staff of the Commission, we believe that new notes issued pursuant to this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such old notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act or
                                (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of ours without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such new notes are acquired in the ordinary course of such holder's business and that such holder is not participating and has no arrangement or understanding with any persons to participate, in the distribution of such new notes. Holders of old notes accepting the exchange offer will represent to us in the letter of transmittal that such conditions have been met. Any holder who participates in the exchange offer for the purpose of participating in a distribution of the new notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder who is using the exchange offer to participate in the distribution of new notes must be covered by a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer (other than an "affiliate" of ours) that receives new notes for its own account pursuant to the exchange offer must acknowledge that it acquired the old notes as the result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution." Any broker-dealer who is an affiliate of ours may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. See "The Exchange Offer--Purpose of the Exchange Offer."

Remaining Old Notes...........  Holders of old notes who do not tender their old notes in the exchange offer or whose old notes are not accepted for exchange will continue to hold such old notes and will be entitled to all the rights and preferences, and will be subject to the limitations, applicable thereto under the notes indenture. All untendered and tendered but unaccepted old notes (collectively, the remaining old notes) will continue to bear legends restricting their transfer. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. To the extent that the exchange offer is effected, the trading market, if any, for remaining old notes could be adversely affected. See "Risk Factors--Factors Relating to the Notes and the Exchange Offer--Failure to Exchange Your Old Notes" and "The Exchange Offer--Terms of the Exchange."

Exchange Agent................  The exchange agent with respect to the exchange offer is United States Trust Company of New
                                York. The address and telephone number of the exchange agent are set forth in "The Exchange Offer--Exchange Agent."

Use of Proceeds...............  There will be no proceeds to Blount from the exchange pursuant to the exchange offer. See
                                "Use of Proceeds."

                                The New Notes

Securities Offered............  $325,000,000 in principal amount of 13% Senior
                                Subordinated Notes due 2009, which we refer to as the new notes.

Issuer........................  Blount, Inc.

Guarantors....................  Initially, the guarantors of these new notes will be Blount International and certain of our subsidiaries. If Blount cannot make payments on these new notes when they are due, the guarantors must make them after making prior payment of all senior debt of the guarantors.

Maturity......................  August 1, 2009.

Interest Rate and Payment       Annual rate--13%.
Dates.........................

                                Payment frequency--every six months on February 1 and August 1.

                                First payment--February 1, 2000.

Optional Redemption...........  On or after August 1, 2004, Blount may redeem some or all of these new notes at any time at the redemption prices listed in the "Description of Notes--Optional Redemption" section of this prospectus.

                                Before August 1, 2002, Blount may redeem up to 35% of the notes with the proceeds of certain offerings of equity at 113% of principal amount, plus accrued and unpaid interest and additional cash interest, if any. See "Description of Notes--Optional Redemption."

Mandatory Offer to              If we sell certain assets or experience
Repurchase....................  specific kinds of changes of control, Blount must offer to purchase these new notes at the prices listed in the "Description of Notes--
                                Repurchase at the Option of Holders" section of this prospectus.

Ranking.......................  These new notes will be general unsecured obligations of Blount:

                                 . subordinate in right of payment to all of Blount's existing and future senior debt, including indebtedness under the new credit facilities and $150 million of 7.0% Senior Notes, which we refer to as the 7.0% notes;

                                 .  pari passu in right of payment with the
                                    old notes and any future senior
                                    subordinated indebtedness of Blount; and

                                 .  unconditionally guaranteed on a senior
                                    subordinated basis by the guarantors.

                                At September 30, 1999, after giving effect to the recapitalization transactions, Blount and the guarantors had $879.7 million of indebtedness outstanding, consisting of $543.7 million of senior debt, $325.0 million of the old notes, $10.5 million of industrial development revenue bonds and $0.5 million of other long-term debt.

                                Borrowings under the new credit facilities are secured by substantially all of our assets and the assets of Blount and certain of its subsidiaries (including the capital stock of Blount and certain of its subsidiaries). Blount's 7.0% notes share equally and ratably in certain of the collateral securing the new credit facilities. See "Risk Factors--Factors Relating to Our Company and the Recapitalization Transactions--Substantial
                                Leverage" and "--Factors Relating to the Notes and the Exchange Offer--Subordination."

Basic Covenants of              Blount will issue the new notes under the notes
Indenture.....................  indenture among Blount, the guarantors and
                                United States Trust Company of New York, as trustee, pursuant to which the old notes were issued.

                                The notes indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                                 .  borrow money and issue preferred stock;

                                 . pay dividends on or purchase our stock or our restricted subsidiaries' stock;

                                 .  make investments;

                                 .  use assets as security in other
                                    transactions;

                                 . sell certain assets or merge with or into other companies;

                                 . enter into certain types of transactions with affiliates;

                                 .  limit dividends or other payments to us;
                                    and

                                 .  enter into sale and leaseback
                                    transactions.

                                In the future, certain of our subsidiaries that we designate as unrestricted subsidiaries will not be subject to many of the covenants in the notes indenture. More detailed information with respect to these covenants is set forth in the "Description of Notes--Certain Covenants" section of this prospectus.

No Prior Market...............  The new notes are new securities and there is currently no established market for them. No assurance can be given as to the liquidity of the trading market for the new notes following the exchange offer. Blount does not intend to apply for a listing of the new notes on any securities exchange or on any automated dealer quotation system. Lehman Brothers Inc., the initial purchaser of the old notes, has advised Blount that it may make a market in the new notes. However, the initial purchaser is not obligated to do so, and any market making with respect to the new notes may be discontinued at any time without notice.

       SUMMARY PRO FORMA CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA

   The following table sets forth summary pro forma condensed consolidated financial and other data of Blount International which have been derived by the application of pro forma adjustments to Blount International's historical audited and unaudited consolidated financial statements included elsewhere herein. The pro forma financial statements have been prepared giving effect to the recapitalization transactions, accounting for them as a recapitalization under generally accepted accounting principles and giving effect to the other adjustments described in the notes accompanying the pro forma financial statements found elsewhere in this prospectus. Accordingly, the historical basis of Blount International's assets and liabilities has not been impacted by the recapitalization transactions.

   The pro forma condensed consolidated statements of income give effect to the recapitalization transactions as if such transactions were completed as of January 1, 1998. The pro forma condensed consolidated financial data do not purport to represent what Blount International's results of operations would actually have been had the recapitalization transactions in fact occurred on such dates or to project Blount International's results of operations for any future period or date.

   You should read this data in conjunction with Blount International's historical financial statements and the notes to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere herein.

                                                   Nine Months
                                                      Ended        Year Ended
                                                  September 30,   December 31,
                                                 ---------------- ------------
                                                       1999           1998
                                                 ---------------- ------------
                                                     (Dollars in millions)
Pro Forma Statements of income data:
Sales...........................................      $587.9         $831.9
Income from operations..........................        61.2          115.5
Interest expense................................       (72.6)         (96.9)
Income (loss) before income taxes and
 extraordinary loss.............................       (11.1)          18.9
Income (loss) before extraordinary loss.........        (8.1)          11.7
Other data:
EBITDA (1)......................................      $ 84.9         $145.8
Depreciation and amortization (2)...............        23.4           30.0
Property, plant and equipment additions.........        12.5           21.7
Cash interest expense (3).......................        68.8           91.8

                                                 At September 30,
                                                       1999
                                                 ----------------
                                                   (Dollars in
                                                    millions)
Actual Condensed balance sheet data:
Working capital.................................      $233.1
Total assets....................................       735.5
Total debt......................................       879.9
Stockholders' deficit...........................      (326.4)

(1) EBITDA represents income from continuing operations before income taxes and extraordinary loss, interest expense, interest income, depreciation and amortization (excluding amortization charged to interest expense). EBITDA should not be considered an alternative to, or more meaningful than, (a) operating income, as determined in accordance with generally accepted accounting principles, as an indicator of operating performance or (b) cash flows from operating, financing or investing activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. EBITDA is presented as additional information because management believes it is a useful indicator of the ability to meet debt service. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to similarly titled measures of other companies.

  A pretax amount of approximately $3.1 million representing severance of certain corporate office employees and write-off of existing deferred financing costs was reflected as an expense to Blount in the period the recapitalization transactions were completed and has not been included as a pro forma adjustment in the pro forma condensed consolidated statements of income.

(2) Depreciation and amortization does not include amortization of deferred financing fees and original issue discount, which are accounted for in interest expense.

(3) For purposes of this computation, cash interest expense consists of pro forma interest expense before amortization of deferred financing costs and certain non-cash items.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following summary historical condensed consolidated financial data of Blount International for the years ended December 31, 1998 and 1997, for the ten months ended December 31, 1996, and for the years ended the last day of February of 1996 and 1995, are derived from the consolidated financial statements of Blount International for such years and period which have been audited by PricewaterhouseCoopers LLP, independent accountants. The summary historical condensed consolidated financial data for the twelve months ended December 31, 1996 and for the nine months ended September 30, 1999 and 1998 are derived from unaudited consolidated financial statements of Blount International and, in the opinion of management, reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly the data presented for such periods. The following information should be read in conjunction with the consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" for the year ended December 31, 1998 and for the nine months ended September 30, 1999, both of which are included elsewhere.

                                                                                                                  For the
                                                       For the         For the 12 months          For the     12 months ended
                                                   9 months ended            ended            10 months ended the last day of
                                                    September 30,        December 31,          December 31,      February,
                                                   ----------------  -----------------------  --------------- ----------------
                                                    1999     1998     1998    1997   1996(1)      1996(1)      1996     1995
                                                   -------  -------  ------  ------  -------  --------------- -------  -------
                                                                           (Dollars in millions)
Statements of Income Data:
 Sales...........................................  $ 587.9  $ 631.4  $831.9  $716.9  $649.3       $526.7      $ 644.3  $ 588.4
 Income (loss) from operations...................    (11.1)    84.0   113.7    99.4    92.4         75.0         90.5     76.6
 Interest expense, net...........................    (17.5)    (9.1)  (11.8)   (7.0)   (7.5)        (5.6)        (7.4)    (8.5)
 Income (loss) from continuing operations before
  income taxes and extraordinary loss............    (28.3)    75.2   102.2    93.7    85.4         69.6         83.7     67.4
 Income (loss) from continuing operations before
  extraordinary loss.............................    (24.9)    46.7    63.3    59.1    53.8         44.0         53.6     40.7
 Net income (loss)...............................    (24.9)    44.7    61.3    59.1    55.2         45.4         53.6     40.7
Other Data:
 EBITDA (2)......................................  $  12.6  $ 106.6  $144.0  $125.4  $115.8       $ 94.3      $ 112.9  $  98.4
 Net cash provided by (used in) operating
  activities.....................................    (28.9)    43.8    88.9    80.3    87.5         83.2         40.2     34.7
 Net cash used in investing activities...........    (15.1)   (31.4)  (37.2) (149.4)  (19.3)       (16.9)       (50.8)   (17.0)
 Net cash provided by (used in) financing
  activities.....................................     29.2     (7.6)  (11.4)   15.2   (22.0)       (22.2)       (18.2)   (28.4)
 Depreciation and amortization (3)...............     24.8     23.0    30.9    25.0    23.3         19.2         22.2     22.9
 Property, plant and equipment additions
  excluding acquisitions.........................     12.7     15.4    21.7    18.7    21.3         18.7         18.7      9.7
 Property, plant and equipment additions from
  acquisitions...................................      0.0      0.0     0.0    59.8     0.0          0.0          0.6      5.0
 Ratio of earnings to fixed charges (4)..........               7.3x    7.4x    9.2x    8.1x         8.2x         7.4x     6.2x
Balance Sheet Data (at end of applicable period):
 Working capital.................................  $ 233.1  $ 217.4  $232.2  $171.1  $166.2       $166.2      $ 136.2  $ 123.3
 Total assets....................................    735.5    667.4   668.8   637.8   533.8        533.8        546.5    520.8
 Total debt......................................    879.9    162.5   162.3   140.3    85.8         85.8        107.6    106.0
 Stockholders' equity (deficit)..................   (326.4)   341.7   354.6   316.1   290.8        290.8        255.0    207.7

--------
(1) In April 1996, Blount International changed its fiscal year from one ending on the last day of February to one ending on December 31. Unaudited financial data for the twelve months ended December 31, 1996 is presented in the table above for comparative purposes.

(2) EBITDA represents income from continuing operations before income taxes and extraordinary loss, interest expense, interest income, depreciation and amortization (excluding amortization charged to interest expense). EBITDA should not be considered as an alternative to, or more meaningful than, (a) operating income, as determined in accordance with generally accepted accounting principles, as an indicator of operating performance or (b) cash flows from operating, financing or investing activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. EBITDA is presented as additional information because management believes it is a useful indicator of the ability to meet debt service. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to similarly titled measures of other companies.

   The following table shows all adjustments between income (loss) from continuing operations before extraordinary loss and EBITDA:

Reconciliation of Income (Loss) From Continuing Operations Before Extraordinary
                                      Loss
                                   to EBITDA
                             (amounts in millions)

                                                                                            For the
                                 For the         For the 12 months                      12 months ended
                             9 months ended            ended                For the     the last day of
                              September 30,        December 31,         10 months ended    February,
                             ----------------  -----------------------  --------------- -----------------
                              1999     1998     1998    1997   1996(1)    12/31/96(1)     1996     1995
                             -------  -------  ------  ------  -------  --------------- --------  -------
   Income (loss) from
    continuing operations
    before extraordinary
    loss...................  $ (24.9) $  46.7  $ 63.3  $ 59.1  $ 53.8        $44.0      $   53.6  $  40.7
   Provision (benefit) for
    income taxes...........     (3.4)    28.5    38.9    34.6    31.6         25.6          30.1     26.7
   Depreciation and
    amortization (excluding
    amortization charged to
    interest expense)......     23.4     22.3    30.0    24.7    22.9         19.1          21.8     22.5
   Interest expense........     20.5     10.8    14.3     9.5     9.9          7.9          10.8     11.1
   Interest income.........     (3.0)    (1.7)   (2.5)   (2.5)   (2.4)        (2.3)         (3.4)    (2.6)
                             -------  -------  ------  ------  ------        -----      --------  -------
   EBITDA..................  $  12.6  $ 106.6  $144.0  $125.4  $115.8        $94.3      $  112.9  $  98.4
                             =======  =======  ======  ======  ======        =====      ========  =======

(3) Includes amortization of deferred financing fees and original issue discount.

(4) Coverage of fixed charges is determined by dividing income from continuing operations before income taxes and extraordinary loss, interest expense, debt expense amortization, and the interest portion of rental expense deemed representative of the interest factor by the sum of interest expense, capitalized interest, debt expense amortization and the portion of rental expense deemed representative of the interest factor. For the nine months ended September 30, 1999, earnings available for fixed charges, after $71.5 million of expenses related to the recapitalization, were inadequate to cover fixed charges by $28.3 million.

                                 RISK FACTORS

   You should carefully consider the following factors, together with the other information contained in this prospectus, before determining whether to participate in the exchange offer or invest in the new notes.

Factors Relating to Our Company and the Recapitalization Transactions

 Substantial Leverage--Our substantial leverage may adversely affect our operations and prevent us from fulfilling our obligations under the notes.

   As of September 30, 1999, after giving effect to the recapitalization transactions, we had approximately $1,061.9 million of total liabilities, $879.9 million of total debt and a stockholders' deficit of $326.4 million. This substantial leverage may have important consequences for us, including the following:

  . our ability to obtain additional financing for working capital, capital expenditures or other purposes may be impaired or that kind of financing may not be on terms favorable to us;

  . a substantial portion of our cash flow available from operations will be dedicated to the payment of principal and interest expense, which will reduce the funds that would otherwise be available to us for operations and future business opportunities;

  . a substantial decrease in net operating income and cash flows or an increase in expenses may make it difficult for us to meet our debt service requirements or force us to modify our operations; and

  . our substantial leverage may make us more vulnerable to economic downturns and competitive pressure.

   In addition, substantial leverage will have a negative effect on our net income. Pro forma income before extraordinary loss for the 1998 fiscal year would have been $11.7 million as compared to $63.3 million for the same period on a historical basis, and pro forma interest expense for the 1998 fiscal year would have been approximately $96.9 million compared to $14.3 million for the same period on a historical basis. Further, pro forma net loss for the nine month period ended September 30, 1999 would have been $8.1 million as compared to net income of $24.9 million for the same period on a historical basis, and pro forma interest expense for the nine month period ended September 30, 1999 would have been approximately $72.6 million compared to $20.5 million for the same period on a historical basis.

   The new credit facilities and the notes indenture contain restrictions that may affect our operations, including our and certain of our subsidiaries' ability to incur indebtedness or make acquisitions or capital expenditures. However, these restrictions do not fully prohibit us or our subsidiaries from incurring indebtedness and this indebtedness may be substantial. The terms of Blount's revolving credit facility allow Blount to incur additional indebtedness of up to $100.0 million and this indebtedness would be senior to these new notes and the guarantees thereof. If we, Blount or any of our subsidiaries incur additional indebtedness, the risks outlined above could worsen.

 Restrictive Covenants--The terms of Blount's indebtedness contain a number of restrictive covenants, the breach of which could result in acceleration of the notes.

   The terms of Blount's indebtedness contain a number of restrictive covenants, the breach of which could result in acceleration of the notes. The notes indenture and the new credit facilities, among other things, restrict our and certain of our subsidiaries' ability to:

  .  borrow money and issue preferred stock;

  .  guarantee indebtedness of others;

  . pay dividends on or purchase our stock or our restricted subsidiaries' stock;

  .  make investments;

  .  use assets as security in other transactions;

  .  sell certain assets or merge with or into other companies;

  .  enter into sale and leaseback transactions;

  .  enter into certain types of transactions with affiliates;

  .  limit dividends or other payments to us;

  .  enter into new businesses; and

  .  make certain payments in respect of subordinated indebtedness.

   Blount's 7.0% notes restrict, among other things, our ability and the ability of our subsidiaries, including Blount, to use assets as security in other transactions, sell certain assets or merge with or into other companies and enter into sale and leaseback transactions. See "Description of Certain Indebtedness" and "Description of Notes--Certain Covenants."

   The new credit facilities also prohibit Blount from prepaying principal in respect of the notes and restrict our ability to engage in any business or operations other than those incidental to our ownership of the capital stock of Blount. In addition, the new credit facilities require us to maintain certain financial ratios and satisfy certain financial condition tests, a number of which get more restrictive over time, that may require that Blount take action to reduce debt or to act in a manner contrary to our business objectives. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and there can be no assurance that we will meet those ratios and tests. A breach of any of these covenants could result in a default under any or all of the new notes, the new credit facilities or Blount's 7.0% notes. Upon the occurrence of an event of default under the new credit facilities or Blount's 7.0% notes, the lenders or the holders, as the case may be, could elect to declare all amounts outstanding under the new credit facilities or Blount's 7.0% notes, as the case may be, together with any accrued interest and commitment fees, to be immediately due and payable. If Blount were unable to repay those amounts, the lenders under the new credit facilities or the holders of Blount's 7.0% notes, as the case may be, could enforce the guarantee from Blount's guarantors and proceed against the collateral securing the new credit facilities or Blount's 7.0% notes, as the case may be. If the amounts outstanding under the new credit facilities or Blount's 7.0% notes were to be accelerated, holders of the 7.0% notes could accelerate the payment thereof. If indebtedness under the new credit facilities or Blount's 7.0% notes were to be accelerated, the assets of the applicable guarantors could be insufficient to repay in full that indebtedness and Blount's other indebtedness, including the notes. See "Description of Certain Indebtedness."

 Cost Reductions--We might not achieve our cost reduction goals.

   Our business strategy includes the reduction of operating costs. Management has identified additional cost reductions related to the recapitalization transactions that are not included in pro forma income before extraordinary loss and pro forma EBITDA. These cost reductions include organizational consolidations, addressing operating inefficiencies from integration of manufacturing activities, facilities rationalization, development and integration of new systems and elimination of general and administrative redundancies. Although these cost reductions are expected to be realized in part during 1999 and in full over the two years thereafter, there can be no assurance that we will be successful in reducing such costs. See "Business-- Company Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition, Liquidity and Capital Resources--Following the Recapitalization Transactions."

 Additional Acquisitions--Our future growth strategy may include additional acquisitions which involve financial, operational and legal risks.

   One of our business strategies has been to acquire operations and assets that complement existing operations or would help us move into new markets and we may in the future make additional acquisitions if similar opportunities are identified. Any of these acquisitions may involve financial, operational and legal risks.

These risks include the difficulty of assimilating operations, systems and personnel of the acquired businesses and maintaining uniform standards, controls, procedures and policies. Any future acquisitions would likely result in an increase in expenses. In addition, competition from other potential buyers could reduce the number of acquisition opportunities available to us due to price inflation resulting from the bidding process. Moreover, our past success in making acquisitions and in integrating acquired businesses does not necessarily mean we will be successful in identifying potential acquisitions, completing those acquisitions and integrating businesses in the future. See "Business--Acquisitions and Dispositions" and "Business--Company Strategy."

   Further if we choose to expand our international presence, some of these acquisitions may also involve companies or assets abroad. Significant expansion into international markets could involve risks including new and different legal, tax, accounting and regulatory requirements as well as risks associated with exchange rates. There can be no assurance that any such future acquisitions will not have a material adverse effect on our operating results. See "Business--Company Strategy."

 Litigation--We may have litigation liabilities that could adversely affect our earnings and financial condition.

   Our historical business operations have resulted in a number of litigation matters, including litigation involving personal injury or death as a result of alleged design or manufacturing defects of our products. Some of these product liability suits seek significant or unspecified damages for serious personal injuries for which there are retentions or deductible amounts under our insurance policies. In the future we may face additional lawsuits. While it is difficult to predict the amount and type of litigation that we may be presented with, future suits could include litigation related to the portion of our sales coming from ammunition products for firearms. Future litigation and insurance and other related costs could result in future liabilities that are significant and which could be material. We cannot assure you that existing or future litigation matters will not have a material adverse effect on our consolidated financial condition or operating results. See "Business--Legal Proceedings."

 Key Customers and Suppliers--Any loss of a few key customers and suppliers would substantially decrease our sales.

   In 1998, approximately 16% of the sales by the Outdoor Products segment were to one customer, 20% of the sales of the Sporting Equipment segment were to one customer, and 27% of the sales of the Industrial and Power Equipment segment were to two customers. While we expect these business relationships to continue, the loss of any of these customers would most likely substantially decrease our sales.

   Each of our business segments purchases some important materials from a limited number of suppliers that meet quality criteria. We do not generally operate under long-term written supply contracts with our suppliers. Although alternative sources of supply are available, the sudden elimination of certain suppliers could result in manufacturing delays, a reduction in product quality and a possible loss of sales in the near term.

 Cyclicality--Industrial and Power Equipment sales are influenced by the economic cycle of the forestry industry.

   The results of operations of our Industrial and Power Equipment segment are closely linked to the strength of the forestry industry. In the past, the strength of the forestry industry has been cyclical, experiencing recurring periods of economic growth and slowdown which, correspondingly, have impacted the amount of our Industrial and Power Equipment segment sales and caused the amounts of the sales to vary significantly. Most recently, a key indicator of this segment's market, namely the price of Northern Bleached Softwood Kraft, called "pulp," declined 11-23% from an average of $598 per metric ton in the fourth quarter of 1997 to an average of $460 per metric ton in the first quarter, $500 per metric ton in the second quarter, and $533 per metric ton in the third quarter of 1999, resulting in the depressed market conditions characterized by sales declines in our Industrial and Power Equipment segment of over 50% in our most important market (the southeastern United States) during the first nine months of 1999 compared to the first nine months of 1998 and extremely aggressive competition for available sales. If this slowdown continues, it will be unlikely for this segment to achieve historical levels of sales and sales growth.

 Foreign Sales--We have substantial foreign sales which are subject to changes in local economic or political conditions, the imposition of currency exchange restrictions, unexpected changes in regulatory environments and potentially adverse tax consequences.

   In 1998, approximately 25% of our sales by country of destination occurred outside of the United States. International sales are subject to inherent risks, including changes in local economic or political conditions, the imposition of currency exchange restrictions, unexpected changes in regulatory environments and potentially adverse tax consequences. Under some circumstances, these factors could have a significant adverse impact on our business or results of operations. In addition, some of our sales and expenses are frequently denominated in local currencies which can be affected by fluctuations in currency exchange rates in relation to the U.S. dollar. Although we have taken measures to mitigate our exchange rate risks, no assurance can be given that these measures will eliminate or substantially reduce foreign exchange risks. For example, though our 1998 sales to Southeast Asia and to South America were only a small part of our total sales (approximately 2% and 3%, respectively), recent economic and political turmoil in those areas did nevertheless have an effect on our ability to achieve sales levels in those areas that are comparable to those achieved in prior years.

 Firearm Ammunition Regulation--Regulation of firearm ammunition could restrict our manufacture and sale of ammunition or decrease demand for ammunition.

   Bills have been introduced in Congress in the past several years that would restrict or result in decreased levels of manufacturing and sales of handgun ammunition, including bills to regulate or prohibit the manufacture, importation and sale of some ammunition or to impose increased or new taxes on handgun ammunition. If enacted, these bills would restrict us from manufacturing or selling some types of ammunition or result in increased ammunition prices discouraging consumers from purchasing our handgun ammunition. In addition, some states have enacted, and others are considering, legislation restricting or prohibiting the ownership, use or sale of some categories of firearms and ammunition. Regulatory proposals, even if never enacted, may affect firearms, and consequently, ammunition sales as a result of consumer perceptions.

 Controlling Stockholder--Stockholders other than Lehman Brothers Merchant Banking Partners have little or no influence.

   Lehman Brothers Merchant Banking Partners owns approximately 85.3% of our outstanding shares. Lehman Brothers Merchant Banking Partners has the power to control our direction and policies, the election of all of our directors and the outcome of any matter requiring stockholder approval, including adopting amendments to our certificate of incorporation and approving mergers or sales of all or substantially all of our assets. The directors elected by Lehman Brothers Merchant Banking Partners have the authority to make decisions affecting the appointment of our new management and capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. Stockholders other than Lehman Brothers Merchant Banking Partners have little or no influence on decisions regarding such matters.

   In addition, the existence of a controlling stockholder of us may have the effect of making it virtually impossible for a third party to acquire, or of discouraging a third party from seeking to acquire, us without the consent of Lehman Brothers Merchant Banking Partners. A third party would be required to negotiate any such transaction with Lehman Brothers Merchant Banking Partners and the interests of such persons may be different from the interests of our other stockholders.

 Year 2000--Our Year 2000 compliance efforts may require substantial resources and failure by us or certain third parties to be Year 2000 compliant poses certain risks.

   We recognize that we, like all other businesses, are at risk if key suppliers in utilities, communications, transportation, banking and government are not ready for the year 2000. It is also possible that our computer, software application, internal accounting, customer billing and other business systems, working either alone or in conjunction with those of third parties with whom we do business, will not accept input of, store, manipulate and output dates in the year 2000 or after without error. If any of this were to happen, we may suffer business interruptions or shutdown, reputational harm or legal liability and, as a result, material financial loss.

 Competition--Competition may adversely affect our business, operating results or financial condition.

   Most of the markets in which we operate are competitive. We believe that design features, product quality, customer service and price are the principal factors considered by customers in each of our business segments. Some of our competitors may have greater financial resources, lower costs, superior technology or more favorable operating conditions than we do. There can be no assurance that we will be able to compete successfully with our existing or any new competitors or that competitive pressures that we face will not materially and adversely affect our business, operating results or financial condition.

 Environmental Liabilities--We face potential exposure to environmental liabilities.

   We are subject to various U.S. and foreign environmental laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and the cleanup of contaminated sites. Violations of these laws could result in the assessment of significant civil or criminal penalties, claims by third parties for personal injury and property damage, requirements to investigate and remediate contamination and the imposition of natural resource damages. Furthermore, under certain environmental laws, current and former owners and operators of contaminated property or parties who sent waste to the site can be held liable for cleanup, regardless of fault.

   Future events, such as new information concerning past releases of hazardous substances, changes in existing environmental laws or their interpretation, and more rigorous enforcement by regulatory authorities, may require additional expenditures to modify operations, install pollution control equipment, cleanup contaminated sites or curtail our operations. These expenditures could have a material adverse effect on our business, financial condition and results of operations. See "Business--Environmental Matters" and "Business--Legal Proceedings."

Factors Relating to the Notes and the Exchange Offer

 Failure to Exchange Your Old Notes--If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

   Old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities and you may not offer or sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities law. We will issue new notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer--Procedures for Tendering." Such procedures and conditions include timely receipt by the exchange agent of such old notes and of a properly completed and duly executed letter of transmittal.

   Because we anticipate that most holders of old notes will elect to exchange such old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not tender your old notes you generally will not have any further registration rights, and such old notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for such old notes could be adversely affected. The old notes are currently eligible for sale pursuant to Rule 144A and Regulation S through the Private Offerings, Resale and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc.

 Subordination--Your right to receive payment on the notes is subordinated to Blount's senior debt. Further, the guarantees of the notes are subordinated and junior to all the guarantors' existing and future obligations and the new credit facilities. The majority of our subsidiaries' assets and capital stock is pledged to secure obligations under the new credit facilities and the 7.0% notes.

   The notes and the guarantees of the notes will not be secured by any assets and will rank behind all of Blount's and the guarantors' existing secured indebtedness and senior debt, including the new credit facilities and Blount's 7.0% notes. With respect to any future debt of Blount or the guarantors, the notes and the guarantees of the notes will rank equally with any senior subordinated indebtedness of Blount or the guarantors and will be subordinated to all secured indebtedness and senior debt of Blount or the guarantors. In the event of a bankruptcy, liquidation, receivership, administration or reorganization or similar proceeding relating to Blount or any of the guarantors, holders of the notes will participate with all other holders of Blount's and the guarantors' indebtedness in the assets remaining after Blount and the guarantors have paid all of the obligations under Blount's and any of its guarantors' senior debt and to certain other statutorily preferred creditors. In any of these cases, those assets may be insufficient to pay all of Blount's or its guarantors' creditors and holders of the notes are likely to receive less, ratably, than the lenders under the new credit facilities and 7.0% notes. See "Description of Certain Indebtedness."

   The new credit facilities are secured by liens on all of the outstanding shares of capital stock and intercompany debt of our direct and indirect domestic subsidiaries (and on 65% of the outstanding shares of certain of Blount's first-tier foreign subsidiaries) and the inventory, accounts receivable and other major assets of Blount International, Blount and its domestic subsidiaries. The holders of Blount's 7.0% notes share equally and ratably with the lenders under the new credit facilities in the liens on certain of our assets. Therefore, the lenders under the new credit facilities and the holders of the 7.0% notes, and the holders of any other secured debt that Blount or its subsidiaries may incur in the future, will have claims with respect to these assets that have priority over the claims of holders of the notes. All payments on the notes and the guarantees will be blocked in the event of a payment default under the new credit facilities, the 7% notes and any other designated senior debt as that term is defined in the notes indenture, and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults under the new credit facilities, the 7% notes and any other designated senior debt. In addition, upon any distribution to Blount's creditors or the creditors of the guarantors in a bankruptcy, liquidation, receivership, administration or reorganization or similar proceeding relating to Blount or the guarantors of their property, the lenders under the new credit facilities and the holders of Blount's 7.0% notes will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the guarantees. See "Description of Certain Indebtedness."

   The new notes and the guarantees are subordinated to approximately $545.0 million of senior debt, including approximately $395.0 million of outstanding borrowings under the new credit facilities and $150.0 million under Blount's 7.0% notes. The new notes will rank pari passu with any old notes remaining outstanding after the exchange offer.

 Holding Company Structure--Our holding company structure may limit your recourse to the assets of Blount and the guarantors.

   Substantially all of our operating assets are held in Blount and its subsidiaries and Blount must rely principally on cash generated from the operations of certain subsidiaries to pay the principal of and interest on the new notes. Your right as a holder of the notes to participate in the assets of any non-guarantor subsidiary upon its liquidation or reorganization will be effectively junior to the claims of that non-guarantor subsidiary's own creditors whether or not their claims are secured by liens on those assets.

   While we and all of Blount's existing domestic subsidiaries will guarantee the notes, none of Blount's existing foreign subsidiaries will guarantee the notes. We will not permit any of our non-guarantor restricted subsidiaries to guarantee or pledge any assets to secure the payment of any credit facility of Blount International or any restricted subsidiary of Blount International unless that restricted subsidiary is a guarantor of the notes or that restricted subsidiary becomes a guarantor. Any existing or future non-guarantor subsidiary of Blount International that we properly designate as an unrestricted subsidiary or a receivables subsidiary will not guarantee the notes.

   Assuming we had completed the offering of the old notes on September 30, 1999, the old notes are effectively junior to approximately $15.1 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. Blount's existing non-guarantor subsidiaries generated approximately 21% of our consolidated sales in the nine-month period ended September 30, 1999 and held approximately 10% of our consolidated assets as of September 30, 1999. See "Business--Company Strategy" and "Description of Notes."

 Voidable Guarantees--Federal and state statutes permit courts, under specific circumstances, to void guarantees and require the return of payments received from guarantors.

   Under the U.S. Bankruptcy Code and comparable provisions of state fraudulent transfer laws, a court has the power to void a guarantee, or to subordinate claims in respect of a guarantee to all other debts of the guarantor, if, among other things, at the time the guarantor incurred the indebtedness evidenced by its guarantee, it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee, and either:

  .  was insolvent or rendered insolvent by reason of that incurrence; or

  . was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts mature.

   In addition, the court may void any payment by that guarantor pursuant to its guarantee and require the return of that payment to the guarantor or to a fund for the benefit of the creditors of the guarantor.

   The measures of insolvency for these purposes will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  . the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  .  it could not pay its debts as they become due.

   On the basis of our historical financial results, recent operating history and other factors, we believe that we and each of Blount's subsidiaries that has guaranteed the notes, after giving effect to that guarantee, will not be insolvent, will not have unreasonably small capital for the business in which we or it is engaged and will not have incurred debts beyond its ability to pay as those debts mature. However, we cannot assure you of the particular standard that might be applied by a court in making its determinations or that a court would agree with our conclusions in this regard.

 Change of Control--Blount may not be able to purchase your notes upon a change of control.

   Upon the occurrence of specified change of control events as set forth in the notes indenture, Blount is required to offer to purchase each holder's notes at a price of 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. However, Blount may not have sufficient financial resources to purchase all of the notes that holders may tender to Blount upon a change of control. The occurrence of a change of control would also constitute an event of default under the new credit facilities. The new credit facilities will also prohibit any change of control related purchase, in which event Blount would be in default on the notes. In addition, important corporate events, such as leveraged recapitalizations that would increase the level of Blount's indebtedness, would not constitute a "change of control" under the terms of the notes indenture. See "Description of Notes--Repurchase of the Option of Holders--Change of Control" and "Description of Certain Indebtedness--New Credit Facilities."

 Liquidity--Loss of liquidity may make it difficult for you to sell your new notes and could result in increased volatility of market prices.

   There is no established trading market for the new notes and we cannot assure you that an active or liquid trading market will develop for them. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our own financial performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors.

   Historically, the market for high-yield debt securities, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of those securities. The trading price of the new notes also could fluctuate in response to such factors as period-to-period variations in our operating results, developments in the manufacturing industry in general and the outdoor products, sporting equipment, and industrial and power equipment industries in particular, and changes in securities analysts' recommendations regarding our securities.

                                USE OF PROCEEDS

   Blount will not receive any proceeds from the exchange offer.

                                 CAPITALIZATION

   The following table sets forth as of September 30, 1999, our actual capitalization as adjusted to give effect to the recapitalization transactions. The table should be read in conjunction with the "Pro Forma Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                        As of September 30, 1999
                                                        ------------------------
                                                                 Actual
                                                                 ------
                                                         (dollars in millions)
New Debt
  New Credit Facilities
    Revolving Credit Facility (1)......................         $   --
    Term Loan Facilities...............................           395.0
    13% Senior Subordinated Notes due 2009.............           325.0
Existing Debt
  7% Senior Notes due 2005(2)..........................           148.7
  Other Debt (3).......................................            11.2
                                                                -------
      Total Debt.......................................           879.9
      Total Stockholders' Equity (Deficit).............          (326.4)
                                                                -------
      Total Capitalization.............................         $ 553.5
                                                                =======

--------
(1) The revolving credit facility has availability of up to $100.0 million, none of which was drawn at closing. Letters of credit issued under the revolving credit facility were less than $11.5 million at closing, which reduced the availability under the revolving credit facility by that amount.
(2) Amount shown is net of original issue discount.
(3) Other debt is comprised of certain industrial development revenue bonds, notes payable and lease purchase obligations of $11.2 million (which equals $7.9 million when netted against $3.3 million of restricted cash).

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following pages set forth the unaudited pro forma condensed consolidated statements of income of Blount International which have been derived by the application of pro forma adjustments to Blount International's historical audited and unaudited consolidated statements of income included elsewhere herein. The pro forma statements of income have been prepared giving effect to the recapitalization transactions, accounting for them as a recapitalization under generally accepted accounting principles and giving effect to the other adjustments described in the notes accompanying these pro forma statements of income. Accordingly, the historical basis of Blount International's assets and liabilities has not been impacted by the recapitalization transactions.

   The pro forma condensed consolidated statements of income give effect to the recapitalization transactions as if such transactions were completed as of January 1, 1998. The pro forma condensed consolidated financial data do not purport to represent what Blount International's results of operations would actually have been had the recapitalization transactions in fact occurred on such dates or to project Blount International's result of operations for any future period or at any future date. All of the pro forma adjustments are described more fully in the accompanying notes. The pro forma adjustments are based upon preliminary estimates and certain assumptions that we believe are reasonable in the circumstances. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.

   You should read this data in conjunction with Blount International's historical financial statements and the notes to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                              BLOUNT INTERNATIONAL

                         UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                  (Dollars in millions, except per share data)

                                                             Pro Forma
                                                     -------------------------
                                                                        As
                                         Historical  Adjustments(1)  Adjusted
                                         ----------  -------------- ----------
Sales................................... $    831.9                 $    831.9
Cost of sales...........................      573.6                      573.6
                                         ----------                 ----------
Gross profit............................      258.3                      258.3
Selling, general and administrative
 expenses...............................      143.7      $ (1.5)(2)      142.2
Infrequent or non-recurring items:
  Strategic review costs (merger and
   related expenses)....................        0.3        (0.3)(2)        0.0
  Plant closing expenses and
   organizational consolidation costs ..        0.6                        0.6
                                         ----------      ------     ----------
Income from operations..................      113.7         1.8          115.5
Interest expense........................      (14.3)      (82.6)(3)      (96.9)
Interest income.........................        2.5        (2.5)(3)        0.0
Other income, net.......................        0.3                        0.3
                                         ----------      ------     ----------
Income before income taxes and
 extraordinary loss.....................      102.2       (83.3)          18.9
Provision for income taxes..............       38.9       (31.7)(4)        7.2
                                         ----------      ------     ----------
Income before extraordinary loss........ $     63.3      $(51.6)    $     11.7
                                         ==========      ======     ==========
Earnings per share before extraordinary
 loss:
  Basic................................. $      .85                 $      .38
                                         ==========                 ==========
  Diluted............................... $      .82                 $      .38
                                         ==========                 ==========
Shares for EPS computations:
  Basic EPS--Weighted average shares
   outstanding.......................... 74,743,294                 30,795,984
  Dilutive effect of stock options......  2,044,420
                                         ----------                 ----------
  Diluted EPS........................... 76,787,714                 30,795,984
                                         ==========                 ==========
EBITDA(5)............................... $    144.0      $  1.8     $    145.8
                                         ==========      ======     ==========

 See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

                              BLOUNT INTERNATIONAL

                         UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                  (Dollars in millions, except per share data)

                                                             Pro Forma
                                                     --------------------------
                                                                         As
                                         Historical  Adjustments(1)   Adjusted
                                         ----------  --------------  ----------
Sales................................... $    587.9                  $    587.9
Cost of sales...........................      419.4                       419.4
                                         ----------                  ----------
Gross profit............................      168.5                       168.5
Selling, general and administrative
 expenses...............................      100.5     $  (0.8)(2)        99.7
Infrequent or non-recurring items:
  Strategic review costs (merger and
   related expenses)....................       74.6       (71.5)(2)         3.1
  Plant closing expenses and
   organizational consolidation costs...        3.0                         3.0
  Non-cash charitable contributions.....        1.5                         1.5
                                         ----------     -------      ----------
Income (loss) from operations...........      (11.1)       72.3            61.2
Interest expense........................      (20.5)      (52.1)(3)       (72.6)
Interest income.........................        3.0        (3.0)(3)         0.0
Other expense, net......................        0.3                         0.3
                                         ----------     -------      ----------
Loss before income taxes................      (28.3)       17.2           (11.1)
Benefit for income taxes................       (3.4)        0.4 (4)        (3.0)
                                         ----------     -------      ----------
Net loss................................ $    (24.9)    $  16.8      $     (8.1)
                                         ==========     =======      ==========
Earnings (loss) per share:
  Basic................................. $    (0.37)                 $    (0.26)
                                         ==========                  ==========
  Diluted............................... $    (0.37)                 $    (0.26)
                                         ==========                  ==========
Shares for EPS computations:
  Basic EPS--Weighted average shares
   outstanding.......................... 67,315,172                  30,795,984
  Dilutive effect of stock options......
                                         ----------                  ----------
  Diluted EPS........................... 67,315,172                  30,795,984
                                         ==========                  ==========
EBITDA(5)............................... $     12.6     $  72.3      $     84.9
                                         ==========     =======      ==========

 See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME

   (1) A pretax amount of approximately $3.1 million representing severance of certain corporate office employees and write-off of existing deferred financing costs was reflected as an expense to Blount in the period the recapitalization transactions were completed and has not been included as a pro forma adjustment in the pro forma condensed consolidated statements of income.

   (2) To recognize payroll cost savings from the elimination of the office of the Chairman of Blount and eliminate non-recurring strategic review costs (merger expenses) as follows:

                                                                  Nine Months
                                                     Year Ended      Ended
                                                    December 31, September 30,
                                                    ------------ -------------
                                                        1998         1999
                                                    ------------ -------------
                                                      (Dollars in millions)
Elimination of payroll costs of the office of the
 Chairman of Blount................................    $(1.5)       $ (0.8)
Strategic review costs (merger and related
 expenses).........................................     (0.3)        (71.5)
                                                       -----        ------
Adjustments to income from operations and EBITDA...    $(1.8)       $(72.3)
                                                       =====        ======

   The duties of the Chairman previously performed by Mr. Blount have been assumed by Mr. Panettiere who is now Chairman, President and Chief Executive Officer. Management believes that no other amounts would have been affected as a result of this change.

   Strategic review costs (merger and related expenses) in a pre-tax amount of approximately $71.5 million representing transaction fees and costs not capitalized and the settlement of outstanding stock options were reflected as an expense to Blount in the period the recapitalization transactions were completed.

   (3) Adjustments to reflect the estimated increase in interest expense and reduction in interest income resulting from the recapitalization transactions. Interest rates assumed on the new indebtedness were 8.63%, 9.38% and 13.0% on the Tranche A senior term loans, Tranche B senior term loans and senior subordinated notes, respectively.

   The pro forma adjustments to interest expense for the periods presented reflect the following items:

                                                                   Nine Months
                                                      Year Ended      Ended
                                                     December 31, September 30,
                                                     ------------ -------------
                                                         1998         1999
                                                     ------------ -------------
                                                       (Dollars in millions)
Interest expense on existing senior debt ($150
 million at 7%)....................................     $(10.5)      $ (7.9)
Interest expense on new Tranche A senior term loans
 ($55 million at 8.63%)............................       (4.7)        (3.6)
Interest expense on new Tranche B senior term loans
 ($340 million at 9.38%)...........................      (31.9)       (23.9)
Interest expense on new senior subordinated notes
 ($325 million at 13.0%)...........................      (42.2)       (31.7)
Amortization of new deferred financing costs.......       (3.7)        (2.8)
Other interest expense.............................       (3.9)        (2.7)
                                                        ------       ------
  Total pro forma interest expense.................      (96.9)       (72.6)
Less historical interest expense...................      (14.3)       (20.5)
                                                        ------       ------
Pro Forma Adjustment...............................     $(82.6)      $(52.1)
                                                        ======       ======

   An increase in the assumed interest rates on the senior term loans of 0.125% would increase the pro forma interest expense by $0.5 million for 1998, and $0.4 million for the nine months ended September 30, 1999.

   (4) Adjustments to reflect the estimated income tax effect at 38% of the pro forma deductible adjustments described in notes (2) and (3).

   (5) EBITDA represents income from continuing operations before income taxes and extraordinary loss, interest expense, interest income, depreciation and amortization (excluding amortization charged to interest expense). EBITDA should not be considered as an alternative to, or more meaningful than, (i) operating income, as determined in accordance with generally accepted accounting principles, as an indicator of operating performance or (ii) cash flows from operating, financing, or investing activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. EBITDA is presented as additional information because management believes it is a useful indication of the ability to meet debt service and because it is expected that certain debt covenants will utilize EBITDA to measure compliance with such covenants. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to similarly titled measures of other companies.

   The following table shows all adjustments between income (loss) before extraordinary loss and EBITDA:

      Reconciliation of Income (Loss) Before Extraordinary Loss to EBITDA

                                                                  Nine Months
                                                     Year Ended      Ended
                                                    December 31, September 30,
                                                    ------------ -------------
                                                        1998         1999
                                                    ------------ -------------
                                                      (Dollars in millions)
Income (loss) before extraordinary loss............    $ 63.3       $(24.9)
Provision (benefit) for income taxes...............      38.9         (3.4)
Depreciation and amortization (excluding
 amortization charged to interest expense).........      30.0         23.4
Interest expense...................................      14.3         20.5
Interest income....................................      (2.5)        (3.0)
                                                       ------       ------
EBITDA.............................................    $144.0       $ 12.6
                                                       ======       ======

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following selected historical condensed consolidated financial data of Blount International for the years ended December 31, 1998 and 1997, for the ten months ended December 31, 1996, and for the years ended the last day of February of 1996 and 1995, are derived from the consolidated financial statements of Blount International for such years and period which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical condensed consolidated financial data for the twelve months ended December 31, 1996 and for the nine months ended September 30, 1999 and 1998 are derived from unaudited consolidated financial statements of Blount International and, in the opinion of management, reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly the data presented for such periods. The following information should be read in conjunction with the consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" for the year ended December 31, 1998 and for the nine months ended September 30, 1999, both of which are included elsewhere.

                                                                                     For the
                                                                                    12 months
                                                                                      ended
                              For the         For the 12 months        For the    the last day
                          9 months ended            ended             10 months        of
                           September 30,        December 31,            ended       February,
                          ----------------  -----------------------  December 31, --------------
                           1999     1998     1998    1997   1996(1)     1996(1)    1996    1995
                          -------  -------  ------  ------  -------  ------------ ------  ------
                                               (Dollars in millions)
Statements of Income
 Data:
 Sales..................  $ 587.9  $ 631.4  $831.9  $716.9  $649.3      $526.7    $644.3  $588.4
 Income (loss) from
  operations............    (11.1)    84.0   113.7    99.4    92.4        75.0      90.5    76.6
 Interest expense, net..    (20.5)   (10.8)  (11.8)   (7.0)   (7.5)       (5.6)     (7.4)   (8.5)
 Income (loss) from
  continuing operations
  before income taxes
  and extraordinary
  loss..................    (28.3)    75.2   102.2    93.7    85.4        69.6      83.7    67.4
 Income (loss) from
  continuing operations
  before extraordinary
  loss..................    (24.9)    46.7    63.3    59.1    53.8        44.0      53.6    40.7
 Net income (loss)......    (24.9)    44.7    61.3    59.1    55.2        45.4      53.6    40.7
Other Data:
 EBITDA(2)..............  $  12.6  $ 106.6  $144.0  $125.4  $115.8      $ 94.3    $112.9  $ 98.4
 Net cash provided by
  (used in) operating
  activities............    (28.9)    43.8    88.9    80.3    87.5        83.2      40.2    34.7
 Net cash used in
  investing activities..    (15.1)   (31.4)  (37.2) (149.4)  (19.3)      (16.9)    (50.8)  (17.0)
 Net cash provided by
  (used in) financing
  activities............     29.2     (7.6)  (11.4)   15.2   (22.0)      (22.2)    (18.2)  (28.4)
 Depreciation and
  amortization(3).......     24.8     23.0    30.9    25.0    23.3        19.2      22.2    22.9
 Property, plant and
  equipment additions
  excluding
  acquisitions..........     12.7     15.4    21.7    18.7    21.3        18.7      18.7     9.7
 Property, plant and
  equipment additions
  from acquisitions.....      0.0      0.0     0.0    59.8     0.0         0.0       0.6     5.0
 Ratio of earnings to
  fixed charges(4)......               7.3x    7.4x    9.2x    8.1x        8.2x      7.4x    6.2x
Balance Sheet Data (at
 end of applicable
 period):
 Working capital........  $ 233.1  $ 217.4  $232.2  $171.1  $166.2      $166.2    $136.2  $123.3
 Total assets...........    735.5    667.4   668.8   637.8   533.8       533.8     546.5   520.8
 Total debt.............    879.9    162.5   162.3   140.3    85.8        85.8     107.6   106.0
 Stockholders' equity
  (deficit).............   (326.4)   341.7   354.6   316.1   290.8       290.8     255.0   207.7

--------
(1) In April 1996, Blount International changed its fiscal year from one ending on the last day of February to one ending on December 31. Unaudited financial data for the twelve months ended December 31, 1996 is presented in the table above for comparative purposes.
(2) EBITDA represents income from continuing operations before income taxes and extraordinary loss, interest expense, interest income, depreciation and amortization (excluding amortization charged to interest expense). EBITDA should not be considered as an alternative to, or more meaningful than, (a) operating income, as determined in accordance with generally accepted accounting principles, as an indicator of operating performance or (b) cash flows from operating, financing or investing activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. EBITDA is presented as additional information because management believes it is a useful indicator of the ability to meet debt service. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to similarly titled measures of other companies.

    The following table shows all adjustments between income (loss) from continuing operations before extraordinary loss and EBITDA:

Reconciliation of Income (Loss) From Continuing Operations Before Extraordinary
                                      Loss
                                   to EBITDA
                             (amounts in millions)

                                                                                    For the
                                                                                   12 months
                                For the                                              ended
                               9 months        For the 12 months                  the last day
                                 ended               ended              For the        of
                             September 30,       December 31,          10 months   February,
                             --------------  -----------------------     ended    -------------
                              1999    1998    1998    1997   1996(1)  12/31/96(1)  1996   1995
                             ------  ------  ------  ------  -------  ----------- ------  -----
   Income (loss) from
    continuing operations
    before extraordinary
    loss...................  $(24.9) $ 46.7  $ 63.3  $ 59.1  $ 53.8      $44.0    $ 53.6  $40.7
   Provision (benefit) for
    income taxes...........    (3.4)   28.5    38.9    34.6    31.6       25.6      30.1   26.7
   Depreciation and
    amortization (excluding
    amortization charged to
    interest expense)......    23.4    22.3    30.0    24.7    22.9       19.1      21.8   22.5
   Interest expense........    20.5    10.8    14.3     9.5     9.9        7.9      10.8   11.1
   Interest income.........    (3.0)   (1.7)   (2.5)   (2.5)   (2.4)      (2.3)     (3.4)  (2.6)
                             ------  ------  ------  ------  ------      -----    ------  -----
   EBITDA..................  $ 12.6  $106.6  $144.0  $125.4  $115.8      $94.3    $112.9  $98.4
                             ======  ======  ======  ======  ======      =====    ======  =====

(3) Includes amortization of deferred financing fees and original issue discount.
(4) Coverage of fixed charges is determined by dividing income from continuing operations before income taxes and extraordinary loss, interest expense, debt expense amortization, and the interest portion of rental expense deemed representative of the interest factor by the sum of interest expense, capitalized interest, debt expense amortization and the portion of rental expense deemed representative of the interest factor. For the nine months ended September 30, 1999, earnings available for fixed charges, after $71.5 million of expenses related to the recapitalization, were inadequate to cover fixed charges by $28.3 million.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with our financial statements included elsewhere in this prospectus.

General

   We are an international industrial company operating in three business segments: Outdoor Products, Sporting Equipment, and Industrial and Power Equipment. These represent three distinct businesses, with no significant intercompany sales between the three businesses. The table below presents our operating results by segment.

               Blount International Operating Results By Segment
                             (Dollars in millions)

                                                        For the 12 months
                             For the 9 months ended           ended
                                  September 30,            December 31,
                             ------------------------  ----------------------
                                1999         1998       1998    1997    1996
                             -----------  -----------  ------  ------  ------
Sales:
Outdoor Products............ $     243.2  $     236.2  $315.4  $319.3  $292.7
Sporting Equipment..........       240.0        217.3   286.7   158.5   147.1
Industrial and Power
 Equipment..................       104.7        177.9   229.8   239.1   209.5
                             -----------  -----------  ------  ------  ------
  Total..................... $     587.9  $     631.4  $831.9  $716.9  $649.3
                             ===========  ===========  ======  ======  ======
Operating Income (loss):
Outdoor Products............ $      53.6  $      50.6  $ 68.4  $ 67.1  $ 61.4
Sporting Equipment..........        28.7         24.3    36.1    18.1    19.8
Industrial and Power
 Equipment..................        (5.7)        24.1    27.9    32.7    31.9
                             -----------  -----------  ------  ------  ------
  Total from Segments.......        76.6         99.0   132.4   117.9   113.1
Corporate Office Expenses...       (13.1)       (14.9)  (18.7)  (18.5)  (20.7)
Merger and Related
 Expenses...................       (74.6)        (0.1)
                             -----------  -----------  ------  ------  ------
  Total..................... $     (11.1) $      84.0  $113.7  $ 99.4  $ 92.4
                             ===========  ===========  ======  ======  ======

We have made three acquisitions since January 1997, as part of our strategy to expand profitably our leadership positions in our three business areas:

  . In September 1998, we purchased certain operating assets of the Redfield lines consisting of inventory (primarily rifle scopes, mounting systems and related items), machinery and equipment, trademarks, sales literature and patents for approximately $3.0 million. These Redfield products, as part of our Sporting Equipment segment, contributed $0.4 million to our fiscal 1998 sales.

  . In November 1997, we acquired Federal Cartridge Company (formerly Federal-Hoffman, Inc.), a manufacturer of shotshell, centerfire and rimfire cartridges, ammunition components and clay targets. The purchase price was approximately $129.0 million, including a post-closing adjustment and acquisition expenses. Federal, as a part of the Sporting Equipment segment, contributed $14.5 million to our fiscal 1997 sales and $145.1 million to our fiscal 1998 sales.

  . In January 1997, we acquired the outstanding capital stock of the Frederick Manufacturing Corporation and Orbex, Inc. for approximately $19.0 million and retired existing debt of the acquired companies in the amount of $5.8 million. The principal products of the acquired companies are accessories for lawn mowers and sporting goods. Orbex, Inc. was subsequently merged into Frederick Manufacturing Corporation, and, on a combined basis, they contributed $21.9 million to our fiscal 1997 sales and $24.0 million to our fiscal 1998 sales. These businesses have been integrated into our Outdoor Products segment.

Operating Results

 Nine Months Ended September 30, 1999 (Unaudited) Compared to the Comparable Period of the Prior Year (Unaudited)

   Sales for the three months and nine months ended September 30, 1999, were $219.6 million and $587.9 million compared to $226.6 million and $631.4 million for the comparable periods of the prior year. Net loss for the third quarter and first nine months of 1999 was $42.6 million and $24.9 million compared to net income of $17.2 million and $44.7 million for the comparable periods of the prior year. Last year's third quarter and first nine months included an extraordinary loss on repurchase of debt of $2.0 million. These results reflect a significant reduction in sales and operating income from the Industrial and Power Equipment segment due to adverse market conditions, manufacturing problems at the Prentice facility which adversely affected the ability to ship products, and costs associated with the plant consolidation and realignment program, and improved results from the Sporting Equipment segment and the Outdoor Products segment. Corporate expenses include expenses of $72.4 million and $74.6 million during the third quarter and first nine months of 1999 associated with the merger and a donation of art with a book value of $1.5 million in the first quarter. Excluding the expenses associated with the merger and the donation of art, selling, general and administrative expenses decreased by $1.2 million and $6.7 million during the third quarter and first nine months of 1999, respectively, as compared to the same periods in the prior year. These decreases reflect cost reduction efforts at each segment and the corporate office. Higher interest expense during the three months and nine months ended September 30, 1999, reflects higher long-term debt levels during the current year resulting from the merger. Our effective income tax rate was lower by 26.1% in the first nine months of 1999 as a result of the donation of art and the non-deductible portion of the expenses associated with the sale of Blount International. The principal reasons for these results and the status of our financial condition are set forth below and should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 1998.

   Sales for the Outdoor Products segment for the third quarter and first nine months of 1999 were $82.7 million and $243.2 million compared to $77.8 million and $236.2 million during the third quarter and first nine months of 1998. Operating income was $17.9 million and $53.6 million during the third quarter and first nine months of 1999 compared to $17.4 million and $50.6 million in the comparable periods of the prior year. Sales reflect a higher volume of sales of lawn mowers and accessories and from flat to slightly lower sales of other product lines as indicated in the following table (in millions):

                                     Three Months            Nine Months
                                 Ended September 30,     Ended September 30,
                                ---------------------- ------------------------
                                            % Increase               % Increase
                                            (Decrease)               (Decrease)
                                1999  1998   in 1999    1999   1998   in 1999
                                ----- ----- ---------- ------ ------ ----------
Chain saw components........... $53.2 $50.6     5.1%   $148.1 $148.3    (0.1)%
Lawn mowers and accessories....  20.0  17.2    16.3      65.3   56.8    15.0
Other..........................   9.5  10.0    (5.0)     29.8   31.1    (4.2)
                                ----- -----            ------ ------
  Total segment sales.......... $82.7 $77.8     6.3%   $243.2 $236.2     3.0%
                                ===== =====            ====== ======

   The improvement in operating income is primarily due to the higher sales of lawn mowers and accessories, $2.7 million and $1.8 million higher sales to Southeast Asia and Europe, respectively, during the third quarter of 1999 than the comparable period of the prior year, and the positive effect of favorable exchange rates of approximately $0.5 million and $2.1 million during the third quarter and first nine months of 1999, respectively.

   Sales for the Sporting Equipment segment were up significantly to $98.5 million and $240.0 million in the third quarter and first nine months of 1999 from $94.1 million and $217.3 million in the prior year. Operating income decreased to $13.6 million in the current year's third quarter from $14.9 million for the same period during the prior year. For the first nine months of the current year, operating income improved to $28.7 million from $24.3 million for the same period of the prior year. These results reflect a higher volume, particularly for ammunition and related components and other products, partially offset by competitive pricing actions required during the quarter in one of this segment's products. Sales by the segment's principal product groups were as follows (in millions):

                                    Three Months            Nine Months
                                Ended September 30,     Ended September 30,
                               ---------------------- ------------------------
                                           % Increase               % Increase
                               1999  1998   in 1999    1999   1998   in 1999
                               ----- ----- ---------- ------ ------ ----------
Ammunition and related
 products..................... $71.6 $70.5     1.6%   $176.6 $164.4     7.4%
Sports optical products.......  13.3  13.6    (2.2)     30.0   26.6    12.8
Other.........................  13.6  10.0    36.0      33.4   26.3    27.0
                               ----- -----            ------ ------
  Total segment sales......... $98.5 $94.1     4.7%   $240.0 $217.3    10.4%
                               ===== =====            ====== ======

Additionally, in the second half of 1998, the Sporting Equipment segment completed certain cost reduction activities by consolidating its raw materials purchasing and sales and marketing organizations, transferring certain production to lower cost facilities and eliminating certain outsourcing. The estimated annual savings from these efforts are approximately $3.7 million, approximately $2.6 million of which was realized in operating income in the first nine months of 1999.

   Our Industrial and Power Equipment segment is a cyclical, capital goods business whose results are closely linked to the strength of the forestry industry in general. A key indicator of this segment's market is the price of Northern Bleached Softwood Kraft, or pulp, which declined 17% from an average of $598 per metric ton in the fourth quarter of 1997 to an average of $498 per metric ton in the first nine months of 1999 ($460 per metric ton in the first quarter, $500 per metric ton in the second quarter, and $533 per metric ton in the third quarter), resulting in the depressed market conditions characterized by sales declines of over 50% in our most important market (the southeastern United States) and the need to offer discounts in response to extremely aggressive competition for available sales. Operating results for the Industrial and Power Equipment segment were adversely affected by these poor market conditions in the third quarter and first nine months of 1999. Sales by the segment's principal product groups were as follows (in millions):

                                    Three Months            Nine Months
                                Ended September 30,     Ended September 30,
                               ---------------------- ------------------------
                                           % Decrease               % Decrease
                               1999  1998   in 1999    1999   1998   in 1999
                               ----- ----- ---------- ------ ------ ----------
Timber harvesting and loading
 equipment.................... $31.6 $46.7   (32.3)%  $ 85.1 $155.4   (45.2)%
Gear components and rotation
 bearings.....................   6.8   8.0   (15.0)     19.6   22.5   (12.9)
                               ----- -----            ------ ------
  Total segment sales......... $38.4 $54.7   (29.8)%  $104.7 $177.9   (41.1)%
                               ===== =====            ====== ======

This segment incurred an operating loss of $0.7 million and $5.7 million during the third quarter and first nine months of 1999, respectively, compared to operating income of $5.6 million and $24.1 million during the comparable periods of 1998, primarily due to the sharply reduced demand and manufacturing problems at the Prentice facility which adversely impacted our ability to ship products in the quarter and increased costs. In response to the weak market conditions, we have implemented a program of production consolidation and realignments in this segment to lower costs and improve productivity. Manpower has been reduced by 21% from a year earlier. One manufacturing facility was closed during the first six months of 1999 with its production shifted to other plants. Another small facility was closed during the third quarter of 1999 with its production outsourced. Costs of $1.0 million and $3.0 million related to these plant closings were charged to operations during the third quarter and first nine months of 1999, respectively. Management anticipates an annual cost savings of approximately $3.7 million beginning in the third quarter of 1999 as a result of these actions. With recent pulp price increases, low pulp inventory levels, increased demand for pulp and pulp products from the recovering economies of Southeast Asia, and an improved order backlog, management is cautiously optimistic of an improvement in the near future in this segment, although the extent and timing of any improvement is highly uncertain. If the current slowdown continues, it would be unlikely that this segment could achieve historical levels of sales and profitability.

   Our total backlog increased to $100.8 million at September 30, 1999, from $61.3 million at December 31, 1998, and $73.8 million at September 30, 1998, as follows (in millions):

                                                 Backlog
                         -------------------------------------------------------
                         September 30, 1999 December 31, 1998 September 30, 1998
                         ------------------ ----------------- ------------------
Outdoor Products........       $ 41.4             $30.2             $30.9
Sporting Equipment......         24.9              15.1              16.7
Industrial and Power
 Equipment..............         34.5              16.0              26.2
                               ------             -----             -----
                               $100.8             $61.3             $73.8
                               ======             =====             =====

   Our management continuously reviews for potential cost reductions. In addition to cost savings efforts commented on elsewhere within this section, studies are underway to evaluate distribution processes and distribution facility needs. These studies are expected to be completed in late 1999. While no assurance can be given that savings could be achieved until these studies are completed, management estimates that potential annual savings will range from $2 million to $4 million with implementation expenses estimated to be $1.5 million to $2.5 million. Actual results could vary significantly from these estimates.

 Twelve Months Ended December 31, 1998 (Audited) Compared to Twelve Months Ended December 31, 1997 (Audited)

   Despite economic problems in some markets, we achieved record results in 1998. Sales in 1998 were $831.9 million compared to $716.9 million in 1997. Income before extraordinary loss was $63.3 million in 1998 compared to $59.1 million in 1997. Net income of $61.3 million for 1998 reflects a net extraordinary loss of $2.0 million on the redemption of long-term debt. The higher sales and improved operating results in 1998 are primarily due to the full year contribution to the Sporting Equipment segment by Federal Cartridge Company which was acquired during the fourth quarter of 1997.

   Selling, general and administrative expenses were 17% of sales in 1998 compared to 19% in 1997. Total selling, general and administrative expenses increased by $10.0 million in 1998 primarily due to Federal being included in operating results for the entire year. Higher interest expense in 1998 reflects higher debt levels during the current year, principally due to the Federal acquisition.

   Total backlog was $61.3 million at December 31, 1998, compared to $117.9 million at December 31, 1997. The current year backlog is lower at each of our operating segments with the largest decrease at the Industrial and Power Equipment segment, principally reflecting reduced demand for timber harvesting and industrial equipment. We expect that 1999 will be a challenging year as, for the near term, poor economic conditions in Southeast Asia and the Far East will likely continue to affect the Outdoor Products segment and low pulp prices and high mill inventories will impact the demand for the Industrial and Power Equipment segment's timber harvesting equipment. The Industrial and Power Equipment segment has implemented production and cost control measures to help mitigate the effect of the reduction in demand. In 1999, the Sporting Equipment segment should continue to benefit from the acquisition of Federal and related consolidation and cost reduction activities.

   Sales and operating income for the Outdoor Products segment for 1998 were $315.4 million and $68.4 million, respectively, compared to $319.3 million and $67.1 million during 1997. The operating results for this segment reflect a decrease in sales and operating income of $10.0 million and $1.3 million, respectively, at our Oregon Cutting Systems Division and higher sales and operating income at Dixon Industries, Inc. Oregon's 1998 results reflect an approximate $11.5 million sales decrease in Southeast Asia and the Far East, primarily due to the economic problems in those areas, which has contributed to an approximate 4% reduction in the sales volume of cutting chain and chain saw guide bars, Oregon's principal products. Oregon has foreign manufacturing or distribution operations in Canada, Europe, Brazil, Japan and Russia. We estimate that foreign currency exchange rates in 1998, as compared to 1997, provided a favorable impact on operating income of approximately $1.5 million. During 1998, operating income from Brazil was $3.1 million compared to $2.6 million during 1997. Dixon's sales and operating income improved in 1998 compared to the prior year due to higher volume and more favorable weather conditions.

   Sales and operating income for the Sporting Equipment segment were $286.7 million and $36.1 million, respectively, in 1998 compared to $158.5 million and $18.1 million in 1997. The significant improvement in sales and operating income reflect the sales and income added by Federal which was acquired during the fourth quarter of 1997. Total sales and operating income at other Sporting Equipment operations were flat in 1998 as compared to the prior year.

   Sales and operating income for the Industrial and Power Equipment segment were down to $229.8 million and $27.9 million, respectively, in 1998 from $239.1 million and $32.7 million in 1997. The results for 1998 reflect reduced demand for timber harvesting equipment resulting principally from sharply lower pulp prices since mid-year and higher mill inventories, higher competitive discounts and higher warranty costs. The operating results for this segment's Gear Products, Inc. subsidiary improved slightly in 1998 compared to 1997.

 Twelve Months Ended December 31, 1997 (Audited) Compared to Twelve Months Ended December 31, 1996 (Unaudited)

   In April 1996, we changed our fiscal year from one ending on the last day of February to one ending on December 31. This discussion and analysis includes a discussion of 1997 compared to the twelve-month period ended December 31, 1996 ("1996").

   Sales in 1997 were $716.9 million compared to $649.3 million in 1996. Income from continuing operations improved to $59.1 million in 1997 from $53.8 million during the prior year. Net income for 1996 included income of $1.4 million from discontinued operations. The sales increase reflected higher sales in 1997 by each operating segment, while the income increase resulted primarily from improved performance by the Outdoor Products segment.

   Selling, general and administrative expenses were 19% of sales in 1997 compared to 20% in 1996. Total selling, general and administrative expenses increased by $4.6 million in 1997 principally due to the acquisitions of Federal and Frederick Manufacturing Company and Orbex, Inc. See Note 4 of Notes to Consolidated Financial Statements. Other income was higher in 1997 as a result of gains on sales of securities.

   Sales and operating income for the Outdoor Products segment for 1997 were $319.3 million and $67.1 million, respectively, compared to $292.7 million and $61.4 million during 1996. The operating results for this segment reflect an increase in sales and operating income of $25.7 million and $7.2 million, respectively, at Oregon and flat sales and lower operating income at Dixon. Oregon's results reflect a 7% increase in the sales volume of cutting chain and a 15% increase in the sales volume of chain saw guide bars, Oregon's two principal products, partially offset by lower average selling prices, due to a higher percentage of lower priced sales to original equipment manufacturers and unfavorable exchange rates. Additionally, the acquisition of Frederick-Orbex increased sales by 7.5% in 1997. Approximately 24% and 36% of Oregon's sales and operating costs and expenses, respectively, were transacted in foreign currencies in 1997. We estimate that unfavorable exchange rates in 1997, as compared to 1996, reduced operating income by approximately $2.0 million. During 1997, operating income from Brazil was $2.6 million compared to $0.3 million during 1996, principally as a result of improved economic conditions. Dixon's operating results in 1997 compared to the prior year reflect the effects of reduced volume and higher costs, partially offset by higher average selling prices.

   Sales for the Sporting Equipment segment were $158.5 million in 1997 compared to $147.1 million in 1996. Operating income was $18.1 million during 1997, compared to $19.8 million during 1996. Sales reflected a higher volume of ammunition products sales and the contribution by Federal since acquisition in November 1997, partially offset by a lower volume of sales of sports optics. Operating income was lower in 1997 as lower sports optics sales offset the effect of higher ammunition products sales. Additionally, operating income for the prior year included the positive effect of reduced environmental cost estimates of $1.9 million resulting from the resolution of an environmental matter.

   Sales and operating income for the Industrial and Power Equipment segment were $239.1 million and $32.7 million, respectively, in 1997 compared to $209.5 million and $31.9 million in 1996. The higher sales during 1997 are principally due to a higher volume of forestry equipment sold as a result of improved market conditions and higher average selling prices. Operating income increased by $0.8 million during 1997 as higher forestry equipment product and warranty costs offset much of the effect of the sales increase. The operating results for Gear continued to improve in 1997 as its sales and operating income increased by 8% and 15%, respectively, primarily due to higher volume.

Financial Condition, Liquidity and Capital Resources

 Historical

   At September 30, 1999 we had senior notes outstanding in the principal amount of $150.0 million which mature in 2005. We also had senior subordinated notes outstanding in the principal amount of $325.0 million which mature in 2009 and senior term loans outstanding in the principal amount of $395.0 million which mature at various dates through 2006.

   Cash balances at September 30, 1999, were $30.3 million compared to $45.1 million at December 31, 1998. Cash used in operating activities was $28.9 million in the first nine months of 1999 compared to cash provided by operating activities of $43.8 million during the prior year's first nine months, principally due to a net income decrease of $69.6 million. Working capital increased to $233.1 million at September 30, 1999, compared to $232.2 million at December 31, 1998. Accounts receivable increased by $49.4 million, inventories by $3.3 million, notes payable and current maturities of long-term debt by $22.7 million, accounts payable by $7.8 million, and accrued expenses by $19.9 million. The higher inventories reflect increases of $4.8 million at the Sporting Equipment segment resulting from a normal seasonal build-up in anticipation of fourth quarter sales. The notes payable and current maturities of long-term debt increase reflects $12.4 million of new term loans and $10.5 million of debt reclassified from long-term, principally industrial development revenue bonds, which were redeemed on October 4, 1999. The accounts payable increase reflects additional raw material purchases principally related to the inventory increase. The increase in accrued expenses reflects the increased interest on the additional debt and the balance of expenses associated with the merger transaction. The accounts receivable increase reflects higher sales by the Outdoor Products segment and Sporting Equipment segment as compared to the fourth quarter of 1998 and longer terms used as a marketing tool by the Sporting Equipment and Industrial and Power Equipment segments.

   Accounts receivable at September 30, 1999, and December 31, 1998, and sales by segment for the third quarter of 1999 compared to the fourth quarter of 1998 were as follows (in millions):

                                                                     Increase
                                September 30, 1999 December 31, 1998 (Decrease)
                                ------------------ ----------------- ---------
Accounts Receivable:
  Outdoor Products.............       $ 60.0            $ 56.7         $ 3.3
  Sporting Equipment...........         85.0              41.5          43.5
  Industrial and Power
   Equipment...................         35.8              33.5           2.3
                                      ------            ------         -----
    Total segment receivables..       $180.8            $131.7         $49.1
                                      ======            ======         =====

                                              Three Months Ended
                                ----------------------------------------------
                                                                     Increase
                                September 30, 1999 December 31, 1998 (Decrease)
                                ------------------ ----------------- ---------
Sales:
  Outdoor Products.............       $ 82.7            $ 79.2         $ 3.5
  Sporting Equipment...........         98.5              69.5          29.0
  Industrial and Power
   Equipment...................         38.4              51.8         (13.4)
                                      ------            ------         -----
    Total segment sales........       $219.6            $200.5         $19.1
                                      ======            ======         =====

   Our Outdoor Products segment includes Oregon Cutting Systems, Frederick Manufacturing and Dixon Industries. The higher sales by the Outdoor Products segment are the principal reason for the increase in that segment's receivables as compared to year-end. Because of the seasonal nature of the sporting equipment business, the need to produce and ship efficiently in order to ensure an adequate supply during peak sales periods and in response to competitor programs, we offer extended payment terms within our Sporting Equipment segment in advance of the fall hunting season. As a result, receivables tend to peak in September and reach their low point in January. At September 30, 1999, extended term receivables were $7.9 million greater than at December 31, 1998. In addition, an unusually large payment ($4 million) due after December 31, 1998, was received prior to December 31, 1998, from this segment's largest customer. A similar advance payment was not received in the third quarter of 1999. The remaining increase of approximately $31.6 million principally reflects the increased sales in the third quarter of this year compared to the fourth quarter of the prior year. The Industrial and Power Equipment segment sales reflect the adverse market conditions described in "Operating Results". Recently, this segment has begun to see improvement in its market as reflected in the increased backlog of $24.9 million at September 30, 1999 compared to $15.1 million at December 31, 1998. Sales increases at the end of the third quarter are further evidence of this improvement. In response to the adverse market conditions described in "--Nine Months Ended September 30, 1999 (Unaudited) Compared to the Comparable Period of the Prior Year," the Industrial and Power Equipment segment began offering in the fourth quarter of 1998 payment terms of 90, 120 and, in some cases, 180 days to certain dealers based on their financial strength. At September 30, 1999, there were approximately $12.6 million in receivables with extended terms compared to $14.5 million at December 31, 1998. Extended term receivables at September 30, 1999, represent 33% of third quarter 1999 sales while extended term receivables at December 31, 1998, represent 28% of fourth quarter 1998 sales. The increased sales at the end of the third quarter, slow collections and use of extended terms have been the primary reasons for an increase in receivables of 7% since year-end despite a 26% decrease in sales.

   We have absorbed the increased receivables resulting from extended terms through operating cash flows and, given the historically stronger second half operating cash flows (in 1998, first half operating cash flows were $14.3 million and second half operating cash flows were $74.6 million), we expect operating cash flows will be sufficient to cover any further increases until market conditions in the Industrial and Power Equipment segment improve and terms return to those normally extended. No material adverse effect on our operations, liquidity or capital resources is expected as a result of the extended terms.

   Cash used in investing activities in the first nine months of 1999 was $15.1 million, reflecting principally purchases of property, plant and equipment of $11.9 million. Cash provided by financing activities in the first nine months of 1999 was $29.2 million, principally reflecting $697.4 million from the issuance of senior subordinated notes and senior term loans, and capital contribution of $417.5 million partially offset by the redemption of common stock of $1,068.8 million, the payment of dividends of $7.8 million, and payment of long-term debt of $7.7 million.

 Following the Recapitalization Transactions

   At September 30, 1999, as a result of the recapitalization transactions, we had significant amounts of debt, with interest payments on the notes and interest and principal payments under the new credit facilities representing significant obligations for us. The notes require semi-annual interest payments and the term loan facilities under the new credit facilities require payments of principal commencing on approximately December 31, 1999. Interest on the term loan facilities and amounts outstanding under the revolving credit facility is payable in arrears according to varying interest periods. Our remaining liquidity needs relate to working capital needs, capital expenditures and potential acquisitions.

   We intend to fund our working capital, capital expenditures and debt service requirements through cash flows generated from operations and from the revolving credit facility. The new credit facilities include two term loan facilities in an aggregate principal amount of $400.0 million, comprised of a $60.0 million Tranche A Term Loan and a $340.0 million Tranche B Term Loan, and a $100.0 million revolving credit facility. The revolving credit facility has an availability of up to $100.0 million, none of which was drawn at closing. Letters of credit issued under the revolving credit facility were less than $11.5 million at closing, which reduced the availability under the revolving credit facility. The revolving credit facility will mature August 19, 2004. The Tranche A Term Loan has a maturity of approximately five years, with quarterly repayments that increase periodically from $2,000,000 beginning on December 31, 1999 to $3,750,000 by the maturity date, June 30, 2004. The Tranche B Term Loan has a maturity of seven years, with quarterly repayments of $850,000 beginning on December 31, 1999 until June 30, 2005 and then increasing to $80,000,000 on September 30, 2005 until March 31, 2006, with a final payment of $80,450,000 on the maturity date, June 30, 2006. We and all of Blount's domestic subsidiaries guarantee Blount's obligations under the new credit facilities. Blount's obligations and its domestic subsidiaries' guarantee obligations under the new credit facilities are secured by a first priority security interest in substantially all of their respective assets. Our guarantee obligations in respect of the new credit facilities are secured by a pledge of all of Blount's capital stock. The 7.0% notes share equally and ratably in certain of the collateral securing the new credit facilities.

   Management believes that cash generated from operations, together with amounts under the revolving credit facility, will be sufficient to meet our working capital, capital expenditure and other cash needs, including financing for acquisitions, in the foreseeable future. There can be no assurance, however, that this will be the case. We may also consider other options available to us in connection with future liquidity needs.

   Management expects to realize certain cost savings estimated to total approximately $17.0 million within the first year following the closing of the recapitalization. The following is a discussion of such estimated cost savings as if they were achieved during the twelve months period ended September 30, 1999.

   Elimination of certain corporate office expenses--We expect to generate $7.3 million of cost savings from the elimination of the Office of the Chairman and the elimination of certain corporate functions. These savings exclude non-recurring expenses estimated to be in the range of approximately $4.8-$5.7 million associated with the implementation of these cost savings programs and which are expected to be incurred during the first year following the recapitalization. The specific cost savings programs include the outsourcing of certain benefit administrative activities, the outsourcing of the internal audit department, the closing of a corporate administrative facility and the discontinuing of certain charitable contributions. These programs began in August 1999 and are expected to be completed in January 2000.

   Facilities consolidation--We expect these cost savings will result from the closing of two Industrial and Power Equipment manufacturing facilities, the consolidation of this production within two existing facilities and the outsourcing of hydraulic components. We began this program in March 1999, and it was completed early in September 1999. Specifically, the closing of the Spencer, Wisconsin plant will result in annual savings of $0.6 million, and the transfer of CTR production from Union Grove, North Carolina to Zebulon, North Carolina (FIED's headquarters) is expected to generate approximately $3.1 million per year in savings. In the case of the CTR plant closing, CTR's Sales and Marketing staff was reduced from eight to two employees; its Financial Accounting staff will drop from five to two; and its Engineering Staff will fall from five to two. In addition, costs of approximately $1.0 million and $3.0 million related to these plant closings were charged to operations during the third quarter and first nine months of 1999, respectively.

   Elimination of non-recurring costs--Artwork with a book value of $1.5 million was donated in the first quarter of 1999 resulting in a non-recurring expense. In addition, non-recurring expenses of approximately $0.8 million for Year 2000 compliance were incurred over the last twelve months for training and external consultants.

   Consolidations and production rationalizations--In the second half of 1998, the Sporting Equipment segment completed certain cost reduction activities by consolidating its raw materials purchasing and sales and marketing organizations, transferring certain production to lower cost facilities and eliminating certain outsourcing. The estimated annual savings from these efforts are approximately $3.7 million, approximately $2.6 million of which was realized in operating income in the first nine months of 1999.

   Change guide bar raw material--During the second half of 1999, we changed the raw material used in bar production while maintaining the quality of our guide bars. This is expected to generate $1.0 million in annual cost savings.

   Production of commercial lawn mowers internally--Until July 1999, we outsourced the production of all of our commercial lawnmowers. We signed a definitive agreement with our supplier in July 1999 which gave us the right to manufacture certain zero turning radius lawn mowers. The switch to internal production is expected to result in annual savings of $1.1 million.

   Evaluation of distribution processes and distribution facility needs-- Studies are underway to evaluate distribution processes and distribution facility needs. Management estimates that potential annual savings, ranging from $2.0 million to $4.0 million with implementation expenses estimated to be $1.5 million to $2.5 million, could be achieved.

   The cost savings and operating improvements described above are based on our estimates and assumptions that are inherently uncertain and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. See "Risk Factors--Factors Relating to Our Company and the Recapitalization Transactions--Cost Reductions."

Market Risk

   We are exposed to market risk from changes in interest rates, foreign currency exchange rates and commodity prices. We manage our exposure to these market risks through regular operating and financing activities, and, when deemed appropriate, through the use of derivatives. When utilized, derivatives are used as risk management tools and not for trading purposes.

   Interest Rate Risk: We manage our ratio of fixed to variable rate debt with the objective of achieving a mix that management believes is appropriate. Historically, we have, on occasion, entered into interest rate swap agreements to exchange fixed and variable interest rates based on agreed upon notional amounts and have entered into interest rate lock contracts to hedge the interest rate of an anticipated debt issue. At December 31, 1998, no derivative financial instruments were outstanding to hedge interest rate risk. Under the new credit facilities, within 180 days of the consummation of the recapitalization transactions, Blount is required to obtain interest rate protection for at least 33% of the term loan facilities for a period of not less than two years.

   Foreign Currency Exchange Risk: Approximately 36% of OCSD's sales and 42% of its operating costs and expenses were transacted in foreign currencies in 1998. As a result, fluctuations in exchange rates impact the amount of OCSD's reported sales and operating income. Historically, our principal exposures have been related to local currency operating costs and expenses in Canada and local currency sales in Europe (principally France and Germany). During the past three years, we have not used derivatives to manage any significant foreign currency exchange risk and, at December 31, 1998, no foreign currency exchange derivatives were outstanding.

   Commodity Price Risk: During 1998, we purchased approximately 10.9 million pounds of brass for use in our Sporting Equipment operations. The price risk of approximately 40% of these purchases was hedged through the use of copper and zinc futures contracts. In the near future, we expect to decrease our use of futures contracts to manage this price risk. An immediate hypothetical 10% decrease in the futures prices of copper and zinc contracts outstanding at December 31, 1998, would decrease their fair value by $0.3 million. In addition, a large quantity of other metals (principally lead) were purchased by Sporting Equipment operations in 1998. Derivatives were not used to manage this price risk.

Impact of Year 2000 Issue

   We have been evaluating our internal date-sensitive systems and equipment for Year 2000 compliance. The assessment phase of the Year 2000 project included both information technology equipment and non-information technology equipment. Based on our assessment, we determined that it was necessary to modify or replace a portion of our information systems and other equipment. As of September 30, 1999, we have completed the modification or replacement and testing of the critical software, hardware and equipment requiring remediation.

   We believe that the above modifications and replacements should mitigate the effect of the Year 2000 issue. However, if such modifications and replacements fail to correct date-sensitive problems, the Year 2000 issue could have a material impact on our operations by disrupting our ability to manufacture and ship products, process financial transactions or engage in similar normal business activities. We do not believe that the effect of the Year 2000 issue on non-information technology systems is likely to have a material adverse impact. Finally, we have reviewed our own products and believe that we have no significant Year 2000 issues for those products.

   The total estimated cost of the Year 2000 project, including system upgrades, is approximately $5.4 million and is being funded by operating cash flows. As of September 30, 1999, costs of $5.3 million had been incurred. Of the total cost of the project, approximately $2.6 million is attributable to new software and equipment, which is being capitalized. The remaining costs are expensed as incurred.

   With respect to third parties, we have identified and communicated with third parties with which our systems interface or on which we rely to determine the extent to which those companies are addressing their Year 2000 compliance. We have developed a program for evaluating their readiness and assessing the impact on us if they are not compliant on a timely basis, including identification of alternate sources of materials and supplies where appropriate. We initiated third party surveys in mid-1998 and of the approximately 150 key third parties identified, approximately 70% are already compliant and the remaining 30% have responded that they expect to be compliant on a timely basis. We will continue to monitor Year 2000 readiness of key suppliers and service providers through the end of the year. To date, we are not aware of any problems that would materially impact results of our operations, liquidity or capital resources.

   Although we have not finalized our contingency plans for possible Year 2000 issues, we have completed initial communication with key third parties and non-key third parties as noted above and are presently evaluating and assessing risks including identification of alternate sources of materials and supplies where appropriate. We have completed testing on all critical systems. Where needed, we will establish contingency plans based on results of our testing, our evaluation and assessment of third party responses and other outside risks. Our contingency plans are now finalized.

   The costs of the Year 2000 issue and completion dates are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third-party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans.

   The above statement in its entirety is designated a Year 2000 readiness disclosure under the Year 2000 Information and Readiness Disclosure Act.

 New Accounting Pronouncements

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivatives and hedging. It requires that all derivatives be recognized as either assets or liabilities at fair value and establishes specific criteria for the use of hedge accounting. Our required adoption date is January 1, 2001. SFAS No. 133 is not to be applied retroactively to financial statements of prior periods. We expect no material adverse effect on the consolidated results of our operations, financial position or cash flows upon adoption of SFAS No. 133, but we do expect a small reduction in our stockholders' equity.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

   In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchaser, under which we agreed to use our best efforts to file with the Commission an exchange offer registration statement with respect to the exchange of the old notes for a series of registered debt securities with terms identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act and are issued free of any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to consummate the exchange offer by certain dates.

   We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of new notes, but not a holder who is an "affiliate" of ours, within the meaning of Rule 405 of the Securities Act, who exchanges the old notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.

   Any holder of the old notes using the exchange offer to participate in a distribution of new notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired old notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

   Each broker-dealer that receives new notes for its own account in exchange for old notes, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

   Except as described above, this prospectus may not be used for an offer to resell, resale or other retransfer of new notes.

   The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

   Upon the terms and subject to the conditions of the exchange offer, we will, unless such old notes are withdrawn in accordance with the withdrawal right specified in "Withdrawal of Tenders" below, accept any and all old notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. The date of acceptance for exchange of the old notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this document). Blount will issue, on or promptly after the exchange date, an aggregate principal amount of up to $325,000,000 of new notes in exchange for an equal principal amount of outstanding old notes tendered and accepted in connection with the exchange offer. The new notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their old notes in connection with the exchange offer. However, old notes may be tendered only in integral multiples of $1,000.

   The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act and are issued free from any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The new notes will evidence the same debt as the old notes and will be entitled to the same benefits under the notes indenture as the old notes. As of the date of this prospectus, $325,000,000 aggregate principal amount of the old notes is outstanding.

   In connection with the issuance of the old notes, Blount arranged for the old notes originally purchased by qualified institutional buyers to be issued in the form of global notes and transferable in book-entry form through the facilities of The Depository Trust Company, acting as depositary. Blount arranged for the old notes that were sold in reliance on Regulation S to be initially represented by temporary notes in registered, global form and to be held only through the Euroclear System and Cedel S.A., as indirect participants in DTC, until the end of the 40th day after the closing of the offering of the old notes. After the expiration of this 40 day distribution compliance period and upon delivery of required certifications, the temporary global notes became exchangeable for an interest in one or more permanent Regulation S notes in registered, global form. Beneficial interest in the Regulation S permanent global notes may be held through Euroclear, Cedel or any other of DTC's participating organizations. Except as described under "Description of Notes-- Book-Entry, Delivery and Form," the new notes will be issued in the form of a global note registered in the name of DTC or its nominee and each holder's interest in it will be transferable in book-entry form through DTC. See "Description of Notes--Book-Entry, Delivery and Form."

   Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the notes indenture, but will not be entitled to any registration rights under the registration rights agreement.

   We shall be considered to have accepted validly tendered old notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

   If we do not accept any tendered old notes for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return certificates for such unaccepted old notes, without expense, to the tendering holder as quickly as possible after the expiration date.

   Holders who tender old notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in connection with the exchange offer on exchange of old notes. Blount will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

   The expiration date for the exchange offer is 5:00 p.m., New York City time,
on    2000, unless extended by us in our sole discretion (but in no event to a
date later than    2000), in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

   We reserve the right, in our sole discretion:

  . to delay accepting any old notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

  .  to amend the terms of the exchange offer in any manner.

   If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period. In no event, however, shall the Exchange Date
be later than the first business day following      , 2000.

   If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

Interest on the New Notes

   The new notes will bear interest at the rate of 13% per annum and will be payable semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2000. Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 19, 1999.

   Holders of old notes whose old notes are accepted for exchange will not receive interest on such old notes for any period subsequent to the last interest payment date to occur prior to the issue date of the new notes, and will be deemed to have waived the right to receive any interest payment on the old notes accrued from and after such interest payment date.

Conditions to the Exchange Offer

   Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

     (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries; or

     (2) any law, statute, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us.

   If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     (1) refuse to accept any old notes and return all tendered old notes to the tendering holders,

     (2) extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes (See "--Withdrawal of Tenders" below), or

     (3) waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

Procedures for Tendering

   Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of it,

  . have the signatures guaranteed if required by the letter of transmittal and

  . mail or otherwise deliver the letter of transmittal or the facsimile, the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

   Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the caption "exchange agent," below, prior to 5:00 p.m., New York City time, on the expiration date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

   The tender by a holder of old notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

   Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's old notes, either make appropriate arrangements to register ownership of the old notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signature on a letter of transmittal or a notice of withdrawal, must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes tendered pursuant thereto are tendered:

  . by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  .  for the account of an eligible guarantor institution.

   In the event that signatures on a letter of transmittal or a notice of withdrawal, are required to be guaranteed, such guarantee must be by:

  . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

  . a commercial bank or trust company having an office or correspondent in the United States or

  .  an "eligible guarantor institution."

   If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

   If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

   We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered old notes in our sole discretion. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our U.S. counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding, on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of old notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

   In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

   By tendering, each holder represents to us that, among other things:

  . the new notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not such person is the holder,

  . that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes and
  . that neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act).

   If the holder is a broker-dealer which will receive new notes for its own account in exchange of old notes, it will acknowledge that it acquired such old notes as the result of market making activities or other trading activities and it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Guaranteed Delivery Procedures

   A holder who wishes to tender its old notes and:

    --whose old notes are not immediately available;

    --who cannot deliver the holder's old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

    --who cannot complete the procedures for book-entry transfer, before the expiration date,
   may effect a tender if:

    --the tender is made through an eligible guarantor institution;

    --before the expiration date, the exchange agent receives from the eligible guarantor institution:

  . a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

  .  the name and address of the holder,

  . the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the old notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

    --the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

   To withdraw a tender of old notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  . specify the name of the person who deposited the old notes to be withdrawn,

  . identify the old notes to be withdrawn (including the certificate number or numbers and principal amount of such old notes),

  . be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender, and

  . specify the name in which any such old notes are to be registered, if different from that of the depositor.

   We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any old notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer and no new notes will be issued unless the old notes withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

   United States Trust Company of New York has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, at its offices at 770 Broadway, 13th Floor, New York, NY 10003. The exchange agent's telephone number is (800) 548-6565 and facsimile number is (212) 420-6152.

Fees and Expenses

   We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. Blount will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees.

   Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however:

  . new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered, or

  . if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

  . if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

   The new notes will be recorded at the same carrying value as the old notes as reflected in Blount's accounting records on the date of the exchange. Accordingly, Blount will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. Any expenses of the exchange offer that Blount paid will be charged against Blount's earnings in accordance with generally accepted accounting principles.

Consequences of Failures to Properly Tender Old Notes in the Exchange

   Issuance of the new notes in exchange for the old notes under the exchange offer will be made only after timely receipt by the exchange agent of such old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the old notes desiring to tender such old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept, will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

   In the event the exchange offer is completed, we will not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

  . the remaining old notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law, and

  . the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

   We do not currently anticipate that we will register the remaining old notes under the Securities Act. To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected. See "Risk Factors--Factors Relating to the Notes and the Exchange Offer--Failure to Exchange Your Old Notes."

                                    BUSINESS

Company Overview

   We are an international industrial company with leadership positions in three business segments: Outdoor Products, Sporting Equipment, and Industrial and Power Equipment. Our focus is on manufacturing and marketing branded products in substantial niche markets serving industrial companies and consumers. Our consolidated sales for the first nine months ended September 30, 1999 of $587.9 million were derived from our three business segments: Outdoor Products--$243.2 million, Sporting Equipment--$240.0 million and Industrial and Power Equipment--$104.7 million. (See "Prospectus Summary--Summary Pro Forma Condensed Consolidated Financial and Other Data").

   We were founded in 1946 by Winton M. Blount and W. Houston Blount and operated for decades as a construction company. With the acquisition of Omark Industries, Inc. in 1985, we began shifting our focus away from construction and construction management, ultimately exiting those businesses completely in the mid-1990s. Since then, we have broadened and strengthened our existing core businesses through new product development and by making a series of acquisitions in related manufacturing and marketing businesses with strong leadership positions. Through these efforts we have transformed our company into the diversified industrial manufacturer and marketer we are today.

   We have achieved growth in operating income and EBITDA for seven consecutive years. Our success can be attributed to a number of factors:

  . Our focus on the development, manufacturing and marketing of consumable products and products requiring frequent replacement;

  . Our development of a collection of strong brand names and the associated high customer loyalty;

  . Our focus on creating a diverse customer base, which helps protect our overall financial performance from a market downturn in any one segment;

  .  Our ability to achieve operating efficiencies and control costs;

  . Our success in acquiring and integrating companies, products and assets that are related to our existing business segments; and

  . Our development of significant barriers to entry through capital investments we have made in some of our business segments and through our related technical expertise.

   We intend to continue growing each of our business segments and related businesses in a highly disciplined manner by capitalizing on these strengths and by executing our well focused strategy.

Outdoor Products

 Overview

   Our Outdoor Products segment (37.9% of consolidated sales for the year ended December 31, 1998) is comprised of OCSD, Dixon Industries, Inc., and Frederick Manufacturing Corporation. OCSD produces a wide variety of saw chain, guide bars, drive sprockets and accessories for use primarily on portable gasoline and electric chain saws, and mechanical timber harvesting equipment. Dixon manufactures zero turning radius lawn mowers and related equipment. Frederick is principally a supplier of replacement accessories for lawn mowers.

   The Outdoor Products segment has EBITDA margins averaging approximately 25% over the last four years. This profitability has been driven by several factors, including:

  . The high level of sales (75% of OCSD's saw chain sales and 90% of Frederick's lawn mower accessory sales) to the replacement market and its comparatively high margins;

  .  Cost reductions resulting from continual process improvement;

  . The responsive product design and delivery cycle at OCSD that allows it to meet its customers' needs in a timely manner; and

  .  Dixon's ability to sell directly to dealers.

   The table below outlines the Outdoor Products segment's business units and primary product lines.

                   Outdoor Products Segment--Products Summary
                             (Dollars in millions)

  ------------------------------------------------------------------------

                       1998                              Selected
     Business Unit   Sales(1) Product Lines             Brand Names  Primary End Users
     -------------   -------- -------------            ------------- --------------------
     OCSD              $241   Saw Chain                Oregon        Professional Loggers
                              Guide Bars               ICS           Construction Workers
                              Drive Sprockets                        Homeowners
                              Concrete Cutting Chain
     Dixon             $ 51   Zero Turning Radius      Dixon         Homeowners
                              Lawn Mowers
     Frederick         $ 24   Lawn Mower Blades        Frederick     Homeowners
                              Replacement Parts        Silver Streak
                              Outdoor Care Accessories

  (1) Does not sum to total segment sales due to intrasegment sales.

 OCSD

   OCSD is the world leader in the production of saw chain, guide bars and drive sprockets, supplying these parts to 33 of the world's 34 largest chain saw manufacturers. OCSD's products are used by professional loggers, construction workers, farmers, arborists and homeowners. The Oregon brand name, which has been in existence for over 50 years, elicits brand loyalty among professional loggers. The Oregon brand name is so strong that many original equipment manufacturers, or OEMs, use it on their equipment. OCSD also produces a diamond-segmented chain cutting system for concrete (including steel-reinforced concrete) known as Industrial Cutting System, or ICS, which is a more mobile concrete cutting product than others currently employed in the construction and demolition industries. Our ICS business was significantly enhanced by the recent introduction of a new gasoline-powered saw head, which has proven to be popular with general contractors and rental equipment users.

   OCSD is able to maintain its market leadership position by offering the broadest product line in the industry and by making continual technical enhancements that improve safety and efficiency for its customers. Through more than 50 years of experience in manufacturing its product line, OCSD has developed a high level of technical expertise among its engineers and manufacturing workforce, which has been enhanced through significant capital investment in production equipment and manufacturing technology. As a result, we believe OCSD is able to produce durable, high quality saw chain and guide bars more efficiently than most of its competitors. Sales by OCSD accounted for 76% of sales attributable to the Outdoor Products segment in the year ended December 31, 1998.

 Dixon

   Dixon, which we acquired in 1990, manufactures and markets zero turning radius riding lawn mowers and is the only manufacturer to offer a full line of zero turning radius lawn mowers for both home and commercial use. Dixon, which we believe is the leading manufacturer of residential zero turning radius lawn mowers, designed the first of such mowers and has manufactured them and their related attachments since 1974. Dixon's unique mechanical transaxle is the key element that differentiates its lawn mowers from those of its competitors. The transaxle transmits power independently to either of the rear drive wheels, thereby enabling the operator to move the right and left back wheels at different speeds and turn the mower in a circle no larger than the machine--a "zero radius turn." This transmission enables the Dixon mower to out-maneuver conventional riding mowers available in the market today and provides a cost advantage over the more expensive tractor-style hydrostatic drives used by competitors in the market. Sales by Dixon accounted for 16% of sales attributable to the Outdoor Products segment in the year ended December 31, 1998.

 Frederick

   Frederick is a supplier of replacement accessories for lawn mowers, edgers, chain saws, snow-throwers and other outdoor products. Frederick has a strong competitive position due to its well-known brands, broad product selection, high service levels and broad distribution network. Frederick's products are sold through dealers and distributors, as well as by leveraging OCSD's dealer and distributor network. Approximately 90% of sales are to the higher margin replacement parts market. Sales by Frederick in the year ended December 31, 1998 accounted for 8% of sales of the Outdoor Products segment.

 Industry Dynamics

   OCSD primarily participates in the global market for saw chain and guide bars. Sales in this segment are driven by consumer use of chain saws. Approximately 71% of end users are professional or semi-professional, including professional loggers and construction workers, with the balance comprised of non-professional chain saw users, who are primarily homeowners. Saw chains and guide bars are consumable products that are primarily sold in the replacement parts market and are therefore not highly dependent on sales of new chain saws. As such, approximately 25% of sales are to OEMs and 75% to the replacement market.

   Growth in the saw chain and guide bar market is driven by a number of factors, including the demand for new chain saws, general economic growth, housing starts, international development and frequency of natural disasters. While industry data on new chain saw sales is not readily available, new chain saw sales are included in industry data measuring the market for power driven hand tools. Industry sources expect this market to be over $4.3 billion in 1999 with a projected annual growth rate of 3-5%. The advent of lighter weight, less expensive chain saws has increased the potential market to include more consumers who might not have been capable of operating heavier chain saw models. This increase in the installed base of chain saws should lead to stronger demand for replacement part consumables like saw chain and guide bars.

   While domestic professional timber harvesting is increasingly moving toward the use of automated hydraulic equipment, many developing countries do not have the available funds for the large expenditures required for automated equipment. However, timber harvesting represents a key source of hard currency for many of these countries. We believe this will result in significant and growing demand for saw chain and guide bars in these areas. OCSD is well-positioned to serve demand in these countries given its strong global distribution network. In addition, as the standard of living in these and other, industrialized nations continues to rise, we expect overall consumer demand for saw chain and guide bars to increase.

   The Outdoor Products segment's businesses are also affected to some extent by severe weather. For example, severe weather patterns and events such as hurricanes, tornadoes or ice storms generally result in greater chain saw use and, therefore, stronger sales of saw chain and guide bars.

   Dixon operates in the lawn mower market. The market for lawn mowers is large, with approximately 7 million lawn mowers sold in the U.S. in 1998. While we expect overall growth in the lawn mower industry to be flat going forward, we believe significant growth opportunities exist in the zero turning radius consumer and commercial markets. Historically, zero turning radius lawn mowers have been sold to homeowners, although sales to commercial users, such as professional landscapers, have been increasing. Zero turning radius lawn mower unit sales have also increased due to their introduction to the European market. Lawn mower unit sales, like other lawn care products, can be impacted by weather conditions. Dry weather, for example, reduces grass growth, which may in turn affect consumer purchases of new lawn mowers.

   Frederick sells primarily blades and other replacement parts to the lawn care products and accessories sector and other outdoor power equipment. The market for lawn care products and accessories is driven by growth in the established base of lawn mowers as well as the frequency of replacement part purchases.

 Manufacturing and Product Development

   The Outdoor Products segment operates 13 facilities located in the U.S., Canada, Brazil, Europe and Asia, and utilized approximately 82% of its production capacity (based on an 80-hour work week) in 1998. Outdoor Products strives to achieve operating efficiencies through its focus on continual process improvement. By improving the level of technology on the factory floor, increasing its raw material purchasing power, and focusing management's efforts on process improvement, Outdoor Products has managed to reduce manufacturing costs significantly. For example, it has reduced the manufacturing cost of guide bars by over 30% in nominal terms during the past five years.

   Outdoor Products also has strong engineering and design capabilities that allow it to develop new products and deliver them in a timely manner to customers globally. Outdoor Products employs numerous engineers and has made extensive use of CAD/CAM technology, various simulations, and new engineering technology in order to optimize its product development process.

   As a result of its product development efforts, Outdoor Products has been a market leader in the design and manufacture of new product lines with innovative features such as low kick-back saw chain, low vibration chain and consumer guide bars with internal tensioning systems--an important breakthrough technology that allows users to tighten the saw chain much more easily than in the past. Outdoor Products has also pioneered the development of the diamond-segmented chain on its ICS product used to cut concrete. In addition, OCSD has cut its time-to-market for new products by over 50% over the last five years.

 Sales and Marketing

   Outdoor Products has developed a distribution network which allows it to serve customers in North and South America, Europe, and Asia, maintaining a strong brand name worldwide. Approximately 60% of OCSD's sales, for example, are to over 100 countries outside of the U.S. OCSD sells its products to over 350 distributors, approximately 8,500 dealers and over 140 mass merchandisers serving the replacement market.

   OCSD's large, established distribution network also offers a sizable advantage to the smaller, high-growth business lines such as ICS and Frederick, both of which can use this network to gain broader awareness and wider distribution of their products. Approximately 75% of OCSD's sales are to the replacement market, which tends to be higher margin than sales to OEMs. Dixon and Frederick have historically sold their products through strong dealer and distributor networks in North America and have begun to expand their distribution into Europe to capitalize on significant long-term international growth opportunities in these markets. Dixon sells its products through full-service dealers, North American distributors and export distributors. Unlike many of its competitors, Dixon avoids selling to mass merchants, which have a great deal of market power and can therefore command price discounts. This approach allows Dixon to maintain its margins and helps to improve its competitive position. In 1998, approximately 16% of the sales of the Outdoor Products segment were to one customer.

 Competition

   OCSD competes both with chain saw OEMs that sell their own branded replacement parts and with smaller manufacturers of saw chain and guide bars. We believe end users make their purchasing decisions based on quality, brand name, and price. While OCSD has a strong market position, we recognize that many of

OCSD's OEM competitors have close relationships with the end users of OCSD's products. In order to maintain its market position, OCSD takes special care to be receptive to the needs of its customers, which is reflected in OCSD's product development, sales and service efforts.

   Dixon's competitors include general lawn mower manufacturers such as MTD, American Yard Products and Murray as well as zero turning radius lawn mower manufacturers such as Ariens, Snapper and Simplicity. Frederick competes in a highly fragmented industry where many competitors manufacture replacement products as one part of a larger business.

 Growth Opportunities

   Growth opportunities for the Outdoor Products segment include new product development, product improvements, and international expansion, as well as opportunities to further leverage OCSD's manufacturing and distribution network.

   In the new product development area, the Outdoor Products segment has furthered the development of its ICS hydraulic saw by creating a new ICS concrete cutting gasoline-powered saw. The gasoline-powered ICS saw head offers significant efficiency benefits and is particularly suitable for the cutting requirements of the concrete construction industry. In addition, Outdoor Products is pursuing a number of what we believe to be high growth niche markets such as specialty saw chain and guide bars to meet customer needs such as professional timber harvesters' requirements for lower vibration chains.

   The Outdoor Products segment is focusing on continual product improvement efforts that allow it to distinguish itself in the market. Over the past three years, Outdoor Products has developed 72 product improvements in an effort to continually meet customer needs. For example, the proprietary INTENZ guide bar allows the user to adjust the chain tension of a chain saw quickly and easily.

   In addition, the Outdoor Products segment has focused on international expansion opportunities. For example, the saw chain business has been expanded into what we believe are developing markets with high growth potential, and Dixon and Frederick's presence in Europe has grown. By expanding into new geographic areas through OCSD's strong distribution network in Europe, Dixon can efficiently increase sales of zero turning radius lawn mowers. Further, we expect Frederick will reach new levels as sales increase due to enhanced distribution through OCSD's sales network in Europe.

   Finally, the Outdoor Products segment is continuing to focus on more effectively leveraging its manufacturing and distribution capabilities. We believe there are opportunities for consolidation in the fragmented lawn care products business of Frederick as well as in Dixon's mower segment.

Sporting Equipment

 Overview

   Our Sporting Equipment segment (34.5% of consolidated sales for the fiscal year ended December 31, 1998), which focuses on ammunition and accessories for law enforcement and shooting sports, is comprised of the Federal Cartridge Company, the Sporting Equipment Division and Simmons Outdoor Corporation.

   The Federal Cartridge Company, or Federal, manufactures and markets shotshell, centerfire and rimfire cartridges, ammunition components, and clay targets under the brand names of Premium, Gold Medal, American Eagle, Classic, BallisticClean and Tactical. The acquisition of Federal, completed in November 1997, both complemented and significantly expanded the Sporting Equipment segment's product offerings, placing us among the leading United States producers of ammunition products. For example, shotgun shells, a product we did not manufacture or sell prior to the Federal acquisition, represented approximately 22% of Sporting Equipment's sales for 1998.

   The Sporting Equipment Division, or SED, produces ammunition and ammunition components under the CCI and Speer brand names, as well as RCBS reloading equipment, Redfield scope mounting systems, Outers gun care and trap-shooting products, Ram-Line gun accessories, and Weaver mounts. In addition, SED's Simmons Outdoor Corporation, or Simmons, distributes sports optics products, including scopes and binoculars, under the Simmons brand name.

   The Sporting Equipment segment posted an EBITDA margin of 15% for the nine months ended September 30, 1999. This profitability was driven by a number of factors:

  . Integration of the manufacturing, sales and distribution processes of Federal and SED;

  . Cost savings resulting from increased scale in the purchasing of raw materials; and

  . Critical mass achieved in providing broader product offerings to customers.

   The table below outlines the Sporting Equipment segment's business units and primary product lines:

                  Sporting Equipment Segment--Products Summary
                             (Dollars in millions)

  ------------------------------------------------------------------------

                       1998                          Selected
     Business Unit   Sales(1) Product Lines         Brand Names Primary End Users
     -------------   -------- -------------         ----------- -----------------------------
     Federal           $145   Shotshell              Federal    Law Enforcement Professionals
                              Rimfire Cartridges     Champion   Recreational Shooters
                              Centerfire Cartridges             Hunters
                              Industrial Powerloads
     SED               $107   Ammunition             CCI        Law Enforcement Professionals
                              Binoculars             Speer      Recreational Shooters
                              Scopes                 RCBS       Hunters
                              Shooting Accessories
                                                     Outers
                                                     Weaver
                                                     Redfield
     Simmons           $ 37   Binoculars             Simmons    Recreational Shooters
                              Scopes                            Hunters

  (1) Does not sum to total segment sales due to intrasegment sales.

   The Sporting Equipment segment is currently in the process of integrating the operations of Federal with the ammunition business of SED. Once completed, the Sporting Equipment segment will be organized along product lines, including ammunition and shooting accessories. The following business description is organized accordingly.

 Ammunition

   The Sporting Equipment segment is a leader in the production of ammunition for the law enforcement and shooting sports industries. Its products include ammunition for shotguns, pistols, and rifles and industrial power loads for the construction industry. The Sporting Equipment segment markets its products under a number of brand names including Federal, Premium, Gold Medal, Classic, CCI and Speer. All of these products are well known in their respective markets and are recognized for their quality by law enforcement officials and shooting sports enthusiasts. Ammunition sales accounted for approximately 73% of the Sporting Equipment segment's sales in 1998.

 Accessories

   The Sporting Equipment segment is a leader in the sale of accessories for the shooting sports industry. Principal products in the accessories operations include reloading equipment for use by hunters and sportsmen who prefer to reload their own ammunition; gun care and trap-shooting products; gun accessories; scope mounting systems; and optics, including binoculars and scopes.

   The Sporting Equipment segment maintains a strong market position in each of its product offerings. It markets its products under a number of well known brand names, including RCBS, Outers, Simmons and Weaver, all of which have leading market shares in their respective product categories. Accessory sales accounted for approximately 27% of the Sporting Equipment segment's sales in 1998.

 Industry Dynamics

   The Sporting Equipment segment primarily serves two markets: ammunition for law enforcement and ammunition and accessories for the shooting sports industry. Law enforcement professionals use ammunition primarily for target practice, and demand is therefore relatively predictable and stable. Management believes that ammunition demand by law enforcement professionals is expected to grow at approximately 3% due to anti-crime initiatives at both the federal and state levels.

   The shooting sports industry includes target shooting, clay pigeon shooting, and hunting. This market size is estimated by management to be $1.6 billion, with ammunition and related products accounting for approximately $600 million. Sources indicate that there are approximately 17 million hunters and 30 million active shooting sports enthusiasts in the U.S.

   Shooting sports related expenditures are expected by management to grow at 6% per year, with big game hunting expenditures expected to grow at 13% per year. Demand tends to be counter-cyclical as sales are tied to the number of non-work days experienced by the customer base.

 Manufacturing and Product Development

   The Sporting Equipment segment manufactures ammunition and accessories at five locations in North America. Sporting Equipment's optical products are produced by third party manufacturers in Asia and distributed from a warehouse in Thomasville, Georgia. The Sporting Equipment segment utilized approximately 61% of its production capacity (based on an 80-hour work week) in 1998.

   The Sporting Equipment segment continually strives to increase efficiencies in its manufacturing process and has been able to reduce production costs significantly through the continuing integration of Federal and SED's operations, application of manufacturing experience and use of statistical process control. Additionally, the Sporting Equipment segment has been able to take advantage of increased scale in the purchase of its primary raw materials, further reducing costs.

   The Sporting Equipment segment has also dedicated significant resources to improving its product development process. Its efforts have included better gauging its customers' needs, maintaining a large staff of engineers and extensively using CAD/CAM technology. As a result, the Sporting Equipment segment introduced over 100 new or improved products into the market last year. The segment has capitalized on this capability to increase its penetration of particular customer groups by introducing innovative products that focus on the needs of those groups. For example, Federal has introduced its "BallisticClean" product for law enforcement training that reduces toxicity and prevents ricochet while maintaining the feel of traditional ammunition.

 Sales and Marketing

   The Sporting Equipment segment has a large and experienced sales force consisting of 11 regional sales managers and 7 representative agencies with 65 representatives. This sales force manages relationships through multiple channels, including law enforcement agencies, OEMs, national and regional retail accounts (including sports super-stores and mass merchants), dealers and distributors.

   The Federal acquisition dramatically increased the size of the Sporting Equipment segment's sales force, enabling it to reach a much broader network of customers and end-users. Through consolidation and integration of this expanded sales force, the Sporting Equipment segment has not only reduced costs, but also has increased its influence on and importance to dealers, distributors and retailers. This has allowed the Sporting Equipment segment to negotiate more favorable terms and secure favorable product placement in retail stores. We believe the Sporting Equipment segment has opportunities that will allow it to continue leveraging its strong distribution channels through easily integrated, complementary acquisitions in the accessories sector. In 1998, approximately 20% of the Sporting Equipment segment's sales were to one customer.

 Competition

   The market for sporting equipment products is characterized by a high degree of customer loyalty to brand names. The ammunition sector is relatively consolidated and the accessories sector is highly fragmented.

   In the market for ammunition and accessories, the Sporting Equipment segment competes against manufacturers that also have well established brand names and strong market positions, including Remington and Winchester. In accessories, the Sporting Equipment segment competes against a number of smaller competitors, none of which has a dominant market share. These competitors include Lyman and Hornaday in reloading equipment, and Tasco and Bushnell in optics and scopes.

 Growth Opportunities

   The primary drivers of growth for the Sporting Equipment segment include further penetration of the law enforcement segment, new product development, international expansion, and opportunities to leverage its manufacturing and distribution capabilities through complementary acquisitions.

   The Sporting Equipment segment is already a significant supplier of ammunition to the law enforcement segment. The segment can leverage this position in order to benefit from projected increases in law enforcement expenditures as state and federal officials increase efforts to combat crime.

   The Sporting Equipment segment is also focusing on new product development efforts that allow it to distinguish itself in the market. Over the past three years, Sporting Equipment has developed 400 new or improved products in an effort to continually meet customer needs. The Sporting Equipment segment has introduced a number of new products in recent years, including Gold Dot high performance pistol ammunition used in law enforcement, environmentally friendly tungsten shotshells, and Clean-Fire ammunition, a non-toxic, lead-free ammunition for the growing number of indoor shooting ranges.

   The Sporting Equipment segment is focusing on international opportunities as well. For example, though Europe has approximately the same number of hunters as the United States, reloading equipment available in Europe tends to be of low quality. Thus, we believe that there are significant market opportunities in Europe for RCBS, the leading reloading equipment brand in the United States.

   Finally, the Sporting Equipment segment is continuing to focus on more effectively leveraging its manufacturing and distribution capabilities. We believe there are opportunities to acquire related businesses and product lines, especially in the highly fragmented accessories market. The Sporting Equipment segment could then apply its manufacturing expertise and utilize its distribution network to extract value from newly acquired product lines.

Industrial and Power Equipment

 Overview

   Our Industrial and Power Equipment segment (27.6% of consolidated sales for the fiscal year ended December 31, 1998) is comprised of the Forestry and Industrial Equipment Division, or FIED, CTR

Manufacturing, Inc., and Gear Products, Inc. FIED manufactures a wide variety of loaders and feller bunchers. CTR manufactures delimber, slashers and grapples. Gear Products manufactures rotational bearings, winches, hydraulic motors and swing drives.

   Although the financial performance of the Industrial and Power Equipment segment has been adversely affected over the last twelve months by a severe downturn in the pulp industry, the segment's operating performance has historically been strong. Over the past four years, for example, EBITDA margins have averaged approximately 16%. This profitability has been driven by several factors, including:

  .  Success in profitably introducing new products;

  .  Emphasis on cost control and continual process improvements;

  . A Strong replacement parts business with a one-day fill rate of approximately 90%; and

  . The ability to acquire and integrate businesses successfully, as we did with the CTR acquisition.

   The table below outlines the Industrial and Power Equipment segment's business units and primary product lines.

            Industrial and Power Equipment Segment--Products Summary
                             (Dollars in millions)

  ------------------------------------------------------------------------

                       1998                                Selected
     Business Unit   Sales(1) Product Lines               Brand Names Primary End Users
     -------------   -------- -------------               ----------- ---------------------
     FIED              $180   Loaders                      Prentice   Professional Loggers
                              Feller Bunchers              Hydro-Ax
                              Attachments and Parts
     CTR               $ 24   Delimbers                    CTR        Professional Loggers
                              Slashers
                              Grapples
     Gear Products     $ 35   Gears                                   Professional Loggers
                              Rotational Bearings                     Construction Industry
                              Power Transmission Products             Utilities Industry

  (1) Does not sum to total segment sales due to intrasegment sales.

   The Industrial and Power Equipment segment is in the process of integrating the operations of FIED and CTR. Once completed, the Industrial and Power Equipment segment will be organized along product lines, including timber harvesting equipment and Gear Products. The following business description is organized accordingly.

 Timber Harvesting Equipment

   The Industrial and Power Equipment segment is a leading manufacturer of timber harvesting equipment for both the pulp and paper industry and the construction industry through its FIED and CTR businesses. Its products include loaders and feller bunchers that allow the quick harvest of timber with increased safety and labor efficiency compared to traditional, non-automated methods of timber harvesting. Feller bunchers are self-propelled tree harvesting machines that cut and hold between four and seven trees. Loaders hold felled trees and process them through delimbers and slashers, which remove limbs from trees and cut them to manageable lengths for transport. Grapples are attachments for loaders used to handle felled trees.

   In the past, delimbing and cutting to length was accomplished manually by use of a chain saw. The Industrial and Power Equipment segment's products automate this particularly labor-intensive and hazardous process.

   We believe that the Industrial and Power Equipment segment is among the world leaders in the manufacturing of timber harvesting equipment. The segment's products include loaders and feller bunchers under the Prentice brand name; a line of rubber-tired feller bunchers and related attachments under the Hydro-Ax brand name; and a line of delimbers, slashers and grapples under the CTR brand name.

   Approximately 14% of the timber harvesting product line's revenues are derived from sales of replacement parts and equipment. In 1998, approximately 85% of the Industrial and Power Equipment segment's sales came from timber harvesting products.

 Gear Products

   Gear Products was acquired in 1991 from Simon Engineering and operates from a production facility in Tulsa, Oklahoma. Since its acquisition, sales have more than doubled, while operating income has more than tripled. Gear Products is a leading manufacturer of rotational system components for mobile heavy equipment. Its primary products are bearings, winch drives and swing drives used to provide hydraulic power transmission in heavy equipment used in the forestry, construction and utilities industries. Due to extreme wear-and-tear on its products, Gear Products sells its products in the replacement parts market in addition to its sales to OEMs. Gear Products accounted for approximately 15% of the Industrial and Power Equipment segment's sales in 1998.

 Industry Dynamics

   The Industrial and Power Equipment segment operates primarily in the North American market for timber harvesting equipment. Growth in timber harvesting equipment sales will be driven by demand for capital equipment in the pulp and paper industry (approximately 80% of the Industrial and Power Equipment segment's end market) and by growth in new home construction.

   The timber harvesting equipment market faces cyclicality due to its reliance on customers in the pulp and paper market. In the past, as pulp prices have dropped and inventories levels have increased, pulp manufacturers postponed purchases of new timber harvesting equipment as their existing machinery provided them sufficient capacity to meet near term demand. A key indicator of the pulp and paper market is the price of Northern Bleached Softwood Kraft, or pulp, which declined 17% from an average of $598 per metric ton in the fourth quarter of 1997 to an average of $498 per metric ton in the first nine months of 1999 ($460 per ton in the first quarter, $500 per ton in the second quarter, and $533 per ton in the third quarter). This decline resulted in depressed market conditions characterized by sales declines in the Industrial and Power Equipment segment of over 50% in our most important market (the southeastern United States) during the first nine months of 1999 compared to the first nine months of 1998 and extremely aggressive competition for available sales. Pulp prices have increased and pulp inventories have decreased. As demand for pulp increases, it is becoming economically attractive for timber harvesters to purchase new and advanced equipment. However, the extent and timing of any recovery is highly uncertain.

   While the pulp and paper sector has experienced a severe downturn over the last 12 months, we believe that demand for capital equipment in the pulp and paper industry should increase over the medium to long term for several reasons. First, longer term demand for pulp products and paper should continue to increase, particularly in developing and newly industrialized countries. According to Pulp and Paper Week, an industry newsletter, a person consumes an average of 700 pounds of pulp products annually in developed nations. By contrast, annual consumption per person may be as low as 15 pounds in China or 40 pounds in South Korea. As the economies of these nations mature, consumption should increase to levels closer to those of more developed nations.

   Second, increased automation of timber harvesting should continue because of growing environmental concerns, increased interest in improving efficiency, and a desire to increase productivity and safety. In addition, the growth in managed timber plantations, which require automated timber harvesting equipment to select specific trees for harvesting in order to achieve optimal long-term yields (by minimizing scarce and expensive ground personnel), should drive growth in automated equipment sales.

   While our Industrial and Power Equipment segment experiences cyclicality associated with pulp prices and inventories, it has successfully achieved annual profitability in challenging market conditions by employing flexible manufacturing techniques and a strict system of cost controls and by placing emphasis on its strong replacement parts business.

   Gear Products participates primarily in the North American market for mechanical power transmission components. The market is estimated by management to be $550 million and projected by management to grow at approximately 2%. We believe that the primary driver of growth should continue to be heavy equipment manufacturers that outsource the manufacturing of component parts and subassemblies--including rotational bearings, winch drives and swing drives--to companies with specific manufacturing capabilities. We believe Gear Products will continue to have record growth as the demand for hydraulic components and rotation bearings used in industrial and construction equipment continues and as our market share increases as a result of our established reputation for quality and reliability.

   Because of its higher level of customer diversification, Gear Products is less exposed to economic cycles than is the timber harvesting equipment product line. Because Gear Products sells its products to manufacturers that serve the utility, man-lift, construction, forestry and marine industries, it is more insulated from downturns in any one industry.

 Manufacturing and Product Development

   The Industrial and Power Equipment segment has four manufacturing facilities and utilized approximately 65% of its production capacity (based on an 80-hour work week) in 1998. The Industrial and Power Equipment segment has highly automated machinery, equipment, tooling and facilities that, along with its skilled workforce, maximize productivity and control costs. Flexible manufacturing capabilities and excess capacity allow it to develop, manufacture and quickly bring new products to market. This flexibility also allows for slowing down production in order to avoid excessive overhead burden in cyclical downturns, while allowing for rapid production increases during times of high demand.

   The Industrial and Power Equipment segment's product development process has allowed it to quickly meet its customers' needs. Its engineering staff utilizes CAD/CAM technology. The Industrial and Power Equipment segment has reduced the amount of time required to bring new products to market by nearly 35% during the past three years.

 Sales and Marketing

   The Industrial and Power Equipment segment's customer base is primarily comprised of commercial loggers operating in both the construction and the pulp and paper industries. Grapples are also sold to operators in the waste disposal business on a limited basis. In addition, the Industrial and Power Equipment segment sells over 30,000 types of replacement parts, approximately 50% of which are unique components to our product lines. The segment has a well-developed order system that allows it to maintain an excellent one-day fill-rate of approximately 90% for replacement products.

   Sales of timber harvesting equipment are primarily through dealers, which buy directly from manufacturers. Large pulp companies have also begun to purchase directly from manufacturers.

   Our timber harvesting equipment division sells its products through a network of approximately 250 dealers in over 400 locations in North America and an additional 20 dealers overseas, primarily in the timber harvesting regions of South America and Southeast Asia. With what we believe are the broadest product offerings and most focused dealer network in the industry, this segment is well positioned to take advantage of this purchasing environment.

   Approximately 90% of Gear Products' sales are to more than 350 OEMs servicing the utility, construction, forestry and marine industries. Approximately 5-7% of sales are from replacement parts. The remainder are through a limited dealer-distribution network.

   Over 90% of timber harvesting equipment sales for the twelve months ended December 31, 1998 were in the U.S., primarily in the southeastern and south central states. In 1998, approximately 27% of the sales by the Industrial and Power Equipment segment were to two customers.

 Competition

   Competition in markets served by the Industrial and Power Equipment segment is based largely on quality, price, brand recognition and product support. The segment's primary competition in timber harvesting equipment includes large diversified equipment manufacturers, including Timberjack, Barko, Tigercat, Hood, Deere, Franklin, Bell and Morbark. Gear Products' competition includes relatively smaller players in this fragmented industry. These include SKF, Avon, Kaydon, Rotec, Fairfield, Auburn, Tulsa and Braden.

 Growth Opportunities

   We believe that the primary drivers of growth for the Industrial and Power Equipment segment include new product development, international expansion, and acquisitions which will allow the Industrial and Power Equipment segment to efficiently utilize existing manufacturing and distribution capabilities to manufacture and distribute acquired product lines.

   The Industrial and Power Equipment segment focuses on new product development efforts that allow it to distinguish itself in the market. Over the past three years, Industrial and Power Equipment has developed 47 new products in an effort to continually meet customer needs. Examples include Hydro-Ax EX Series Feller Bunchers, CTR Delimbers (5 models), and the Prentice 280 loader.

   The Industrial and Power Equipment segment focuses on international opportunities as well. For example, the timber harvesting equipment business could benefit from further penetration of the large European market as well as from the recovery of the Asian pulp and paper markets.

   Finally, the Industrial and Power Equipment segment is continuing to focus on more effectively leveraging its manufacturing and distribution capabilities. Management is currently working to integrate the operations and product lines of FIED and CTR. We believe there are further opportunities to acquire related businesses and product lines in both timber harvesting and Gear Products.

Company Strategy

   Over the last several years we have focused on the following strategic tenets, which have helped give us profitable, growing positions of leadership in each of our three business segments:

   Seek leadership positions in a manageable number of substantial niche markets. Securing leadership positions in niche markets has been a powerful driver of our success. Most products across our three operating segments have leading market positions. The following product lines are within the top three market share leaders in their respective markets: saw chain, saw bars, zero turning radius lawn mowers, log loaders, automated forestry harvesting equipment, ammunition reloading equipment, sporting ammunition, law enforcement ammunition, delimbing equipment, sports optics and gun care accessories. Collectively, these products represented approximately 80% of our 1998 total sales.

   Develop new products. New product development has been a strong source of growth for us. In 1998, approximately 27% of annual sales came from new or materially enhanced products introduced within the past three years. Utilizing computer-aided design and manufacturing, we create hundreds of new products and upgrades each year. Recent examples include the portable ICS gasoline engine powered concrete cutting saw, the Premium Tungsten shot shells from Federal Cartridge Company and the Hydro-Ax 321 Series 3-wheel feller buncher from the FIED.

   Search for new acquisition opportunities. Since 1990, we have effected and successfully integrated eight strategic acquisitions in, or related to, our existing businesses. In 1998, approximately 38% of sales and approximately 34% of operating income resulted from these acquisitions. Management believes all of our business segments have significant growth opportunities available through acquisition of additional related businesses, product lines, and distribution channels that leverage our existing manufacturing capabilities and distribution networks. In particular the sporting equipment business and aftermarket parts for outdoor products are fragmented industries in which we have identified profitable areas for growth through acquisition because of our broad distribution and customer service capabilities.

   Expand our international presence. International expansion has also been a strong source of growth for us. Our international sales have grown from $159.0 million in 1993 to $208.0 million in 1998. While recent turbulence in international markets, particularly Southeast Asia, may temporarily slow our international growth, it is likely to increase our opportunities to gain market share as well. Our recent acquisitions will give us additional products to be sold through our existing international distribution channels, while recent investments in our international facilities in Canada, Brazil, and the European Community will support our continued growth in international sales.

   Reduce costs. We have incorporated a philosophy of continuous improvement throughout our operations by focusing on the areas of purchasing costs, manufacturing efficiency, product development, material utilization and selling, general and administrative costs and activities. This has enabled us to achieve operating margins that we estimate are higher than those of our competition even during market downturns. A good example of this is that the cost to produce a foot of chain in our Outdoor Products segment is less today than in 1982. In addition to our continuous improvement program, we have identified several special programs to reduce costs during 1999, 2000, and 2001 in each of our business segments. These programs include consolidation activities in our Sporting Equipment segment related to the Federal acquisition, streamlining and cost reduction activities at the corporate level, and rationalization of production operations at the Industrial and Power Equipment segment. Most of these special cost improvement programs are underway, and we will continue to identify new sources of cost reduction.

   Maintain a balanced diversification with respect to geography, cyclicality, customer base, distribution channels and product lines. We have been successful in achieving a balanced diversification that has allowed us to sustain our profitability for the total company and continue our investment programs even during difficult economic times. As an example, on average approximately 30% of our sales during the last five years have occurred outside of the U.S., and we sold our products in more than 100 countries. Our businesses have shown that they range from the moderately cyclical to the counter-cyclical (based on the general economic climate), providing us with an overall sales pattern that is stable on an aggregate basis. Our customer base is well diversified with 45% of our sales to consumers, 38% to industrial users, and the remaining 17% of sales to government users and original equipment manufacturers. Our distribution channels are broad and varied, including (i) direct sales to the customer; (ii) sales through two step distribution; (iii) sales to dealers; and (iv) sales through competitive bidding processes. Our product and market diversification is reflected in our three broad business segments offering thousands of different products.

Capacity Utilization

   Based on an 80-hour work week, the Outdoor Products, Sporting Equipment, and Industrial and Power Equipment segments utilized approximately 82%, 61% and 65%, respectively, of their production capacity in the year ended December 31, 1998. Consequently all existing businesses have sufficient capacity for our near-term growth expectations and require relatively minor capital expenditures during the next few years to support our expansion plans.

Intellectual Property

   Although our product markets are generally in mature industries, we nonetheless have certain patents and trade secrets which give us a competitive advantage in our industries. Moreover, we have several widely recognized and extremely valuable trademarks that provide us with strong positions in our markets.

Backlog

   The backlog for each of our business segments as of the end of each of its last four reporting periods was as follows (in millions):

                                               September 30,    December 31,
                                               ------------- ------------------
                                                   1999      1998   1997  1996
                                               ------------- ----- ------ -----
     Outdoor Products.........................    $ 41.4     $30.2 $ 42.0 $35.5
     Sporting Equipment.......................      24.9      15.1   19.7   9.5
     Industrial and Power Equipment...........      34.5      16.0   56.2  29.2
                                                  ------     ----- ------ -----
     Total....................................    $100.8     $61.3 $117.9 $74.2
                                                  ======     ===== ====== =====

   The total backlog as of September 30, 1999, is expected to be completed and shipped within 12 months. Backlog improvements in the Industrial and Power Equipment segment, such as those that we have experienced since December 31, 1998, in conjunction with improving pulp prices have traditionally been indicators of an improved timber harvesting equipment marketplace.

Acquisitions and Dispositions

   The following chart highlights our recent acquisitions:

                                                                                                      Total Consideration
       Date                      Acquired Entity(1)               Acquired Products or Benefit           (Approximate)
-----------------------  ---------------------------------- ----------------------------------------- -------------------
September 1998           Certain assets of Redfield line.   Inventory (primarily rifle scopes,        $3 million
                                                            mounting systems and related items),
                                                            machinery and equipment,
                                                            trademarks, sales literature and patents.
November 1997            Federal Cartridge Company          Shotshell, centerfire and rimfire         $129 million
                         (formerly Federal-Hoffman, Inc.)   cartridges, ammunition components
                                                            and clay targets.
January 1997             Frederick Manufacturing            Accessories for lawn mowers and           $25 million(2)
                         Corporation and Orbex, Inc.        sporting goods.
                         Orbex, Inc. was subsequently
                         merged into Frederick
                         Manufacturing Corporation.
December 1995            Simmons Outdoor Corporation.       Sports optics distribution                $38 million
                                                            capabilities.
April and November 1994  CTR Manufacturing, Inc. and assets Automated forestry harvesting             $18 million
                         of Ram-Line, Inc.                  equipment, stocks, magazines, lens
                                                            caps and other products for the
                                                            shooting sports markets.

--------
(1) Represents acquired capital stock, unless otherwise noted.
(2) Includes retired existing debt of the acquired companies in the amount of $5.8 million.

   In addition, in February 1994, we adopted a plan to discontinue our construction business through the orderly completion and close-out of our principal domestic and foreign construction projects and the sale of Pozzo Construction Co., a subsidiary headquartered in Los Angeles, California. Pozzo was sold in the first quarter of fiscal 1996 with no material effect in our financial condition. By March 1996, we had completed all construction projects.

Employees

   At September 30, 1999, we employed 5,349 people. None of our domestic employees is unionized; the number of foreign employees who belong to unions is not significant. We believe our relations with our employees are satisfactory.

Environmental Matters

   Our operations are subject to comprehensive U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and the cleanup of contaminated sites. Permits and environmental controls are required for certain of our operations to prevent or reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities. Management believes that Blount is in substantial compliance with all material environmental laws, regulations and permits.

   On an ongoing basis, Blount incurs capital and operating costs to comply with environmental laws. We expect to spend approximately $1.4 million in 1999, $1.0 million in 2000 and $0.7 million in 2001 on environmental compliance. Environmental laws and regulations generally have become stricter in recent years, and the cost to comply with new laws and regulations may be greater than these estimated amounts.

   Certain environmental laws, such as Superfund, can impose liability for the entire cost of cleanup of contaminated sites upon any of the current and former site owners or operators or parties who sent waste to these sites, regardless of fault or the lawfulness of the original disposal activity. We have been identified as a potentially responsible party at a number of Superfund sites. Currently we cannot accurately estimate our cleanup costs at these sites, the costs of which ultimately may be significant. Generally, however, where there are multiple potentially responsible parties, liability has been apportioned based on the type and amount of waste disposed of by each party at the site and the number of financially viable parties, although we cannot assure you that this will be the case with respect to any particular site. For information regarding certain environmental matters, see "--Legal Proceedings."

   Some of Blount's manufacturing facilities are located on properties with a long history of industrial use, including the use of hazardous substances. Blount has identified soil and groundwater contamination from these historical activities at several of its properties, which it is currently investigating, monitoring or remediating. Management believes that costs incurred to investigate, monitor and remediate known contamination at these sites will not have a material adverse effect on our business, financial condition or results of operations. We cannot be sure, however, that we have identified all existing contamination on our properties or that our operations will not cause contamination in the future. As a result, we could incur material costs to cleanup contamination.

Properties

   Our corporate headquarters occupy executive offices at 4520 Executive Park Drive, Montgomery, Alabama.

   The following table lists the properties that we either own or lease, along with the principal activities carried out at each property and the operating unit which occupies each facility:

                                                            Square Footage
                                                      ---------------------------
      Group         Business Unit      Facility         Owned   Leased    Total       Activity
      -----         ------------- ------------------- --------- ------- --------- -----------------
 Blount Corporate   Corporate     Montgomery, AL        127,390           127,390 Office
 Blount Corporate   Corporate     Montgomery, AL         64,270            64,270 Storage
 Blount Corporate   Corporate     Montgomery, AL                 13,320    13,320 Airplane Hanger
 Blount Corporate   Corporate     York, NE                                        Vacant Land
                                                      --------- ------- ---------
                                            Subtotal:   191,660  13,320   204,980
                                                      ========= ======= =========
 Outdoor Products   Oregon        Milwaukie, OR         383,810           383,810 Group Office and
                                                                                  Manufacturing
 Outdoor Products   Oregon        Guelph, Ontario       215,500           215,500 Distribution and
                                                                                  Manufacturing
 Outdoor Products   Oregon        Curitiba, Brazil       97,330            97,330 Distribution and
                                                                                  Manufacturing
 Outdoor Products   Oregon        Clackamas, OR                  91,945    91,945 Distribution
 Outdoor Products   Oregon        Nivelles, Belgium      81,828            81,828 Distribution
 Outdoor Products   Oregon        Tewkesbury, England            14,241    14,241 Distribution
 Outdoor Products   Oregon        Cedex, France                  12,917    12,917 Distribution
 Outdoor Products   Oregon        Gartringen, Germany            11,513    11,513 Distribution
 Outdoor Products   Oregon        Varberg, Sweden                 8,977     8,977 Distribution
 Outdoor Products   Oregon        Moscow, Russia                  6,200     6,200 Distribution
 Outdoor Products   Oregon        Tokyo, Japan                    3,258     3,258 Distribution
 Outdoor Products   Dixon         Coffeyville, KS       161,000           161,000 Manufacturing
 Outdoor Products   Frederick     Kansas City, MO        75,711            75,711 Manufacturing
 Outdoor Products   Frederick     Kansas City, MO                60,000    60,000 Distribution
                                                      --------- ------- ---------
                                  Subtotal:           1,015,179 209,051 1,224,230
                                                      ========= ======= =========
Sporting Equipment  Federal       Anoka, MN             844,588  19,457   864,045 Manufacturing
Sporting Equipment  SED           Lewiston, ID          344,046           344,046 Manufacturing
Sporting Equipment  SED           Onalaska, WI          249,394           249,394 Manufacturing
Sporting Equipment  SED           Oroville, CA          105,000           105,000 Manufacturing
Sporting Equipment  Federal       Richmond, IN           40,200            40,200 Manufacturing
Sporting Equipment  Simmons       Thomasville, GA                96,000    96,000 Distribution
Sporting Equipment  Sporting      Chesterfield, MO                2,330     2,330 Office
                    Equipment
                    Group
                                                      --------- ------- ---------
                                  Subtotal:
                                                      1,583,228 117,787 1,701,015
                                                      ========= ======= =========
Industrial & Power  FIED          Prentice, WI          224,098           224,098 Manufacturing
Industrial & Power  FIED          Zebulon, NC           162,480           162,480 Group Office,
                                                                                  Worldwide Product
                                                                                  Support,
                                                                                  Manufacturing
Industrial & Power  FIED          Owatonna, MN          180,000           180,000 Manufacturing
Industrial & Power  CTR           Union Grove, NC        96,047            96,047 For Sale
Industrial & Power  Gear Products Tulsa, OK              98,500            98,500 Manufacturing
                                                      --------- ------- ---------
                                  Subtotal:             761,125           761,125
                                                      --------- ------- ---------
                                  Total:              3,551,192 340,158 3,891,350
                                                      ========= ======= =========

   All of these facilities are in good condition, are currently in normal operation and are generally suitable and adequate for the business activity conducted therein.

Legal Proceedings

   The Washington State Department of Ecology, or WDOE, has notified us that we are one of many companies named as a potentially liable party, or PLP, for the Pasco Sanitary Landfill site in Pasco, Washington. In July 1992, we and thirty-eight other PLPs agreed with WDOE to investigate contamination at the Pasco site. In October 1994, WDOE issued an administrative order to all PLPs to complete the investigation. The results of the investigation are expected in the near future. Although the cleanup costs are believed to be substantial, accurate estimates will not be available until investigations have been completed at the Pasco site. However, we believe that our waste, compared to the total documented volume of waste sent to the Pasco site, is de minimis. We believe that, given the number of financially viable PLPs and our likely de minimis status, our liability will not have a material adverse effect on our consolidated financial condition or operating results.

   We are a defendant in a number of product liability lawsuits, some of which seek significant or unspecified damages, involving serious personal injuries for which there are retentions or deductible amounts under our insurance policies. In addition, we are a party to a number of other suits arising out of the conduct of our business. While there can be no assurance as to their ultimate outcome, management does not believe these lawsuits will have a material adverse effect on consolidated financial condition or operating results.

                                   MANAGEMENT

Directors and Executive Officers

   Blount's and our directors, executive officers and key employees, their positions and their ages as of December 1, 1999, are as follows:

           Name           Age                      Position
 ------------------------ --- -------------------------------------------------
                              Chairman of the Board, President and Chief
 John M. Panettiere......  62 Executive Officer
 Harold E. Layman........  53 Executive Vice President--Finance Operations and
                              Chief Financial Officer and Director
 James S. Osterman.......  61 President--Outdoor Products segment
 Gerald W. Bersett.......  59 President--Sporting Equipment segment
 Donald B. Zorn..........  63 President--Industrial and Power Equipment segment
                              Senior Vice President, General Counsel and
 Richard H. Irving, III..  56 Secretary
 Alan L. Magdovitz.......  42 Director
 Eliot M. Fried..........  66 Director
 E. Daniel James.........  34 Director

   John M. Panettiere serves as Blount's and our Chairman of the Board, President and Chief Executive Officer. Prior to the recapitalization transactions he served as our President and Chief Executive Officer from June 1993 and as our President and Chief Operating Officer from May 1992 to June 1993. Prior to that date, he was Chairman, President and Chief Executive Officer from January 1990 to May 1992, President and Chief Executive Officer from January 1988, Senior Executive Vice President and Chief Operating Officer from August 1986 of Grove Worldwide Company, Shady Grove, Pennsylvania, a manufacturer of mobile hydraulic cranes and aerial work platforms.

   Harold E. Layman serves as one of Blount's as well as one of our Directors and Blount's and our Executive Vice President--Finance Operations and Chief Financial Officer. Prior to February 1997, he served as our Senior Vice President and Chief Financial Officer from January 1993. Prior to January 1993, he served as Senior Vice President--Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

   James S. Osterman was elected President of our Outdoor Products segment in January 1997. Prior to that date, he served as President of the Oregon Cutting Systems Division from January 1987.

   Gerald W. Bersett was elected President of the Sporting Equipment segment in April 1998. From April 1995 to February 1998, he served as President and Chief Operating Officer of Sturm, Ruger and Company, Inc. at which time he retired. Sturm, Ruger and Company, Inc. is a New York Stock Exchange Company engaged in the manufacture of sporting equipment. Mr. Bersett was President of Winchester Ammunition Division of Olin Corporation from 1988 to April 1995. Prior to that date, he served as Vice President and General Manager of the Winchester Division.

   Donald B. Zorn was elected President of our Industrial and Power Equipment segment in January 1997. Prior to that date, he served as President of the Forestry and Industrial Equipment Division since January 1994. Prior to January 1994, he served as President and Chief Operating Officer of Grove Cranes, a division of Grove Worldwide Company, Shady Grove, Pennsylvania, a manufacturer of mobile hydraulic cranes and aerial work platforms, from March 1988.

   Richard H. Irving, III, was elected Blount's and our Secretary in August 1999 and Senior Vice President and General Counsel in April 1995. Prior to that date, he served since 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified, privately held company headquartered in Elmhurst, Illinois. Mr. Irving also served as Associate General Counsel of Union Camp Corporation from 1979 to 1986 and Assistant General Counsel of Rockwell International from 1974 to 1979.

   Alan Magdovitz is currently a Managing Director of Lehman Brothers Inc. and a Principal of Lehman Brothers Merchant Banking Partners. He has held these positions since December 1996. Prior to joining Lehman Brothers in December 1996, Mr. Magdovitz served as a Principal of Seaport Capital, Inc., a firm formed in 1992 to manage two private equity partnerships on behalf of Prudential Securities. From 1987 to 1992, he served as a Managing Director of Prudential Bache Interfunding, a leveraged buyout firm that invested $1.4 billion in debt and equity securities across 14 transactions. Mr. Magdovitz holds an M.B.A. from Harvard University and a B.A. with distinction from Cornell University.

   Eliot M. Fried is currently a Managing Director of Lehman Brothers Inc. Mr. Fried has been a member of the Lehman Brothers' Investment Committee for nine years and is also a member of Lehman Brothers' Commitment Committee and Fairness Opinion Committee. Mr. Fried joined Shearson, Hayden, Stone, a predecessor firm, in 1976 and became a Managing Director in 1982. Mr. Fried holds an M.B.A. from Columbia University and a B.A. from Hobart College and is currently a director of Axsys Technologies Inc. and L-3 Communications Corporation.

   E. Daniel James is currently a Senior Vice President of Lehman Brothers, Inc. Mr. James joined Lehman Brothers in 1988. Since 1996, Mr. James has worked in Lehman Brothers' Merchant Banking Group. Prior to joining the Merchant Banking Group, Mr. James served in the Mergers & Acquisitions Group and the Financial Institutions Group.

Executive Compensation

   The following table summarizes, for the fiscal years ended the last day of December 1998, the last day of December 1997, and the last day of December 1996, all plan and non-plan compensation awarded to, earned by, or paid to (i) our chief executive officer and (ii) our four most highly compensated executive officers other than the CEO at the end of December 1998 in all capacities in which they served:

                           Summary Compensation Table

                                                                         Long-Term
                                                                        Compensation
                                      Annual Compensation                  Awards
                         ---------------------------------------------- ------------
                                                                         Securities
   Name and Principal                                  Other Annual      Underlying     All Other
        Position         Year* Salary ($) Bonus ($) Compensation ($)(3) Options (#)  Compensation ($)
   ------------------    ----- ---------- --------- ------------------- ------------ ----------------
Winton M. Blount(1).....  1998  750,000     400,000       67,991                0         86,030(4)
 Chairman of the Board    1997  750,000     800,000       60,282                0         44,987
                         C1996  625,000     800,000       48,272          100,000        167,306
John M. Panettiere......  1998  791,666     600,000       64,270          160,000        136,833(5)
 President and Chief      1997  741,666   1,000,000       58,685          238,000        119,805
 Executive Officer       C1996  583,333     900,000       54,605          320,000        135,585
Harold E. Layman........  1998  315,833     240,000       12,585           45,000         29,080(6)
 Executive Vice
  President--             1997  291,666     275,000       12,390           60,000         24,200
 Finance Operations and  C1996  229,166     225,000        5,620           80,000         22,291
 Chief Financial Officer
James S. Osterman.......  1998  335,386     250,000       10,103           45,000         35,621(7)
 President--Outdoor       1997  316,151     310,000        9,042           62,000         26,920
 Products segment        C1996  233,333     230,000        7,163           80,000         24,170
D. Joseph McInnes(2)....  1998  308,333     230,000       16,335           45,000         28,209(8)
 Executive Vice
  President--             1997  286,333     265,000       12,433           60,000         23,625
 Administration and
  Chief                  C1996  225,833     225,000        7,747           80,000         82,199
 Administrative Officer
  and
 Corporate Secretary

--------
* C1996 represents the ten-month period March 1, 1996 through December 31, 1996. We changed our fiscal year from a March 1-February 28 period to a January 1-December 31 period, thus the ten-month period ended December 31, 1996 is reported.
(1) Winton M. Blount resigned effective August 19, 1999.
(2) D. Joseph McInnes resigned effective October 20, 1999, citing "good reason" (in the nature of constructive discharge) under his employment contract and seeking severance benefits in excess of $2.5 million. The Compensation Committee of the Board of Directors reviewed the facts relating to Mr. McInnes's termination and found no basis for a "good reason" termination. Therefore, the Committee denied Mr. McInnes's right to any severance benefits. Mr. McInnes has the right to request arbitration of his claim.
(3) Tax gross-up on club dues, personal use of our property and premiums on life insurance policies.
(4) Amount is comprised of $69,750 matching contribution to employee's 401(k) and excess 401(k) accounts and $16,280 attributable to the personal portion of the premiums on life insurance policies under our executive benefit life insurance and supplemental retirement plan.
(5) Amount is comprised of $80,625 matching contribution to employee's 401(k) and excess 401(k) accounts and $56,208 premiums on a life insurance policy under our executive life insurance plan.
(6) Amount is comprised of $26,587 matching contribution to employee's 401(k) and excess 401(k) accounts and $2,493 attributable to the personal portion of the premiums on the life insurance policies under our executive life insurance plan.
(7) Amount is comprised of $29,042 matching contribution to employee's 401(k) and excess 401(k) accounts and $6,579 accrued pursuant to our Omark salary continuation plan.
(8) Amount is comprised of $25,800 matching contribution to employee's 401(k) and excess 401(k) accounts and $2,409 in premiums on a life insurance policy under our executive benefit life insurance and supplemental retirement plans.

Employment Contracts and Change-In-Control Arrangements

   On April 18, 1999, we entered into employment agreements with all of the named executives except for Winton M. Blount and D. Joseph McInnes. These employment agreements provide that each of Messrs. Panettiere, Layman, Osterman, Bersett, Zorn, Irving and certain other of our executive officers will continue to serve as members of our senior management team. Mr. Panettiere's employment agreement provides that he will be chairman of our Board and will receive a $75,000 increase in his annual base salary. The other members of our post-recapitalization senior management team will continue to hold their present positions and will not receive increases in their base salaries. See "Related Party Transactions" for a more detailed description of these employment contracts.

   The named executives' pre-recapitalization employment agreements contained a change-in-control provision under which each executive would be paid a multiple (2 to 3 times, depending on the executive) of their then current base salary and an average of bonus payments recently received if, following a change-in-control (such as the recapitalization transactions), we or our successors were to materially breach the executives' agreements or if they were to terminate their employment for "good reason." These provisions were contained in the employment agreements referred to in the preceding paragraph. Full funding of certain benefits, including two established rabbi trusts, would also occur upon a change-in-control, as defined in the pre-recapitalization employment agreements. See "Related Party Transactions" for more information concerning these trusts.

   In connection with the recapitalization transactions, Lehman Brothers Merchant Banking Partners and Mr. Winton M. Blount agreed that we will retain Mr. Blount as an consultant for a period of two years following the closing of the recapitalization transactions and his resignation as chairman of our Board. See "Related Party Transactions" for information on this agreement with, and severance benefit applicable to, Mr. Blount.

Option Grants

   Pursuant to the merger agreement, each option outstanding prior to the consummation of the recapitalization transactions to purchase our stock was converted into the right to receive a cash payment from us immediately prior to the closing of the recapitalization transactions. After the closing of the recapitalization transactions, Messrs. Panettiere, Layman, Osterman, Bersett, Zorn, Irving and certain other of our executives (who, in aggregate invested approximately $13.6 million as part of the recapitalization transactions) received options to purchase shares of our post-recapitalization common stock pursuant to their post-recapitalization employment agreements. These options represented in the aggregate approximately 8% of post-merger fully diluted common stock.

Pension Plans

   Assuming continuance of our retirement plan in its present form, estimated annual benefits payable to eligible employees (including executive officers) in specific classifications following retirement at age 65 (normal retirement age), after continuous years of credited service, are shown below:

                               Pension Plan Table

      Five-Year
       Average
     Earnings at     Estimated Annual Benefits for Specified Years of Credited
     Retirement                           Service(1), (2)
     -----------  --------------------------------------------------------------
         (3)         10       15       20       25       30       35    40 or more
     -----------  -------- -------- -------- -------- -------- -------- ----------
      $100,000    $ 20,000 $ 30,000 $ 40,000 $ 50,000 $ 52,500 $ 55,000  $ 57,500
       200,000      40,000   60,000   80,000  100,000  105,000   110,00   115,000
       300,000      60,000   90,000  120,000  150,000  157,500  165,000   172,500
       400,000      80,000  120,000  160,000  200,000  210,000  220,000   230,000
       500,000     100,000  150,000  200,000  250,000  262,500  275,000   287,500
       600,000     120,000  180,000  240,000  300,000  315,000  330,000   345,000
       700,000     140,000  210,000  280,000  350,000  367,500  385,000   402,500
       800,000     160,000  240,000  320,000  400,000  420,000  440,000   460,000

--------
(1) The amounts set out above are based on the benefits under a straight life annuity to a participant retiring at age 65 on January 1, 1999. The amounts shown are to be reduced for offsetting amounts to be paid as social security benefits and benefits payable under master annuity contracts (purchased upon termination of prior retirement plans).
(2) Under Section 415(b) of the Internal Revenue Code, the maximum benefit payable under the master annuity contracts (purchased upon termination of prior retirement plans) and our retirement plan to an employee retiring at age 65 in 1998 is $130,000, an amount which may change each year in accordance with a determination made by the Commissioner of the Internal Revenue Service. In addition, Section 401(a)(17) of the Internal Revenue Code limits the amount of an employee's compensation which may be taken into account under our retirement plan to $160,000 for 1998, an amount which also may change each year in accordance with a similar determination. These limitations have been disregarded for the purposes of this table since the amount of the benefit payable in excess of the limitation is covered by us and subsidiaries' supplemental retirement benefit plans.
(3) Earnings covered by our retirement plan are based on the participant's base salary or wages.

   The years of benefit service used to determine benefits under the Blount retirement plan and the master annuity contracts (purchased upon termination of prior retirement plans) as of December 31, 1998, for the persons named in the Summary Compensation Table are: Mr. Panettiere--7 years; Mr. Blount--53 years; Mr. Osterman--29 years; Mr. Layman--6 years; and Mr. McInnes--25 years.

Executive Benefit Life Insurance and Supplemental Retirement Plan

   On September 22, 1980, our Board adopted, effective August 1, 1980, our executive benefit life insurance and supplemental retirement plan, which we will refer to collectively as the "Keyman insurance plan," for our key executive officers and those of our subsidiaries. Eligibility is determined by the Compensation and Management Development Committee of our Board. Each participating executive officer has the opportunity to obtain life insurance that will pay to the named beneficiary in the event of the executive officer's death while employed by us or one of our subsidiaries as a full-time permanent employee, an amount equal to 2 1/2 times the executive officer's annual compensation (base salary as of August 1 of each year plus the amount of the most recent bonus paid under our annual target incentive plan) at the time of the executive officer's death which we will refer to as the "death benefit." The excess of the face amount of the policy over the death benefit is paid to us. We have ownership rights in the policy, except that the executive officer has the right to change the beneficiary designation for the amount of the death benefit. All dividends declared on the policy shall be applied at our option to purchase additional paid-up insurance on the life of the executive officer or to reduce the premiums on the policy. We currently pay all premiums due on the policies.

   If the executive officer retires directly from permanent full-time employment with us or one of our subsidiaries, under certain circumstances and subject to the election by the executive officer, we, after withdrawing the cash value, will assign our rights in the policy to the executive officer. In lieu of our assignment of our rights in the policy, the executive officer may elect to receive an optional supplemental retirement benefit payable by us instead of all or a portion of any interest the executive officer or his beneficiary or beneficiaries may otherwise be entitled to under the policy, and the death benefit will terminate. If the executive officer retires prior to age 65, he or she may elect a supplemental retirement benefit commencing upon such retirement date, but the benefit will be reduced based on a formula.

   Mr. Blount resigned August 19, 1999 at age 79 and started receiving monthly installments amounting to $280,000 per year effective September 1, 1999. Mr. McInnes resigned on October 20, 1999 at age 56 and started receiving monthly installments amounting to $159,260 per year effective November 1, 1999. Messrs. Panettiere, Osterman and Layman, the other persons named in the Summary Compensation Table, do not participate in the Keyman insurance plan.

Supplemental Executive Retirement Plans

   We maintain a supplemental executive retirement plan for John M. Panettiere. This supplemental executive retirement plan will provide Mr. Panettiere with a benefit upon his normal retirement date or earlier termination of employment equal to a benefit calculated under the benefit formula of our retirement plan, but based on a schedule of years of service granted to him under the supplemental executive retirement plan rather than this actual service, reduced by any retirement benefits payable under our retirement plan, our supplemental retirement benefit plan, and any retirement income actually paid to Mr. Panettiere under any pension plan maintained by a former employer. This plan is administered by our Board or, at its discretion, the Compensation and Management Development Committee of our Board. This plan may be amended from time to time in any respect with the consent of the other party, but it cannot be terminated without the consent of our Board or its designated committee and Mr. Panettiere. At the discretion of our Board and after timely notice to Mr. Panettiere, rights to receive any benefits under this plan may be forfeited, suspended, reduced or terminated by our Board if it determines in good faith that good cause as defined in this plan has been shown. The projected annual benefit payable to Mr. Panettiere under this plan, in addition to the benefits payable under our retirement plan, our excess benefit plan and the retirement income payable under any pension plan maintained by a former employer of Mr. Panettiere, is $313,049.

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

The Blount Deferred Compensation Plan

   On October 9, 1998, we adopted our deferred compensation plan for a select group of Blount's and our highly compensated or management employees. The deferred compensation plan is also known as the Executive Supplemental Retirement Plan of Blount, Inc. Our deferred compensation plan provides supplemental retirement benefits to participants at age 65 in the form of a life annuity with monthly payments equal to the excess of (i) the product of
 .2083% of the participant's highest 3-year average earnings (base salary plus bonuses earned under an executive management target incentive plan) during the last 10 years of employment multiplied by his years of benefit service (as provided under the deferred compensation plan which, for some participants, may be greater than actual service) up to, but not in excess of, 20, over (ii) the amount of retirement benefits payable to the participant under all other of our defined benefit plans, any pension plan maintained by a former employer of the participant, and his primary social security benefit. Upon the participant's death, a survivor annuity is payable under the deferred compensation plan to the participant's surviving spouse in a monthly amount equal to 66 2/3% of the monthly benefit payable to the participant. The deferred compensation plan provides for retirement before age 65 with reduced benefits and also provides special rules regarding benefits payable if the participant becomes disabled or dies before commencing a benefit. If certain events occur, the deferred compensation plan allows participants to elect to receive their benefit in a single lump sum payment.

   The deferred compensation plan may be amended or terminated with the consent of all participants and employers. We, in our discretion and without consent of the participants, may also make certain amendments that do not adversely affect the rights of participants. All persons named in the Summary Compensation Table participate in the deferred compensation plan. The projected annual benefit payable under the deferred compensation plan, in addition to the benefits payable under other defined benefits plans, pension plans of prior employers, and social security, to the persons named in the Summary Compensation Table is as follows: Mr. Panettiere--$437,321; Mr. Osterman--$26,819; and Mr. Layman-- $130,286. Mr. Blount was paid a lump sum benefit of $1,055,707.89 from this plan on September 1, 1999 as a result of his resignation on August 19, 1999 at age 79. The status of Mr. McInnes under this deferred compensation plan depends upon the final determination of whether his resignation on October 20, 1999 at age 56 is deemed to have been for "good reason" on his part under his employment agreement. The projected annual benefit for Mr. McInnes is $21,129 or $0.

Omark Supplemental Retirement Plan

   We sponsor a supplemental retirement plan for the key management employees of Blount's Outdoor Products segment, Sporting Equipment segment, and Industrial and Power Equipment segment, which we will refer to as the "Omark supplemental retirement plan," which was originally adopted by a predecessor corporation, effective July 1, 1979. The Omark supplemental retirement plan provides a supplemental retirement benefit to participants equal to the excess, if any, of (i) 50% of the participant's highest 5-year average base salary during the last 10 years of employment before age 65, over (ii) the aggregate amount available to the participant under the other benefit plans of the subsidiaries and one-half the primary social security benefit. Our Omark supplemental retirement plan provides for retirement at an earlier age at reduced benefits. Our Omark supplemental retirement plan may be revised or terminated by our Board. Mr. Osterman participates in our Omark supplemental retirement plan. No benefits are projected to be payable under this plan.

Omark Retirement Protection Plan

   We sponsor a retirement protection plan, which we will refer to as our "Omark protection plan," for certain employees of Blount's Outdoor Products segment, Sporting Equipment segment, and Industrial and Power Equipment segment, which was originally adopted by a predecessor corporation, effective November 1, 1983. Participation in our Omark protection plan is automatic if the amount of an individual's benefit under our Omark retirement plan, which we funded prior to its termination on July 27, 1985, is reduced as a result of any deferral of compensation pursuant to our Omark deferred plan, which was terminated effective December 31,

1986. Benefits under our Omark protection plan are limited to the amount of any reduction of benefits under the master annuity contracts (purchased upon termination of our Omark retirement plan) or our pre-1992 Omark retirement plan as a result of any deferral of compensation pursuant to the Omark deferred plan prior to its termination. If the benefits that are actually due under the master annuity contracts or our retirement plan are not reduced, then no benefits are due under our Omark protection plan. Our Board may terminate or amend our Omark protection plan on the first day of any month by giving notice to the participants. Such termination shall not affect the rights of participants under our Omark protection plan as of such date of termination. Our Omark protection plan is unfunded and amounts due to the participants covered thereby are among our general obligations. Mr. Osterman participates in our Omark protection plan. No benefits are projected to be payable under this plan.

Omark Salary Continuation Plan

   We sponsor a salary continuation plan for certain employees of Blount's Outdoor Products segment, Sporting Equipment segment, and Industrial and Power Equipment segment, who participated in the former management award plan of those divisions, which was originally adopted by a predecessor corporation, effective January 1, 1985. Our salary continuation plan provides the beneficiaries of the participants with a continuation of 2 years of annual salary when death occurs. Our Board may at any time terminate or amend the salary continuation plan. Participation in our salary continuation plan was frozen effective February 28, 1990. Our salary continuation plan is unfunded and amounts due the beneficiaries of the participants covered thereby are among our general obligations. Mr. Osterman participates in our salary continuation plan.

Supplemental Retirement and Disability Plan

   We have a supplemental retirement and disability plan, for the employees of our corporate office effective as of January 1, 1992 (adopted by our Board on November 25, 1991). Each person who was an eligible employee of our corporate office on December 31, 1991 and whose annual earnings were at least $90,000, became a participant in our retirement and disability plan on January 1, 1992 or will become a participant on the first day thereafter on which he or she becomes an eligible employee of our corporate office. Our retirement and disability plan provides that, at the time a participant ceases to be an eligible employee, if his or her retirement benefit under our retirement plan is less than the retirement benefit to which such participant would have been entitled at the time he or she ceased to be an eligible employee if our pre-1992 retirement plan had continued in effect without amendment, then such participant shall be entitled to a supplemental retirement benefit under our retirement and disability plan which has an actuarial value equal to the excess, if any, of (i) the actuarial value of the retirement benefit to which the participant would have been entitled had our pre-1992 retirement plan continued in effect over (ii) the actuarial value of his or her retirement benefit under our retirement plan, as amended and in effect at the time he or she ceases to be an eligible employee. If such participant dies under circumstances entitling his or her spouse to a benefit under our retirement plan, as in effect at the date of his or her death, such spouse shall be entitled to receive a benefit having the actuarial value equal to the excess, if any, of (i) the actuarial value of the benefit to which such spouse would have been entitled had our pre-1992 retirement plan continued in effect over
(ii) the actuarial value of the benefit to which such spouse is entitled under our retirement plan, as in effect at the date of the participant's death. Payment of any supplemental retirement benefit hereunder shall be made in the same form as is payment of the corresponding benefit under our retirement plan.

   Our retirement and disability plan also provides that a participant who ceases active work as a result of his or her inability to perform the duties of his or her occupation because of disease or accidental bodily injury while an eligible employee shall be entitled to receive a monthly disability benefit on the 1st day of the 7th month following the month during which the participant ceased to be an active eligible employee and terminating on the earlier of the 1st day of the calendar month in which the participant dies or the 1st day of the 29th calendar month following the calendar month in which the participant ceases to be an active eligible

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

employee. The amount of each such monthly payment during this period shall be equal to (i) 40% of the sum of the participant's earnings less 50% of the participant's monthly social security disability benefit, less (ii) the monthly benefit payable to the participant under the long-term disability component of our welfare benefit plan. If a participant becomes disabled while an active eligible employee, he or she shall be entitled to receive a long-term disability supplement commencing on the 1st day of the 30th month following the month in which the participant ceases to be an active eligible employee and terminating on the 1st day of the calendar month in which the participant dies. No such supplement shall be payable during any month ending prior to the participant's normal retirement date during which the participant does not receive a social security disability benefit. The payment is based on a formula set forth in this plan. Our retirement and disability plan may be amended, suspended, or terminated in whole or in part at any time by action of our Board without affecting prior rights accrued under this plan. Messrs. Blount, Panettiere, Layman and Osterman named in the Summary Compensation Table do not participate in our retirement and disability plan. Mr. McInnes resigned October 20, 1999 at age 56 and started receiving a monthly annuity amounting to $71,273 on an annualized basis beginning November 1, 1999. His entitlement to this benefit is not dependent on any determination of whether his resignation is deemed to have been for "good reason" on his part under his employment agreement.

Compensation of Directors

   Prior to the closing of the recapitalization transactions, our non-employee directors received certain compensation, reimbursements and benefits associated with their duties as our directors. After the closing of the recapitalization transactions, our non-employee directors no longer receive such compensation, reimbursements and benefits, except reimbursement of expenses associated with fulfilling their duties as our directors.

Compensation Committee

   Alan L. Magdovitz, Eliot M. Fried and E. Daniel James have been appointed to serve as members of the Compensation and Management Development Committee from the new directors elected or appointed as a result of the recapitalization transactions.


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

                             PRINCIPAL STOCKHOLDERS

   The table below sets forth certain information with respect to the beneficial ownership of our capital stock by each person who is known by us to be the beneficial owner of more than 5% of any class or series of our capital stock and each of our directors and executive officers and all directors and executive officers as a group.

                                                 Shares of         Percentage
            Name and Address               Common Stock(1)(2)(3) Owned(1)(2)(3)
            ----------------               --------------------- --------------
Lehman Brothers Merchant Banking                26,262,111            85.3%
 Partners(4).............................
 c/o Lehman Brothers Holdings Inc.
 3 World Financial Center
 New York, New York 10285
John M. Panettiere.......................          390,231             1.3%
Harold E. Layman.........................          153,977               *
James S. Osterman........................           44,129               *
Gerald W. Bersett........................            4,275               *
Donald B. Zorn...........................           57,232               *
Richard H. Irving, III...................           54,689               *
Alan L. Magdovitz(4).....................       26,262,111            85.3%
Eliot M. Fried(4)........................       26,267,111            85.3%
E. Daniel James(4).......................       26,262,111            85.3%
All executive officers and directors as a
 group (9 people)........................       26,971,644            87.6%

--------
 * Represents holdings of less than 1%.
(1) Under their new employment agreements, the executives listed or otherwise accounted for in the above table invested specific amounts for shares in Blount International, after giving effect to the recapitalization transactions, according to individual formulas based in part upon the net tax proceeds resulting from the cancellation of their respective existing stock options in Blount International.
(2) This table does not give effect to shares that may be acquired pursuant to options and warrants because no shares may be so acquired within 60 days from December 10, 1999.
(3) In connection with the recapitalization transactions, 37 employees not named in the table above collectively acquired 202,934 shares of capital stock, representing approximately 0.7% ownership after giving effect to the recapitalization transactions. In aggregate, management contributed approximately $13.6 million of cash, representing approximately 2.9% of ownership after giving effect to the recapitalization transactions, through purchase of equity at $15/share. The number of shares for the above principal stockholders includes shares received by way of exchange in the recapitalization transactions, as well as shares attributable by proration both to individual Blount 401(k) Retirement Savings Plan accounts, where applicable, based upon a November 22, 1999 valuation, and to any former Class A or Class B shares for which the cash consideration was elected in connection with the recapitalization. The aggregate totals of shares held by the 37 other employees and by all management as a group do not include such 401(k) Plan shares or other shares received by proration or exchange, if any, as a result of the recapitalization transactions. The total of any such shares is not material.
(4) Messrs. Magdovitz, Fried and James are affiliates of Lehman Brothers Merchant Banking Partners and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by Lehman Brothers Merchant Banking Partners. Such individuals disclaim beneficial ownership of such shares.

                       THE RECAPITALIZATION TRANSACTIONS

   This exchange offer is related to a series of recapitalization transactions which also included our merger with Red Dog Acquisition, a subsidiary of Lehman Brothers Merchant Banking Partners, the issuance of the old notes, an equity contribution from Lehman Brothers Merchant Banking Partners and some members of our senior management and our entrance into new credit facilities. The recapitalization transactions were completed simultaneously or within a short time of each other, subject to the satisfaction of the conditions described in this section under the sub-heading entitled "--The Merger."

The Merger

   On April 18, 1999, we entered into a merger agreement with Red Dog Acquisition, pursuant to which it was contemplated that we would merge with Red Dog Acquisition and be the surviving corporation of this merger. The merger agreement called for all of our issued and outstanding shares of common stock to be converted into, at the election of the stockholders but subject to proration, either $30.00 or two shares of the surviving corporation. Lehman Brothers Merchant Banking Partners and some members of senior management of the surviving corporation now own approximately 87.6% of the surviving corporation, with our shareholders prior to the recapitalization owning approximately 12.4%.

New Credit Facilities

   We entered into new credit facilities with a syndicate of lenders arranged and syndicated by Lehman Brothers Inc. and Lehman Commercial Paper Inc., with Bank of America, N.A. as the administrative agent. These new credit facilities consist of an aggregate principal amount of $500.0 million which includes senior secured term loan facilities in an aggregate principal amount of $400.0 million and a $100.0 million senior secured revolving credit facility. The term loan facilities were used to fund the closing of the recapitalization transactions. The revolving credit facility will be used for general corporate purposes, including funding our working capital requirements after the closing of the recapitalization transactions. See "Description of Certain Indebtedness--New Credit Facilities."

Equity Contribution

   Lehman Brothers Merchant Banking Partners contributed approximately $417.5 million to our equity, less the aggregate amount the members of our senior management invested in us, which was approximately $13.6 million.

Offering of Old Notes

   In addition to the new credit facilities and equity contribution described above, the proceeds of the $325.0 million senior subordinated notes offering made through the offering memorandum dated August 16, 1999 was used to fund the recapitalization transactions.

                           RELATED PARTY TRANSACTIONS

   In connection with the recapitalization transactions, Lehman Brothers Inc., an affiliate of Lehman Brothers Merchant Banking Partners, provided investment banking, financial advisory and other services to us and our affiliates, for which services Lehman Brothers Inc. received customary fees and was reimbursed expenses incurred in connection therewith. In addition, Lehman Brothers Inc. acted as advisor, lead arranger and book manager for the old notes and the new credit facilities, and Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., was the syndication agent and a lender under the new credit facilities.

   Messrs. Magdovitz, Fried and James, who are directors of both Blount International and Blount after the closing of the recapitalization transactions, are investors in Lehman Brothers Merchant Banking Partners. After the closing of the recapitalization transactions, Lehman Brothers Merchant Banking Partners beneficially owned approximately 87.1% and currently beneficially owns approximately 85.3% of our outstanding capital stock. By virtue of such ownership, Lehman Brothers Merchant Banking Partners is able to significantly influence the business and affairs of Blount with respect to matters requiring stockholder approval. See "Management--Directors and Executive Officers," "Principal Stockholders" and "The Recapitalization Transactions." From time to time in the future, Lehman Brothers Merchant Banking Partners or its affiliates may receive customary fees for services rendered to us in connection with financings, divestitures, acquisitions and certain other transactions.

   Some of our directors and executive officers may have had interests which presented them with potential conflicts of interest in connection with the recapitalization transactions. The board of directors was aware of the conflicts described below and gave them careful consideration prior to its approval of the recapitalization transactions.

   Shares of our common stock held by our officers and directors were converted into the right to receive the same consideration as shares of our common stock held by other stockholders. Our stock options held by our officers and directors were treated in the same manner as stock options held by other option holders.

   Following the closing of the recapitalization transactions, through the sixth anniversary of their completion, we will indemnify and hold harmless each of our present or former officers, directors or employees and those of our subsidiaries against all claims, losses, liabilities, damages and other costs and expenses arising out of or pertaining to:

  . the fact that the indemnified party is or was an officer, director or employee of ours or our subsidiaries or

  . matters existing or occurring prior to the completion of the recapitalization transactions.

   The following are summaries of employment agreements, each dated April 18, 1999, which we entered into with six members of our senior management and other employment arrangements that were in place prior to the closing of the recapitalization transactions. As summarized below, the employment agreements also provide that the senior management team make an aggregate equity contribution to us of approximately $13.6 million and thereby own approximately 2.9% of our common stock. Each of these agreements has been filed with the Commission as an exhibit to the Proxy Statement referred to under "Where You Can Find More Information."

   Agreement with John M. Panettiere. John M. Panettiere's employment agreement provides that Mr. Panettiere will be employed as chairman of our board and as our president and chief executive officer. In exchange for these services, Mr. Panettiere will receive, among other things, a base annual salary of $875,000 for the next three years (representing an increase of $75,000 as compared to his pre-merger base annual salary) and bonuses consistent with pre-merger bonus levels and benefits under various benefit plans which we have offered to our executives. Mr. Panettiere agreed in his employment agreement to make a minimum equity contribution to us equal to 60% of the aggregate amount of after tax proceeds that he received from the cancelation of his 1,330,164 pre-merger options to purchase our pre-merger common stock. In addition, Mr. Panettiere was granted non-qualified options to purchase 730,000 shares of our post-merger common stock, which contain the terms described below. The term of Mr. Panettiere's employment agreement expires on July 31, 2002. Mr. Panettiere agrees that during the term of the employment agreement and for a period of 12 months following the date that the employment agreement is terminated or, if longer, the period ending on the date he no longer receives severance benefits, he will refrain from competing against us. In the event that we terminate Mr. Panettiere's employment without cause, or he resigns from employment for good reason, Mr. Panettiere will be eligible to receive, among other things, his base salary, continuing bonuses and other executive benefits, for the remaining term of his agreement.

   Agreement with Harold E. Layman. Harold E. Layman's employment agreement provides that Mr. Layman will be employed as our executive vice president, finance operations and chief financial officer. In exchange for these services, Mr. Layman will receive, among other things, a base annual salary of $334,000 and bonuses consistent with pre-merger bonus levels and benefits under various benefit plans which we have offered to our executives. Mr. Layman agreed in his employment agreement to make a minimum equity contribution to us equal to 60% of the aggregate amount of after tax proceeds that he received from the cancelation of his 457,500 pre-merger options to purchase our pre-merger common stock. In addition, Mr. Layman was granted non-qualified options to purchase 320,000 shares of our post-merger common stock, which contain the terms described below. The term of Mr. Layman's employment under his employment agreement are on a rolling two-year basis. In addition, Mr. Layman agrees that during the term of the employment agreement and for a period of 12 months following the date that the employment agreement is terminated or, if longer, the period ending on the date he no longer receives severance benefits, he will refrain from competing against us. In the event that we terminate Mr. Layman's employment without cause, or he resigns from employment for good reason, Mr. Layman will be eligible to receive, among other things, his base salary, continuing bonuses and other executive benefits for a period of 24 months from his date of termination.

   Agreement with James S. Osterman. James S. Osterman's employment agreement provides that Mr. Osterman will be employed as group president of our Outdoor Products segment. In exchange for these services, Mr. Osterman will receive, among other things, a base annual salary of $355,000 and bonuses consistent with pre-merger bonus levels and benefits under various benefit plans which we have offered to our executives. Mr. Osterman agreed in his employment agreement to make a minimum equity contribution to us equal to 50% of the aggregate amount of after tax proceeds that he received from the cancelation of his 252,500 pre-merger options to purchase our pre-merger common stock. In addition, Mr. Osterman was granted non-qualified options to purchase 120,000 shares of our post-merger common stock, which contain the terms described below. The term of Mr. Osterman's employment agreement expires on the third anniversary of the closing of the recapitalization transactions. In addition, Mr. Osterman agrees that during the term of the employment agreement and for a period of 12 months following the date that the employment agreement is terminated or, if longer, the period ending on the date he no longer receives severance benefits, he will refrain from competing against us. In the event that we terminate Mr. Osterman's employment without cause, or he resigns from employment for good reason, Mr. Osterman will be eligible to receive, among other things, his base salary, continuing bonuses and other executive benefits for a period of 24 months from his date of termination.

   Agreement with Gerald W. Bersett. Gerald W. Bersett's employment agreement provides that Mr. Bersett will be employed as group president of our Sporting Equipment segment. In exchange for these services, Mr. Bersett will receive, among other things, a base annual salary of $340,000 and bonuses consistent with pre-merger bonus levels and benefits under various benefit plans which we have offered to our executives. Mr. Bersett agreed in his employment agreement to make a minimum equity contribution to us equal to 100% of the aggregate amount of after tax proceeds that he received from the cancelation of his 57,000 pre-merger options to purchase our pre-merger common stock. In addition, Mr. Bersett was granted non-qualified options to purchase 120,000 shares of our post-merger common stock, which contain the terms described below. The term of Mr. Bersett's employment under his employment agreement will be on a rolling, two-year basis. In addition, Mr. Bersett agrees that during the term of the employment agreement and for a period of 12 months following the date that the employment agreement is terminated or, if longer, the period ending on the date he no longer receives severance benefits, he will refrain from competing against us. In the event that we terminate Mr. Bersett's employment under his employment agreement without cause, or he resigns from employment for good reason, Mr. Bersett will be eligible to receive, among other things, his base salary, continuing bonuses and other executive benefits for a period of 24 months from his date of termination.

   Agreement with Donald B. Zorn. Donald B. Zorn's employment agreement provides that Mr. Zorn will be employed as group president of our Industrial and Power Equipment segment. In exchange for these services, Mr. Zorn will receive, among other things, a base annual salary of $323,000 and bonuses consistent with pre-merger bonus levels and benefits under various benefit plans which we have offered to our executives. Mr. Zorn agreed in his employment agreement to make a minimum equity contribution to us equal to 50% of the aggregate amount of after tax proceeds that he received from the cancelation of his 257,832 pre-merger options to purchase our pre-merger common stock. In addition, Mr. Zorn was granted non-qualified options to purchase 120,000 shares of our post-merger common stock, which contain the terms described below. The term of Mr. Zorn's employment agreement expires on the second anniversary of the closing of the recapitalization transactions. In addition, Mr. Zorn agrees that during the term of the employment agreement and for a period of 12 months following the date that the employment agreement is terminated or, if longer, the period ending on the date he no longer receives severance benefits, he will refrain from competing against us. In the event that we terminate Mr. Zorn's employment without cause, or he resigns from employment for good reason, Mr. Zorn will be eligible to receive, among other things, his base salary, continuing bonuses and other executive benefits for a period of 24 months from his date of termination.

   Agreement with Richard H. Irving, III. Richard H. Irving, III's employment agreement provides that Mr. Irving will be employed as our senior vice president and general counsel. In exchange for these services, Mr. Irving will receive, among other things, a base annual salary of $292,000 and bonuses consistent with pre-merger bonus levels and benefits under various benefit plans which we have offered to our executives. Mr. Irving agreed in his employment agreement to make a minimum equity contribution to us equal to 60% of the aggregate amount of after tax proceeds that he received from the cancelation of his 231,000 pre-merger options to purchase our pre-merger common stock. In addition, Mr. Irving was granted non-qualified options to purchase 100,000 shares of our post-merger common stock, which contain the terms described below. The term of Mr. Irving's employment under his employment agreement will be on a rolling two-year basis. In addition, Mr. Irving agrees that during the term of the employment agreement and for a period of 12 months following the date that the employment agreement is terminated or, if longer, the period ending on the date he no longer receives severance benefits, he will refrain from competing against us. In the event that we terminate Mr. Irving's employment without cause, or he resigns from employment for good reason, Mr. Irving will be eligible to receive, among other things, his base salary, continuing bonuses and other executive benefits for a period of 24 months from his date of termination.

   Employee Stock Options. We granted to our senior management (representing approximately 45 members of management) after the closing of the recapitalization transactions, non-qualified options to purchase shares of our post-merger common stock representing an aggregate of approximately 8% of our post-merger initial fully diluted common stock. One-half of these options were "time options," and one-half of these options were "performance options." All of our options have a term of 10 years from the date of the closing of the recapitalization transactions. These options are subject to earlier termination upon the occurrence of certain customary events. For example, if an executive's employment is terminated without cause, the term of the options expires one year after termination. Time options will generally vest in 20% increments over a period of five years. Performance options will generally vest in 20% increments over a period of five years so long as certain earnings targets are achieved. In any event, all performance options will generally vest on the sixth anniversary of the closing of the recapitalization transactions. The vesting of these options will accelerate upon the occurrence of certain customary events. For example, all time options of an executive will fully vest upon his death or disability.

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

   Employee Stockholders Agreement. Each employment agreement described above has annexed to it a summary of terms of an employee stockholders agreement. Subsequently, we entered into with Lehman Brothers Merchant Banking Partners and each executive who has executed an employment agreement a definitive employee stockholders agreement prior to the closing of the recapitalization transactions. The employee stockholders agreement restricts the transfer of our post-merger common stock and options owned by these executives for a period of five years from the closing of the recapitalization transactions. Exceptions to this restriction include transfers to heirs and trusts, so long as the transferee agrees to be bound by the terms of the employee stockholders agreement. In addition, executives have rights to sell their shares on a pro rata basis with Lehman Brothers Merchant Banking Partners whenever Lehman Brothers Merchant Banking Partners is selling its shares to third parties. Similarly, Lehman Brothers Merchant Banking Partners has the right to cause each of the executives to sell his shares of our post-merger common stock on a pro rata basis with Lehman Brothers Merchant Banking Partners to a third party that has made an offer to purchase our shares owned by Lehman Brothers Merchant Banking Partners. In the event that we register our shares under the Securities Act (except for registrations related exchange offers or benefit plans) and Lehman Brothers Merchant Banking Partners is selling its shares in connection with this registration, the executives will have the right to have their shares concurrently registered and sold on a pro rata basis with Lehman Brothers Merchant Banking Partners. Our post-merger common stock and options owned by the executives will also be subject to "put" and "call" rights, which entitle us to purchase from the executives, and the executives will be entitled to sell to us, such post-merger common stock and options at fair market value upon our termination of the executive's employment without "cause," by the executive for "good reason," or as a result of the executive's retirement, death or disability.

   Other Arrangements. We have two deferred compensation trusts which require that we fully fund such upon a change of control or threatened change of control, such as the merger. For one of these trusts, we have obtained waivers of these funding requirements from John M. Panettiere, Harold E. Layman, James
S. Osterman and Donald B. Zorn regarding their previously unfunded deferred compensation totaling in the aggregate $14.2 million. The beneficiaries of the other trust, including Winton M. Blount, John M. Panettiere, Harold E. Layman, James S. Osterman, Donald B. Zorn, D. Joseph McInnes and Winton M. Blount III, in his capacity as a former executive of Blount, were not permitted by the terms of such trust to waive the applicable funding requirements. The aggregate amount funded under this other trust, together with the amount funded for one other beneficiary under the former trust, equaled $10.4 million.

   The six executive officers listed above plus some other members of our senior management have existing employment agreements entitling them to enhanced severance benefits, following a change of control, such as the recapitalization transactions, if we or our successors were to materially breach their agreements or if they terminate their employment for "good reason."

   In connection with the merger, and after the amount of consideration in the merger and the other principal terms and conditions of the merger agreement had been agreed upon by us and Lehman Brothers Merchant Banking Partners, Lehman Brothers Merchant Banking Partners and Winton M. Blount, the chairman of the board of directors and controlling stockholder of Blount, agreed that Mr. Blount would be retained to provide consulting services to us for a period of two years after the closing of the recapitalization transactions in exchange for total compensation of $1,000,000 ($500,000 per year), the right to continue to occupy the office space after the closing of the recapitalization transactions which he is currently occupying, continued administrative and secretarial services and the right to use the corporate aircraft for personal use of up to 75 hours per year so long as he pays the agreed upon cost of such use. In addition, Mr. Blount, who has been employed by Blount for 54 years, will receive a severance benefit calculated in a manner consistent with Blount's standard policy, payable in January 2000, of $1,566,333.

   We have entered into an escrow and termination of indemnification agreement with The Blount Holding Company, a limited partnership controlled by Winton M. Blount and which prior to the merger was our principal stockholder, for which The Blount Holding Company has been released from its agreement entered into in connection with our 1995 corporate reorganization to indemnify us for some possible liabilities associated with matters arising prior to the 1995 reorganization. The Blount Holding Company was released from its indemnity on May 5, 1999 after it deposited into escrow a mutually agreed upon amount for our benefit. The amount deposited into escrow to be held and disbursed in accordance with the escrow agreement was $100,000, representing the maximum estimated indemnification obligation of The Blount Holding Company for any known potential liabilities.

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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

The New Credit Facilities

   The new credit facilities were provided by a syndicate of banks and other financial institutions, with Lehman Brothers Inc. as the advisor, lead arranger and book manager, Lehman Commercial Paper Inc. as the syndication agent and Bank of America, N.A. as the administrative agent.

 General

   The new credit facilities are comprised of two term loan facilities and a revolving credit facility. The term loan facilities are comprised of a $60 million Tranche A Term Loan, which has a maturity of approximately five years, and a $340 million Tranche B Term Loan, which has a maturity of approximately seven years. The revolving credit facility provides for a revolving line of credit of up to $100 million, and includes borrowing capacity for letters of credit and for borrowings on same-day notice ("swingline loans"). The revolving credit facility terminates five years after the date of the initial funding of the new credit facilities.

 Interest Rates; Fees

   All borrowings under the new credit facilities will bear interest, at Blount's option, at a rate per annum equal to either: (a) the "eurodollar rate" (which is based on a formula relating to the rate for dollar deposits in the interbank eurodollar market for a given interest period) plus (i) in the case of the Tranche A Term Loan and loans under the revolving credit facility, a margin that ranges from 1.75% to 3.25% depending on our ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") and
(ii) in the case of the Tranche B Term Loan, a margin of 4.00% or (b) the "base rate" (generally, the highest of (x) the prime commercial lending rate of the reference lender under the new credit facilities, (y) the secondary market rate for three-month certificates of deposit plus 1.00% and (z) the Federal funds rate as established by the Federal Reserve Bank of New York plus 0.50%) plus
(i) in the case of the Tranche A Term Loan and loans under the revolving credit facility, a margin that ranges from 0.75% to 2.25% depending on our ratio of funded debt to EBITDA and (ii) in the case of the Tranche B Term Loan, a margin of 3.00%.

   A commitment fee calculated at a rate that ranges from 0.375% to 0.50% per annum depending on our ratio of total funded debt to EBITDA will be payable on any amounts not borrowed under the revolving credit facility.

 Repayment; Prepayments

   The Tranche A Term Loan repayments will be as follows: quarterly payments of $2,000,000 from December 31, 1999 until June 30, 2000; quarterly payments of $3,000,000 from September 30, 2000 until June 30, 2002; and quarterly payments of $3,750,000 from September 30, 2002 until June 30, 2004.

   The Tranche B Term Loan repayments will be as follows: quarterly payments of $850,000 from December 31, 1999 until June 30, 2005; quarterly payments of $80,000,000 from September 30, 2005 until March 31, 2006; and one final payment of $80,450,000 on June 30, 2006.

   In addition, under the new credit facilities Blount is required to make mandatory prepayments (i) with the net proceeds of the incurrence of certain indebtedness by Blount International or by Blount or any of its subsidiaries,
(ii) with the proceeds of certain asset sales or other dispositions (including as a result of casualty or condemnation) and (iii) on an annual basis commencing with our fiscal year ending December 31, 2000 with (a) 75% of our excess cash flow (as defined in the new credit facilities) if our ratio of funded debt to EBITDA is greater than 3.5 to 1.0 or (b) 50% of such excess cash flow if such ratio is less than 3.5 to 1.0.

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

   Prior to the second anniversary of the Issue Date, mandatory or optional prepayments of the Tranche B Term Loan must be accompanied by a prepayment premium ranging from 0.50% to 1.50% of the prepayment principal thereof.

 Guarantees; Security

   The obligations of Blount in respect of the new credit facilities are guaranteed by Blount International and all of Blount's domestic subsidiaries.

   The obligations of Blount and the guarantee obligations of its domestic subsidiaries in respect of the new credit facilities are secured by a first priority security interest in substantially all of their respective assets. The guarantee obligations of Blount International in respect of the new credit facilities are secured by a pledge of all of Blount's capital stock. Blount's 7.0% notes share equally and ratably in certain of the collateral securing the new credit facilities.

 Certain Covenants

   The new credit facilities contain affirmative covenants of us and Blount and its subsidiaries including, without limitation:

  .  reporting requirements;

  . requirements to maintain insurance, comply with laws and maintain properties; and

  .  requirement to maintain interest rate protection.

   The new credit facilities also contain negative covenants that restrict our, Blount's and its subsidiaries' ability to, among other things:

  .  borrow money and issue preferred stock;

  .  guarantee indebtedness of others;

  . pay dividends on, make other distributions in respect of, or purchase our stock or our subsidiaries' stock;

  .  make investments;

  .  make capital expenditures;

  .  use assets as security in other transactions;

  .  sell certain assets or merge with or into other companies;

  .  enter into sale and leaseback transactions;

  .  enter into certain types of transactions with affiliates;

  .  limit dividends or other payments to Blount;

  .  enter into new businesses; and

  . make payments in respect of, or modify the terms of, subordinated indebtedness, including these notes.

   In addition, the new credit facilities require us to comply with various financial covenants, including an interest coverage ratio and a funded debt to EBITDA ratio.

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

 Events of Default

   The new credit facilities contain events of default including, without limitation:

  .  failure to make payments when due;

  .  breach of representations or warranties;

  .  breach of covenants;

  .  events of insolvency, bankruptcy or similar events;

  .  cross-default to other indebtedness in excess of specified amounts;

  . certain ERISA events which can reasonably be expected to have a material adverse effect;

  . judgment in excess of a specified amount which has not been stayed or discharged within 30 days from the entry thereof;

  . invalidity of any of the guarantees in respect of the new credit facilities;

  . failure in the perfection of the security interest granted in respect of the new credit facilities; and

  .  change in control (as defined in the new credit facilities).

7% Senior Notes

   On June 15, 1998, Blount issued $150,000,000 aggregate principal amount of 7% Senior Notes due June 15, 2005. These 7.0% notes are unsubordinated obligations of Blount, and are fully and unconditionally guaranteed by us but not by any of our or Blount's subsidiaries. Interest on the existing notes is payable semi-annually in arrears on June 15 and December 15 of each year. The 7.0% notes are redeemable at Blount's option, in whole or in part, at any time. The 7.0% notes are issued under an indenture dated June 18, 1998, which contains covenants limiting our ability, and the ability of our subsidiaries including Blount, to incur or guarantee secured indebtedness, to enter into sale and leaseback transactions or to sell assets or enter into mergers or consolidations. The obligations of Blount and the guarantee obligations of Blount International under the 7.0% notes are secured (equally and ratably with the obligations of Blount and the guarantee obligations of its domestic subsidiaries and Blount International in respect of the new credit facilities) by a first priority security interest in all of the outstanding shares of capital stock and intercompany debt of our direct and indirect domestic subsidiaries (and 65% of the outstanding shares of capital stock of Blount's first-tier foreign subsidiaries) and in certain of our manufacturing plants and facilities located in the U.S. to the extent such shares, plants and facilities are pledged as collateral to secure the new credit facilities.

                              DESCRIPTION OF NOTES

   You can find the definitions of capitalized terms used in this description under the subheading "Certain Definitions." In this description, references to Blount International and Blount do not include their subsidiaries.

   The old notes (the "Old Notes") were issued and the new notes (the "New Notes" or the "Exchange Notes") will be issued pursuant to the Indenture between the Company and United States Trust Company of New York, as trustee (the "Trustee"), which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The terms of the New Notes will be identical in all material respects with the terms of the Old Notes, except that the New Notes have been registered under the Securities Act and are issued free of any covenant regarding registration, including the payment of additional interest upon failure to file or have declared effective an exchange offer registration statement or to consummate the Exchange Offer by certain dates. The New Notes and the Old Notes are deemed the same series of Notes under the Indenture and are entitled to the benefits thereof. Accordingly, unless specifically stated to contrary, the following description applies equally to the Old Notes and the New Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and prospective investors are referred to the Indenture and the Trust Indenture Act for a statement thereof.

   The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Notes.

   The Notes:

  .  are general unsecured obligations of Blount;

  . are subordinated in right of payment to all existing and future Senior Debt of Blount, including Indebtedness outstanding from time to time under the new credit facilities and existing notes issued pursuant to the 1998 Indenture;

  . are pari passu in right of payment with any future senior subordinated Indebtedness of Blount; and

  . are unconditionally guaranteed on a senior subordinated basis by the Guarantors.

   The Guarantees of the Notes:

  .  are general unsecured obligations of each Guarantor;

  . are subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

  . are pari passu in right of payment with any future senior subordinated Indebtedness of each Guarantor.

Principal, Maturity and Interest

   Blount issued $325.0 million aggregate principal amount of Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on August 1, 2009.

   Interest on the Notes accrues at the rate of 13% per annum and is payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2000. Blount will make each interest payment to those holders of the Notes who were holders of record on the immediately preceding January 15 and July 15.

   Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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

   On one or more occasions after the sale of the Notes, Blount may issue additional Notes having substantially identical terms and conditions to the Notes offered hereby (the "Additional Notes"). However, the maximum aggregate principal amount of Additional Notes may not exceed $125.0 million. Any issuance of Additional Notes will be subject to the covenant described below in the section entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any Additional Notes will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for purposes of this "Description of Notes" section, reference to the Notes includes any Additional Notes actually issued.

Paying Agent and Registrar for the Notes

   The trustee will initially act as Paying Agent and Registrar. Blount may change the Paying Agent or Registrar without prior notice to the holders, and Blount International or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

   A holder may transfer or exchange Notes only in accordance with the Indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Blount may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Blount is not required to transfer or exchange any Note:

  .  selected for redemption; or

  .  during a period of 15 days before it selects Notes to be redeemed.

   The registered holder of a Note will be treated as the owner of it for all purposes.

Guarantees

   Effective September 30, 1999, certain of our non-operating subsidiaries were merged into another non-operating subsidiary. Specifically, Blount Development Corp., Mocenplaza Development Corp. and Benjamin F. Shaw Company were merged with and into 4520 Corp., and 4520 Corp. became responsible for the Guarantees of the Old Notes of Blount Development Corp., Mocenplaza Development Corp. and Benjamin F. Shaw Company. Effective December 31, 1999, we anticipate BI Holdings Corp., Frederick Manufacturing Corporation, Federal Cartridge Company and CTR Manufacturing, Inc. will be merged with and into Blount, in which case, Blount will be responsible for the Guarantees of the Notes of BI Holdings Corp., Frederick Manufacturing Corporation, Federal Cartridge Company and CTR Manufacturing, Inc.

   The Notes are guaranteed jointly and severally by Blount International and each of the following Subsidiaries of Blount International:

  .  BI Holdings Corp.

  .  BI, L.L.C.

  .  Omark Properties, Inc.

  .  4520 Corp., Inc.

  .  Gear Products, Inc.

  .  Dixon Industries, Inc.

  .  Frederick Manufacturing Corporation

  .  Federal Cartridge Company

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

  .  Simmons Outdoor Corporation

  .  CTR Manufacturing, Inc.

   As of September 30, 1999, after giving effect to the recapitalization transactions, Blount and the Guarantors had total Senior Debt of approximately $543.7 million outstanding (excluding unused commitments of approximately $100.0 million under the new credit facilities) and no Indebtedness outstanding that would be pari passu with or subordinated to the Notes. The Indenture will permit us and the Guarantors to incur additional Senior Debt under certain circumstances.

   As of the Issue Date, all of our Subsidiaries, including Blount, will be Restricted Subsidiaries. However, under the circumstances described below in the section entitled "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the Notes.

   Not all of our Restricted Subsidiaries will guarantee the Notes. The following Subsidiaries of Blount International will not guarantee the Notes or the Indebtedness under the new credit facilities:

  .  Blount (Thailand) Ltd. (Thailand)

  .  Blount Export Company, Inc. (Barbados)

  .  Svenska Blount AB (Sweden)

  .  Svenska Oregon AB (Sweden)

  .  OOO Blount (Russia)

  .  Blount Canada Ltd. (Canada)

  .  Blount Europe, S.A. (Belgium)

  .  Blount France (France)

  .  Blount U.K. Limited (England)

  .  Blount Holdings Ltd. (Canada)

  .  Oregon Distribution Ltd. (Canada)

  .  Blount Industrial LTDA (Brazil)

  .  Blount GmbH (Germany)

  .  Blount Japan Inc. (Japan)

   In addition, future Subsidiaries of Blount International or Blount will not be required to guarantee the Notes except pursuant to the covenants described below in the section entitled "--Certain Covenants--Additional Guarantees." Blount International is the only guarantor under the 1998 Indenture.

   In the event of a bankruptcy, liquidation or reorganization of any of our Subsidiaries that is not a Guarantor, claims of creditors of our non-Guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by our non-Guarantor Subsidiaries, and claims of preferred stockholders of our non-Guarantor Subsidiaries generally will have priority with respect to the assets and earnings of our non-Guarantor Subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our non-Guarantor Subsidiaries. At September 30, 1999, the total liabilities of our non-Guarantor Subsidiaries were approximately $15.1 million, including trade payables. Our non-Guarantor Subsidiaries generated approximately 21% of our consolidated revenues in the nine-month period ended September 30, 1999 and held approximately 10% of our consolidated assets as of September 30, 1999. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our Subsidiaries, these limitations are subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by our Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Each Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. Each Guarantee will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. For information with respect to the meaning and consequences of a fraudulent conveyance, we refer to you to the discussion under the heading "Factors Relating to the Notes" in the "Risk Factors" section of this Prospectus.

   A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not that Guarantor is the surviving person), another person, other than Blount or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default exists; and

     (2) either:

     (a) the person acquiring the Guarantor's assets in that transaction or the person formed by or surviving the consolidation or merger with the Guarantor assumes all the obligations of that Guarantor under the Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the trustee; or

     (b) the Net Proceeds of that transaction are applied in accordance with the "Asset Sale" provisions of the Indenture.

   Notwithstanding the foregoing, any Guarantor that is a Subsidiary of Blount International may merge with another Subsidiary of Blount International that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of Blount International and its Restricted Subsidiaries is not increased thereby.

   The Guarantee of a Guarantor that is a Subsidiary of Blount International will be automatically released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor to a person that is not (either before or after giving effect to that transaction) a Subsidiary of Blount International, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the Indenture;

     (2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a person that is not (either before or after giving effect to that transaction) a Subsidiary of Blount International, if Blount International applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the Indenture;

     (3) upon Legal Defeasance or Covenant Defeasance; or

     (4) if Blount International properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary or a Receivables Subsidiary in accordance with the provisions of the Indenture.

Subordination

   The payment of principal, interest, premium and Additional Interest, if any, on the Notes will be subordinated to the prior payment in full of all Senior Debt of Blount, including Senior Debt incurred after the Issue Date.

   The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of Notes will be entitled to receive any payment with respect to the Notes (except that holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described in the section entitled "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Blount:

     (1) in a liquidation or dissolution of Blount;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Blount or its property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshaling of Blount's assets and liabilities.

   Blount also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described in the section entitled "--Legal Defeasance and Covenant Defeasance") if:

     (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of that default (a "Payment Blockage Notice") from the holders of that series of the Designated Senior Debt.

   Payments on the Notes may and shall be resumed:

     (1) in the case of a payment default, upon the date on which that default is cured or waived; and

     (2) in the case of a nonpayment default, unless the maturity of any Designated Senior Debt has been accelerated, upon the earliest of the dates on which one of the following events occurs:

       (a) the person who gave the Payment Blockage Notice terminates the blockage period by written notice to the trustee and Blount;

       (b) the default giving rise to the Payment Blockage Notice is cured, waived or otherwise no longer continuing;

       (c) the Designated Senior Debt has been discharged or paid in full;
    or

       (d) 179 days after the date on which the applicable Payment Blockage Notice has been received.

   No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, interest, premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 days.

   Blount must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

   By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of Blount or a Guarantor who are holders of Senior Debt of Blount or a Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of Blount or a Guarantor who are not holders of such Senior Debt may recover less, ratably, than holders of such Senior Debt and may recover more, ratably, than the holders of the Notes. See "Risk Factors--Factors Relating to the Notes--Subordination."

Optional Redemption

   On any one or more occasions prior to August 1, 2002, Blount may redeem Notes at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings by Blount or the net cash proceeds of one or more Equity Offerings by Blount International that are contributed to Blount as common equity capital; provided that:

     (1) no more than 35% of the aggregate principal amount of the Notes issued under the Indenture may be redeemed during this period;

     (2) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each redemption (excluding Notes held by Blount International, Blount and their Subsidiaries); and

     (3) each redemption, if any, must occur within 120 days of the date of the closing of the related Equity Offering.

   Except as noted in the preceding paragraph, Blount will not have the right to redeem the Notes prior to August 1, 2004.

   After August 1, 2004, Blount may redeem all or any portion of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

     Year                                                             Percentage
     ----                                                             ----------
     2004............................................................  106.500%
     2005............................................................  104.333%
     2006............................................................  102.167%
     2007 and thereafter.............................................  100.000%

together in each case with accrued and unpaid interest if any, to the applicable redemption date.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

  . if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  . if the Notes are not so listed, on a pro rata basis, by lot or by any other method that the trustee deems fair and appropriate.

   We will only redeem Notes of $1,000 or whole multiples thereof. We will mail a notice of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

   If only a portion of the principal amount of a Note is to be redeemed, we will state the portion to be redeemed in the notice of redemption and we will issue to the holder a new Note in principal amount equal to the unredeemed portion of the original Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will no longer accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

   Blount is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, Blount may be required to offer to purchase the Notes as described in the sections entitled "--Repurchase at the Option of Holders--Change of Control" and "--Repurchase at the Option of Holders--Asset Sales." Blount may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders

 Change of Control

   If a Change of Control occurs, each holder of Notes will have the right to require Blount to purchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Blount will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. Within 30 days following any Change of Control, Blount will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the Change of Control Payment Date specified in that notice. The Change of Control Payment Date may not be earlier than 30 days nor later than 60 days from the date the notice is mailed.

   Blount will comply with the requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control. If the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Blount will comply with the applicable securities laws and regulations and by so doing will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture.

   On the Change of Control Payment Date, Blount will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the trustee the Notes so accepted.

   The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for those Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof.

   Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Blount will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. Blount will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

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   The provisions described above that require Blount to make a Change of
Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. The Indenture does not contain provisions that permit the holders of the Notes to require Blount to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

   The new credit facilities currently prohibit Blount International and Blount from redeeming or purchasing any Notes, and also provides that certain change of control events with respect to Blount International and Blount would constitute a default under the new credit facilities. Any future credit agreements or other agreements relating to Indebtedness to which Blount becomes a party may contain similar restrictions. If a Change of Control occurs at a time when Blount is prohibited by such agreements from purchasing Notes, Blount has undertaken to obtain the requisite consent of its lenders to the purchase of Notes or refinance the borrowings under the agreement containing the prohibition. If Blount does not obtain that consent or repay those borrowings it will continue to be prohibited from purchasing Notes. Blount's failure to comply with the foregoing undertaking, after appropriate notice and lapse of time, would constitute an Event of Default under the Indenture, which in turn, would constitute a default under the new credit facilities. In these circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes. See "Risk Factors--Change of Control."

   Blount will not be required to make a Change of Control Offer upon a Change of Control if a third party offers to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer by Blount and that third party purchases all Notes validly tendered to it in response to that offer.

   The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Blount and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Blount to purchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Blount and its Subsidiaries taken as a whole to another person or group may be uncertain.

 Asset Sales

   Blount International will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) Blount International (or the Restricted Subsidiary of Blount International, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) the fair market value is determined by the Board of Directors of Blount International and evidenced by a resolution of that Board of Directors set forth in an Officers' Certificate delivered to the trustee in the event such Asset Sale involves aggregate consideration in excess of $20.0 million; and

     (3) at least 75% of the consideration therefor received by Blount International or the Restricted Subsidiary of Blount International is in the form of cash or Cash Equivalents or Marketable Securities.

   For purposes of this provision, each of the following shall be deemed to be cash:

     (1) any liabilities of Blount International (or the Restricted Subsidiary of Blount International, as the case may be), as shown on its most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of the assets pursuant to a customary novation agreement that releases the transferor from further liability;

     (2) any securities, notes or other obligations received from the transferee that are within 90 days converted by Blount International or the Restricted Subsidiary of Blount International into cash (to the extent of that cash);

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     (3) any Designated Noncash Consideration received by Blount
  International or any of its Restricted Subsidiaries in the Asset Sale; provided that the aggregate fair market value (as determined above) of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (3) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 10% of Total Assets at the time of the receipt of the Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

     (4) Additional Assets received in an exchange of assets transaction.

   Within 18 calendar months after the receipt by Blount International or a Restricted Subsidiary of Blount International of any Net Proceeds from an Asset Sale, Blount or Blount International may apply those Net Proceeds at its option:

     (1) to repay Senior Debt, including Indebtedness under the new credit facilities and the 1998 Indenture, and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce the lenders' commitments with respect thereto;

     (2) to acquire all or substantially all of the assets or a majority of the Voting Stock of another company that is engaged in a Permitted Business;

     (3) to make a capital expenditure in a Permitted Business; or

     (4) to acquire Additional Assets; provided that Blount International will have complied with this clause (4) if, within 18 calendar months of the Asset Sale, Blount International has entered into an agreement covering the acquisition which is thereafter completed within 180 days after the date of the agreement.

   Pending the final application of the Net Proceeds, Blount or Blount International may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Blount will make an Asset Sale Offer to all holders of Notes, as well as all holders of other Indebtedness that is pari passu with the Notes and that has the benefit of provisions requiring Blount to make a similar offer, to purchase the maximum principal amount of Notes and the other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price will be equal to 100% of the principal amount of Notes and other Indebtedness to be purchased or the lesser amount required under agreements governing such other Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. Blount International or Blount may use any Excess Proceeds remaining after consummation of an Asset Sale Offer for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into an Asset Sale Offer exceeds the amount of Excess Proceeds, Blount shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and other pari passu Indebtedness so tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

   The new credit facilities currently prohibit Blount and Blount International from purchasing the Notes. Any future credit agreements or other agreements relating to Indebtedness to which Blount or Blount International becomes a party may contain similar restrictions.

   Blount will comply with the requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations in connection with each purchase of Notes pursuant to an Asset Sale Offer. If the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, Blount will comply with the applicable securities laws and regulations and by so doing will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture.

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

Certain Covenants

 Restricted Payments

   Blount International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of Blount International's or any of its Restricted Subsidiaries' Equity Interests (including any distribution, dividend or payment in connection with any merger or consolidation involving Blount International or any of its Restricted Subsidiaries) or to the direct or indirect holders of Blount International's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, except for dividends or distributions that are payable in Equity Interests (other than Disqualified Stock) of Blount International or payable to Blount International or a Restricted Subsidiary of Blount International; or

     (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Blount
  International) any Equity Interests of Blount, Blount International or any direct or indirect parent of Blount International; or

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Guarantees, except (a) the scheduled payment of interest and Additional Interest, if any, or principal and premium, if any, at the Stated Maturity of the Indebtedness that is subordinated to the Notes or the Guarantees or (b) Indebtedness that is permitted under clause (8) of the covenant described below in the section entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock"; or

     (4) make any Restricted Investment;

   (all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to that Restricted Payment:

     (1) no Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (2) at the date of that Restricted Payment and after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, Blount International would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below in the section entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

   (3) the aggregate amount of that Restricted Payment and all other Restricted Payments made since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the next succeeding paragraph) is less than or equal to the sum, without duplication, of

       (a) 50% of the Consolidated Net Income of Blount International for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date through the last full fiscal quarter of Blount International for which internal financial statements are available at the time of that Restricted Payment (or, if the Consolidated Net Income for that period is a deficit, minus 100% of the deficit); plus

       (b) 100% of the aggregate net cash proceeds or the fair market value of property other than cash received by Blount International since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Blount International (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Blount International that have been converted into or exchanged for those Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Blount International); plus

       (c) an amount equal to the lesser of (1) the sum of the net reduction in the Restricted Investments made by Blount International or any of its Restricted Subsidiaries in any person resulting from repurchases, repayments or redemptions of the Restricted Investment by that person, proceeds

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

    realized on the sale of the Restricted Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by Blount International or any of its Restricted Subsidiaries and (2) the initial amount of those Restricted Investments; plus

       (d) if any Unrestricted Subsidiary is redesignated by Blount International as a Restricted Subsidiary of Blount International after the Issue Date, an amount equal to the lesser of (1) the net book value of Blount International's Investment in the Unrestricted Subsidiary at the time of the redesignation and (2) the fair market value of Blount International's Investment in the Unrestricted Subsidiary at the time of the redesignation.

   The preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of that dividend, if at that date of declaration, the dividend would have complied with the provisions of the Indenture;

     (2) the making of any Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of Blount or any Guarantor that is subordinated to the Notes or the Guarantees or of any Equity Interests of Blount International or any Restricted Subsidiary of Blount International in exchange for, or out of the net cash proceeds of the sale (other than to a Subsidiary of Blount International) of, Equity Interests of Blount International (other than Disqualified Stock); provided that the amount of any net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(b) of the preceding paragraph; provided, further, that in the case of any such sale of Equity Interests of Blount International, the net cash proceeds from the sale (x) are used to make any such Investment within 270 days of the sale or (y) are used to effect any other transaction contemplated by this clause (2) within 90 days of the sale;

     (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of Blount International or any Guarantor that is subordinated to the Notes or the Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (4) the payment of any dividend or distribution by a Restricted Subsidiary of Blount International to the holders of that Restricted Subsidiary's common Equity Interests so long as Blount International or a Restricted Subsidiary of Blount International receives at least its pro rata share (and in like form) of the dividend or distribution in accordance with its common Equity Interests;

     (5) the payment of dividends on Blount International's common stock, following the first Equity Offering after the Issue Date, of up to 3% per annum of the net cash proceeds of the Equity Offering by Blount
  International other than an Equity Offering with respect to common stock registered on Form S-8;

     (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Blount International or any Restricted Subsidiary of Blount International held by any member of Blount International's (or any of its Restricted Subsidiaries') management, employees and directors pursuant to any management equity subscription agreement, stock option agreement, employment agreement or any other management or employee benefit plan, trust arrangement or agreement; provided that the price paid for all repurchased, redeemed, acquired or retired Equity Interests in all cases, other than as a result of death or disability, does not exceed $2.5 million in the aggregate in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year);

     (7) the deemed repurchase of Capital Stock by Blount International on the exercise of stock options; and

     (8) Restricted Payments, when taken together with all other Restricted Payments made pursuant to this clause (8), in an aggregate amount since the Issue Date not to exceed $25.0 million;

provided that Blount International will not and will not permit any of its Restricted Subsidiaries to make any Restricted Payment contemplated by clauses
(3) through (5) and clauses (7) and (8) above so long as an Event of Default has occurred and is continuing.

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

   The amount of all Restricted Payments (other than cash) shall be the fair market value of the assets or securities proposed to be transferred or issued to or by Blount International or a Restricted Subsidiary of Blount International, as the case may be, pursuant to the Restricted Payment on the date of that Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined in good faith by Blount International. Not later than the date of making any Restricted Payment in an aggregate amount which exceeds $20.0 million, Blount International shall deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

   If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by Blount International or any of its Restricted Subsidiaries and such amounts may be credited to clause (3)(a) or
(c) of the first paragraph of this "Restricted Payments" covenant, then such amounts will be credited only to the extent of amounts that do not otherwise increase the amount available as a Permitted Investment pursuant to clause (12) in the definition of "Permitted Investments."

 Incurrence of Indebtedness and Issuance of Preferred Stock

   Blount International will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Blount International and Blount will not issue any Disqualified Stock and will not permit any of their respective Subsidiaries (other than Blount) to issue any shares of Preferred Stock; provided, however, that Blount International and Blount may incur Indebtedness (including Acquired Debt), Blount International and Blount may issue Disqualified Stock, and Restricted Subsidiaries of Blount International that are Guarantors may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for Blount International's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0 if incurred or issued during the period from the Issue Date through December 31, 2000, at least 2.25 to 1.0 if incurred or issued during the period from January 1, 2001 to December 31, 2001, and at least 2.50 to 1.0 if incurred or issued thereafter.

   The first paragraph of this covenant will not prohibit any of the following (collectively, "Permitted Debt"):

     (1) the incurrence by Blount International, Blount and any Restricted Subsidiary of Blount International that is a Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement liability (excluding interest and fees) of Blount International and its Restricted Subsidiaries thereunder) not to exceed an amount equal to $500.0 million minus (a) the aggregate amount of all permanent repayments of principal under any revolving Indebtedness pursuant to such Credit Facilities (which are accompanied by a corresponding permanent commitment reduction) and (b) the aggregate amount of all mandatory repayments of the principal of any term Indebtedness pursuant to such Credit Facilities (excluding any such payments to the extent refinanced at the time of payment under a new Credit Facility or otherwise immediately reborrowed) that have actually been made since the Issue Date;

     (2) the incurrence by Blount International and its Restricted Subsidiaries of Existing Indebtedness;

     (3) the incurrence by Blount and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and the Exchange Notes to be issued pursuant to the Registration Rights Agreement (including, in each case, the Guarantees);

     (4) the incurrence by Blount International or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or lease expense or cost of construction or repair, improvement or addition to property, plant or equipment used in the business of Blount International or that Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, in aggregate principal amount at any one time outstanding, 5% of Total Assets on a pro forma basis (including a pro forma application of the net proceeds of that Indebtedness), as if that Indebtedness had been incurred on the date of calculation;

     (5) the incurrence by Blount International or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3) or (5) of this paragraph;

     (6) Indebtedness incurred by Blount International or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to (a) letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or (b) commercial letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of the letters of credit or the incurrence of the Indebtedness, these obligations are reimbursed within 30 days following the drawing or incurrence;

     (7) Indebtedness arising from agreements of Blount International or a Restricted Subsidiary of Blount International providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of Blount International, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary of Blount International for purpose of financing such acquisition;

     (8) the incurrence by Blount International or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Blount International and any of its Restricted Subsidiaries; provided, however, that:

       (a) that Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and the Indenture, in the case of Blount, or the Guarantee, in the case of a Guarantor; and

       (b)(i) any subsequent issuance or transfer of Equity Interests that results in that Indebtedness being held by a person other than Blount International or any of its Restricted Subsidiaries and (ii) any sale or other transfer of that Indebtedness to a person that is not either Blount International or any of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of that Indebtedness by Blount International or its Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

     (9) the incurrence by Blount International or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of
  (a) fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted to be outstanding by the terms of the Indenture or (b) hedging exposure to foreign currency fluctuations;

     (10)(a) the guarantee by Blount International, Blount or any of the other Guarantors of Indebtedness of Blount International or a Restricted Subsidiary of Blount International or (b) the incurrence of Indebtedness of Blount International or a Restricted Subsidiary of Blount International to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

     (11) the incurrence of Non-Recourse Debt by Unrestricted Subsidiaries, provided, however, that if that Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, that event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Blount International that was not permitted by this clause (11), and the issuance of Preferred Stock by Unrestricted Subsidiaries;

     (12) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as the case may be, which will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock, as the case may be, for purposes of this covenant; provided, in each case, that the amount thereof is included in the Fixed Charges of Blount International and its Restricted Subsidiaries as accrued;

     (13) the incurrence by Blount International or any of its Restricted Subsidiaries of Indebtedness in respect of performance and surety bonds and completion guarantees provided in the ordinary course of business to the extent that the incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

     (14) the incurrence by a Receivables Subsidiary of Indebtedness that is not recourse to Blount International or any other Restricted Subsidiary of Blount International (other than with respect to Standard Securitization Undertakings) in connection with a Qualified Receivables Transaction; and

     (15) the incurrence by Blount International or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $50.0 million.

   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Blount International will be permitted to classify all or a portion of that item of Indebtedness on the date of its incurrence, or reclassify at a later date all or a portion of that item of Indebtedness, in any manner that complies with this covenant.

 Liens

   Blount International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

 Sale and Leaseback Transactions

   Blount International will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Blount International or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

     (1) Blount International or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to that sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above in the section entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock";

     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as (if in excess of $20.0 million) determined in good faith by Blount International and set forth in an Officers' Certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Blount International or that Restricted Subsidiary applies the proceeds of that transaction in compliance with, the covenant described above in the section entitled "--Repurchase at the Option of Holders--Asset Sales."

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 Dividend and other Payment Restrictions Affecting Subsidiaries

   Blount International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Blount International that is not a Guarantor to:

     (1) pay dividends or make any other distributions on its Capital Stock to Blount International or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits;

     (2) pay any indebtedness owed to Blount International or any of its Restricted Subsidiaries;

     (3) make loans or advances to Blount International or any of its Restricted Subsidiaries; or

     (4) transfer any of its properties or assets to Blount International or any of its Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that those amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in that Existing Indebtedness, as in effect on the Issue Date;

     (2) the new credit facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that those amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, and any other Credit Facility, are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the new credit facilities, as in effect on the Issue Date;

     (3) the Indenture and the Notes or any other indenture governing debt securities that are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the Indenture and the Notes;

     (4) applicable law or any applicable rule, regulation or order;

     (5) any instrument governing Indebtedness or Capital Stock of a person acquired by Blount International or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent that Indebtedness was incurred in connection with or in contemplation of that acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Indebtedness, that Indebtedness was permitted to be incurred by the terms of the Indenture;

     (6) customary non-assignment provisions in leases entered into in the ordinary course of business;

     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (4) of the preceding paragraph;

     (8) any agreement for the sale or other disposition of a Restricted Subsidiary of Blount International that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (10) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to that Lien;

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     (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

     (12) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary;

     (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (14) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above in the section entitled "-- Liens" that limits the right of the debtor to dispose of the assets securing the Indebtedness; and

     (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (1) through (14) above, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Blount International's Board of Directors not materially more restrictive in the aggregate with respect to the dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to the applicable amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

 Merger, Consolidation, or Sale of Assets

   Neither Blount International nor Blount will, directly or indirectly: (x) consolidate or merge with or into another person (whether or not Blount International or Blount, as the case may be, is the surviving corporation); or
(y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Blount International or Blount, as the case may be, and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another person; unless:

     (1) either: (a) Blount International or Blount, as the case may be, is the surviving corporation, limited liability company, business trust or limited partnership; or (b) the person formed by or surviving that consolidation or merger (if other than Blount International or Blount, as the case may be) or to which that sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, limited liability company, business trust or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that in the case of (a) or (b) above, if the surviving person is a limited liability company, business trust or limited partnership, a corporation which is a Wholly Owned Subsidiary of the surviving person shall act as joint and several obligor with respect to the Notes;

     (2) the person formed by or surviving that consolidation or merger (if other than Blount International or Blount, as the case may be) or the person to which that sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of Blount International or Blount, as the case may be, under the Indenture, the Registration Rights Agreement and the Notes or the Guarantee, as the case may be, pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after the transaction no Default exists; and

     (4) immediately after giving pro forma effect to the transaction and any related financing transactions as if they had occurred at the beginning of the most recently ended four-quarter period for which internal financial statements are available immediately preceding such transaction either:

       (a) the entity surviving that consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above in the section entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

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       (b) the Fixed Charge Coverage Ratio for Blount International or
    Blount, as the case may be, or the person formed by or surviving that consolidation or merger (if other than Blount International or Blount, as the case may be), or to which that sale, assignment, transfer, conveyance, lease or other disposition has been made, would, immediately after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, not be less than the Fixed Charge Coverage Ratio for Blount International or Blount, as the case may be, and any of their respective Restricted Subsidiaries immediately prior to that transaction.

   The foregoing clauses (3) and (4) will not apply to:

     (1) the consolidation or merger of Blount International or Blount with or into a Wholly Owned Restricted Subsidiary of Blount International; or

     (2) a sale, assignment, transfer, conveyance, lease or other disposition of properties or assets among Blount International, Blount or any of their respective Wholly Owned Subsidiaries that are not Unrestricted
  Subsidiaries; or

     (3) the merger of Blount International or Blount with an Affiliate of Blount International that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of Blount International or Blount, as the case may be, to another State of the United States or the form of Blount International or Blount, as the case may be, so long as the amount of Indebtedness of Blount International or Blount, as the case may be, and their respective Restricted Subsidiaries is not increased thereby.

 Designation of Restricted and Unrestricted Subsidiaries

   The Board of Directors of Blount International may designate any Restricted Subsidiary of Blount International to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of Blount International is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Blount International and its Restricted Subsidiaries in the newly designated Unrestricted Subsidiary will be deemed to be an Investment made as of the time of that designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above in the section entitled "--Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as Blount International shall determine. That designation will only be permitted if that Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Blount International may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of Blount International if the redesignation would not cause a Default. Blount shall be a Restricted Subsidiary of Blount International and may not be designated as an Unrestricted Subsidiary.

 Transactions with Affiliates

   Blount International will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such person (each, an "Affiliate Transaction"), unless:

     (1) the Affiliate Transaction is on terms that are no less favorable to Blount International or the relevant Restricted Subsidiary than terms that would have been obtained in a comparable transaction by Blount
  International or that Restricted Subsidiary with an unrelated person; and

     (2) Blount International delivers to the trustee:

       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this covenant and that the

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

    Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and

       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, Blount International obtains an opinion from an accounting, appraisal or investment banking firm of national standing to the effect that the Affiliate Transaction is fair to Blount International or the relevant Restricted Subsidiary of Blount International from a financial point of view or that the terms of the Affiliate Transaction are at least as favorable to Blount International or the relevant Restricted Subsidiary of Blount International as might reasonably be obtained in a comparable arm's length transaction with an unaffiliated third party.

   The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any employment agreement entered into by Blount International or any of its Restricted Subsidiaries in the ordinary course of business;

     (2) transactions between or among Blount International and/or its Restricted Subsidiaries;

     (3) payment of reasonable fees to officers, directors, employees or consultants of Blount International or to persons who are not otherwise Affiliates of Blount International;

     (4) any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction;

     (5) Restricted Payments that are permitted by, and Investments that are not prohibited by, the provisions of the Indenture described above in the section entitled "--Restricted Payments";

     (6) indemnification payments made to officers, directors and employees of Blount International or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

     (7) the payment of customary annual management, consulting and advisory fees and related expenses to Lehman Brothers Merchant Banking Partners and its Affiliates;

     (8) payments by Blount International or any of its Restricted Subsidiaries to Lehman Brothers Merchant Banking Partners and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of Blount
  International in good faith;

     (9) the existence of, or the performance by Blount International or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Blount International or any of its Restricted Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted by this clause (9) to the extent that the terms of the amendment or new agreement are not otherwise disadvantageous to the holders of Notes in any material respect;

     (10) transactions pursuant to the terms of the Transaction Documents in effect on the Issue Date, as amended thereafter; provided, however, that transactions pursuant to the terms of any future amendment to any Transaction Document will only be permitted pursuant to this clause (10) to the extent that the terms of the amendment are not otherwise disadvantageous to the holders of Notes in any material respect;

     (11) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in

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  compliance with the terms of the Indenture which are, in the aggregate
  (taking into account all the costs and benefits associated with such transactions), materially no less favorable to Blount International or the applicable Restricted Subsidiary of Blount International than those that would have been obtained in a comparable transaction by Blount International or the applicable Restricted Subsidiary of Blount International with an unrelated person, in the reasonable determination of the Board of Directors of Blount International or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

     (12) guarantees of performance by Blount International and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Obligations in respect of borrowed money;

     (13) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

     (14) any issuance of securities, or other payments, awards or grants in cash, securities, options or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans approved by the Board of Directors of Blount International; and

     (15) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Blount International.

 Additional Guarantees

   Blount International will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any Credit Facility of Blount International or any Restricted Subsidiary of Blount International unless (1) all of the obligors, guarantors or pledgors under that Credit Facility are Foreign Subsidiaries or (2) that Restricted Subsidiary is a Guarantor or that Restricted Subsidiary becomes a Guarantor by simultaneously executing and delivering to the trustee an Opinion of Counsel and a supplemental indenture providing for a Guarantee of the payment of the Notes by that Restricted Subsidiary which Guarantee shall be:

     (a) in the case of Indebtedness that is subordinated to the Notes or the guarantee of the Notes, senior to that Restricted Subsidiary's guarantee of or pledge to secure such other Indebtedness;

     (b) in the case of Indebtedness that is pari passu with the Notes or the guarantee of the Notes, pari passu with that Restricted Subsidiary's guarantee of or pledge to secure the other Indebtedness; and

     (c) in the case of Indebtedness that is Senior Debt of the issuer, subordinated to the guarantee of the Senior Debt to the same extent as the guarantee of the Notes by a Restricted Subsidiary of Blount International is subordinated to Senior Debt of that Restricted Subsidiary.

   This covenant shall not apply to any Subsidiary of Blount International that has been properly designated as an Unrestricted Subsidiary or as a Receivables Subsidiary.

   Notwithstanding the preceding paragraph, any Guarantee will provide by its terms that it will automatically and unconditionally be released and discharged under the circumstances described above in the section entitled "-- Guarantees."

 Business Activities

   Blount International will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to an extent that would not be material to Blount International and its Restricted Subsidiaries taken as a whole.


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 Payments for Consent

   Blount International will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless that consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to that consent, waiver or agreement.

 No Senior Subordinated Debt

   Blount International will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Blount International and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of that Guarantor and senior in any respect in right of payment to the Guarantor's Guarantee.

 Reports

   So long as any Notes are outstanding, Blount International will furnish to the holders of Notes, within 15 days after the time Blount International would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if Blount International were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Blount International's certified independent accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor form) if Blount International were required to file those reports.

   If Blount International has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Blount International and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Blount International.

   In addition, Blount International will file a copy of all information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept that filing) and make that information available to securities analysts and prospective investors upon request. Blount International and the Guarantors have also agreed that, for so long as any Notes are not freely transferable under the Securities Act, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   Each of the following is an Event of Default:

     (1) default for 30 days in the payment, when due, of interest on, or Additional Interest with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture;

     (2) default in payment, when due, of the principal of, or premium, if any, on the Notes whether or not prohibited by the subordination provisions of the Indenture;

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     (3) failure by Blount International or any of its Restricted
  Subsidiaries to purchase any of the Notes as required under the provisions described in the sections entitled "--Repurchase at the Option of Holders-- Change of Control" or "--Repurchase at the Option of Holders--Asset Sales," or comply with the provisions described in the section entitled "--Certain Covenants--Merger, Consolidation, or Sale of Assets";

     (4) failure by Blount International or any of its Restricted Subsidiaries to comply with the provisions described in the sections entitled "--Repurchase at the Option of Holders--Change of Control" (other than a failure to purchase Notes), "--Repurchase at the Option of Holders-- Asset Sales" (other than a failure to purchase Notes), "--Certain Covenants--Restricted Payments" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" for 30 days after notice of that failure has been given;

     (5) failure by Blount International or any of its Restricted
  Subsidiaries to comply with any of the other agreements in the Indenture for 60 days after notice of that failure has been given;

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Blount International or any of its Significant Subsidiaries (or the payment of which is guaranteed by Blount International or any of its Significant Subsidiaries) whether that Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

       (a) is caused by a failure to pay principal of that Indebtedness at final maturity and after giving effect to the applicable grace period, if any, provided in that Indebtedness on the date of that default (a "Payment Default"); or

       (b) results in the acceleration of that Indebtedness prior to its express maturity,

  and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $25.0 million or more;

     (7) failure by Blount International or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

     (8) except as permitted by the Indenture, if any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that Guarantee and the Indenture) to be in full force and effect or any Guarantor, or if any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

     (9) certain events of bankruptcy or insolvency with respect to Blount International or any of its Significant Subsidiaries.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Blount International or Blount, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the Indebtedness under the new credit facilities shall be outstanding, the acceleration shall not be effective until the earlier of (a) an acceleration of any Indebtedness under the new credit facilities or (b) five business days after receipt by Blount of written notice of the acceleration of the Notes.

   Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing

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Default (except a Default relating to the payment of principal or interest or
Additional Interest) from holders of the Notes if it determines that withholding notice is in their interest.

   The holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the holders of all of the Notes, by notice to the trustee, waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

   In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Blount with the intention of avoiding payment of the premium that Blount would have had to pay upon an optional redemption of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2004 by reason of any willful action or inaction taken or not taken by or on behalf of Blount with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2004 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

   Blount is required to deliver to the trustee an annual statement regarding compliance with the Indenture. Upon becoming aware of any event that would constitute certain Defaults, Blount is required to deliver to the trustee a statement specifying that Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of Blount or any Guarantor, as such, shall have any liability for any obligations of Blount or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

   Blount may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

     (1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest and Additional Interest, if any, on those Notes when these payments are due from the trust referred to below;

     (2) Blount's obligations with respect to the Notes concerning the issuance of temporary Notes, registration of Notes, the status of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and Blount's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

   In addition, Blount may, at its option and at any time, elect to have the obligations of Blount and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any failure to comply with those covenants shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.


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   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) Blount must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Blount must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, Blount shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) Blount has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, that Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Blount shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Covenant Defeasance had not occurred;

     (4) no Event of Default from bankruptcy or insolvency events shall have occurred and be continuing at any time in the period ending on the 91st day after the date of deposit;

     (5) that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Blount International or any of its Restricted Subsidiaries is a party or by which Blount International or any of its Restricted Subsidiaries is bound; and

     (6) certain other customary conditions precedent must be satisfied.

Amendment, Supplement and Waiver

   Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of those holders.

   Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

     (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

     (3) reduce the rate of or change the time for payment of interest on any Note;

     (4) waive a Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from that acceleration);


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     (5) make any Note payable in money other than that stated in the Notes;

     (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

     (7) waive a redemption payment with respect to any Note;

     (8) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

     (9) make any change in this provision.

   In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of the Notes will require the consent of the holders of at least 75% in aggregate principal amount of Notes then outstanding.

   Notwithstanding the preceding, without the consent of any holder of Notes, Blount, the Guarantors and the trustee may amend or supplement the Indenture or the Notes:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (3) to provide for the assumption of Blount's obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Blount's assets permitted by the Indenture;

     (4) to provide for the assumption of Blount International's obligations to holders of Notes in respect of the Guarantees in the case of a merger or consolidation or sale of all or substantially all of Blount International's assets permitted by the Indenture;

     (5) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any holder of Notes or to surrender any right or power conferred upon Blount or Blount International;

     (6) to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; or

     (7) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

   If the trustee becomes a creditor of Blount or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 120 days, apply to the Commission for permission to continue or resign.

   The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it, in its sole discretion, against any loss, liability or expense.


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Additional Information

   Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing or calling: Blount International, Inc., 4520 Executive Park Drive, Montgomery, Alabama 36116 (telephone number: (334) 244-4000), Attention: Richard H. Irving, III--General Counsel.

Book-Entry, Delivery and Form

   The New Notes will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to account of a direct or indirect participant in DTC as described below.

   Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certified form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certified Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

   Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

   The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Blount takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

   DTC has advised Blount that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised Blount that, pursuant to procedures established by it:

  . upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

  . ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

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   Except as described below in the section entitled "--Exchange of Global
Notes for Certificated Notes," owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

   Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Blount and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither Blount, the trustee nor any agent of Blount or the trustee has or will have any responsibility or liability for:

  . any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  . any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised Blount that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Blount. Neither Blount nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and Blount and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Except for trades involving only Euroclear and Cedel participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See the section entitled "--Same Day Settlement and Payment."

   Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

   Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary. These cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

   DTC has advised Blount that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and

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only in respect of the portion of the aggregate principal amount of the Notes as to which the Participant or Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute those Notes to its Participants.

   Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform these procedures, and may discontinue these procedures at any time. Neither Blount nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   DTC's management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately, as they relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

   However, DTC's ability to perform its services properly is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of those services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

   According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Exchange of Global Notes for Certificated Notes

   A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

     (1) DTC (a) notifies Blount that it is unwilling or unable to continue as depositary for the Global Notes and Blount fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act and Blount fails to appoint a successor depositary;

     (2) Blount, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

     (3) there shall have occurred and be continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in the section entitled "Notice to Investors," unless that legend is not required by applicable law.

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Exchange of Certificated Notes for Global Notes

   Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that the transfer will comply with the appropriate transfer restrictions applicable to those Notes. See the section entitled "Notice to Investors."

Same Day Settlement and Payment

   Payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York except that:

  . Blount may make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the U.S. dollar accounts in the United States specified by the Global Note holder;

  . Blount may make all payments of principal, interest and premium and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of those Notes; and

  . if no account is specified by a holder, Blount may mail a check to that holder's registered address.

   The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds. Blount expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

   Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and that crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised Blount that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

Registration Rights; Additional Interest

   The following description is a summary of the material provisions of the Registration Rights Agreement entered into by and between Blount, the Guarantors and the Initial Purchaser. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety. See the section entitled "--Additional Information." Holders of the New Notes are not entitled to any registration rights with respect to the New Notes.

   Pursuant to the Registration Rights Agreement, Blount and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. The registration statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement.

   The Registration Rights Agreement provides that if:

     (1) Blount and the Guarantors are not

       (a) required to file the Exchange Offer Registration Statement pursuant to the Registration Rights Agreement; or


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

       (b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

     (2) any holder of Transfer Restricted Securities notifies Blount prior to the 20th day following consummation of the Exchange Offer that:

       (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

       (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for those resales; or

       (c) it is a broker-dealer and owns Notes acquired directly from Blount or an affiliate of Blount,

then Blount and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

   Blount and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

   For purposes of the preceding, "Transfer Restricted Securities" means each Old Note until:

     (1) the date on which that Old Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;

     (2) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which that Exchange Note is sold to a purchaser who receives from that broker-dealer on or prior to the date of that sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

     (3) the date on which that Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

     (4) the date on which that Old Note is sold by the holder pursuant to Rule 144 under the Securities Act or may be sold by the holder pursuant to Rule 144(k) under the Securities Act.

   The Registration Rights Agreement provides that:

     (1) Blount and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 120 days after the closing of the offering of the Old Notes;

     (2) Blount and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the closing of the offering of the Old Notes;

     (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Blount and the Guarantors will

       (a) commence the Exchange Offer; and

       (b) use their best efforts to issue Exchange Notes in exchange for all Old Notes tendered in the Exchange Offer on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission; and

     (4) if obligated to file the Shelf Registration Statement, Blount and the Guarantors will file the Shelf Registration Statement with the Commission on or prior to 30 days after that filing obligation arises and

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

  use their best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after that obligation arises.

   If:

     (1) Blount and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for that filing; or

     (2) any of those registration statements is not declared effective by the Commission on or prior to the date specified for its effectiveness in the circumstances required by the Registration Rights Agreement; or

     (3) Blount and the Guarantors fail to consummate the Exchange Offer within 30 business days, or longer if required by the Federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission; or

     (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (subject to certain exceptions as specified in the Registration Rights Agreement) (each event referred to in clauses (1) through (4) above, a "Registration Default"), then Blount and the Guarantors will pay additional interest ("Additional Interest") to each holder of Transfer Restricted Securities adversely affected by such Registration Default, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by that holder. The amount of Additional Interest will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities.

   Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

Certain Definitions

   Some of the defined terms used in the Indenture are set forth below. Reference is made to the Indenture and the Registration Rights Agreement for a full disclosure of those terms, as well as any other capitalized terms used in this section for which no definition is provided.

   "1998 Indenture" means the Indenture dated as of June 18, 1998 among Blount, Blount International and LaSalle National Bank, as trustee, pursuant to which existing notes were originally issued.

   "Acquired Debt" means, with respect to any specified person:

     (1) Indebtedness of any other person existing at the time that other person is merged with or into or became a Subsidiary of the specified person, whether or not that Indebtedness is incurred in connection with, or in contemplation of, that other person merging with or into, or becoming a Subsidiary of, the specified person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified person.

   "Additional Assets" means:

     (1) any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days) that are used by or useful to Blount International or a Restricted Subsidiary of Blount International in a Permitted Business; or

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

     (2) the Capital Stock of a person that either is already at the time a Restricted Subsidiary of Blount International or becomes a Restricted Subsidiary of Blount International as a result of the acquisition of that Capital Stock by Blount International or another Restricted Subsidiary of Blount International.

   "Additional Interest" has the meaning ascribed thereto in the section entitled "--Registration Rights; Additional Interest."

   "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

   "Asset Disposition" means the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) of Blount International or any of its Restricted Subsidiaries in one or more related transactions.

   "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Blount International and its Restricted Subsidiaries taken as a whole will be governed by the covenant described above in the section entitled "--Repurchase at the Option of Holders--Change of Control" and/or the covenant described above in the section entitled "--Certain Covenants-- Merger, Consolidation, or Sale of Assets" and not by the covenant described above in the section entitled""--Repurchase at the Option of Holders--Asset Sales"; and

     (2) the issuance of Equity Interests in any of the Restricted Subsidiaries of Blount International or the sale of Equity Interests in any of those Restricted Subsidiaries.

   Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $2.0 million or (b) results in net proceeds to Blount International and its Restricted Subsidiaries of less than $2.0 million;

     (2) a transfer of assets between or among Blount International and its Restricted Subsidiaries,

     (3) an issuance of Equity Interests by a Restricted Subsidiary of Blount International to Blount International or to another Restricted Subsidiary of Blount International;

     (4) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

     (5) the sale or other disposition of cash or Cash Equivalents;

     (6) the sale, conveyance or other transfer of accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary, in connection with a Qualified Receivables Transaction;

     (7) foreclosures on assets; and

     (8) a Restricted Payment permitted by or a Permitted Investment that is not prohibited by the covenant described above in the section entitled "-- Certain Covenants--Restricted Payments."

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   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in that transaction including any period for which that lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest borne by the Notes, compounded annually.

   "Beneficial Owner" has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), that "person" shall be deemed to have beneficial ownership of all securities that the "person" has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

   "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of the board;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

     (3) with respect to any other person, the board or committee of that person serving a similar function.

   "Board Resolution" means, with respect to any person, a copy of a resolution certified by the Secretary or Assistant Secretary of that person to have been duly adopted by the Board of Directors of that person and to be in full force and effect on the date of certification, and delivered to the trustee.

   "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

   "Cash Equivalents" means:

     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million;


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     (4) repurchase obligations of any lender party to any Credit Facility or of any commercial bank satisfying the requirements of clause (3) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States government;

     (5) commercial paper of a domestic issuer rated at least P-2 by Moody's or A-2 by S&P, or carrying an equivalent rating by a nationally recognized rating agency if both of Moody's and S&P cease publishing ratings of investments;

     (6) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's;

     (7) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender party to any Credit Facility or any commercial bank satisfying the requirements of clause (3) of this definition;

     (8) in the case of Foreign Subsidiaries operating in Europe, available cash invested in interest bearing accounts, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any commercial bank having a class of debt securities rated at least A- by S&P or A-3 by Moody's;

     (9) in the case of Foreign Subsidiaries operating in Brazil, available cash invested in (a) interest bearing accounts and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any Brazilian commercial bank having a class of debt securities rated at least B+ by S&P or B-1 by Moody's or (b) export notes in U.S. dollars issued by a Brazilian commercial bank with maturities of 90 days or less from the date of acquisition; provided that if export notes are not available, available cash may be invested in certificates of deposit issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition and denominated in Brazilian reals swapped for U.S. dollars pursuant to an agreement related to Hedging Obligations to protect against currency devaluation; provided, further, that the aggregate principal amount of available cash invested pursuant to this clause (9) at any time outstanding shall not exceed $10.0 million; or

     (10) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

   "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Blount International and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or its Related Parties, except for a transaction (a) in which the transferee becomes the obligor in respect of the Notes; and (b) following which the transferee is a Domestic Subsidiary and a Wholly Owned Subsidiary of the transferor;

     (2) the adoption of a plan relating to the liquidation or dissolution of Blount International, other than a plan solely relating to the liquidation or dissolution of Blount into Blount International;

     (3) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and its Related Parties, becomes the

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  Beneficial Owner, directly or indirectly, of more than 50% of the Voting
  Stock of Blount International, measured by voting power rather than number of shares;

     (4) the first day on which a majority of the members of the Board of Directors of Blount International are not Continuing Directors; or

     (5) the consolidation or merger of Blount International with or into, any person, or the consolidation or merger of any person with or into Blount International pursuant to a transaction in which any of the outstanding Voting Stock of Blount International or the other person is converted into or exchanged for cash, securities or other property, other than any transaction where the Voting Stock of Blount International outstanding immediately prior to that transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee person constituting at least a majority of the outstanding shares of the Voting Stock of the surviving or transferee person (immediately after giving effect to the issuance).

   For the purpose of this definition of "Change of Control," any transfer of any equity of an entity that was formed for the purpose of acquiring Voting Stock of Blount International will be deemed to be a transfer of equity interest in Blount International.

   "Consolidated Cash Flow" means, with respect to any specified person for any period, the Consolidated Net Income of that person for that period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized by that person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent the losses were deducted in computing that person's Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of that person and its Restricted Subsidiaries for that period, to the extent that the provision for taxes was deducted in computing that person's Consolidated Net Income; plus

     (3) consolidated interest expense of that person and its Restricted Subsidiaries for that period, when first paid or accrued and without duplication, and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that the expense was deducted in computing that person's Consolidated Net Income; plus

     (4) all one-time fees, costs, expenses (including cash compensation payments), in each case incurred by Blount International and its Restricted Subsidiaries (x) in connection with the merger and other recapitalization transactions of Blount International and (y) incurred in connection with or resulting from any other merger, consolidation, recapitalization or acquisition occurring after the Issue Date; plus

     (5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of that person and its Restricted Subsidiaries for that period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing that person's Consolidated Net Income; minus

     (6) non-cash items increasing that person's Consolidated Net Income for that period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

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   Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of Blount International shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Blount International only to the extent that a corresponding amount would be permitted at the date of determination to be directly or indirectly dividended to Blount International by that Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

   "Consolidated Net Income" means, with respect to any specified person for any period, the aggregate of the Net Income of that person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (but not loss) of any person that is not the specified person or a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a Restricted Subsidiary of that person;

     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of acquisition shall be excluded; and

     (4) the cumulative effect of a change in accounting principles shall be excluded.

   Notwithstanding the foregoing, for the purposes of the covenant described in the section entitled""--Certain Covenants--Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to Blount International or a Restricted Subsidiary of Blount International to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(c) thereof.

   "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Blount or Blount International, as applicable, who:

     (1) was a member of that Board of Directors on the Issue Date; or

     (2) was nominated for election or elected to the Board of Directors of Blount or Blount International, as applicable, with the approval of a majority of the Continuing Directors who were members of that Board at the time of the nomination or election.

   "Credit Facilities" means one or more debt facilities (including the new credit facilities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, restated, modified, supplemented, renewed, refunded, refinanced, restructured, replaced, repaid or extended in whole or in part from time to time.

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

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   "Designated Noncash Consideration" means the fair market value of noncash consideration received by Blount International or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a sale of the Designated Noncash Consideration.

   "Designated Senior Debt" means (1) any Indebtedness under the new credit facilities and (2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by Blount as a "Designated Senior Debt."

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Blount or Blount International, as applicable, to repurchase that Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that Blount or Blount International, as applicable, may not repurchase or redeem that Capital Stock pursuant to those provisions unless the repurchase or redemption complies with the covenant described above in the section entitled "--Certain Covenants--Restricted Payments."

   "Domestic Subsidiary" means any Subsidiary of Blount International that was formed under the laws of the United States or any state thereof or the District of Columbia.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Equity Offering" means any public or private offering of Capital Stock (excluding Disqualified Stock) of Blount or Blount International, other than any private sales to an Affiliate of Blount or Blount International.

   "Existing Indebtedness" means Indebtedness of Blount and its Subsidiaries (other than Indebtedness under the new credit facilities) in existence on the Issue Date, until those amounts are repaid.

   "existing notes" means the $150,000,000 original aggregate principal amount of 7% Senior Notes due 2005 of Blount.

   "Fixed Charges" means, with respect to any specified person or any of its Restricted Subsidiaries for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of that person and its Restricted Subsidiaries for that period, when first paid or accrued and without duplication (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations); plus

     (2) the consolidated interest of that person and its Restricted Subsidiaries that was capitalized during that period; plus

     (3) any interest expense on Indebtedness of another person that is guaranteed by the specified person or one of its Restricted Subsidiaries or secured by a Lien on assets of that person or one of its Restricted Subsidiaries, whether or not that guarantee or Lien is called upon; plus

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     (4) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of that person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Blount (other than Disqualified Stock) or to Blount or a Restricted Subsidiary of Blount, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of that person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Fixed Charge Coverage Ratio" means with respect to any specified person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of that person and its Restricted Subsidiaries for that period to the Fixed Charges of that person and its Restricted Subsidiaries for that period; provided, however, that:

     (1) if (x) Blount International or any of its Restricted Subsidiaries has issued, assumed, guaranteed, incurred or otherwise becomes directly or indirectly liable, contingently or otherwise, for ("incurred") any Indebtedness, (y) Blount International or Blount has issued any Disqualified Stock, or (z) any of their respective Subsidiaries has issued any Preferred Stock, in each case, since the beginning of that period that remains outstanding, or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock, or any combination of the above, Consolidated Cash Flow and Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Indebtedness, Disqualified Stock or Preferred Stock as if that Indebtedness, Disqualified Stock or Preferred Stock had been incurred or issued on the first day of that period and the discharge or redemption of any other Indebtedness, Disqualified Stock or Preferred Stock repaid, repurchased, redeemed, defeased or otherwise discharged with the proceeds of that new Indebtedness, Disqualified Stock or Preferred Stock as if that discharge or redemption had occurred on the first day of that period;

     (2) if Blount International or any of its Restricted Subsidiaries has repaid, repurchased, redeemed, defeased or otherwise discharged any Indebtedness, Disqualified Stock or Preferred Stock since the beginning of that period or if any Indebtedness, Disqualified Stock or Preferred Stock is to be repaid, repurchased, redeemed, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless that Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, Consolidated Cash Flow and Fixed Charges for that period shall be calculated on a pro forma basis as if that discharge or redemption had occurred on the first day of that period and as if Blount International or that Restricted Subsidiary of Blount International has not earned the interest income actually earned during that period in respect of cash or Cash Equivalents used to repay, repurchase, redeem, defease or otherwise discharge that Indebtedness, Disqualified Stock or Preferred Stock;

     (3) if since the beginning of that period Blount International or any Restricted Subsidiary of Blount International shall have made any Asset Disposition, the Consolidated Cash Flow for that period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of that Asset Disposition for that period, or increased by an amount equal to the Consolidated Cash Flow (if negative), directly attributable thereto for that period and Fixed Charges for that period shall be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness, Disqualified Stock or Preferred Stock of Blount International or any Restricted Subsidiary of Blount International repaid, repurchased, redeemed, defeased or otherwise discharged with respect to Blount International and its continuing Restricted Subsidiaries in connection with the Asset Disposition for that period (or, if the Capital Stock of any Restricted Subsidiary of Blount International is sold, the Fixed Charges for that period directly attributable to the Indebtedness of that Restricted Subsidiary of Blount International to the extent Blount International and its continuing Restricted Subsidiaries are no longer liable for the Indebtedness after that sale);

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     (4) if since the beginning of that period Blount International or any
  Restricted Subsidiary of Blount International (by merger, consolidation or otherwise) shall have made an Investment in any Restricted Subsidiary of Blount International (or any person which becomes a Restricted Subsidiary of Blount International) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Fixed Charges for that period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness or the issuance of any Disqualified Stock or Preferred Stock) as if that Investment or acquisition occurred on the first day of that period; and

     (5) if since the beginning of that period any person (that subsequently became a Restricted Subsidiary of Blount International, or was merged or consolidated with or into Blount International or any Restricted Subsidiary of Blount International, since the beginning of that period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Blount International or a Restricted Subsidiary of Blount International, during that period, Consolidated Cash Flow and Fixed Charges for that period shall be calculated after giving pro forma effect thereto as if that Asset Disposition, Investment or acquisition occurred on the first day of that period.

   For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, including through merger, consolidated or otherwise, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred or Disqualified Stock or Preferred Stock issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Blount International in accordance with Regulation S-X of the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income. If any Indebtedness, Disqualified Stock or Preferred Stock bears a floating rate of interest or dividends and is being given pro forma effect, such interest or dividends shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement related to Hedging Obligations applicable to the Indebtedness, Disqualified Stock or Preferred Stock if the agreement related to Hedging Obligations has a remaining term in excess of 12 months).

   "Foreign Subsidiary" means a Restricted Subsidiary that is not a Domestic Subsidiary.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

   "guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Guarantee" means a guarantee by a Guarantor of the Notes under the Indenture or any supplement thereof.

   "Guarantors" means each of:

     (1) Blount International;

     (2) Effective September 30, 1999 (with the merger of Blount Development Corp., Mocenplaza Development Corp. and Benjamin F. Shaw Company with and into 4520 Corp.), BI Holdings Corp., a Delaware corporation; BI, L.L.C., a Delaware limited liability company; Omark Properties, Inc., an Oregon corporation; 4520 Corp., Inc., a Delaware corporation; Gear Products, Inc., an Oklahoma

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  corporation; Dixon Industries, Inc., a Kansas corporation; Frederick
  Manufacturing Corporation, a Delaware corporation; Federal Cartridge Company, a Minnesota corporation; Simmons Outdoor Corporation, a Delaware corporation; and CTR Manufacturing, Inc., a North Carolina corporation; and effective December 31, 1999, the Guarantors here listed, with the exception of BI Holdings Corp., Frederick Manufacturing Corporation, Federal Cartridge Company and CTR Manufacturing Inc., as we anticipate they will be merged with and into Blount, with Blount becoming responsible for their Guarantees; and

     (3) any other Subsidiary of Blount International that executes a Guarantee in accordance with the provisions of the Indenture;

and their respective successors.

   "Hedging Obligations" means, with respect to any specified person, the obligations of that person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

     (2) foreign exchange contracts and currency swap agreements; and

     (3) other agreements or arrangements entered into in the ordinary course of business and designed to protect that person against fluctuations in interest rates or currency exchange rates.

   "Indebtedness" means, with respect to any specified person, any indebtedness of that person, whether or not contingent:

     (1) in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3) in respect of banker's acceptances;

     (4) representing Capital Lease Obligations;

     (5) in respect of all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); or

     (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not that Indebtedness is assumed by the specified person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured. The term "Indebtedness" also includes, to the extent not otherwise included, the guarantee by the specified person of any Indebtedness of any other person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (a) an accrued expense,
(b) trade payables and (c) Obligations in respect of workers' compensation, pensions and retiree health care, in each case to the extent not overdue for more than 90 days. Notwithstanding the foregoing, the term "Indebtedness" will also exclude customary earn-out arrangements entered into in connection with the purchase by Blount International or any Restricted Subsidiary of Blount International of any business pursuant to which the seller may become entitled to additional consideration depending on the performance or such business; provided, however, that at the time the arrangement is entered into the amount of that consideration is contingent upon future events (other than the lapse of time) and, to the extent that consideration thereafter becomes a fixed amount payable by Blount International or a Restricted Subsidiary of Blount International, the amount is paid within 30 days thereafter.

   The amount of any Indebtedness outstanding as of any date shall be:

     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

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     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

   "Investments" means, with respect to any person, all investments by that person in other persons (including Affiliates) in the forms of direct or indirect loans (including guarantees or other obligations), advances or capital contributions (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business and (y) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other similar extensions of credit, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Blount International or any Restricted Subsidiary of Blount International sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Blount International such that, after giving effect to any sale or disposition, that person is no longer a Restricted Subsidiary of Blount International, Blount International shall be deemed to have made an Investment on the date of that sale or disposition equal to the fair market value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Issue Date" means the date on which the notes are originally issued.

   "Lehman Brothers Merchant Banking Partners" means Lehman Merchant Banking Partners II L.P. and its affiliated co-investors.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

   "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

     (1) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

     (2) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of:

       (a) the aggregate amount of securities of any one such corporation held by Blount International and any of its Restricted Subsidiaries over

       (b) ten times the average daily trading volume of the securities during the 20 immediately preceding trading days will be deemed not to be Marketable Securities; in each case as determined on the date of the contract relating to such Asset Sale.

   "Moody's" means Moody's Investors Service, Inc. or any successor to its rating agency business.

   "Net Income" means, with respect to any specified person, the net income
(loss) of that person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

     (1) any gain (and loss), together with any related provision for taxes on the gain (loss), realized in connection with: (a) any Asset Sale (including dispositions pursuant to sale and leaseback transactions); or

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  (b) the disposition of any securities by that person or any of its
  Restricted Subsidiaries or the extinguishment of any Indebtedness of that person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain (and loss), together with any related provision for taxes on that extraordinary gain (and loss).

   "Net Proceeds" means the aggregate cash proceeds received by Blount International or any of its Restricted Subsidiaries (1) in respect of any issuance or sale of any Capital Stock and (2) in respect of any Asset Sale (including in each case any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of an assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

     (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued and as a liability under GAAP, as a consequence of that Asset Sale, after taking into account any available tax credits or deductions and any tax sharing arrangements;

     (B) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of that Asset Sale;

     (C) all direct costs, including all legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result; and

     (D) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of that Asset Sale and any reserve for adjustment in respect of the sale price of that asset or those assets established in accordance with GAAP.

   "new credit facilities" means the credit agreement, dated as of the Issue Date, by and among Blount as borrower, Blount International, Lehman Brothers Inc., as advisor, lead arranger and book manager, Lehman Commercial Paper Inc. as syndication agent, Bank of America, N.A., as administrative agent and the several banks and other financial institutions or entities from time to time parties thereto, as syndication agent, providing for up to $400.0 million of term loan borrowings and up to $100.0 million of revolving credit borrowings, including any related notes, collateral documents, letters of credit and related documentation, and guarantees and any appendices, exhibits, or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise).

   "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither Blount International nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Blount International or any of its Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and


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     (3) the incurrence of which will not result in any recourse to the stock or assets of Blount International or any of its Restricted Subsidiaries other than to Equity Interests of Unrestricted Subsidiaries pledged for the benefit of lenders to those Unrestricted Subsidiaries.

   "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Business" means the businesses conducted (or proposed to be conducted, including activities referred to as being contemplated by Blount International, as described or referred to in this Prospectus) by Blount International and its Restricted Subsidiaries as of the Issue Date and any and all other businesses that in the good faith judgment of the Board of Directors of Blount International are reasonably related, ancillary or complementary businesses, including (1) reasonably related extensions or expansions thereof and (2) businesses that employ reasonably comparable manufacturing processes.

   "Permitted Investments" means:

     (1) any Investment in Blount International or in a Restricted Subsidiary of Blount International;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by Blount International or any Restricted Subsidiary of Blount International in a person engaged in a Permitted Business, if as a result of that Investment:

       (a) that person becomes a Restricted Subsidiary of Blount
    International; or

       (b) that person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Blount International or a Restricted Subsidiary of Blount International;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above in the section entitled""-- Repurchase at the Option of Holders--Asset Sales" or the disposition of assets not constituting an Asset Sale;

     (5) guarantees (including Guarantees) of Indebtedness permitted under the covenant described above in the section entitled "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock";

     (6) any Investment acquired by Blount International or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Blount International or any of its Restricted Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by Blount International or any of its Restricted Subsidiaries with respect to such secured Investment;

     (7) any Investment by Blount International or a Restricted Subsidiary of Blount International in connection with deferred compensation trust arrangements existing, and as in effect, on the Issue Date and as amended thereafter; provided, however, that any future amendment to any such existing arrangements will only be permitted pursuant to this clause (7) to the extent that the terms of the amendment are not otherwise disadvantageous to the holders of Notes in any material respect;

     (8) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Blount International;

     (9) Hedging Obligations permitted to be incurred under the covenant described above in the section entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock";


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     (10) loans and advances to employees and officers of Blount
  International and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed an aggregate of $2.5 million at any one time outstanding;

     (11) any Investment by Blount International or a Restricted Subsidiary of Blount International in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person, in each case, in connection with a Qualified Receivables Transaction, provided, that the Investment in any person is in the form of a Purchase Money Note, an equity interest or an interest in accounts receivable generated by Blount International or a Restricted Subsidiary of Blount International and transferred to any person in connection with a Qualified Receivables Transaction or any person owning those accounts receivable;

     (12) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value that, when taken together with all other outstanding Investments made pursuant to this clause (12), does not exceed in aggregate amount 10% of Total Assets at the time of this Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

     (13) any Investment (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value that, when taken together with all other outstanding Investments made pursuant to this clause (13), does not exceed in aggregate amount $25.0 million at the time of this Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

   "Permitted Junior Securities" means:

     (1) Equity Interests in Blount or any Guarantor; or

     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under the Indenture.


   "Permitted Liens" means:

     (1) Liens on assets of Blount International, Blount and any Restricted Subsidiary of Blount International securing Senior Debt, including under the new credit facilities and the 1998 Indenture, that was permitted by the terms of the Indenture to be incurred;

     (2) Liens in favor of Blount or the Guarantors or, in the case of a Foreign Subsidiary, Liens securing Indebtedness or other obligations of such Foreign Subsidiary owing to Blount International, Blount or any Wholly Owned Restricted Subsidiary thereof;

     (3) Liens on property or shares of Capital Stock of a person existing at the time that person is merged with or into or consolidated with Blount International or any Restricted Subsidiary of Blount International; provided that those Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with Blount International or the Restricted Subsidiary (other than assets and property affixed or appurtenant thereto);

     (4) Liens on property existing at the time of acquisition thereof by Blount International or any Restricted Subsidiary of Blount International, provided that those Liens were in existence prior to the contemplation of the acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or letters of credit permitted by clause
  (6) of the second paragraph of the covenant described above in the section entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or other obligations of a like nature incurred in the ordinary course of business;


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

     (6) pledges or deposits by Blount International or any Restricted Subsidiary of Blount International under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Blount International or that Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Blount International or that Restricted Subsidiary or deposits of cash or United States government bonds to secure surety or appeal bonds to which Blount International or that Restricted Subsidiary is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

     (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above in the section entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with that Indebtedness;

     (8) Liens existing on the Issue Date;

     (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (10) Liens on the assets of Unrestricted Subsidiaries, or on the Equity Interests of Unrestricted Subsidiaries, that secure Non-Recourse Debt of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

     (11) Liens on accounts receivable and related assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction;

     (12) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against Blount International or any Restricted Subsidiary of Blount International with respect to which Blount International or that Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Blount International or that Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Blount International or that Restricted Subsidiary to provide collateral to the depository institution;

     (13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired;

     (14) easements, rights-of-way, minor survey exceptions, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, or Liens incidental to the conduct of the business of Blount International or its Subsidiaries or to the ownership of its properties, as applicable, which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by Blount International or its Subsidiaries) or interfere with the ordinary conduct of the business of Blount International or its Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

     (15) Liens securing Hedging Obligations; provided that the Liens are only secured by property or assets that secure the Indebtedness related to the Hedging Obligation or the property securing Indebtedness

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  under clause (1) of the second paragraph of the covenant described above in the section entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock";

     (16) Liens to secure Indebtedness permitted by clause (15) of the second paragraph of the covenant described above in the section entitled "-- Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (17) Liens to secure any refinancings, extensions, renewals, refunds, repayments, prepayments, redemptions, defeasance, retirements, exchanges or replacements (collectively "refinancings") (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (3), (4), (7) or (8); provided, however, that:

       (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

       (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (3), (4), (7) or (8) above at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

   Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (3), (4) or (7) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to the covenant described above in the section entitled "--Repurchase at the Option of the Holders--Asset Sales". For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

   "Permitted Refinancing Indebtedness" means any Indebtedness of Blount International or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Blount International or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all reasonable expenses and premiums incurred in connection therewith);

     (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is incurred either by Blount International or by the Restricted Subsidiary of Blount International who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "person" means an individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government, or any agency or political subdivision thereof or any other entity.

   "Principal" means Lehman Brothers Merchant Banking Partners and any of its Affiliates.

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   "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to Blount International or any Restricted Subsidiary of Blount International in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of that note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to those investors and amounts paid in connection with the purchase of newly generated accounts receivable.

   "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Blount International or any Restricted Subsidiary of Blount International pursuant to which Blount International or any Restricted Subsidiary of Blount International may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Blount International or any Restricted Subsidiary of Blount International) and (b) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Blount International or any Restricted Subsidiary of Blount International and any asset related thereto including all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

   "Receivables Subsidiary" means a Wholly Owned Subsidiary of Blount International (other than Blount or a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of Blount International (as provided below) as a Receivables Subsidiary:

     (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

       (a) is guaranteed by Blount International or any other Restricted Subsidiary of Blount International (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

       (b) is recourse to or obligates Blount International or any other Restricted Subsidiary of Blount International in any way other than pursuant to Standard Securitization Undertakings, or

       (c) subjects any property or asset of Blount International or any other Restricted Subsidiary of Blount International, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;


     (2) with which neither Blount International nor any other Restricted Subsidiary of Blount International has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Blount International or the other Restricted Subsidiary of Blount International than those that might be obtained at the time from persons that are not Affiliates of Blount International, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

     (3) as to which neither Blount International nor any other Restricted Subsidiary of Blount International has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results.

   Any designation of a Subsidiary of Blount International as a Receivables Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of the Board of Directors of Blount International giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

   "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated the Issue Date among Blount, the Guarantors and the initial purchaser.


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

   "Related Party" means:

     (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other persons referred to in the immediately preceding clause (1).

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a person means any Subsidiary of the referent person that is not an Unrestricted Subsidiary of the referent person.

   "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.

   "Senior Debt" means:

     (1) all Indebtedness of Blount International or any of its Restricted Subsidiaries outstanding under Credit Facilities, including under the new credit facilities, and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness, including under the 1998 Indenture, of Blount, Blount International or any of their respective Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

   Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for Federal, state, local or other taxes owed or owing by Blount or Blount International;

     (2) any Indebtedness of Blount or Blount International to any of its Subsidiaries or other Affiliates;

     (3) any trade payables; or

     (4) the portion of any Indebtedness that is incurred in violation of the Indenture.

   "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as that Regulation is in effect on the date hereof; provided that all Unrestricted Subsidiaries of Blount International shall be excluded from all calculations under Rule 1-02(w) of Regulation S-X.

   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Blount International or any Restricted Subsidiary of Blount International which are reasonably customary in an accounts receivable transaction.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary" means, with respect to any specified person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in

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  the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is that person or a Subsidiary of that person or (b) the only general partners of which are that person or one or more Subsidiaries of that person (or any combination thereof).

   "Total Assets" means, as of any date, Blount International's total consolidated assets as of that date, as determined in accordance with GAAP. To the extent that information is not available as to the amount of total consolidated assets as of a specific date, Blount International may utilize the most recent available information for purposes of calculating Total Assets.

   "Transaction Documents" means the documents related to:

     (1) the merger and recapitalization of Blount International on the Issue Date and the related equity contributions;

     (2) the Indebtedness under the new credit facilities; and

     (3) the Indenture and the Notes.

   "Unrestricted Subsidiary" means any Subsidiary of Blount International (other than Blount) that is designated by the Board of Directors of Blount International as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that the Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with Blount International or any Restricted Subsidiary of Blount International (other than in connection with the pledge of the Equity Interests of that Unrestricted Subsidiary) unless the terms of that agreement, contract, arrangement or understanding are no less favorable to Blount International or its Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of Blount International;

     (3) is a person with respect to which neither Blount International nor any of its Restricted Subsidiaries has any direct or indirect obligation
  (a) to subscribe for additional Equity Interests or (b) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results;

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Blount International or any of its Restricted Subsidiaries; and

     (5) has at least one director on its Board of Directors that is not a director or executive officer of Blount International or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Blount International or any of its Restricted Subsidiaries.

   Any designation of a Subsidiary of Blount International as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of the Board of Directors of Blount International giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the covenant described above in the section entitled "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Blount International as of that date and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described in the section entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Blount International shall be in default of that covenant. The Board of Directors of Blount International may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Blount International; provided that this designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Blount International of any outstanding Indebtedness of the Unrestricted Subsidiary and this designation shall only be permitted if (1) that Indebtedness is permitted under the covenant described in the section entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if this designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be continuing following this designation.

   "Voting Stock" of any person as of any date means the Capital Stock of that person that is at the time entitled to vote in the election of the Board of Directors of that person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of the payment; by

     (2) the then outstanding principal amount of that Indebtedness.

   "Wholly Owned Restricted Subsidiary" of any person means a Restricted Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals, in each case, to the extent mandated by applicable law) shall at the time be owned by such person or by one or more Wholly Owned Restricted Subsidiaries of such person and one or more Wholly Owned Restricted Subsidiaries of such person.

   "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals, in each case, to the extent mandated by applicable law) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person and one or more Wholly Owned Subsidiaries of such person.

                       CERTAIN INCOME TAX CONSIDERATIONS

   The following is a general discussion of the material U.S. Federal income tax considerations applicable to the exchange offer and to holders of the old notes in connection therewith. This discussion assumes that a holder of old notes purchased such old notes for cash at original issue, and that a holder of old notes holds such old notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The discussion does not deal with all aspects of U.S. Federal income taxation that may be relevant to holders of the old notes in light of their personal investment circumstances, including persons holding old notes as part of a conversion transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, nor does it discuss U.S. Federal income tax considerations applicable to certain types of investors subject to special treatment under the U.S. Federal income tax laws, including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and former citizens or former residents of the United States. In addition, the discussion does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor.

   This summary is based upon current provisions of the Code, regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service ("IRS") and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. We have not and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below, and as a result, there can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer which are different from those discussed herein.

   Holders of old notes should consult their tax advisor concerning the application of U.S. Federal income tax laws, as well as the laws of any state, local and foreign taxing jurisdictions, to their owning and disposing of new notes and to exchanging old notes for new notes in light of their particular situations.

   The exchange of old notes for new notes pursuant to the exchange offer will not constitute a taxable exchange. As a result, (i) a holder will not recognize taxable gain or loss as a result of exchanging old notes for new notes pursuant to the exchange offer; (ii) the holding period of the new notes will include the holding period of the old notes exchanged therefor; and (iii) the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the old notes exchanged therefor.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such
resale. In addition, until       , 2000, all dealers effecting transactions in
the new notes may be required to deliver a prospectus.

   Blount will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

   Certain legal matters regarding the exchange offer will be passed upon for us and Blount by Cravath, Swaine & Moore, New York, New York.

                            INDEPENDENT ACCOUNTANTS

   Our financial statements at December 31, 1998 and December 31, 1997 and for each of the two years in the period ended December 31, 1998 and for the ten months ended December 31, 1996, appearing in this prospectus and also incorporated by reference, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Consolidated Financial Statements as of and for the years ended December
 31, 1998, 1997 and 1996 and the ten-month period ended December 31, 1996
Report of Independent Accountants........................................   F-2
Consolidated Statements of Income for the years ended December 31, 1998,
 1997 and 1996 and the
 ten-month period ended December 31, 1996................................   F-3
Consolidated Balance Sheets as of December 31, 1998 and 1997.............   F-4
Consolidated Statements of Cash Flows for the years ended December 31,
 1998, 1997 and 1996 and the ten-month period ended December 31, 1996....   F-5
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1998 and 1997 and the ten-month period ended December
 31, 1996................................................................   F-6
Notes to Consolidated Financial Statements...............................   F-7
Unaudited Condensed Consolidated Financial Statements as of September 30,
 1999 and for the three months and nine months ended September 30, 1999 and 1998
Condensed Consolidated Statements of Income--three months and nine months ended September 30, 1999 and 1998.......................................  F-32
Condensed Consolidated Balance Sheets--September 30, 1999 and December
 31, 1998................................................................  F-33
Condensed Consolidated Statements of Cash Flows--nine months ended
 September 30, 1999 and 1998.............................................  F-34
Condensed Consolidated Statements of Changes in Stockholders' Equity--
 three months and nine months ended September 30, 1999 and 1998..........  F-35
Notes to Condensed Consolidated Financial Statements.....................  F-36

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders,
Blount International, Inc.:

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Blount International, Inc. and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998 and the ten-month period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                                 PricewaterhouseCoopers LLP

Atlanta, Georgia
January 28, 1999, except for Note 13,
as to which the date is October 14, 1999

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
              (Dollar amounts in millions, except per share data)

                                      Twelve Months Ended
                                          December 31,        Ten Months Ended
                                      ----------------------    December 31,
                                       1998    1997    1996         1996
                                      ------  ------  ------  ----------------
                                                   (Unaudited)
Sales................................ $831.9  $716.9  $649.3       $526.7
Cost of sales........................  573.6   482.9   426.9        346.5
                                      ------  ------  ------       ------
Gross profit.........................  258.3   234.0   222.4        180.2
Selling, general and administrative
 expenses............................  144.6   134.6   130.0        105.2
                                      ------  ------  ------       ------
Income from operations...............  113.7    99.4    92.4         75.0
Interest expense.....................  (14.3)   (9.5)   (9.9)        (7.9)
Interest income......................    2.5     2.5     2.4          2.3
Other income, net....................    0.3     1.3     0.5          0.2
                                      ------  ------  ------       ------
Income before income taxes...........  102.2    93.7    85.4         69.6
Provision for income taxes...........   38.9    34.6    31.6         25.6
                                      ------  ------  ------       ------
Income from continuing operations
 before extraordinary loss...........   63.3    59.1    53.8         44.0
Discontinued operations--Income on
 disposal, net.......................                    1.4          1.4
Extraordinary loss on repurchase of
 debt, net...........................   (2.0)
                                      ------  ------  ------       ------
Net income........................... $ 61.3  $ 59.1  $ 55.2       $ 45.4
                                      ======  ======  ======       ======
Basic earnings per share:
  Continuing operations before
   extraordinary loss................ $  .85  $  .79  $  .70       $  .57
  Discontinued operations............                    .02          .02
  Extraordinary loss.................   (.03)
                                      ------  ------  ------       ------
  Net income......................... $  .82  $  .79  $  .72       $  .59
                                      ======  ======  ======       ======
Diluted earnings per share:
  Continuing operations before
   extraordinary loss................ $  .83  $  .77  $  .69       $  .56
  Discontinued operations............                    .02          .02
  Extraordinary loss.................   (.03)
                                      ------  ------  ------       ------
  Net income......................... $  .80  $  .77  $  .71       $  .58
                                      ======  ======  ======       ======
Cash dividends per share:
  Class A............................ $ .143  $ .131  $ .114       $ .114
  Class B............................   .134    .122    .106         .106


      The accompanying notes are an integral part of the audited financial statements.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
              (Dollar amounts in millions, except per share data)

                                                                December 31,
                                                                --------------
                                                                 1998    1997
                                                                ------  ------
ASSETS
Current assets:
  Cash and cash equivalents...................................  $ 45.1  $  4.8
  Accounts receivable, net of allowance for doubtful accounts
   of $3.9 and $3.7...........................................   132.3   135.7
  Inventories.................................................   121.0   132.9
  Deferred income taxes.......................................    22.0    22.0
  Other current assets........................................     6.7     5.8
                                                                ------  ------
    Total current assets......................................   327.1   301.2
Property, plant and equipment, net of accumulated depreciation
 of $209.9 and $188.3.........................................   182.9   188.5
Cost in excess of net assets of acquired businesses, net......   114.7   116.4
Other assets..................................................    44.1    31.7
                                                                ------  ------
    Total Assets..............................................  $668.8  $637.8
                                                                ======  ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of long-term debt......  $  0.7  $  1.5
  Accounts payable............................................    30.4    56.6
  Accrued expenses............................................    63.8    72.0
                                                                ------  ------
    Total current liabilities.................................    94.9   130.1
Long-term debt, exclusive of current maturities...............   161.6   138.8
Deferred income taxes, exclusive of current portion...........    13.0    15.2
Other liabilities.............................................    44.7    37.6
                                                                ------  ------
    Total Liabilities.........................................   314.2   321.7
                                                                ------  ------
Commitments and Contingent Liabilities
Stockholders' equity:
Common stock: par value $.01 per share (see Note 5 for voting rights by class);
  Class A: 54,856,210 and 54,555,938 shares issued............     0.5     0.3
  Class B: convertible: 22,958,942 and 23,241,104 shares
   issued.....................................................     0.2     0.1
Capital in excess of par value of stock.......................    38.4    37.7
Retained earnings.............................................   348.9   300.3
Accumulated other comprehensive income........................     7.6     7.0
Less Class A treasury stock at cost, 3,704,604 and 2,906,360
 shares.......................................................   (41.0)  (29.3)
                                                                ------  ------
    Total stockholders' equity................................   354.6   316.1
                                                                ------  ------
    Total Liabilities and Stockholders' Equity................  $668.8  $637.8
                                                                ======  ======

      The accompanying notes are an integral part of the audited financial statements.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (Dollar amounts in millions)

                                      Twelve Months Ended
                                         December 31,         Ten Months Ended
                                     -----------------------    December 31,
                                      1998     1997    1996         1996
                                     -------  ------  ------  ----------------
                                          (Unaudited)
Cash flows from operating
 activities:
Net income.......................... $  61.3  $ 59.1  $ 55.2       $ 45.4
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
  Extraordinary loss................     2.0
  Depreciation, amortization and
   other noncash charges............    30.9    25.0    23.6         19.6
  Deferred income taxes.............    (2.3)   (1.7)    2.1         (2.1)
  Gain on disposals of property,
   plant and equipment..............            (0.6)   (0.2)        (0.9)
  Changes in assets and liabilities,
   net of effects of businesses
   acquired and sold:
    (Increase) decrease in accounts
     receivable.....................     3.4    20.4    (0.6)        34.0
    (Increase) decrease in
     inventories....................    13.3   (10.4)   13.2         11.4
    (Increase) decrease in other
     assets.........................             0.8     1.9         (1.8)
    Increase (decrease) in accounts
     payable........................   (12.8)    0.8    (6.7)       (15.5)
    Decrease in accrued expenses....    (7.3)  (15.5)   (4.3)        (6.8)
    Increase (decrease) in other
     liabilities....................     0.4     2.4     3.3         (0.1)
                                     -------  ------  ------       ------
    Net cash provided by operating
     activities.....................    88.9    80.3    87.5         83.2
                                     -------  ------  ------       ------
Cash flows from investing
 activities:
Proceeds from sales of property,
 plant and equipment................     1.3     0.9     1.9          1.8
Purchases of property, plant and
 equipment..........................   (21.1)  (17.8)  (21.2)       (18.7)
Acquisitions of businesses..........   (17.4) (132.5)
                                     -------  ------  ------       ------
Net cash used in investing
 activities.........................   (37.2) (149.4)  (19.3)       (16.9)
                                     -------  ------  ------       ------
Cash flows from financing
 activities:
Net reduction in short-term
 borrowings.........................    (0.4)           (2.7)        (1.6)
Issuance of long-term debt..........   149.4    62.0
Reduction of long-term debt.........  (137.5)  (14.9)  (13.9)       (13.9)
Decrease in restricted funds........     0.5     1.0     3.7          2.7
Dividends paid......................   (10.5)   (9.4)   (8.5)        (8.5)
Purchase of treasury stock..........   (18.1)  (27.5)   (4.3)        (4.3)
Other...............................     5.2     4.0     3.7          3.4
                                     -------  ------  ------       ------
Net cash provided by (used in)
 financing activities...............   (11.4)   15.2   (22.0)       (22.2)
                                     -------  ------  ------       ------
Net increase (decrease) in cash and
 cash equivalents...................    40.3   (53.9)   46.2         44.1
Cash and cash equivalents at
 beginning of period................     4.8    58.7    12.5         14.6
                                     -------  ------  ------       ------
Cash and cash equivalents at end of
 period............................. $  45.1  $  4.8  $ 58.7       $ 58.7
                                     =======  ======  ======       ======


      The accompanying notes are an integral part of the audited financial statements.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               (Dollar amounts in millions, shares in thousands)

                                                             Accumulated
                                                                Other
                           Common Stock    Capital             Compre-
                          --------------- in Excess Retained   hensive   Treasury
                          Class A Class B  of Par   Earnings   Income     Stock   Total
                          ------- ------- --------- -------- ----------- -------- ------
Balance, February 29,
 1996...................   $0.1    $0.1     $31.3    $215.3    $  8.2             $255.0
Net income..............                               45.4                         45.4
Other comprehensive
 income, net:
 Foreign currency
  translation
  adjustment............                                        (0.3)               (0.3)
                                                                                  ------
Comprehensive income....                                                            45.1
Dividends...............                               (8.5)                        (8.5)
Conversion of Class B to
 Class A Common Stock
 (70 shares)............
Purchase of treasury
 stock (236 Class A
 Shares)................                                                  $ (4.3)   (4.3)
Other (373 Class A
 shares)--principally
 stock options
 exercised..............                      3.5                                    3.5
                           ----    ----     -----    ------    ------     ------  ------
Balance, December 31,
 1996...................    0.1     0.1      34.8     252.2       7.9       (4.3)  290.8
Stock split (27,276
 Class A shares, 1,455
 shares to treasury, and
 11,621 Class B
 shares)................    0.2              (0.2)
Net income..............                               59.1                         59.1
Other comprehensive
 income, net:
 Foreign currency
  translation
  adjustment............                                         (0.9)              (0.9)
                                                                                  ------
Comprehensive income....                                                            58.2
Dividends...............                               (9.6)                        (9.6)
Conversion of Class B to
 Class A Common Stock
 (157 shares)...........
Purchase of treasury
 stock (1,346 Class A
 shares)................                                                   (27.5)  (27.5)
Other (459 Class A
 shares, 131 from
 treasury) principally
 stock options
 exercised..............                      3.1      (1.4)                 2.5     4.2
                           ----    ----     -----    ------    ------     ------  ------
Balance, December 31,
 1997...................    0.3     0.1      37.7     300.3       7.0      (29.3)  316.1
Net income..............                               61.3                         61.3
Other comprehensive
 income, net:
 Foreign currency
  translation
  adjustment............                                          0.5                0.5
 Unrealized gains on
  securities, net of
  gains of $0.2
  reclassified to net
  income................                                          0.6                0.6
 Minimum pension
  liability adjustment..                                         (0.5)              (0.5)
                                                                                  ------
Comprehensive income....                                                            61.9
Dividends...............                              (10.5)                       (10.5)
Conversion of Class B to
 Class A Common Stock
 (282 shares)...........
Purchase of treasury
 stock (1,411 Class A
 shares)................                                                   (18.0)  (18.0)
Other (630 Class A
 shares, 612 from
 treasury) principally
 stock options
 exercised..............                      1.0      (2.2)                 6.3     5.1
Effect of stock split
 associated with the
 merger (see Note 13)
 (27,523 Class A shares,
 1,802 shares to
 treasury, and 11,388
 Class B shares)........    0.2     0.1      (0.3)
                           ----    ----     -----    ------    ------     ------  ------
Balance, December 31,
 1998...................   $0.5    $0.2     $38.4    $348.9    $  7.6     $(41.0) $354.6
                           ====    ====     =====    ======    ======     ======  ======

      The accompanying notes are an integral part of the audited financial statements.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Consolidation:

   The consolidated financial statements include the accounts of Blount International, Inc. and its subsidiaries ("the Company"). All significant intercompany balances and transactions are eliminated in consolidation.

 Change in fiscal year:

   In April 1996, the Company changed its fiscal year from one ending on the last day of February to one ending on December 31. Accordingly, the audited financial statements include the results for the twelve-month periods ended December 31, 1998 ("1998") and 1997 ("1997"), and the ten-month period ended December 31, 1996 ("transition period"). In addition to the basic audited financial statements and related notes, unaudited financial information for the twelve-month period ended December 31, 1996 has been presented to enhance comparability.

 Reclassifications:

   Certain amounts in 1997 and the transition period and notes to consolidated financial statements have been reclassified to conform with the 1998 presentation.

 Use of estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are used when accounting for the allowance for doubtful accounts, inventory obsolescence, long-lived assets, product warranty expenses, casualty insurance costs, employee benefit plans, income taxes, discontinued operations and contingencies. It is reasonably possible that actual results could differ significantly from those estimates and significant changes to estimates could occur in the near term.

 Cash and cash equivalents:

   The Company considers all highly liquid temporary cash investments that are readily convertible to known amounts of cash and present minimal risk of changes in value because of changes in interest rates to be cash equivalents.

 Inventories:

   Inventories are stated at the lower of first-in, first-out cost or market.

 Property, plant and equipment:

   These assets are stated at cost and are depreciated principally on the straight-line method over the estimated useful lives of the individual assets. The principal ranges of estimated useful lives for depreciation purposes are as follows: buildings and improvements--5 years to 45 years; machinery and equipment--3 years to 15 years; furniture, fixtures and office equipment--2 years to 10 years; and transportation equipment--1 year to 15 years. Gains or losses on disposal are reflected in income. Property, plant and equipment held under leases which are essentially installment purchases are capitalized with the related obligations stated at the

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES principal portion of future lease payments. Depreciation charged to costs and expenses was $25.9 million, $21.1 million and $16.4 million in 1998, 1997 and the transition period.

   Interest cost incurred during the period of construction of plant and equipment is capitalized. No material amounts of interest were capitalized on plant and equipment during the three reporting periods ended December 31, 1998.

 Cost in excess of net assets of acquired businesses:

   The excess cost is being amortized by the straight-line method over periods ranging from 10 to 40 years. Accumulated amortization was $28.9 million and $25.0 million as of December 31, 1998 and 1997. The excess cost is evaluated for impairment based on the historic and estimated future profitability and cash flows of the business units to which it relates. Adjustments to carrying value are made if required.

 Insurance accruals:

   It is the Company's policy to retain a portion of expected losses related to workers' compensation and general, product and vehicle liability through retentions or deductibles under its insurance programs. Provisions for losses expected under these programs are recorded based on estimates of the undiscounted aggregate liabilities for claims incurred.

 Foreign currency:

   For foreign subsidiaries whose operations are principally conducted in U.S. dollars, monetary assets and liabilities are translated into U.S. dollars at the current exchange rate, while other assets (principally property, plant and equipment and inventories) and related costs and expenses are generally translated at historic exchange rates. Sales and other costs and expenses are translated at the average exchange rate for the period and the resulting foreign exchange adjustments are recognized in income. Assets and liabilities of the remaining foreign operations are translated into U.S. dollars at the current exchange rate and their statements of income are translated at the average exchange rate for the period. Gains and losses resulting from translation of the financial statements of these operations are reflected as "other comprehensive income" in stockholders' equity. The amount of income taxes allocated to this translation adjustment is not significant. Foreign exchange adjustments to pretax income were not material in 1998, 1997 and the transition period.

 Derivative financial instruments:

   The Company accounts for copper and zinc futures contracts in accordance with SFAS No. 80, "Accounting for Futures Contracts." These contracts (approximately 4.0 million pounds and 8.4 million pounds at December 31, 1998 and 1997, respectively) hedge a portion of the anticipated brass purchases the Company expects to carry out in the normal course of business. Any gain or loss on futures contracts accounted for as a hedge which are closed before the date of the anticipated transaction is deferred until completion of the transaction. Deferred gains or losses are amortized over the transaction period.

   An interest rate contract accounted for as an interest rate hedge of an expected debt issue was extinguished upon the issuance of 7% senior notes in the principal amount of $150 million (see Note 3) in June 1998. The cost to extinguish the interest rate contract is being amortized as an adjustment to interest expense over the life of the senior notes.

   Deferred gains and losses on derivative financial instruments are generally classified as other assets or other liabilities in the consolidated balance sheets.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

 Revenue recognition:

   The Company's policy is to record sales as orders are shipped.

 Advertising:

   Advertising costs are generally expensed as incurred. Advertising costs were $13.5 million, $14.6 million and $10.1 million for 1998, 1997 and the transition period.

 Research and development:

   Expenditures for research and development are expensed as incurred. These costs were $7.4 million, $8.0 million and $6.0 million for 1998, 1997 and the transition period.

 Accounting standards:

   Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Prior periods have been reclassified to reflect the adoption of this standard. The adoption of SFAS No. 130 has no material impact on the Company's results of operations, financial position or cash flows. Comprehensive income equals net income plus other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses which are reflected in stockholders' equity but excluded from net income. For the Company, the components of other comprehensive income are principally foreign currency translation adjustments, unrealized gains or losses on investments and minimum pension liability adjustments.

   As of December 31, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." These standards have no material effect on the Company's results of operations, financial position or cash flows.

   SFAS No. 131 establishes new standards for reporting operating segments and disclosing information about products and services and geographic areas. The Company's reportable segments are unchanged from the prior year. See Note 9.

   SFAS No. 132 revises disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. See Note 6.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 2: INCOME TAXES

   The provision for income taxes attributable to continuing operations before extraordinary loss is as follows:

                                            Twelve Months Ended    Ten Months
                                               December 31,          Ended
                                            --------------------- December 31,
                                               1998       1997        1996
                                            ----------  --------- ------------
                                              (Dollar amounts in millions)
      Current provision:
        Federal............................ $     33.3  $   28.6     $24.5
        State..............................        4.3       3.8       0.8
        Foreign............................        4.2       3.9       2.4
      Deferred provision (benefit):
        Federal............................       (2.4)     (1.5)     (3.6)
        State..............................       (0.1)      0.1       0.4
        Foreign............................       (0.4)     (0.3)      1.1
                                            ----------  --------     -----
                                                 $38.9  $   34.6     $25.6
                                            ==========  ========     =====

   A reconciliation of the provision for income taxes to the amount computed by applying the statutory federal income tax rate to income from continuing operations before extraordinary loss and income taxes is as follows:

                                            Twelve Months Ended    Ten Months
                                               December 31,          Ended
                                            --------------------- December 31,
                                               1998       1997        1996
                                            ----------  --------- ------------
                                              (Dollar amounts in millions)
      Income before income taxes:
        Domestic........................... $     91.5  $   83.8     $61.1
        Foreign............................       10.7       9.9       8.5
                                            ----------  --------     -----
                                               $ 102.2  $   93.7     $69.6
                                            ==========  ========     =====
      Statutory tax rate...................       35.0%     35.0%     35.0%
      Impact of earnings of foreign
       operations..........................                 (0.7)      0.7
      State income taxes, net of federal
       tax benefit.........................        2.6       2.2       1.5
      Permanent differences between book
       bases and tax bases.................        1.2       1.6       1.5
      Other items, net.....................       (0.7)     (1.2)     (1.9)
                                            ----------  --------     -----
      Effective income tax rate............       38.1%     36.9%     36.8%
                                            ==========  ========     =====

   All years reflect the allocation of substantially all corporate office expenses and interest expense to domestic operations.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   As of December 31, 1998 and 1997, deferred income tax assets were $35.7 million and $35.6 million and deferred income tax liabilities were $26.7 million and $28.8 million. Deferred income tax assets (liabilities) applicable to temporary differences at December 31, 1998 and 1997 are as follows:

                                                      1998           1997
                                                 --------------  --------------
                                                 (Dollar amounts in millions)
      Property, plant and equipment basis
       differences.............................  $        (17.8) $       (18.3)
      Employee benefits........................            19.1           16.8
      Other accrued expenses...................            15.0           16.1
      Other--net...............................            (7.3)          (7.8)
                                                 --------------  -------------
                                                          $ 9.0  $         6.8
                                                 ==============  =============

   Deferred income taxes of approximately $3.9 million have not been provided on undistributed earnings of foreign subsidiaries in the amount of $45.9 million as the earnings are considered to be permanently reinvested.

   The Company has settled its issues with the Internal Revenue Service through the 1993 fiscal year with no material adverse effect. The periods from fiscal
1994 through 1998 are still open for review.

NOTE 3: DEBT AND FINANCING AGREEMENTS

   Long-term debt at December 31, 1998 and 1997 consists of the following:

                                                      1998           1997
                                                 --------------  --------------
                                                 (Dollar amounts in millions)
      Senior notes (net of discount)...........  $        148.6
      9% subordinated notes....................                  $        68.8
      Revolving credit agreement...............                           54.0
      Industrial development revenue bonds
       payable, maturing between 1999 and 2013,
       interest at varying rates (principally
       4.2% at December 31, 1998)..............            13.1           15.7
      Other long-term debt, interest at 8.8%...             0.4            0.5
      Lease purchase obligations, interest at
       varying rates, payable in installments
       to 2000.................................             0.2            0.9
                                                 --------------  -------------
                                                          162.3          139.9
      Less current maturities..................            (0.7)          (1.1)
                                                 --------------  -------------
                                                        $ 161.6  $       138.8
                                                 ==============  =============

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   Maturities of long-term debt and the principal and interest payments on long-term capital leases are as follows:

                                                       Capital Leases
                                                     ------------------  Total
                                               Debt  Principal Interest Payments
                                              ------ --------- -------- --------
                                                 (Dollar amounts in millions)
      1999................................... $  0.5   $0.2      $0.0    $  0.7
      2000...................................    0.4                        0.4
      2001...................................    0.4                        0.4
      2002...................................    0.5                        0.5
      2003...................................    0.0                        0.0
      2004 and beyond........................  160.3                      160.3
                                              ------   ----      ----    ------
                                              $162.1   $0.2      $0.0    $162.3
                                              ======   ====      ====    ======

   In June 1998, Blount, Inc., a wholly-owned subsidiary of Blount International, Inc., issued senior notes ("the senior notes") with a stated interest rate of 7% in the principal amount of $150 million maturing on June 15, 2005. The senior notes are fully and unconditionally guaranteed by Blount International, Inc. Approximately $8.3 million, reflecting the price discount and the cost to extinguish an interest rate contract accounted for as a hedge of future interest on the debt, is being amortized to expense over the life of the senior notes. The senior notes are redeemable at a premium, in whole or in part, at the option of the Company at any time. The debt indenture contains restrictions on secured debt, sale and lease-back transactions, and the consolidation, merger and sale of assets.

   In July 1998, the Company redeemed all its 9% subordinated notes in the amount of $68.8 million. The extraordinary loss on redemption was $2.0 million, net of income taxes of $1.2 million.

   At December 31, 1998, no amount was outstanding under the Company's $150 million revolving credit agreement with a group of five banks. The $150 million agreement expires April 2002 and provides for interest rates to be determined at the time of borrowings based on a choice of formulas as specified in the agreement. The interest rates and commitment fees may vary based on the ratio of cash flow to debt as defined in the agreement. The agreement contains covenants relating to liens, subsidiary debt, transactions with affiliates, consolidations, mergers and sales of assets, and requires the Company to maintain certain leverage and fixed charge coverage ratios.

   Proceeds from industrial development revenue bonds issued in fiscal 1995 are held in trust and released as qualified capital expenditures are made. As of December 31, 1998 and 1997, $3.5 million and $3.9 million were held in trust and are included in "Other assets" in the Company's consolidated balance sheets.

   As of December 31, 1997, the weighted average interest rate on outstanding short-term borrowings (principally foreign) was 9.7%. No short-term borrowings were outstanding at December 31, 1998.

NOTE 4: ACQUISITIONS AND DISPOSALS

   The following acquisitions have been accounted for by the purchase method, and the net assets and results of operations of the acquired companies have been included in the Company's consolidated financial statements since the dates of acquisition. The excess of the purchase price over the fair value of the net assets acquired is being amortized on a straight-line basis over 40 years.

   In September 1998, the Company purchased certain operating assets of the Redfield line for approximately $3 million. The fair value of the assets acquired approximated the purchase price.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   On November 4, 1997, the Company acquired Federal Cartridge Company ("Federal"), formerly Federal-Hoffman, Inc. The purchase price was approximately $129 million including a post-closing adjustment and acquisition expenses. Federal manufactures shotshell, centerfire and rimfire cartridges, ammunition components and clay targets. The following summarized unaudited pro forma financial information for the twelve months ended December 31, 1997 and 1996 assumes the acquisition had occurred on January 1 of each year:

                                                      1997           1996
                                                 -------------- --------------
                                                 (Dollar amounts in millions,
                                                    except per share data)
      Sales..................................... $        842.2 $        779.2
      Income from continuing operations.........           65.1           50.7
      Earnings per share from continuing
       operations:
        Basic...................................            .86            .66
        Diluted.................................            .84            .65

   The pro forma results do not necessarily represent the results which would have occurred if the acquisition had taken place on the basis assumed nor are they indicative of the results of future operations.

   In January 1997, the Company acquired the outstanding capital stock of the Frederick Manufacturing Corporation ("Frederick") and Orbex, Inc. ("Orbex") for approximately $19 million and paid existing debt of the acquired companies in the amount of $5.8 million. Orbex was subsequently merged into Frederick. The principal products of the acquired companies are accessories for lawn mowers and sporting goods. The combined sales and pretax income of the acquired companies for their most recent year prior to the acquisition was $19.8 million and $2.5 million, respectively.

   In the transition period, income of $1.4 million, net of income taxes of $0.9 million, was recognized for disposal of the discontinued construction segment, primarily due to favorable claim settlements and improved international job profits.

NOTE 5: CAPITAL STOCK, STOCK OPTIONS AND EARNINGS PER SHARE DATA

   Prior to the merger on August 19, 1999 (see Note 13), the Company had authorized 60 million shares of Class A Common Stock, 14 million shares of Class B Common Stock and 4,456,855 shares of Preferred Stock. As of December 31, 1998, no Preferred Stock was outstanding. The Class A Common Stock is entitled to elect 25% of the Company's Board of Directors, is entitled to one-tenth of one vote per share on all other matters and will receive an additional dividend of $.00415 in any quarter that a cash dividend is declared on the Class B Common Stock. The Class B Common Stock is entitled to elect 75% of the Company's Board of Directors and is entitled to one vote per share on all other matters. Each share of Class B Common Stock is convertible at any time at the option of the stockholder into one share of Class A Common Stock.

   The following share and per share data has been restated to reflect the stock split (see Note 13).

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   The number of shares used in the denominators of the basic and diluted earnings per share computations were as follows (in thousands):

                                                     Twelve Months
                                                         Ended      Ten Months
                                                     December 31,     Ended
                                                     ------------- December 31,
                                                      1998   1997      1996
                                                     ------ ------ ------------
     Shares for basic earnings per share
      computation--weighted average common shares
      outstanding................................... 74,743 75,265    76,836
     Dilutive effect of stock options...............  2,045  1,830     1,474
                                                     ------ ------    ------
     Shares for diluted earnings per share
      computation................................... 76,788 77,095    78,310
                                                     ====== ======    ======

   No adjustment was required to reported income amounts for inclusion in the numerators of the earnings per share computations.

   The Company has granted options to purchase its Class A Common Stock to certain officers and key employees under four fixed stock option plans. Under these plans, options may be granted up to 13,500,000 shares. Each plan provides for the granting of options with an option price per share not less than the fair market value of one share of Class A Common Stock on the date of grant. The options granted are exercisable for a period of up to ten years under each plan and vest in installments over periods determined by the Compensation and Management Development Committee of the Board of Directors. As of December 31, 1998 and 1997, there were options for 1,630,040 shares and 198,844 shares available for grant under the plans.

   A summary of the status of the Company's fixed stock option plans as of December 31, 1998, 1997 and 1996, and changes during the periods ending on those dates is presented below:

                                     Twelve Months Ended
                                        December 31,                  Ten Months Ended
                          -----------------------------------------     December 31,
                                  1998                 1997                 1996
                          -------------------- -------------------- --------------------
                                     Weighted-            Weighted-            Weighted-
                                      Average              Average              Average
                            Shares   Exercise    Shares   Exercise    Shares   Exercise
                          (in 000's)   Price   (in 000's)   Price   (in 000's)   Price
                          ---------- --------- ---------- --------- ---------- ---------
Outstanding at beginning
 of period..............    6,933      $7.40     5,836      $5.94     4,325      $4.53
  Granted...............    1,196      12.57     2,071       9.99     2,342       7.74
  Exercised.............     (613)      6.85      (887)      3.93      (731)      3.39
  Forfeited.............     (227)     10.72       (87)      6.87      (100)      5.39
                            -----                -----                -----
Outstanding at end of
 period.................    7,289      $8.19     6,933      $7.40     5,836      $5.94
                            =====                =====                =====
Options exercisable at
 end of period..........    3,897                2,769                1,699
                            =====                =====                =====

   The following table summarizes information about fixed stock options outstanding at December 31, 1998:

                                 Options Outstanding        Options Exercisable
                           -------------------------------- --------------------
                                       Weighted-
                                        Average   Weighted-            Weighted-
                                       Remaining   Average              Average
                             Shares   Contractual Exercise    Shares   Exercise
Range of Exercise Prices   (in 000's)    Life       Price   (in 000's)   Price
------------------------   ---------- ----------- --------- ---------- ---------
$1.27 to $2.28............     350     4.0 years    $1.72       190      $2.01
$4.68 to $6.39............   1,266     5.1 years     4.75     1,170       4.75
$7.17 to $10.36...........   4,499     7.4 years     8.51     2,514       8.16
$11.82 to $15.64..........   1,174     9.1 years    12.59        23      12.72
                             -----                            -----
  Total...................   7,289     7.1 years    $8.19     3,897      $6.86
                             =====                            =====

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   The Company applies APB Opinion 25 and related interpretations in accounting for fixed stock option plans. Accordingly, no compensation cost has been recognized. Had compensation cost been determined based on the estimated fair value at the grant dates for awards under the Company's plans, consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been the pro forma amounts indicated below:

                                                Twelve Months Ended  Ten Months
                                                   December 31,        Ended
                                                ------------------- December 31,
                                                  1998      1997        1996
                                                --------- --------- ------------
                                                  (Dollar amounts in millions,
                                                     except per share data)
     Net income:
       As reported............................. $    61.3 $    59.1    $45.4
       Pro forma...............................      58.1      56.7     44.5
     Earnings per share:
       As reported:
     Basic.....................................       .82       .79      .59
     Diluted...................................       .80       .77      .58
       Pro forma:
     Basic.....................................       .78       .75      .58
     Diluted...................................       .76       .74      .57

   For purposes of computing the pro forma amounts above, the Black-Scholes option-pricing model was used with the following weighted-average assumptions:

                                                Twelve Months Ended  Ten Months
                                                   December 31,        Ended
                                                ------------------- December 31,
                                                  1998      1997        1996
                                                --------- --------- ------------
     Estimated lives of plan options              6 years   6 years   6 years
     Risk-free interest rates..................      5.5%      6.2%      6.2%
     Expected volatility.......................     23.0%     23.0%     24.0%
     Dividend yield............................      1.5%      1.5%      1.5%

   The weighted average estimated fair value of options granted during 1998, 1997 and the transition period was $3.67, $3.08 and $2.44, respectively.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 6: PENSION AND POSTRETIREMENT BENEFIT PLANS

   The changes in the benefit obligations, changes in plan assets, and funded status of the Company's defined benefit pension plans and other postretirement medical and life benefit plans for the periods ended December 31, 1998 and 1997 were as follows:

                                                    FUNDED PLANS
                                           ----------------------------------
                                                                  Other
                                               Pension       Postretirement
                                              Benefits          Benefits
                                           ----------------  ----------------
                                            1998     1997     1998     1997
                                           -------  -------  -------  -------
                                            (Dollar amounts in millions)
Change in Benefit Obligation:
Benefit obligation at beginning of
 period................................... $(107.9) $ (76.4) $  (2.1) $  (2.2)
Service cost..............................    (6.2)    (4.6)
Interest cost.............................    (8.4)    (6.2)    (0.2)    (0.2)
Plan participants' contributions..........                      (0.2)    (0.2)
Actuarial losses..........................    (6.8)    (2.7)    (0.4)    (0.1)
Benefits and plan expenses paid...........     2.9      2.6      0.5      0.6
Acquisition...............................            (20.6)
                                           -------  -------  -------  -------
Benefit obligation at end of period.......  (126.4)  (107.9)    (2.4)    (2.1)
                                           -------  -------  -------  -------
Change in Plan Assets:
Fair value of plan assets at beginning of
 period...................................   114.1     82.0      2.1      2.1
Actual return on plan assets..............    10.5     14.1      0.1      0.4
Company contributions Plan participants'
 contributions............................                       0.2      0.2
Benefits and plan expenses paid...........    (2.9)    (2.6)    (0.5)    (0.6)
Acquisition...............................             20.6
                                           -------  -------  -------  -------
Fair value of plan assets at end of
 period...................................   121.7    114.1      1.9      2.1
                                           -------  -------  -------  -------
Funded status.............................    (4.7)     6.2     (0.5)     0.0
Unrecognized actuarial losses.............     7.3      1.4      0.5
Unrecognized transition asset.............    (0.6)    (0.8)
Unrecognized prior service cost...........    (0.2)    (0.2)
                                           -------  -------  -------  -------
Net amount recognized..................... $   1.8  $   6.6  $   0.0  $   0.0
                                           =======  =======  =======  =======
Net amount recognized:
Prepaid benefits.......................... $   3.3  $   6.8
Accrued benefits..........................    (1.5)    (0.2)
                                           -------  -------  -------  -------
                                           $   1.8  $   6.6  $   0.0  $   0.0
                                           =======  =======  =======  =======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                                                       OTHER PLANS
                                               -------------------------------
                                                                   Other
                                                 Pension      Postretirement
                                                 Benefits        Benefits
                                               -------------  ----------------
                                                1998   1997    1998     1997
                                               ------  -----  -------  -------
                                               (Dollar amounts in millions)
Change in Benefit Obligation:
Benefit obligation at beginning of period..... $ (6.3) $(5.4) $ (16.8) $ (13.5)
Service cost..................................   (0.5)  (0.3)    (0.4)    (0.3)
Interest cost.................................   (0.6)  (0.5)    (1.2)    (1.0)
Plan participants' contributions..............                   (0.4)    (0.2)
Actuarial gains (losses)......................   (0.4)  (0.4)     0.3      0.6
Benefits and plan expenses paid...............    0.3    0.3      1.1      0.7
Acquisition...................................                            (3.1)
Plan amendments...............................   (6.3)
                                               ------  -----  -------  -------
Benefit obligation at end of period...........  (13.8)  (6.3)   (17.4)   (16.8)
Unrecognized actuarial (gains) losses.........    1.2    1.0     (0.9)    (0.5)
Unrecognized transition obligation............    0.1    0.2
Unrecognized prior service cost...............    6.2    0.3      0.1
                                               ------  -----  -------  -------
Net amount recognized......................... $ (6.3) $(4.8) $ (18.2) $ (17.3)
                                               ======  =====  =======  =======
Net amount recognized:
Accrued benefits.............................. $(13.4) $(4.8) $ (18.2) $ (17.3)
Intangible asset..............................    6.3
Accumulated other comprehensive income........    0.8
                                               ------  -----  -------  -------
                                               $ (6.3) $(4.8) $ (18.2) $ (17.3)
                                               ======  =====  =======  =======

   The Company acquired Federal in November 1997, including the pension and postretirement benefit plans for its active employees.

   The accumulated pension benefit obligation of supplemental non-qualified defined benefit pension plans was $13.4 million and $4.9 million at December 31, 1998 and 1997, respectively. A Rabbi Trust, whose assets are not included in the table above, has been established to fund part of these non-qualified benefits.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   The components of net periodic benefit cost and the weighted average assumptions used in accounting for pension and other postretirement benefits follow:

                                                         Other Postretirement
                              Pension Benefits                 Benefits
                         ---------------------------- ----------------------------
                            Twelve           Ten         Twelve           Ten
                            Months          Months       Months          Months
                             Ended          Ended         Ended          Ended
                         December 31,    December 31, December 31,    December 31,
                         --------------  ------------ --------------  ------------
                          1998    1997       1996      1998    1997       1996
                         ------  ------  ------------ ------  ------  ------------
                                     (Dollar amounts in millions)
Components of net
 periodic benefit cost:
Service cost............ $  6.7  $  4.9      $3.7     $  0.4  $  0.3      $0.3
Interest cost...........    9.0     6.7       5.5        1.4     1.2       0.9
Expected return on plan
 assets.................   (9.7)   (7.3)     (6.0)      (0.2)   (0.2)     (0.1)
Amortization of
 actuarial (gains)
 losses.................    0.1     0.1       0.1       (0.1)    0.1
Amortization of
 transition asset.......   (0.1)   (0.1)     (0.1)
Amortization of prior
 service cost...........    0.4     0.8       1.1
                         ------  ------      ----     ------  ------      ----
                         $  6.4  $  5.1      $4.3     $  1.5  $  1.4      $1.1
                         ======  ======      ====     ======  ======      ====
Weighted average
 assumptions:
Discount rate...........    7.0%    7.4%      7.6%       7.0%    7.5%      7.5%
Expected return on plan
 assets.................    8.9%    8.7%      8.7%       9.0%    8.8%      8.8%
Rate of compensation
 increase...............    3.8%    4.0%      4.2%

   A 7% annual rate of increase in the cost of health care benefits was assumed for 1998; the rate was assumed to decrease 1% per year until 4% is reached, remain at that level for ten years, and then decrease to the ultimate trend rate of 3%. A 1% change in assumed health care cost trend rates would have the following effects:

                                                        1% Increase 1% Decrease
                                                        ----------- -----------
                                                          (Dollar amounts in
                                                               millions)
      Effect on service and interest cost components..     $0.1        $0.1
      Effect on other postretirement benefit
       obligations....................................      0.9         0.8

   The Company sponsors a defined contribution 401(k) plan and matches a portion of employee contributions. The expense was $4.9 million, $3.6 million and $2.4 million in 1998, 1997 and the transition period.

NOTE 7: COMMITMENTS AND CONTINGENT LIABILITIES

   The Company leases office space and equipment under operating leases expiring in 1 to 7 years. Most leases include renewal options and some contain purchase options and escalation clauses. Future minimum rental commitments required under operating leases having initial or remaining noncancelable lease terms in excess of one year as of December 31, 1998, are as follows (in millions): 1999--$3.4; 2000--$2.1; 2001--$1.6; 2002--$0.9; 2003--$0.7; and 2004
and beyond--$0.6. Rentals charged to costs and expenses under cancelable and noncancelable lease arrangements were $4.6 million, $4.9 million and $5.0 million for 1998, 1997 and the transition period, respectively.

   In 1989, the United States Environmental Protection Agency ("EPA") designated a predecessor of the Company as one of four potentially responsible parties ("PRPs") with respect to the Onalaska Municipal

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

Landfill in Onalaska, Wisconsin ("the Site"). The waste complained of was placed in the landfill prior to 1981 by a corporation, some of whose assets were later purchased by a predecessor of the Company. It is the view of management that because the Company's predecessor corporation purchased assets rather than stock, the Company is not liable and is not properly a PRP. Although management believes the EPA is wrong on the successor liability issue, with other PRPs, the Company made a good faith offer to the EPA to pay a portion of the Site clean-up costs. The offer was rejected and the EPA and State of Wisconsin ("the State") proceeded with the clean-up at a cost of approximately $12 million. The EPA and the State brought suit in 1996 against the Town of Onalaska ("the Town") and a second PRP, Metallics, Inc., to recover response costs. On December 18, 1996, the United States District Court for the Western District of Wisconsin approved and entered Consent Decrees pursuant to which the Town and Metallics, Inc. settled the suit and will pay a total of over $1.8 million to the EPA and the State. The Company continues to maintain that it is not a liable party. The EPA has not taken action against the Company, nor has the EPA accepted the Company's position. The Company does not know the financial status of the other named and unnamed PRPs who may have liability with respect to the Site. Management does not expect the situation to have a material adverse effect on consolidated financial condition or operating results.

   Under the provisions of Washington State environmental laws, the Washington State Department of Ecology ("WDOE") has notified the Company that it is one of many companies named as a Potentially Liable Party ("PLP"), for the Pasco Sanitary Landfill site, Pasco, Washington ("the Site"). Although the clean-up costs are believed to be substantial, accurate estimates will not be available until the environmental studies have been completed at the Site. However, based upon the total documented volume of waste sent to the Site, the Company's waste volume compared to that total waste volume should cause the Company to be classified as a "de minimis" PLP. In July 1992, the Company and thirty-eight other PLPs entered into an Administrative Agreed Order with WDOE to perform a Phase I Remedial Investigation at the Site. In October 1994, WDOE issued an administrative Unilateral Enforcement Order to all PLPs to complete a Phase II Remedial Investigation and Feasibility Study ("RI/FS") under the Scope of Work established by WDOE. The results of the RI/FS investigation are expected in the near future. The Company is unable to determine, at this time, the level of clean-up demands that may be ultimately placed on it. Management believes that, given the number of PLPs named with respect to the Site and their financial condition, the Company's potential response costs associated with the Site will not have a material adverse effect on consolidated financial condition or operating results.

   The Company is a defendant in a number of product liability lawsuits, some of which seek significant or unspecified damages, involving serious personal injuries for which there are retentions or deductible amounts under the Company's insurance policies. In addition, the Company is a party to a number of other suits arising out of the conduct of its business. While there can be no assurance as to their ultimate outcome, management does not believe these lawsuits will have a material adverse effect on consolidated financial condition or operating results.

NOTE 8: FINANCIAL INSTRUMENTS AND CREDIT RISK CONCENTRATION

   The Company has manufacturing or distribution operations in Brazil, Canada, Europe, Japan, Russia and the United States. The Company sells to customers in these locations, primarily in the United States, and other countries throughout the world (see Note 9). At December 31, 1998, approximately 78% of trade accounts receivable were from customers within the United States. Trade accounts receivable are principally from service and dealer groups, distributors, mass merchants, and chain saw and other original equipment manufacturers, and are normally not collateralized.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   The estimated fair values of certain financial instruments at December 31, 1998 and 1997 are as follows:

                                                  1998             1997
                                             ---------------  ---------------
                                             Carrying  Fair   Carrying  Fair
                                              Amount  Value    Amount  Value
                                             -------- ------  -------- ------
                                              (Dollar amounts in millions)
Cash and short-term investments.............  $ 45.1  $ 45.1   $  4.8  $  4.8
Futures contracts (See Note 1)..............     0.0    (0.1)     0.0    (0.9)
Other assets (restricted trust funds and
 notes receivable)..........................    17.3    17.1     14.7    16.1
Notes payable and long-term debt (see Note
 3).........................................  (162.3) (163.7)  (140.3) (143.2)
Interest rate lock contract (see Note 1)....                      0.0    (1.4)

   The carrying amount of cash and short-term investments approximates fair value because of the short maturity of those instruments. The fair value of derivative financial instruments (futures contracts and interest rate lock contract) is estimated by obtaining market quotes. The fair value of notes receivable is estimated based on the discounted value of estimated future cash flows. The fair value of restricted trust funds approximates the carrying amount for short-term instruments and is estimated by obtaining market quotes for longer term instruments. The fair value of long-term debt is estimated based on recent market transaction prices or on current rates available for debt with similar terms and maturities.

NOTE 9: SEGMENT INFORMATION

   The Company identifies operating segments based on management responsibility. The Company has three reportable segments: Outdoor Products, Sporting Equipment, and Industrial and Power Equipment. Outdoor Products produces or markets chain saw components (chain, bars and sprockets), lawn mowers and related products, and other outdoor care products. Sporting Equipment produces or markets small arms ammunition, sports optical products, reloading equipment and other shooting sports accessories. Industrial and Power Equipment produces timber harvesting and industrial loading equipment and power transmission and gear components.

   The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intersegment sales are not significant.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   Information on Segments:

                                            Twelve Months Ended      Ten Months
                                                December 31,           Ended
                                            ----------------------  December 31,
                                             1998    1997    1996       1996
                                            ------  ------  ------  ------------
                                                       (unaudited)
                                              (Dollar amounts in millions)
Sales:
  Outdoor products......................... $315.4  $319.3  $292.7     $239.3
  Sporting equipment.......................  286.7   158.5   147.1      121.7
  Industrial and power equipment...........  229.8   239.1   209.5      165.7
                                            ------  ------  ------     ------
                                            $831.9  $716.9  $649.3     $526.7
                                            ======  ======  ======     ======
Operating income:
  Outdoor products......................... $ 68.4  $ 67.1  $ 61.4     $ 50.7
  Sporting equipment.......................   36.1    18.1    19.8       16.5
  Industrial and power equipment...........   27.9    32.7    31.9       24.0
                                            ------  ------  ------     ------
  Operating income from segments...........  132.4   117.9   113.1       91.2
Corporate office expenses..................  (18.7)  (18.5)  (20.7)     (16.2)
                                            ------  ------  ------     ------
Income from operations.....................  113.7    99.4    92.4       75.0
Interest expense...........................  (14.3)   (9.5)   (9.9)      (7.9)
Interest income............................    2.5     2.5     2.4        2.3
Other income, net..........................    0.3     1.3     0.5        0.2
                                            ------  ------  ------     ------
Income before income taxes................. $102.2  $ 93.7  $ 85.4     $ 69.6
                                            ======  ======  ======     ======
Identifiable assets:
  Outdoor products......................... $209.1  $221.9  $196.2     $196.2
  Sporting equipment.......................  226.8   236.6   107.7      107.7
  Industrial and power equipment...........  107.1   102.7   102.6      102.6
  Corporate office.........................  125.8    76.6   127.3      127.3
                                            ------  ------  ------     ------
                                            $668.8  $637.8  $533.8     $533.8
                                            ======  ======  ======     ======
Depreciation and amortization:
  Outdoor products......................... $ 13.6  $ 13.4  $ 12.8     $ 10.6
  Sporting equipment.......................   10.7     5.7     4.8        4.0
  Industrial and power equipment...........    4.2     4.1     3.9        3.2
  Corporate office.........................    2.4     1.8     1.8        1.4
                                            ------  ------  ------     ------
                                            $ 30.9  $ 25.0  $ 23.3     $ 19.2
                                            ======  ======  ======     ======
Capital expenditures:
  Outdoor products......................... $  7.9  $ 13.5  $ 11.4     $ 10.2
  Sporting equipment.......................    6.9    60.5     3.3        2.5
  Industrial and power equipment...........    6.7     4.2     6.0        5.6
  Corporate office.........................    0.2     0.3     0.6        0.4
                                            ------  ------  ------     ------
                                            $ 21.7  $ 78.5  $ 21.3     $ 18.7
                                            ======  ======  ======     ======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   Information on Sales by Significant Product Groups:

                                        Twelve Months Ended     Ten Months
                                           December 31,           Ended
                                     ------------------------- December 31,
                                      1998   1997     1996         1996
                                     ------ ------ ----------- ------------ ---
                                                   (unaudited)
                                          (Dollar amounts in millions)
     Chain saw components..........  $199.7 $211.1   $201.1       $167.0
     Ammunition and related
      products.....................   212.0   87.9     64.9         52.9
     Timber harvesting and loading
      equipment....................   199.8  210.5    183.3        143.5
     Lawn mowers and related
      products.....................    75.7   66.2     45.6         34.9
     Sports optical products.......    41.3   36.6     43.2         34.2
     All others, less than 5%
      each.........................   103.4  104.6    111.2         94.2
                                     ------ ------   ------       ------
                                     $831.9 $716.9   $649.3       $526.7
                                     ====== ======   ======       ======

   Information on Geographic Areas:

                                        Twelve Months Ended     Ten Months
                                           December 31,           Ended
                                     ------------------------- December 31,
                                      1998   1997     1996         1996
                                     ------ ------ ----------- ------------ ---
                                                   (unaudited)
                                          (Dollar amounts in millions)
     Sales:
       United States...............  $623.4 $495.1   $446.6       $360.0
       Canada......................    32.4   36.5     30.8         25.0
       Germany.....................    24.0   24.5     25.0         19.9
       All others, less than 3%
        each.......................   152.1  160.8    146.9        121.8
                                     ------ ------   ------       ------
                                     $831.9 $716.9   $649.3       $526.7
                                     ====== ======   ======       ======
     Long-Lived Assets:
       United States...............  $156.1 $159.6   $103.3       $103.3
       Canada......................    20.1   22.3     21.4         21.4
       Brazil......................     3.7    3.6      3.8          3.8
       All others, less than 3%
        each.......................     3.0    3.0      3.2          3.2
                                     ------ ------   ------       ------
                                     $182.9 $188.5   $131.7       $131.7
                                     ====== ======   ======       ======

   The geographic sales information is by country of destination. Long-lived assets exclude the cost in excess of net assets of acquired businesses. No customer accounted for more than 10% of consolidated sales in 1998, 1997 or the transition period. In 1998, approximately 16% of sales by Outdoor Products were to one customer, 20% of Sporting Equipment sales were to one customer, and 27% of Industrial and Power Equipment sales were to two customers. While the Company expects these business relationships to continue, the loss of any of these customers could affect the operations of the segments. Each of the Company's segments purchases certain important materials from a limited number of suppliers that meet quality criteria. Although alternative sources of supply are available, the sudden elimination of certain suppliers could result in manufacturing delays, a reduction in product quality and a possible loss of sales in the near term.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 10: SUMMARIZED FINANCIAL INFORMATION

   Blount, Inc. is a wholly-owned subsidiary of Blount International, Inc. and is the issuer of the 7% senior notes described in Note 3. Summarized consolidated financial information for Blount, Inc. is as follows (dollar amounts in millions):

                                                                  December 31,
                                                                  -------------
                                                                   1998   1997
                                                                  ------ ------
     Current assets.............................................. $351.3 $301.2
     Noncurrent assets...........................................  341.8  336.6
                                                                  ------ ------
       Total assets.............................................. $693.1 $637.8
                                                                  ====== ======
     Current liabilities......................................... $ 92.4 $128.3
     Noncurrent liabilities......................................  219.2  191.6
     Stockholder's equity........................................  381.5  317.9
                                                                  ------ ------
     Total liabilities and stockholder's equity.................. $693.1 $637.8
                                                                  ====== ======

                                                Twelve Months
                                                    Ended      Ten Months
                                                December 31,     Ended
                                                ------------- December 31,
                                                 1998   1997      1996
                                                ------ ------ ------------ ---
     Sales..................................... $831.9 $716.9    $526.7
     Gross profit..............................  258.3  234.0     180.2
     Income from continuing operations before
      extraordinary loss.......................   64.3   60.0      44.8
     Net income................................   62.3   60.0      46.2

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 11: OTHER INFORMATION
   At December 31, 1998 and 1997, the following balance sheet captions are comprised of the items specified below:

                                                                1998     1997
                                                               -------  -------
                                                               (Dollar amounts
                                                                     in
                                                                  millions)
Accounts receivable:
  Trade accounts.............................................. $ 132.9  $ 131.5
  Other.......................................................     3.3      7.9
  Allowance for doubtful accounts.............................    (3.9)    (3.7)
                                                               -------  -------
                                                               $ 132.3  $ 135.7
                                                               =======  =======
Inventories:
  Finished goods.............................................. $  73.6  $  79.0
  Work in process.............................................    19.3     20.9
  Raw materials and supplies..................................    28.1     33.0
                                                               -------  -------
                                                               $ 121.0  $ 132.9
                                                               =======  =======
Property, plant and equipment:
  Land........................................................ $  12.6  $  13.1
  Buildings and improvements..................................   107.1    106.1
  Machinery and equipment.....................................   219.8    204.8
  Furniture, fixtures and office equipment....................    26.0     25.6
  Transportation equipment....................................    16.7     16.6
  Construction in progress....................................    10.6     10.6
  Accumulated depreciation....................................  (209.9)  (188.3)
                                                               -------  -------
                                                               $ 182.9  $ 188.5
                                                               =======  =======
Accrued expenses:
  Salaries, wages and related withholdings.................... $  23.6  $  25.8
  Employee benefits...........................................     8.6      7.5
  Casualty insurance costs....................................     9.5      9.5
  Income taxes payable........................................     0.5      1.3
  Other.......................................................    21.6     27.9
                                                               -------  -------
                                                               $  63.8  $  72.0
                                                               =======  =======
Other liabilities:
  Employee benefits........................................... $  41.3  $  31.9
  Casualty insurance costs....................................     1.5      1.7
  Other.......................................................     1.9      4.0
                                                               -------  -------
                                                               $  44.7  $  37.6
                                                               =======  =======

   At December 31, 1998, the Company's manufacturing operation in Canada had net assets of $19.6 million which were subject to withdrawal restrictions resulting from a financing agreement expiring in 1999. The majority of this amount was invested in property, plant and equipment.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   Supplemental cash flow information is as follows:

                                         Twelve Months Ended
                                             December 31,      Ten Months Ended
                                         -------------------     December 31,
                                           1998       1997           1996
                                         --------- ----------  ----------------
                                             (Dollar amounts in millions)
     Interest paid.....................  $    20.9 $     10.4        $9.1
     Income taxes paid.................       39.3       38.4        16.9
     Noncash investing and financing
      activities:
     Capital lease obligations incurred
      (terminated).....................                   0.8        (6.4)
     Fair value of assets acquired.....                 175.3
     Cash paid.........................                (132.5)
     Liabilities assumed and incurred..                  42.8

NOTE 12: QUARTERLY RESULTS OF OPERATIONS (unaudited)

   The following tables set forth a summary of the unaudited quarterly results of operations for the twelve-month periods ended December 31, 1998 and 1997.

                          1st Quarter    2nd Quarter     3rd Quarter        4th Quarter
                             Ended          Ended           Ended              Ended
                         March 31, 1998 June 30, 1998 September 30, 1998 December 31, 1998 Total
                         -------------- ------------- ------------------ ----------------- ------
                                   (Dollar amounts in millions, except per share data)
1998
Sales...................     $199.7        $205.1           $226.6            $200.5       $831.9
Gross profit............       60.5          63.1             70.7              64.0        258.3
Income before
 extraordinary loss.....       13.7          13.8             19.2              16.6         63.3
Net income..............       13.7          13.8             17.2              16.6         61.3
Earnings per share:
 Basic:
  Income before
   extraordinary loss...        .18           .19              .26               .22          .85
  Net income............        .18           .19              .23               .22          .82
 Diluted:
  Income before
   extraordinary loss...        .18           .17              .26               .22          .83
  Net income............        .18           .17              .23               .22          .80

   The third quarter includes a net extraordinary loss of $2.0 million ($.03 per share) on the redemption of long-term debt.

                          1st Quarter    2nd Quarter     3rd Quarter       4th Quarter
                             Ended          Ended           Ended             Ended
                         March 31, 1997 June 30, 1997 September 30,1997 December 31, 1997 Total
                         -------------- ------------- ----------------- ----------------- ------
                                   (Dollar amounts in millions, except per share data)
1997
Sales...................     $170.1        $160.5          $182.1            $204.2       $716.9
Gross profit............       56.3          51.8            58.9              67.0        234.0
Net income..............       13.6          11.4            15.8              18.3         59.1
Earnings per share:
 Basic..................        .18           .15             .21               .25          .79
 Diluted................        .17           .15             .21               .24          .77

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

   The fourth quarter includes the results of Federal, acquired on November 4, 1997 (see Note 4 of Notes to Consolidated Financial Statements). Federal's sales were $14.5 million in the fourth quarter since acquisition.

NOTE 13: SUBSEQUENT EVENT

   On August 19, 1999, Blount International, Inc., a Delaware corporation, merged with Red Dog Acquisition, Corp., a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Merchant Banking Partners II L.P. ("Lehman"). The merger was completed pursuant to an Agreement and Plan of Merger and Recapitalization dated as of April 18, 1999. Lehman is a $2.0 billion institutional merchant banking fund focused on investments in established operating companies.

   As a result of the proration and stock election procedures related to the merger, approximately 1.5 million shares of Blount International's pre-merger outstanding common stock were retained by existing shareholders and exchanged, on a two-for-one basis, for 3.0 million shares of post-merger outstanding common stock. All share and per share information for periods prior to the merger have been restated to reflect the split. Lehman and certain members of Company management made a capital contribution of approximately $417.5 million and received approximately 27.8 million shares of post-merger outstanding common stock. Lehman controls approximately 87% of the 30.8 million shares outstanding following the merger.

   The merger was financed by the equity contribution of $417.5 million, and senior term loans of $400 million and senior subordinated notes of $325 million issued by Blount, Inc., a wholly-owned subsidiary of Blount International, Inc. Blount International, Inc. and certain of its subsidiaries fully and unconditionally guaranteed the debt issued to finance the merger.

   The following consolidating financial information sets forth condensed consolidated statements of income, and the balance sheets and cash flows of Blount International, Inc., Blount, Inc., the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries (in millions).

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                 For The Twelve Months Ended December 31, 1998

                             Blount
                         International, Blount,    Guarantor   Non-Guarantor
                              Inc.        Inc.    Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------------- --------  ------------ ------------- ------------ ------------
STATEMENT OF INCOME
Sales...................                $  478.5     $315.3       $163.5      $  (125.4)     $831.9
Cost of sales...........                   350.5      229.4        119.7         (126.0)      573.6
                                        --------     ------       ------      ---------      ------
Gross profit............                   128.0       85.9         43.8            0.6       258.3
Selling, general and
 administrative
 expenses...............     $  1.6         71.8       38.2         33.0                      144.6
                             ------     --------     ------       ------      ---------      ------
Income (loss) from
 operations.............       (1.6)        56.2       47.7         10.8            0.6       113.7
Interest expense........                   (27.8)      (0.1)        (0.1)          13.7       (14.3)
Interest income.........                     1.6       14.2          0.4          (13.7)        2.5
Other income (expense),
 net....................                     5.1       (4.2)        (0.6)                       0.3
                             ------     --------     ------       ------      ---------      ------
Income (loss) before
 income taxes...........       (1.6)        35.1       57.6         10.5            0.6       102.2
Provision (benefit) for
 income taxes...........       (0.6)        13.1       21.9          4.5                       38.9
                             ------     --------     ------       ------      ---------      ------
Income (loss) before
 extraordinary loss and
 earnings of affiliated
 companies..............       (1.0)        22.0       35.7          6.0            0.6        63.3
Extraordinary loss on
 repurchase of debt,
 net....................                    (2.0)                                              (2.0)
Equity in earnings of
 affiliated companies,
 net....................       62.3         42.3        3.7                      (108.3)
                             ------     --------     ------       ------      ---------      ------
Net income..............     $ 61.3     $   62.3     $ 39.4       $  6.0      $  (107.7)     $ 61.3
                             ======     ========     ======       ======      =========      ======
BALANCE SHEET
ASSETS
Current assets:
 Cash and cash
  equivalents...........                $   39.7     $ (1.5)      $  6.9                     $ 45.1
 Accounts receivable,
  net...................                    58.0       61.2         13.1                      132.3
 Intercompany
  receivables...........                              154.5          3.3      $  (157.8)        --
 Inventories............                    54.4       54.0         12.6                      121.0
 Deferred income
  taxes.................                    22.1                                   (0.1)       22.0
 Other current assets...                     3.7        2.1          0.9                        6.7
                                        --------     ------       ------      ---------      ------
   Total current
    assets..............                   177.9      270.3         36.8         (157.9)      327.1
Investments in
 affiliated companies...     $381.5        709.3       58.2          0.2       (1,149.2)        --
Property, plant and
 equipment, net.........                    80.6       75.6         26.7                      182.9
Cost in excess of net
 assets of acquired
 businesses, net........                    34.2       73.1          7.4                      114.7
Intercompany notes
 receivable.............                              260.0                      (260.0)        --
Other assets............                    39.5        2.3          2.3                       44.1
                             ------     --------     ------       ------      ---------      ------
   Total Assets.........     $381.5     $1,041.5     $739.5       $ 73.4      $(1,567.1)     $668.8
                             ======     ========     ======       ======      =========      ======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable and
  current maturities of
  long-term debt........                $    0.3     $  0.2       $  0.2                     $  0.7
 Accounts payable.......                    14.5       11.6          4.3                       30.4
 Intercompany
  payables..............     $ 24.3        133.5                              $  (157.8)        --
 Accrued expenses.......        2.6         41.6       13.2          6.4                       63.8
 Deferred income
  taxes.................                                             0.1           (0.1)        --
                             ------     --------     ------       ------      ---------      ------
   Total current
    liabilities.........       26.9        189.9       25.0         11.0         (157.9)       94.9
Long-term debt,
 exclusive of current
 maturities.............                   159.5        2.1                                   161.6
Intercompany notes
 payable................                   259.9                     0.1         (260.0)        --
Deferred income taxes,
 exclusive of current
 portion................                    12.0                     1.0                       13.0
Other liabilities.......                    38.7        5.3          0.7                       44.7
                             ------     --------     ------       ------      ---------      ------
   Total liabilities....       26.9        660.0       32.4         12.8         (417.9)      314.2
Stockholders' equity....      354.6        381.5      707.1         60.6       (1,149.2)      354.6
                             ------     --------     ------       ------      ---------      ------
   Total Liabilities and
    Stockholders'
    Equity..............     $381.5     $1,041.5     $739.5       $ 73.4      $(1,567.1)     $668.8
                             ======     ========     ======       ======      =========      ======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                 For The Twelve Months Ended December 31, 1998

                              Blount
                          International, Blount,   Guarantor   Non-Guarantor
                               Inc.       Inc.    Subsidiaries Subsidiaries  Eliminations Consolidated
                          -------------- -------  ------------ ------------- ------------ ------------
STATEMENT OF CASH FLOWS
Net cash provided by
 (used in) operating
 activities.............      $ (0.9)    $  45.1     $ 38.0        $ 9.8        $(3.1)      $  88.9
                              ------     -------     ------        -----        -----       -------
Cash flows from
 investing activities:
Proceeds from sales of
 property, plant and
 equipment..............                     0.1        1.1          0.1                        1.3
Purchases of property,
 plant and equipment....                   (11.0)      (6.8)        (3.3)                     (21.1)
Acquisitions of
 businesses.............                   (17.4)                                             (17.4)
                              ------     -------     ------        -----        -----       -------
Net cash used in
 investing activities...         --        (28.3)      (5.7)        (3.2)         --          (37.2)
                              ------     -------     ------        -----        -----       -------
Cash flows from
 financing activities:
Net reduction in short-
 term borrowings........                                            (0.4)                      (0.4)
Issuance of long-term
 debt...................                   149.4                                              149.4
Reduction of long-term
 debt...................                  (136.9)      (0.2)        (0.4)                    (137.5)
Decrease in restricted
 funds..................                     0.5                                                0.5
Dividends paid..........       (10.5)                               (3.1)         3.1         (10.5)
Purchase of treasury
 stock..................       (18.1)                                                         (18.1)
Advances from (to)
 affiliated companies...        25.1         6.9      (32.0)                                    --
Other...................         4.4         0.8                                                5.2
                              ------     -------     ------        -----        -----       -------
Net cash provided by
 (used in) financing
 activities.............         0.9        20.7      (32.2)        (3.9)         3.1         (11.4)
                              ------     -------     ------        -----        -----       -------
Net increase in cash and
 cash equivalents.......         --         37.5        0.1          2.7          --           40.3
Cash and cash
 equivalents at
 beginning of period....                     2.2       (1.6)         4.2                        4.8
                              ------     -------     ------        -----        -----       -------
Cash and cash
 equivalents at end of
 period.................      $  --      $  39.7     $ (1.5)       $ 6.9        $ --        $  45.1
                              ======     =======     ======        =====        =====       =======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                 For The Twelve Months Ended December 31, 1997

                             Blount
                         International, Blount,   Guarantor   Non-Guarantor
                              Inc.       Inc.    Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------------- -------  ------------ ------------- ------------ ------------
STATEMENT OF INCOME
Sales...................                $507.2      $170.9       $145.8      $  (107.0)     $716.9
Cost of sales...........                 355.0       117.4        116.4         (105.9)      482.9
                                        ------      ------       ------      ---------      ------
Gross profit............                 152.2        53.5         29.4           (1.1)      234.0
Selling, general and
 administrative
 expenses...............     $  1.3       84.6        28.2         20.5                      134.6
                             ------     ------      ------       ------      ---------      ------
Income (loss) from
 operations.............       (1.3)      67.6        25.3          8.9           (1.1)       99.4
Interest expense........                 (26.7)       (0.2)        (0.2)          17.6        (9.5)
Interest income.........                   1.6        18.0          0.5          (17.6)        2.5
Other income (expense),
 net....................                   3.3        (1.7)        (0.3)                       1.3
                             ------     ------      ------       ------      ---------      ------
Income (loss) before
 income taxes...........       (1.3)      45.8        41.4          8.9           (1.1)       93.7
Provision (benefit) for
 income taxes...........       (0.4)      15.2        15.7          4.1                       34.6
                             ------     ------      ------       ------      ---------      ------
Income (loss) before
 earnings of affiliated
 companies..............       (0.9)      30.6        25.7          4.8           (1.1)       59.1
Equity in earnings of
 affiliated companies,
 net....................       60.0       29.4         4.7                       (94.1)        --
                             ------     ------      ------       ------      ---------      ------
Net income..............     $ 59.1     $ 60.0      $ 30.4       $  4.8      $   (95.2)     $ 59.1
                             ======     ======      ======       ======      =========      ======
BALANCE SHEET
ASSETS
Current assets:
 Cash and cash
  equivalents...........                $  2.2      $ (1.7)      $  4.3                     $  4.8
 Accounts receivable,
  net...................                  65.0        56.2         14.5                      135.7
 Intercompany
  receivables...........                             102.0                   $  (102.0)         --
 Inventories............                  55.3        63.1         14.5                      132.9
 Deferred income
  taxes.................                  22.0                                                22.0
 Other current assets...                   3.0         2.1          0.7                        5.8
                                        ------      ------       ------      ---------      ------
   Total current
    assets..............                 147.5       221.7         34.0         (102.0)      301.2
Investments in
 affiliated companies...     $317.9      661.8        57.2          0.2       (1,037.1)        --
Property, plant and
 equipment, net.........                  81.6        78.0         28.9                      188.5
Cost in excess of net
 assets of acquired
 businesses, net........                  35.8        72.9          7.7                      116.4
Intercompany notes
 receivable.............                             260.0                      (260.0)        --
Other assets............                  27.2         1.8          2.7                       31.7
                             ------     ------      ------       ------      ---------      ------
   Total Assets.........     $317.9     $953.9      $691.6       $ 73.5      $(1,399.1)     $637.8
                             ======     ======      ======       ======      =========      ======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable and
  current maturities of
  long-term debt........                $  0.4      $  0.2       $  0.9                     $  1.5
 Accounts payable.......                  42.8         9.2          4.6                       56.6
 Intercompany
  payables..............                  99.2                      2.8      $  (102.0)        --
 Accrued expenses.......     $  1.8       51.2        12.5          6.5                       72.0
                             ------     ------      ------       ------      ---------      ------
   Total current
    liabilities.........        1.8      193.6        21.9         14.8         (102.0)      130.1
Long-term debt,
 exclusive of current
 maturities.............                 136.3         2.3          0.2                      138.8
Intercompany notes
 payable................                 260.0                                  (260.0)        --
Deferred income taxes,
 exclusive of current
 portion................                  13.9                      1.3                       15.2
Other liabilities.......                  32.2         5.4                                    37.6
                             ------     ------      ------       ------      ---------      ------
   Total liabilities....        1.8      636.0        29.6         16.3         (362.0)      321.7
Stockholders' equity....      316.1      317.9       662.0         57.2       (1,037.1)      316.1
                             ------     ------      ------       ------      ---------      ------
   Total Liabilities and
    Stockholders'
    Equity..............     $317.9     $953.9      $691.6       $ 73.5      $(1,399.1)     $637.8
                             ======     ======      ======       ======      =========      ======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                 For The Twelve Months Ended December 31, 1997

                              Blount
                          International, Blount,   Guarantor   Non-Guarantor
                               Inc.       Inc.    Subsidiaries Subsidiaries  Eliminations Consolidated
                          -------------- -------  ------------ ------------- ------------ ------------
STATEMENT OF CASH FLOWS
Net cash provided by
 operating activities...      $ 40.2     $  45.3     $ 29.3        $11.4        $(45.9)     $  80.3
                              ------     -------     ------        -----        ------      -------
Cash flows from
 investing activities:
Proceeds from sales of
 property, plant and
 equipment..............                     0.6                     0.3                        0.9
Purchases of property,
 plant and equipment....                    (9.2)      (2.5)        (6.1)                     (17.8)
Acquisitions of
 businesses.............                  (132.5)                                            (132.5)
                              ------     -------     ------        -----        ------      -------
Net cash used in
 investing activities...         --       (141.1)      (2.5)        (5.8)          --        (149.4)
                              ------     -------     ------        -----        ------      -------
Cash flows from
 financing activities:
Issuance of long-term
 debt...................                    62.0                                               62.0
Reduction of long-term
 debt...................                    (8.3)      (5.9)        (0.7)                     (14.9)
Decrease in restricted
 funds..................                     1.0                                                1.0
Dividends paid..........        (9.4)      (41.0)                   (4.9)         45.9         (9.4)
Purchase of treasury
 stock..................       (27.5)                                                         (27.5)
Advances from (to)
 affiliated companies...        (6.9)       28.3      (21.4)
Other...................         3.6         0.4                                                4.0
                              ------     -------     ------        -----        ------      -------
Net cash provided by
 (used in) financing
 activities.............       (40.2)       42.4      (27.3)        (5.6)         45.9         15.2
                              ------     -------     ------        -----        ------      -------
Net decrease in cash and
 cash equivalents.......         --        (53.4)      (0.5)         --                       (53.9)
Cash and cash
 equivalents at
 beginning of period....                    55.6       (1.1)         4.2                       58.7
                              ------     -------     ------        -----        ------      -------
Cash and cash
 equivalents at end of
 period.................      $  --      $   2.2     $ (1.6)       $ 4.2        $  --       $   4.8
                              ======     =======     ======        =====        ======      =======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                   For The Ten Months Ended December 31, 1996

                              Blount                               Non-
                          International, Blount,   Guarantor    Guarantor
                               Inc.       Inc.    Subsidiaries Subsidiaries Eliminations Consolidated
                          -------------- -------  ------------ ------------ ------------ ------------
STATEMENT OF INCOME
Sales...................                 $377.0      $114.2       $123.0       $(87.5)      $526.7
Cost of sales...........                  258.4        76.9         98.3        (87.1)       346.5
                                         ------      ------       ------       ------       ------
Gross profit............                  118.6        37.3         24.7         (0.4)       180.2
Selling, general and
 administrative
 expenses...............      $ 1.2        66.7        19.1         18.2                     105.2
                              -----      ------      ------       ------       ------       ------
Income (loss) from
 operations.............       (1.2)       51.9        18.2          6.5         (0.4)        75.0
Interest expense........                  (20.6)       (0.1)        (0.4)        13.2         (7.9)
Interest income.........                    1.8        13.5          0.2        (13.2)         2.3
Other income (expense),
 net....................                    2.2        (1.5)        (0.5)                      0.2
                              -----      ------      ------       ------       ------       ------
Income (loss) before
 income taxes...........       (1.2)       35.3        30.1          5.8         (0.4)        69.6
Provision (benefit) for
 income taxes...........       (0.4)       12.2        11.4          2.4                      25.6
                              -----      ------      ------       ------       ------       ------
Income (loss) from
 continuing operations
 before earnings of
 affiliated companies...       (0.8)       23.1        18.7          3.4         (0.4)        44.0
Discontinued
 operations--Income on
 disposal, net..........                    1.4                                                1.4
Equity in earnings of
 affiliated companies,
 net....................       46.2        21.7         3.4                     (71.3)         --
                              -----      ------      ------       ------       ------       ------
Net income..............      $45.4      $ 46.2      $ 22.1       $  3.4       $(71.7)      $ 45.4
                              =====      ======      ======       ======       ======       ======
STATEMENT OF CASH FLOWS
Net cash provided by
 operating activities...      $ 4.0      $ 63.8      $  6.8       $  8.6                    $ 83.2
                              -----      ------      ------       ------                    ------
Cash flows from
 investing activities:
Proceeds from sales of
 property, plant and
 equipment..............                    1.2                      0.6                       1.8
Purchases of property,
 plant and equipment....                   (9.6)       (2.2)        (6.9)                    (18.7)
                              -----      ------      ------       ------                    ------
Acquisitions of
 businesses.............        --         (8.4)       (2.2)        (6.3)                    (16.9)
                              -----      ------      ------       ------                    ------
Net cash used in
 investing activities
Cash flows from
 financing activities:
Issuance of long-term
 debt...................                   (0.5)                    (1.1)                     (1.6)
Reduction of long-term
 debt...................                  (13.7)                    (0.2)                    (13.9)
Decrease in restricted
 funds..................                    2.7                                                2.7
Dividends paid..........       (8.5)                                                          (8.5)
Purchase of treasury
 stock..................       (4.3)                                                          (4.3)
Advances from (to)
 affiliated companies...        6.3        (2.0)       (4.3)                                   --
Other...................        2.5         0.9                                                3.4
                              -----      ------      ------       ------                    ------
Net cash provided by
 (used in) financing
 activities.............       (4.0)      (12.6)       (4.3)        (1.3)                    (22.2)
                              -----      ------      ------       ------                    ------
Net decrease in cash and
 cash equivalents.......        --         42.8         0.3          1.0                      44.1
Cash and cash
 equivalents at
 beginning of period....                   12.8        (1.4)         3.2                      14.6
                              -----      ------      ------       ------                    ------
Cash and cash
 equivalents at end of
 period.................      $ --       $ 55.6      $ (1.1)      $  4.2                    $ 58.7
                              =====      ======      ======       ======                    ======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                        (In millions, except share data)

                                        Three Months           Nine Months
                                     Ended September 30,   Ended September 30,
                                     --------------------  --------------------
                                       1999       1998       1999       1998
                                     ---------  ---------  ---------  ---------
                                         (Unaudited)           (Unaudited)
Sales..............................  $   219.6  $   226.6  $   587.9  $   631.4
Cost of sales......................      156.1      155.9      419.4      437.1
                                     ---------  ---------  ---------  ---------
Gross profit.......................       63.5       70.7      168.5      194.3
Selling, general and administrative
 expenses..........................       35.8       37.0      105.0      110.2
Merger expenses....................       72.4        0.1       74.6        0.1
                                     ---------  ---------  ---------  ---------
Income (loss) from operations......      (44.7)      33.6      (11.1)      84.0
Interest expense...................      (13.4)      (4.1)     (20.5)     (10.8)
Interest income....................        2.0        0.9        3.0        1.7
Other income, net..................        0.4        0.1        0.3        0.3
                                     ---------  ---------  ---------  ---------
Income (loss) before income taxes..      (55.7)      30.5      (28.3)      75.2
Provision (benefit) for income
 taxes.............................      (13.1)      11.3       (3.4)      28.5
                                     ---------  ---------  ---------  ---------
Income (loss) before extraordinary
 loss..............................      (42.6)      19.2      (24.9)      46.7
Extraordinary loss on repurchase of
 debt, net.........................                  (2.0)                 (2.0)
                                     ---------  ---------  ---------  ---------
Net income (loss)..................  $   (42.6) $    17.2  $   (24.9) $    44.7
                                     =========  =========  =========  =========
Basic earnings per share:
  Income (loss) before
   extraordinary loss..............  $    (.79) $     .26  $    (.37) $     .62
  Extraordinary loss on repurchase
   of debt, net....................                  (.03)                 (.03)
                                     ---------  ---------  ---------  ---------
  Net income (loss)................  $    (.79) $     .23  $    (.37) $     .60
                                     =========  =========  =========  =========
Diluted earnings per share:
  Income (loss) before
   extraordinary loss..............  $    (.79) $     .26  $    (.37) $     .61
  Extraordinary loss on repurchase
   of debt, net....................                  (.03)                 (.03)
                                     ---------  ---------  ---------  ---------
  Net income (loss)................  $    (.79) $     .23  $    (.37) $     .58
                                     =========  =========  =========  =========
Cash dividends declared per share:
  Class A Common Stock.............             $    .036  $    .071  $    .107
                                                =========  =========  =========
  Class B Common Stock.............             $    .034  $    .067  $    .101
                                                =========  =========  =========

        The accompanying notes are an integral part of these statements.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In millions, except share data)

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
                                                             (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents...........................    $   30.3       $ 45.1
  Accounts receivable, net of allowance for doubtful
   accounts of $4.4 and $3.9........................       181.7        132.3
  Inventories.......................................       124.3        121.0
  Deferred income taxes.............................        22.0         22.0
  Other current assets..............................        20.1          6.7
                                                        --------       ------
    Total current assets............................       378.4        327.1
Property, plant and equipment, net of accumulated
 depreciation of $225.2 and $209.9..................       173.5        182.9
Cost in excess of net assets of acquired businesses,
 net................................................       112.5        114.7
Other assets........................................        71.1         44.1
                                                        --------       ------
Total Assets........................................    $  735.5       $668.8
                                                        ========       ======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current maturities of long-term
   debt.............................................    $   23.4       $  0.7
  Accounts payable..................................        38.2         30.4
  Accrued expenses..................................        83.7         63.8
                                                        --------       ------
    Total current liabilities.......................       145.3         94.9
Long-term debt, exclusive of current maturities.....       856.5        161.6
Deferred income taxes...............................        13.0         13.0
Other liabilities...................................        47.1         44.7
                                                        --------       ------
    Total liabilities...............................     1,061.9        314.2
                                                        --------       ------
Commitments and Contingent Liabilities
Stockholders' equity (deficit):
  Common Stock: par value $.01 per share,
   100,000,000 shares authorized, 30,795,984
   outstanding......................................         0.3
  Common Stock: par value $.01 per share
    Class A: 27,428,105 shares issued...............                      0.3
    Class B, convertible: 11,479,471 shares issued..                      0.1
  Capital in excess of par value of stock...........       417.2         38.7
  Retained earnings (deficit).......................      (751.1)       348.9
  Accumulated other comprehensive income............         7.2          7.6
  Less Class A treasury stock at cost, 1,852,302
   shares...........................................                    (41.0)
                                                        --------       ------
    Total stockholders' equity (deficit)............      (326.4)       354.6
                                                        --------       ------
Total Liabilities and Stockholders' Equity
 (Deficit)..........................................    $  735.5       $668.8
                                                        ========       ======

        The accompanying notes are an integral part of these statements.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In millions)

                                                            Nine Months Ended
                                                              September 30,
                                                            ------------------
                                                              1999      1998
                                                            ---------  -------
                                                               (Unaudited)
Cash Flows From Operating Activities:
  Net Income (loss)........................................ $   (24.9) $  44.7
  Extraordinary loss.......................................                2.0
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation, amortization and other noncash charges...      24.8     23.0
    Deferred income taxes..................................               (0.2)
    Loss (gain) on disposals of property, plant and
     equipment.............................................      (0.4)
    Changes in assets and liabilities:
      Increase in accounts receivable......................     (49.4)   (27.5)
      (Increase) decrease in inventories...................      (3.3)     6.3
      Increase in other assets.............................      (7.2)    (0.3)
      Increase (decrease) in accounts payable..............       7.0     (7.4)
      Decrease in accrued expenses.........................      22.4      4.0
      Increase (decrease) in other liabilities.............       2.1     (0.8)
                                                            ---------  -------
Net cash provided by (used in) operating activities........     (28.9)    43.8
                                                            ---------  -------
Cash Flows From Investing Activities:
  Proceeds from sales of property, plant and equipment.....       0.7      0.1
  Purchases of property, plant and equipment...............     (11.9)   (14.9)
  Acquisitions of businesses and product lines.............      (0.6)   (16.6)
  Other....................................................      (3.3)
                                                            ---------  -------
    Net cash used in investing activities..................     (15.1)   (31.4)
                                                            ---------  -------
Cash Flows From Financing Activities:
  Net decrease in short-term borrowings....................               (0.3)
  Issuance of long-term debt...............................     697.4    149.4
  Reduction of long-term debt..............................      (7.7)  (137.3)
  Decrease in restricted funds.............................       0.2      0.4
  Redemption of common stock...............................  (1,068.8)
  Capital contribution.....................................     417.5
  Dividends paid...........................................      (7.8)    (7.9)
  Purchase of treasury stock...............................              (16.2)
  Other....................................................      (1.6)     4.3
                                                            ---------  -------
    Net cash provided by (used in) financing activities....      29.2     (7.6)
                                                            ---------  -------
Net increase (decrease) in cash and cash equivalents.......     (14.8)     4.8
Cash and cash equivalents at beginning of period...........      45.1      4.8
                                                            ---------  -------
Cash and cash equivalents at end of period................. $    30.3  $   9.6
                                                            =========  =======


        The accompanying notes are an integral part of these statements.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
                      IN STOCKHOLDERS' EQUITY (Unaudited)
                                 (In millions)

                                                                       Accumulated
                                                                          Other
                                  Common Stock   Capital in              Compre-
                          Common ---------------   Excess   Retained     hensive   Treasury
                          Stock  Class A Class B   of Par   Earnings     Income     Stock     Total
                          ------ ------- ------- ---------- ---------  ----------- -------- ---------
THREE MONTHS AND NINE
 MONTHS ENDED SEPTEMBER
 30, 1999:
Balance, June 30, 1999..          $ 0.3   $ 0.1    $ 38.8   $   361.2     $ 7.2     $(40.1) $   367.5
Net loss................                                        (42.6)                          (42.6)
Other comprehensive
 income (loss), net.....                                                                          0.0
                                                                                            ---------
Comprehensive income....                                                                        (42.6)
Other...................                                         (0.2)                 0.2
Merger related activity
 (see Note 2):
 Retirement of treasury
  stock.................                            (38.8)       (1.1)                39.9
 Redemption of common
  stock.................           (0.3)   (0.1)             (1,068.4)                       (1,068.8)
 Capital contribution...  $ 0.3                     417.2                                       417.5
                          -----   -----   -----    ------   ---------     -----     ------  ---------
Balance, September 30,
 1999...................  $ 0.3   $ 0.0   $ 0.0    $417.2   $  (751.1)    $ 7.2     $  0.0  $  (326.4)
                          =====   =====   =====    ======   =========     =====     ======  =========
Balance, December 31,
 1998...................          $ 0.3   $ 0.1    $ 38.7   $   348.9     $ 7.6     $(41.0) $   354.6
Net loss................                                        (24.9)                          (24.9)
Other comprehensive
 income (loss), net.....                                                   (0.4)                 (0.4)
                                                                                            ---------
Comprehensive income....                                                                        (25.3)
Dividends...............                                         (5.2)                           (5.2)
Other...................                              0.1        (0.4)                 1.1        0.8
Merger related activity
 (see Note 2):
 Retirement of treasury
  stock.................                            (38.8)       (1.1)                39.9
 Redemption of common
  stock.................           (0.3)   (0.1)             (1,068.4)                       (1,068.8)
 Capital contribution...  $ 0.3                     417.2                                       417.5
                          -----   -----   -----    ------   ---------     -----     ------  ---------
Balance, September 30,
 1999...................  $ 0.3   $ 0.0   $ 0.0    $417.2   $  (751.1)    $ 7.2     $  0.0  $  (326.4)
                          =====   =====   =====    ======   =========     =====     ======  =========
THREE MONTHS AND NINE
 MONTHS ENDED SEPTEMBER
 30, 1998:
Balance, June 30, 1998..          $ 0.3   $ 0.1    $ 37.8   $   320.8     $ 7.4     $(27.2) $   339.2
Net income..............                                         17.2                            17.2
Other comprehensive
 income (loss), net.....                                                    0.4                   0.4
                                                                                            ---------
Comprehensive income....                                                                         17.6
Dividends...............                                         (2.6)                           (2.6)
Purchase of treasury
 stock..................                                                             (14.3)     (14.3)
Other...................                              0.1        (0.5)                 2.2        1.8
                                  -----   -----    ------   ---------     -----     ------  ---------
Balance, September 30,
 1998...................          $ 0.3   $ 0.1    $ 37.9   $   334.9     $ 7.8     $(39.3) $   341.7
                                  =====   =====    ======   =========     =====     ======  =========
Balance, December 31,
 1997...................          $ 0.3   $ 0.1    $ 37.7   $   300.3     $ 7.0     $(29.3) $   316.1
Net income..............                                         44.7                            44.7
Other comprehensive
 income (loss), net.....                                                    0.8                   0.8
                                                                                            ---------
Comprehensive income....                                                                         45.5
Dividends...............                                         (7.9)                           (7.9)
Purchase of treasury
 stock..................                                                             (16.2)     (16.2)
Other...................                              0.2        (2.2)                 6.2        4.2
                                  -----   -----    ------   ---------     -----     ------  ---------
Balance September 30,
 1998...................          $ 0.3   $ 0.1    $ 37.9   $   334.9     $ 7.8     $(39.3) $   341.7
                                  =====   =====    ======   =========     =====     ======  =========

        The accompanying notes are an integral part of these statements.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (Unaudited)


NOTE 1

   In the opinion of management, the accompanying unaudited condensed consolidated financial statements of Blount International, Inc. and Subsidiaries ("the Company") contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position at September 30, 1999 and the results of operations and cash flows for the periods ended September 30, 1999 and 1998. These financial statements should be read in conjunction with the notes to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The results of operations for the periods ended September 30, 1999 and 1998 are not necessarily indicative of the results to be expected for the twelve months ended December 31, 1999, due to the seasonal nature of certain of the Company's operations.

   Certain amounts in the prior year's financial statements have been reclassified to conform with the current year's presentation.

   The Company's Internet home page is http://www.blount.com.

NOTE 2

   On August 19, 1999, Blount International, Inc., a Delaware corporation, merged with Red Dog Acquisition, Corp., a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Merchant Banking Partners II L.P. ("Lehman"). The merger was completed pursuant to an Agreement and Plan of Merger and Recapitalization dated as of April 18, 1999. Lehman is a $2.0 billion institutional merchant banking fund focused on investments in established operating companies. This transaction was accounted for as a recapitalization under generally accepted accounting principles. Accordingly, the historical basis of the Company's assets and liabilities has not been impacted by the transaction.

   As a result of the proration and stock election procedures related to the merger, approximately 1.5 million shares of Blount International's pre-merger outstanding common stock were retained by existing shareholders and exchanged, on a two-for-one basis, for 3.0 million shares of post-merger outstanding common stock. All share and per share information for periods prior to the merger have been restated to reflect the split. Lehman and certain members of Company management made a capital contribution of approximately $417.5 million and received approximately 27.8 million shares of post-merger outstanding common stock. Lehman controls approximately 87% of the 30.8 million shares outstanding following the merger.

   The merger was financed by the equity contribution of $417.5 million, senior term loans of $400 million and senior subordinated notes of $325 million issued by Blount, Inc., a wholly-owned subsidiary of Blount International, Inc. The new credit facilities include two term loan facilities in an aggregate principal amount of $400.0 million, comprised of a $60.0 million Tranche A Term Loan ($55.0 million of which was outstanding at September 30, 1999) and a $340.0 million Tranche B Term Loan, and a $100.0 million revolving credit facility. The Tranche A Term Loan has quarterly repayments that increase periodically from $2,000,000 beginning on December 31, 1999 to $3,750,000 by the maturity date, June 30, 2004. The Tranche B Term Loan has quarterly repayments of $850,000 beginning on December 31, 1999 until June 30, 2005 and then increasing to $80,000,000 on September 30, 2005 until March 31, 2006, with a final payment of $80,450,000 on the maturity date, June 30, 2006. The Company and all of the Company's domestic subsidiaries guarantee Blount, Inc.'s obligations under the debt issued to finance the merger. Blount, Inc.'s obligations and its domestic subsidiaries' guarantee obligations under the new credit facilities are collateralized by a first priority security interest in substantially all of their respective assets. The Company's guarantee obligations in respect of the new credit facilities are collateralized by a pledge of all of Blount, Inc.'s capital stock. The 7.0% notes share equally and ratably in certain of the collateral securing the new credit facilities.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (Unaudited)


Long-term debt at September 30, 1999 and December 31, 1998 consists of the following:

                                                       September 30, December 31,
                                                           1999          1998
                                                       ------------- ------------
     13% Senior subordinated notes, maturing on
      August 1, 2009.................................     $325.0
     7% Senior notes (net of discount), maturing on
      June 15, 2005..................................      148.7        $148.6

     Senior term loans:
       Tranche A, maturing at various dates through
        June 30, 2004, interest at 8.63% at September
        30, 1999.....................................       55.0
       Tranche B, maturing at various dates through
        June 30, 2006, interest at 9.38% at September
        30, 1999.....................................      340.0
     Industrial development revenue bonds payable,
      maturing between 1999 and 2013, interest at
      varying rates (principally 3.95% at September
      30, 1999)......................................       10.5          13.1
     Other long-term debt, interest at 9.25% at
      September 30, 1999.............................        0.4           0.4
     Lease purchase obligations, interest at varying
      rates, payable in installments to 2000.........        0.3           0.2
                                                          ------        ------
                                                           879.9         162.3
     Less current maturities.........................      (23.4)         (0.7)
                                                          ------        ------
                                                          $856.5        $161.6
                                                          ======        ======

   In August 1999, the Company replaced its $150 million revolving credit agreement expiring April 1, 2002, with a new $100 million revolving credit agreement expiring on August 19, 2004. At September 30, 1999, no amounts were outstanding under the new $100 million revolving credit agreement. The $100 million revolving credit agreement provides for interest rates to be determined at the time of borrowings based on a choice of formulas as specified in the agreement. The interest rates and commitment fees may vary based on the ratio of total debt to consolidated earnings before interest, taxes, depreciation, and amortization (EBITDA) as defined in the agreement. The new agreement contains covenants relating to indebtedness, liens, mergers, consolidations, disposals of property, payment of dividends, capital expenditures, investments, optional payments and modifications of the agreements, transactions with affiliates, sales and leasebacks, changes in fiscal periods, negative pledges, subsidiary distributions, lines of business, hedge agreements, and activities of the Company and requires the Company to maintain certain leverage and interest coverage ratios.

NOTE 3

   During the first quarter of 1999, the Company donated art with a book value of $1.5 million and an appraised value of $4.7 million to The Blount Foundation, Inc., a charitable foundation. Winton M. Blount is a director of The Blount Foundation, Inc. On an after-tax basis, this donation had no significant effect on net income.

NOTE 4

   The Company has two Rabbi Trusts established which require the funding of certain executive benefits upon a change in control or threatened change in control such as the merger described in Note 2 of Notes to Condensed Consolidated Financial Statements. During the second quarter of 1999, approximately $10.4 million was funded under these trusts with approximately $7.1 million coming from the proceeds of officer life

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (Unaudited)

insurance loans and $3.3 million from general corporate funds. At September 30, 1999, approximately $20.9 million was held in these trusts and is included in "Other assets" in the Condensed Consolidated Balance Sheet.

   The unused proceeds from industrial development revenue bonds are held in trust and released as qualified capital expenditures are made. At September 30, 1999, approximately $3.3 million was held in trust and is included in "Cash and cash equivalents" in the Condensed Consolidated Balance Sheet. On October 4, 1999, the Company redeemed all of its outstanding industrial development revenue bonds in the amount of $10.5 million using the $3.3 million held in trust and $7.2 million of cash.

NOTE 5

   Inventories consist of the following (in millions):

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
Finished goods.......................................    $ 65.7        $ 73.6
Work in process......................................      26.5          19.3
Raw materials and supplies...........................      32.1          28.1
                                                         ------        ------
                                                         $124.3        $121.0
                                                         ======        ======


NOTE 6

   Segment information is as follows (in millions):

                                                 Three Months     Nine Months
                                                     Ended           Ended
                                                 September 30,   September 30,
                                                 --------------  --------------
                                                  1999    1998    1999    1998
                                                 ------  ------  ------  ------
     Sales:
       Outdoor Products......................... $ 82.7  $ 77.8  $243.2  $236.2
       Sporting Equipment.......................   98.5    94.1   240.0   217.3
       Industrial and Power Equipment...........   38.4    54.7   104.7   177.9
                                                 ------  ------  ------  ------
                                                 $219.6  $226.6  $587.9  $631.4
                                                 ======  ======  ======  ======
     Operating income (loss):
       Outdoor Products......................... $ 17.9  $ 17.4  $ 53.6  $ 50.6
       Sporting Equipment.......................   13.6    14.9    28.7    24.3
       Industrial and Power Equipment...........   (0.7)    5.6    (5.7)   24.1
                                                 ------  ------  ------  ------
     Operating income from segments.............   30.8    37.9    76.6    99.0
     Corporate office expenses..................   (3.1)   (4.2)  (13.1)  (14.9)
     Merger expenses............................  (72.4)   (0.1)  (74.6)   (0.1)
                                                 ------  ------  ------  ------
       Income (loss) from operations............  (44.7)   33.6   (11.1)   84.0
     Interest expense...........................  (13.4)   (4.1)  (20.5)  (10.8)
     Interest income............................    2.0     0.9     3.0     1.7
     Other income (expense), net................    0.4     0.1     0.3     0.3
                                                 ------  ------  ------  ------
     Income (loss) before income taxes.......... $(55.7) $ 30.5  $(28.3) $ 75.2
                                                 ======  ======  ======  ======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (Unaudited)


NOTE 7

   Under the provisions of Washington State environmental laws, the Washington State Department of Ecology ("WDOE") has notified the Company that it is one of many companies named as a Potentially Liable Party ("PLP"), for the Pasco Sanitary Landfill site, Pasco, Washington ("the Site"). Although the clean-up costs are believed to be substantial, accurate estimates will not be available until the environmental studies have been completed at the Site. However, based upon the total documented volume of waste sent to the Site, the Company's waste volume compared to that total waste volume should cause the Company to be classified as a "de minimis" PLP. In July 1992, the Company and thirty-eight other PLPs entered into an Administrative Agreed Order with WDOE to perform a Phase I Remedial Investigation at the Site. In October 1994, WDOE issued an administrative Unilateral Enforcement Order to all PLPs to complete a Phase II Remedial Investigation and Feasibility Study ("RI/FS") under the Scope of Work established by WDOE. The results of the RI/FS investigation are expected in the near future. The Company is unable to determine, at this time, the level of clean-up demands that may be ultimately placed on it. Management believes that, given the number of PLPs named with respect to the Site and their financial condition, the Company's potential response costs associated with the Site will not have a material adverse effect on consolidated financial condition or operating results.

   The Company is a defendant in a number of product liability lawsuits, some of which seek significant or unspecified damages, involving serious personal injuries for which there are retentions or deductible amounts under the Company's insurance policies. In addition, the Company is a party to a number of other suits arising out of the conduct of its business. While there can be no assurance as to their ultimate outcome, management does not believe these lawsuits will have a material adverse effect on consolidated financial condition or operating results.

   See Note 7 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 for other commitments and contingencies of the Company which have not changed significantly since that date.

NOTE 8

   Income taxes paid during the nine months ended September 30, 1999 and 1998 were $11.7 million and $31.7 million. Interest paid during the nine months ended September 30, 1999 and 1998 was $39.5 million and $15.5 million.

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (Unaudited)


NOTE 9

   For the three months and nine months ended September 30, 1999 and 1998, net income and shares used in the earnings per share ("EPS") computations were the following amounts:

                                    Three Months             Nine Months
                                 Ended September 30,     Ended September 30,
                                ----------------------  ----------------------
                                   1999        1998        1999        1998
                                ----------  ----------  ----------  ----------
Income (loss) before
 extraordinary loss............ $    (42.6) $     19.2  $    (24.9) $     46.7
Extraordinary loss on
 repurchase of debt, net.......                   (2.0)                   (2.0)
                                ----------  ----------  ----------  ----------
Net income (loss) (in
 millions).....................      (42.6) $     17.2  $    (24.9) $     44.7
                                ==========  ==========  ==========  ==========
Shares:
  Basic EPSC--weighted average
   common shares outstanding... 53,667,708  74,660,816  67,315,172  74,953,664
  Dilutive effect of stock
   options.....................              1,987,006               2,204,876
                                ----------  ----------  ----------  ----------
  Diluted EPS.................. 53,667,708  76,647,822  67,315,172  77,158,540
                                ==========  ==========  ==========  ==========

   Options to purchase 1,121,200 shares were granted during the first quarter of 1999 under the 1998 Blount Long-Term Executive Stock Option Plan. As a result of the merger described in Note 2, all outstanding options were canceled through a payment associated with the merger. During the third quarter of 1999, the Company's Board of Directors adopted a new stock option plan under which options, either incentive stock options or nonqualified stock options, to purchase the Company's Common Stock may be granted to employees, directors, and other persons who perform services for the Company. The number of shares which may be issued under the plan may not exceed 2,875,000 shares. The option price per share for incentive stock options may not be less than 100% of the average closing sale price for ten consecutive trading days ended on the trading day immediately prior to the date of grant. The option price for each grant of a nonqualified stock option shall be established on the date of grant and may be less than the fair market value of one share of Common Stock on the date of grant. During the third quarter of 1999, options were granted to purchase 2,301,302 shares at the price of $15 per share.

NOTE 10

   The following consolidating financial information sets forth condensed consolidated statements of income, and the balance sheets and cash flows of Blount International, Inc., Blount, Inc., the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries (in millions).

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                  For The Nine Months Ended September 30, 1999

                             Blount
                         International, Blount,    Guarantor   Non-Guarantor
                              Inc.        Inc.    Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------------- --------  ------------ ------------- ------------ ------------
STATEMENT OF INCOME
Sales...................                $  310.2     $250.1       $121.8      $   (94.2)    $ 587.9
Cost of sales...........                   241.7      187.1         83.4          (92.8)      419.4
                                        --------     ------       ------      ---------     -------
Gross profit............                    68.5       63.0         38.4           (1.4)      168.5
Selling, general and
 administrative
 expenses...............     $  0.8         46.8       29.3         28.1                      105.0
Merger expenses.........       69.5          5.1                                               74.6
                             ------     --------     ------       ------      ---------     -------
Income (loss) from
 operations.............      (70.3)        16.6       33.7         10.3           (1.4)      (11.1)
Interest expense........                   (30.9)      (0.1)                       10.5       (20.5)
Interest income.........        1.2          1.2       10.9          0.2          (10.5)        3.0
Other income (expense),
 net....................                     0.5        0.3         (0.5)                       0.3
                             ------     --------     ------       ------      ---------     -------
Income (loss) before
 income taxes...........      (69.1)       (12.6)      44.8         10.0           (1.4)      (28.3)
Provision (benefit) for
 income taxes...........      (18.5)        (6.8)      17.0          4.9                       (3.4)
                             ------     --------     ------       ------      ---------     -------
Income (loss) before
 earnings of affiliated
 companies..............      (50.6)        (5.8)      27.8          5.1           (1.4)      (24.9)
Equity in earnings of
 affiliated companies,
 net....................       25.7         31.5        3.4                       (60.6)
                             ------     --------     ------       ------      ---------     -------
Net income..............     $(24.9)    $   25.7     $ 31.2       $  5.1      $   (62.0)    $ (24.9)
                             ======     ========     ======       ======      =========     =======
BALANCE SHEET
 ASSETS
Current assets:
 Cash and cash
  equivalents...........                $   24.3     $ (0.4)      $  6.4                    $  30.3
 Accounts receivable,
  net...................     $  1.2         70.9       92.7         16.9                      181.7
 Intercompany
  receivables...........                   548.8      161.1                   $  (709.9)        --
 Inventories............                    45.7       62.2         16.4                      124.3
 Deferred income
  taxes.................                    22.0                                               22.0
 Other current assets...                    18.0        0.7          1.4                       20.1
                             ------     --------     ------       ------      ---------     -------
   Total current
    assets..............        1.2        729.7      316.3         41.1         (709.9)      378.4
Investments in
 affiliated companies...      381.8        738.4       59.0          0.2       (1,179.4)        --
Property, plant and
 equipment, net.........                    73.8       74.4         25.3                      173.5
Cost in excess of net
 assets of acquired
 businesses, net........                    33.1       72.2          7.2                      112.5
Intercompany notes
 receivable.............                              260.0                      (260.0)        --
Other assets............                    66.9        2.2          2.0                       71.1
                             ------     --------     ------       ------      ---------     -------
Total Assets............     $383.0     $1,641.9     $784.1       $ 75.8      $(2,149.3)    $ 735.5
                             ======     ========     ======       ======      =========     =======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable and
  current maturities of
  long-term debt........                $   21.1     $  2.3                                 $  23.4
 Accounts payable.......     $  0.1         16.0       17.7       $  4.4                       38.2
 Intercompany
  payables..............      709.3                                  0.6      $  (709.9)        --
 Accrued expenses.......                    54.4       21.4          7.9                       83.7
                             ------     --------     ------       ------      ---------     -------
   Total current
    liabilities.........      709.4         91.5       41.4         12.9         (709.9)      145.3
Long-term debt,
 exclusive of current
 maturities.............                   856.3                     0.2                      856.5
Intercompany notes
 payable................                   259.9                     0.1         (260.0)        --
Deferred income taxes,
 exclusive of current
 portion................                    11.9                     1.1                       13.0
Other liabilities.......                    40.5        5.8          0.8                       47.1
                             ------     --------     ------       ------      ---------     -------
   Total liabilities....      709.4      1,260.1       47.2         15.1         (969.9)    1,061.9
Stockholders' equity
 (deficit)..............     (326.4)       381.8      736.9         60.7       (1,179.4)     (326.4)
                             ------     --------     ------       ------      ---------     -------
Total Liabilities and
 Stockholders' Equity
 (Deficit)..............     $383.0     $1,641.9     $784.1       $ 75.8      $(2,149.3)    $ 735.5
                             ======     ========     ======       ======      =========     =======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  For The Nine Months Ended September 30, 1999

                             Blount
                         International, Blount,   Guarantor   Non-Guarantor
                              Inc.       Inc.    Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------------- -------  ------------ ------------- ------------ ------------
STATEMENT OF CASH FLOWS
Net cash provided by
 (used in) operating
 activities.............    $  (26.9)   $ 31.9      $(11.2)       $4.9         $(27.6)     $  (28.9)
                            --------    ------      ------        ----         ------      --------
Cash flows from
 investing activities:
Proceeds from sales of
 property, plant and
 equipment..............                   0.6                     0.1                          0.7
Purchases of property,
 plant and equipment....                  (4.1)       (5.1)       (2.7)                       (11.9)
Acquisitions of product
 lines..................                              (0.6)                                    (0.6)
Other...................                  (3.3)                                                (3.3)
                            --------    ------      ------        ----         ------      --------
Net cash used in
 investing activities...         --       (6.8)       (5.7)       (2.6)           --          (15.1)
                            --------    ------      ------        ----         ------      --------
Cash flows from
 financing activities:
Issuance of long-term
 debt...................                 697.4                                                697.4
Reduction of long-term
 debt...................                  (7.5)                   (0.2)                        (7.7)
Decrease in restricted
 funds..................                   0.2                                                  0.2
Redemption of common
 stock..................    (1,068.8)                                                      (1,068.8)
Capital contribution....       417.5                                                          417.5
Dividends paid..........        (7.8)    (25.0)                   (2.6)          27.6          (7.8)
Advances from (to)
 affiliated companies...       685.0    (703.0)       18.0                                      --
Other...................         1.0      (2.6)                                                (1.6)
                            --------    ------      ------        ----         ------      --------
Net cash provided by
 (used in) financing
 activities.............        26.9     (40.5)       18.0        (2.8)          27.6          29.2
                            --------    ------      ------        ----         ------      --------
Net increase (decrease)
 in cash and cash
 equivalents............         --      (15.4)        1.1        (0.5)           --          (14.8)
Cash and cash
 equivalents at
 beginning of period....                  39.7        (1.5)        6.9                         45.1
                            --------    ------      ------        ----         ------      --------
Cash and cash
 equivalents at end of
 period.................    $    --     $ 24.3      $ (0.4)       $6.4         $  --       $   30.3
                            ========    ======      ======        ====         ======      ========

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                 For The Three Months Ended September 30, 1999

                             Blount                               Non-
                         International, Blount,   Guarantor    Guarantor
                              Inc.       Inc.    Subsidiaries Subsidiaries Eliminations Consolidated
                         -------------- -------  ------------ ------------ ------------ ------------
STATEMENT OF INCOME
Sales...................                $109.9      $99.1        $43.1        $(32.5)      $219.6
Cost of sales...........                  84.9       73.6         29.9         (32.3)       156.1
                                        ------      -----        -----        ------       ------
Gross profit............                  25.0       25.5         13.2          (0.2)        63.5
Selling, general and
 administrative
 expenses...............     $  0.2       14.0       11.9          9.7                       35.8
Merger expenses.........       69.5        2.9                                               72.4
                             ------     ------      -----        -----        ------       ------
Income (loss) from
 operations.............      (69.7)       8.1       13.6          3.5          (0.2)       (44.7)
Interest expense........                 (16.9)                                  3.5        (13.4)
Interest income.........        1.2        0.4        3.8          0.1          (3.5)         2.0
Other income (expense),
 net....................                   0.6        0.1         (0.3)                       0.4
                             ------     ------      -----        -----        ------       ------
Income (loss) before
 income taxes...........      (68.5)      (7.8)      17.5          3.3          (0.2)       (55.7)
Provision (benefit) for
 income taxes...........      (18.3)      (2.9)       6.6          1.5                      (13.1)
                             ------     ------      -----        -----        ------       ------
Income (loss) before
 earnings of affiliated
 companies..............      (50.2)      (4.9)      10.9          1.8          (0.2)       (42.6)
Equity in earnings of
 affiliated companies,
 net....................        7.6       12.5        1.2                      (21.3)
                             ------     ------      -----        -----        ------       ------
Net income..............     $(42.6)    $  7.6      $12.1        $ 1.8        $(21.5)      $(42.6)
                             ======     ======      =====        =====        ======       ======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                               December 31, 1998

                             Blount
                         International, Blount,   Guarantor   Non-Guarantor
                              Inc.        Inc.   Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------------- -------- ------------ ------------- ------------ ------------
BALANCE SHEET
ASSETS
Current assets:
 Cash and cash
  equivalents...........                $   39.7    $ (1.5)       $ 6.9                     $ 45.1
 Accounts receivable,
  net...................                    58.0      61.2         13.1                      132.3
 Intercompany
  receivables...........                             154.5          3.3      $  (157.8)        --
 Inventories............                    54.4      54.0         12.6                      121.0
 Deferred income
  taxes.................                    22.1                                  (0.1)       22.0
 Other current assets...                     3.7       2.1          0.9                        6.7
                                        --------    ------        -----      ---------      ------
   Total current
    assets..............                   177.9     270.3         36.8         (157.9)      327.1
Investments in
 affiliated companies...     $381.5        709.3      58.2          0.2       (1,149.2)        --
Property, plant and
 equipment, net.........                    80.6      75.6         26.7                      182.9
Cost in excess of net
 assets of acquired
 businesses, net........                    34.2      73.1          7.4                      114.7
Intercompany notes
 receivable.............                             260.0                      (260.0)        --
Other assets............                    39.5       2.3          2.3                       44.1
                             ------     --------    ------        -----      ---------      ------
   Total Assets.........     $381.5     $1,041.5    $739.5        $73.4      $(1,567.1)     $668.8
                             ======     ========    ======        =====      =========      ======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and
 current maturities of
 long-term debt.........                $    0.3    $  0.2        $ 0.2                     $  0.7
 Accounts payable.......                    14.5      11.6          4.3                       30.4
 Intercompany
  payables..............     $ 24.3        133.5                             $  (157.8)        --
 Accrued expenses.......        2.6         41.6      13.2          6.4                       63.8
 Deferred income
  taxes.................                                            0.1           (0.1)        --
                             ------     --------    ------        -----      ---------      ------
   Total current
    liabilities.........       26.9        189.9      25.0         11.0         (157.9)       94.9
Long-term debt,
 exclusive of current
 maturities.............                   159.5       2.1                                   161.6
Intercompany notes
 payable................                   259.9                    0.1         (260.0)        --
Deferred income taxes,
 exclusive of current
 portion................                    12.0                    1.0                       13.0
Other liabilities.......                    38.7       5.3          0.7                       44.7
                             ------     --------    ------        -----      ---------      ------
   Total liabilities....       26.9        660.0      32.4         12.8         (417.9)      314.2
Stockholders' equity....      354.6        381.5     707.1         60.6       (1,149.2)      354.6
                             ------     --------    ------        -----      ---------      ------
   Total Liabilities and
    Stockholders'
    Equity..............     $381.5     $1,041.5    $739.5        $73.4      $(1,567.1)     $668.8
                             ======     ========    ======        =====      =========      ======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                  For The Nine Months Ended September 30, 1998

                             Blount
                         International, Blount,   Guarantor   Non-Guarantor
                              Inc.       Inc.    Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------------- -------  ------------ ------------- ------------ ------------
STATEMENT OF INCOME
Sales...................                $ 366.7     $237.8       $123.2        $(96.3)     $ 631.4
Cost of sales...........                  268.7      174.8         89.0         (95.4)       437.1
                                        -------     ------       ------        ------      -------
Gross profit............                   98.0       63.0         34.2          (0.9)       194.3
Selling, general and
 administrative
 expenses...............     $  1.2        52.2       30.9         25.9                      110.2
Merger expenses.........        0.1                                                            0.1
                             ------     -------     ------       ------        ------      -------
Income (loss) from
 operations.............       (1.3)       45.8       32.1          8.3          (0.9)        84.0
Interest expense........                  (20.8)      (0.1)        (0.1)         10.2        (10.8)
Interest income.........                    1.1       10.5          0.3         (10.2)         1.7
Other income (expense),
 net....................                    0.3        0.4         (0.4)                       0.3
                             ------     -------     ------       ------        ------      -------
Income (loss) before
 income taxes...........       (1.3)       26.4       42.9          8.1          (0.9)        75.2
Provision (benefit) for
 income taxes...........       (0.5)        9.1       16.3          3.6                       28.5
                             ------     -------     ------       ------        ------      -------
Income (loss) before
 extraordinary loss and
 earnings of affiliated
 companies..............       (0.8)       17.3       26.6          4.5          (0.9)        46.7
Extraordinary loss on
 repurchase of debt,
 net....................                   (2.0)                                              (2.0)
Equity in earnings of
 affiliated companies,
 net                           45.5        30.2        3.0                      (78.7)         --
                             ------     -------     ------       ------        ------      -------
Net income..............     $ 44.7     $  45.5     $ 29.6       $  4.5        $(79.6)     $  44.7
                             ======     =======     ======       ======        ======      =======
STATEMENT OF CASH FLOWS
Net cash provided by
 (used in)
 operating activities...     $ (0.8)    $  27.9     $ 12.0       $  5.7        $ (1.0)     $  43.8
                             ------     -------     ------       ------        ------      -------
Cash flows from
 investing activities:
Proceeds from sales of
 property, plant
 and equipment..........                                            0.1                        0.1
Purchases of property,
 plant and equipment....                   (8.3)      (4.2)        (2.4)                     (14.9)
Acquisition of
 businesses.............                  (16.6)                                             (16.6)
                             ------     -------     ------       ------        ------      -------
Net cash used in
 investing activities...        --        (24.9)      (4.2)        (2.3)          --         (31.4)
                             ------     -------     ------       ------        ------      -------
Cash flows from
 financing activities:
Net reduction in short-
 term borrowings........                                           (0.3)                      (0.3)
Issuance of long-term
 debt...................                  149.4                                              149.4
Reduction of long-term
 debt...................                 (136.8)                   (0.5)                    (137.3)
Decrease in restricted
 funds..................                    0.4                                                0.4
Dividends paid..........       (7.9)                               (1.0)          1.0         (7.9)
Purchase of treasury
 stock..................      (16.2)                                                         (16.2)
Advances from (to)
 affiliated companies...       20.6       (10.5)     (10.1)                                    --
Other...................        4.3                                                            4.3
                             ------     -------     ------       ------        ------      -------
Net cash provided by
 (used in)
 financing activities...        0.8         2.5      (10.1)        (1.8)          1.0         (7.6)
                             ------     -------     ------       ------        ------      -------
Net increase (decrease)
 in cash and
 cash equivalents.......        --          5.5       (2.3)         1.6           --           4.8
Cash and cash
 equivalents at
 beginning of period....                    2.2       (1.6)         4.2                        4.8
                             ------     -------     ------       ------        ------      -------
Cash and cash
 equivalents at end of
 period.................     $  --      $   7.7     $ (3.9)      $  5.8        $  --       $   9.6
                             ======     =======     ======       ======        ======      =======

                  BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                 For The Three Months Ended September 30, 1998

                             Blount
                         International, Blount,   Guarantor   Non-Guarantor
                              Inc.       Inc.    Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------------- -------  ------------ ------------- ------------ ------------
STATEMENT OF INCOME
Sales...................                $118.8      $100.2        $40.4        $(32.8)      $226.6
Cost of sales...........                  88.1        71.6         28.6         (32.4)       155.9
                                        ------      ------        -----        ------       ------
Gross profit............                  30.7        28.6         11.8          (0.4)        70.7
Selling, general and
 administrative
 expenses...............     $ 0.1        16.0        12.0          8.9                       37.0
Merger expenses.........       0.1                                                             0.1
                             -----      ------      ------        -----        ------       ------
Income (loss) from
 operations.............      (0.2)       14.7        16.6          2.9          (0.4)        33.6
Interest expense........                  (7.8)                                   3.7         (4.1)
Interest income.........                   0.6         3.9          0.1          (3.7)         0.9
Other income (expense),
 net....................                   0.1         0.1         (0.1)                       0.1
                             -----      ------      ------        -----        ------       ------
Income (loss) before
 income taxes...........      (0.2)        7.6        20.6          2.9          (0.4)        30.5
Provision (benefit) for
 income taxes...........      (0.1)        2.3         7.8          1.3                       11.3
                             -----      ------      ------        -----        ------       ------
Income (loss) before
 earnings of affiliated
 companies..............      (0.1)        5.3        12.8          1.6          (0.4)        19.2
Extraordinary loss on
 repurchase of debt,
 net....................                  (2.0)                                               (2.0)
Equity in earnings of
 affiliated companies,
 net....................      17.3        14.0         1.0                      (32.3)         --
                             -----      ------      ------        -----        ------       ------
Net income..............     $17.2      $ 17.3      $ 13.8        $ 1.6        $(32.7)      $ 17.2
                             =====      ======      ======        =====        ======       ======

                                  $325,000,000

                                [LOGO OF BLOUNT]

                            13% Senior Subordinated
                                 Notes due 2009


                                  ----------
                                   PROSPECTUS

                                  ----------

                                       , 2000

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Section 145 of the General Corporation Law of the State of Delaware provides that Blount International has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

   Blount International's by-laws provide that Blount International shall indemnify, and in connection with such indemnification may advance expenses to, any person who is or was a director, officer, employee or agent of Blount International, and any person who is or was serving at the request of Blount International as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent provided by law, including without limitation the General Corporation Law of the State of Delaware. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of the by-laws, Blount International shall indemnify such persons to the fullest extent permitted by law as or in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought. The indemnification and advancement of expenses pursuant to the by-laws shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under the certificate of incorporation, any separate contract or agreement or applicable law.

   Blount International's by-laws further provide that Blount International may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Blount International, or any person who is or was serving at the request of Blount International as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Blount International would have the power to indemnify such person against such liability under applicable law.

   Blount International's by-laws further provide that any right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit                                                          Incorporation
 Number                  Description of Document                  by Reference
 -------                 -----------------------                  -------------
   2.1    Agreement and Plan of Merger and Recapitalization,           **
          dated as of April 18, 1999, between Blount
          International, Inc. and Red Dog Acquisition, Corp.
   2.2   Joint Proxy Statement/Prospectus dated July 15, 1999           @
   2.3   Stock Purchase Agreement, dated November 4, 1997, by          @@
         and among Blount, Inc., Hoffman Enclosures, Inc.,
         Pentair, Inc., and Federal-Hoffman, Inc. (all
         schedules and certain exhibits omitted except for
         Exhibits E and J). Blount International, Inc. agrees
         to furnish the Commission with a copy of all schedules
         and schedules omitted from the foregoing Stock
         Purchase Agreement upon its request.
   2.4   Agreement and Plan of Merger, dated as of November 13,        ++
         1995, by and among Simmons Outdoor Corporation, S.O.C.
         Corporation and Blount, Inc.
   3.1   Post-Merger Restated Certificate of Incorporation of           #
         Blount International, Inc.
   3.2   Post-Merger By-laws of Blount International, Inc.             ##
   3.3   Certificate of Incorporation of Blount, Inc.                   +
   3.4   The Amended By-laws of Blount, Inc.                            *
   4.1   Indenture between Blount, Inc., as Issuer, Blount              *
         International, Inc., as Guarantor and La Salle
         National Bank, as Trustee relating to the $150 million
         of 7.0% Senior Notes
   4.2   Indenture between Blount, Inc., as Issuer, Blount              v
         International, Inc., BI Holdings Corp., Benjamin F.
         Shaw Company, BI, L.L.C., Blount Development Corp.,
         Omark Properties, Inc., 4520 Corp., Inc., Gear
         Products, Inc., Dixon Industries, Inc., Frederick
         Manufacturing Corporation, Federal Cartridge Company,
         Simmons Outdoor Corporation, Mocenplaza Development
         Corp., and CTR Manufacturing, Inc., as Guarantors, and
         United States Trust Company of New York, dated as of
         August 19, 1999 (including exhibits)
   4.3   Registration Rights Agreement by and among Blount,             v
         Inc., Blount International, Inc., BI Holdings Corp.,
         Benjamin F. Shaw Company, BI, L.L.C., Blount
         Development Corp., Omark Properties, Inc., 4520 Corp.,
         Inc., Gear Products, Inc., Dixon Industries, Inc.,
         Frederick Manufacturing Corporation, Federal Cartridge
         Company, Simmons Outdoor Corporation, Mocenplaza
         Development Corp., CTR Manufacturing, Inc., and Lehman
         Brothers Inc., dated as of August 19, 1999
   4.4   $500,000,000 Credit Agreement, dated as of August 19,          v
         1999, among Blount International, Inc., Blount, Inc.,
         as Borrower, Lehman Brothers Inc., as Advisor, Lead
         Arranger and Book Manager, Lehman Commercial Paper
         Inc., as Syndication Agent, Bank of America, N.A., as
         Administrative Agent, and certain other banks
   4.5   Letter from Richard H. Irving, General Counsel of              *
         Blount International, Inc.
   4.6   Post-Merger Restated Certificate of Incorporation of           #
         Blount International, Inc. (contained in Exhibit 3.1
         hereto)
   4.7   Post-Merger By-laws of Blount International, Inc.             ##
         (contained in Exhibit 3.2 hereto)
   4.8   Certificate of Incorporation of Blount, Inc.                   +
         (contained in Exhibit 3.3 hereto)
   4.9   The Amended By-laws of Blount, Inc. (contained in              *
         Exhibit 3.4 hereto)
   5.1   Opinion of Cravath, Swaine & Moore                            //

 Exhibit                                                          Incorporation
 Number                  Description of Document                  by Reference
 -------                 -----------------------                  -------------
   5.2   Opinion of Richard H. Irving, III, General Counsel of         //
         Blount International, Inc.
  12.1   Computation of ratio of earnings to fixed charges of           *
         Blount International, Inc.
  23.1   Consent of Cravath, Swaine & Moore (contained in              //
         Exhibit 5.1 hereto)
  23.2   Consent of Richard H. Irving, General Counsel of              //
         Blount International, Inc. (contained in Exhibit 5.2
         hereto)
  23.3   Consent of PricewaterhouseCoopers LLP                          *
  24.1   Powers of Attorney of the officers and directors of            *
         Registrants signing this Registration Statement
         (included on signature pages hereto)
  25.1   Statement of Eligibility and Qualification under the           *
         Trust Indenture Act of 1939 of the United States Trust
         Company of New York, as trustee, on Form T-1
  99.1   Form of Letter of Transmittal                                 //
  99.2   Form of Notice of Guaranteed Delivery                         //
  99.3   Form of Letter to Brokers, Dealers, Commercial Banks,         //
         Trust Companies and Other Nominees
  99.4   Form of Letter to Clients                                     //
  99.5   Form of Guidelines for Certification of Taxpayer              //
         Identification Number on Substitute Form W-9

--------
*  Filed herewith
** Incorporated by reference to Appendix A to the Proxy Statement-Prospectus included in the Registration Statement on Form S-4 previously filed by Blount International, Inc. on July 15, 1999 (Registration No. 333-82973)
@ Incorporated by reference and included in the Registration Statement on Form S-4 previously filed by Blount International, Inc. on July 15, 1999 (Registration No. 333-82973)
@@ Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K previously filed by Blount International, Inc. on November 19, 1997 (Commission File No. 001-11549)
# Incorporated by reference to Exhibit A to the Agreement and Plan of Merger and Recapitalization which is Exhibit 2.1
## Included as Exhibit B to the Agreement and Plan of Merger and
   Recapitalization which is Exhibit 2.1
+ Incorporated by reference to Exhibit 3(a) in the Annual Report on Form 10-K for the year ended February 29, 1996 previously filed by Blount, Inc. (Commission File No. 1-7002)
++ Incorporated by reference to Exhibit (c)(1) in the Schedule 14D-1 and
   Schedule 13D, previously filed by Blount International, Inc. on November 17, 1995 (Commission File No. 5-44516)
v Incorporated by reference to Exhibits 4, 4.1 and 4.2 to the Form 10-Q for the quarter ended September 30, 1999, previously filed by Blount International, Inc. (Commission File No. 001-11549)
// To be filed by amendment

Item 22. Undertakings

   Each of the undersigned Registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   Each of the undersigned Registrants hereby undertakes (i) to respond to requests for information that are incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes information in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

   Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

   Each of the undersigned Registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   Each of the undersigned Registrants hereby undertakes that every prospectus:
(i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on this 10th day of December, 1999.

                                          Blount, Inc.,

                                          by:
                                            /s/ Harold E. Layman
                                            -----------------------------------
                                            Name: Harold E. Layman
                                            Title:  Executive Vice-President-
                                                    Finance and Chief
                                                    Financial Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                      Title

/s/ John M. Panettiere                  Chairman of the
-------------------------------------   Board, President and
         John M. Panettiere             Chief Executive
                                        Officer (Principal
                                        Executive Officer)

/s/ Harold E. Layman                    Executive Vice-
-------------------------------------   President-Finance,
          Harold E. Layman              Chief Financial
                                        Officer and Director
                                        (Principal Financial
                                        Officer)

/s/ Rodney W. Blankenship               Vice-President-
-------------------------------------   Controller
        Rodney W. Blankenship           (Principal
                                        Accounting Officer)

/s/ Alan L. Magdovitz                   Director
-------------------------------------
          Alan L. Magdovitz

/s/ Eliot M. Fried                      Director
-------------------------------------
           Eliot M. Fried

/s/ E. Daniel James                     Director
-------------------------------------
           E. Daniel James

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on this 10th day of December, 1999.

                                          Blount International, Inc.,

                                          by: /s/ Harold E. Layman
                                            -----------------------------------
                                            Name: Harold E. Layman
                                            Title:  Executive Vice-President-
                                                    Finance and Chief
                                                    Financial Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                         Title

/s/ John M. Panettiere                  Chairman of the
-------------------------------------   Board, President and
         John M. Panettiere             Chief Executive
                                        Officer (Principal
                                        Executive Officer)

/s/ Harold E. Layman                    Executive Vice-
-------------------------------------   President-Finance,
          Harold E. Layman              Chief Financial
                                        Officer and Director
                                        (Principal Financial
                                        Officer)

/s/ Rodney W. Blankenship               Vice-President-
-------------------------------------   Controller
        Rodney W. Blankenship           (Principal
                                        Accounting Officer)

/s/ Alan L. Magdovitz                   Director
-------------------------------------
          Alan L. Magdovitz

/s/ Eliot M. Fried                      Director
-------------------------------------
           Eliot M. Fried

/s/ E. Daniel James                     Director
-------------------------------------
           E. Daniel James

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on this 10th day of December, 1999.

                                          BI Holdings Corp.,

                                          by: /s/ John M. Panettiere
                                            -----------------------------------
                                            Name: John M. Panettiere
                                            Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                         Title

/s/ John M. Panettiere                  President and
-------------------------------------   Director
         John M. Panettiere

/s/ Harold E. Layman                    Vice-President and
-------------------------------------   Director
          Harold E. Layman

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on this 10th day of December, 1999.

                                          BI, L.L.C.,

                                          by: /s/ L. Daniel Morris, Jr.
                                            -----------------------------------
                                            Name: Blount, Inc.
                                            By:    L. Daniel Morris, Jr.
                                            Title:  Vice President

                                          by: /s/ Richard H. Irving, III
                                            -----------------------------------
                                            Name: BI Holdings Corp.
                                            By:    Richard H. Irving, III
                                            Title:   Vice President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                      Title
                                        President

-------------------------------------
          James S. Osterman

/s/ Harold E. Layman                    Vice-President
-------------------------------------
          Harold E. Layman

/s/ Kenneth O. Saito                    Vice-President
-------------------------------------
          Kenneth O. Saito

/s/ L. Daniel Morris, Jr.               Member
-------------------------------------
            Blount, Inc.
     By:   L. Daniel Morris, Jr.
        Title: Vice-President

/s/ Richard H. Irving, III              Member
-------------------------------------
          BI Holdings Corp.
    By:   Richard H. Irving, III
        Title: Vice-President

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on this 10th day of December, 1999.

                                          Omark Properties, Inc.,

                                          by:
                                            -----------------------------------
                                            Name: James S. Osterman
                                            Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                      Title

-------------------------------------   President and
          James S. Osterman             Director

/s/ Harold E. Layman                    Vice-President and
-------------------------------------   Director
          Harold E. Layman

/s/ Kenneth O. Saito                    Director
-------------------------------------
          Kenneth O. Saito

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on this 10th day of December, 1999.

                                          4520 Corp., Inc.,

                                          by: /s/ John M. Panettiere
                                            -----------------------------------
                                            Name: John M. Panettiere
                                            Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                         Title

/s/ John M. Panettiere                  President and
-------------------------------------   Director
         John M. Panettiere

/s/ Harold E. Layman                    Vice-President and
-------------------------------------   Director
          Harold E. Layman

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 10th day of December, 1999.

                                         Gear Products, Inc.,

                                         by: /s/ Arlin R. Perry
                                           ------------------------------------
                                           Name: Arlin R. Perry
                                           Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

             Signature                       Title

/s/ Arlin R. Perry                    President and
------------------------------------  Director
           Arlin R. Perry

/s/ Harold E. Layman                  Vice-President and
------------------------------------  Director
          Harold E. Layman

/s/ John M. Panettiere                Director
------------------------------------
         John M. Panettiere

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coffeyville, State of Kansas, on this 10th day of December, 1999.

                                          Dixon Industries, Inc.,

                                          by: /s/ John P. Mowder
                                            -----------------------------------
                                            Name: John P. Mowder
                                            Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                         Title

/s/ John P. Mowder                      President and
-------------------------------------   Director
           John P. Mowder

/s/ Harold E. Layman                    Vice-President
-------------------------------------
          Harold E. Layman

/s/ John M. Panettiere                  Director
-------------------------------------
         John M. Panettiere

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 10th day of December, 1999.

                                          Frederick Manufacturing Corporation,

                                          by: /s/ Kenneth R. Day
                                            -----------------------------------
                                            Name: Kenneth R. Day
                                            Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                         Title

/s/ Kenneth R. Day                      President
-------------------------------------
           Kenneth R. Day

/s/ Harold E. Layman                    Vice-President and
-------------------------------------   Director
          Harold E. Layman

/s/ John M. Panettiere                  Director
-------------------------------------
         John M. Panettiere

                                        Director
-------------------------------------
          James S. Osterman

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on this 10th day of December, 1999.

                                          Federal Cartridge Company,

                                          by: /s/ Gerald W. Bersett
                                            -----------------------------------
                                            Name: Gerald W. Bersett
                                            Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                         Title

/s/ Gerald W. Bersett                   President and
-------------------------------------   Director
          Gerald W. Bersett

/s/ Harold E. Layman                    Vice-President and
-------------------------------------   Director
          Harold E. Layman

/s/ Ronald P. Johnson                   Vice-President
-------------------------------------
          Ronald P. Johnson

/s/ John M. Panettiere                  Director
-------------------------------------
         John M. Panettiere

/s/ Richard H. Irving, III              Director
-------------------------------------
       Richard H. Irving, III

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on this 10th day of December, 1999.

                                          Simmons Outdoor Company,

                                          by: /s/ Gerald W. Bersett
                                            -----------------------------------
                                            Name: Gerald W. Bersett
                                            Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                         Title

/s/ Gerald W. Bersett                   President
-------------------------------------
          Gerald W. Bersett

/s/ Harold E. Layman                    Vice-President and
-------------------------------------   Director
          Harold E. Layman

/s/ John M. Panettiere                  Director
-------------------------------------
         John M. Panettiere

/s/ Richard H. Irving, III              Director
-------------------------------------
       Richard H. Irving, III

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zebulon, State of North Carolina, on this 10th day of December, 1999.

                                          CTR Manufacturing, Inc.,

                                          by: /s/ Gerry P. Kirkland
                                            -----------------------------------
                                            Name: Gerry P. Kirkland
                                            Title:  President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of December, 1999.

              Signature                         Title

/s/ Gerry P. Kirkland                   President
-------------------------------------
          Gerry P. Kirkland

/s/ Harold E. Layman                    Vice-President
-------------------------------------
          Harold E. Layman

/s/ John M. Panettiere                  Director
-------------------------------------
         John M. Panettiere

/s/ Donald B. Zorn                      Director
-------------------------------------
           Donald B. Zorn

/s/ L. Daniel Morris, Jr.               Director
-------------------------------------
        L. Daniel Morris, Jr.

                 [ALTERNATE COVER FOR MARKET-MAKER PROSPECTUS]
                 Subject to Completion, Dated December 10, 1999
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Prospectus

                                  $325,000,000

                                [LOGO OF BLOUNT]

                     13% Senior Subordinated Notes due 2009

--------------------------------------------------------------------------------

The new, substantially identical 13% Senior Subordinated Notes due 2009 of Blount, Inc. were issued in exchange for the 13% Senior Subordinated Notes due 2009. Interest is payable on August 1 and February 1 of each year, beginning February 1, 2000. We refer to the old notes and the new notes collectively as the notes.

Blount may redeem all or part of these new notes on or after August 1, 2004. Prior to August 1, 2002, Blount may redeem up to 35% of these new notes from the proceeds of certain equity offerings. Redemption prices are specified in this prospectus under "Description of Notes -- Optional Redemption."

These new notes will be unsecured and subordinate to all of our senior debt. These new notes will be guaranteed by Blount's parent, Blount International, Inc., and certain of our existing and future subsidiaries on a senior subordinated basis as specified in this prospectus under "Description of Notes."

See Risk Factors commencing on page 15 for a discussion of certain factors that should be considered in connection with an investment in the new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and is to be used by Lehman Brothers Inc. in connection with offers and sales in market-making transactions of the new notes. Blount will not receive any of the proceeds of such sales. Lehman Brothers Inc. may act as principal or agent in such transactions. The new notes may be offered in negotiated transactions or otherwise.

--------------------------------------------------------------------------------

                                Lehman Brothers

     , 2000

                  [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]


                       The Recapitalization Transactions

   The offering of the old notes was an integral part of a series of recapitalization transactions which also included: our merger with Red Dog Acquisition, a subsidiary of Lehman Brothers Merchant Banking Partners; an equity contribution from Lehman Brothers Merchant Banking Partners and some members of our senior management; and our borrowings pursuant to our new credit facilities. The recapitalization transactions were completed simultaneously or within a short time of each other on August 19, 1999, as described under the section in this prospectus entitled "The Recapitalization Transactions--The Merger." Following the closing of the recapitalization transactions, we registered the new notes as part of an exchange offer in which holders of the old notes could exchange their unregistered old notes for substantially identical, registered new notes.

   On April 18, 1999, we entered into a merger agreement with Red Dog Acquisition pursuant to which it was contemplated that we would merge with Red Dog Acquisition and be the surviving corporation of this merger. The merger agreement called for all of our issued and outstanding shares of common stock to be converted into, at the election of the stockholders but subject to proration, either $30.00 or two shares of the surviving corporation. Lehman Brothers Merchant Banking Partners and some members of senior management of the surviving corporation now own approximately 87.6% of the surviving corporation, with our shareholders prior to the recapitalization owning approximately 12.4%.

   Red Dog Acquisition received an equity contribution of approximately $417.5 million from Lehman Brothers Merchant Banking Partners, less the amount of the equity investments made by members of our senior management, which were approximately $13.6 million. In addition, Blount entered into new senior secured credit facilities in an aggregate principal amount of $500.0 million, which included term loan facilities in an aggregate principal amount of $400.0 million and a $100.0 million revolving credit facility. The term loan facilities were used to fund payment of the cash consideration in the merger, to repay a portion of our indebtedness outstanding prior to the consummation of the recapitalization transactions and to pay the fees and expenses incurred in connection with all of the recapitalization transactions. The revolving credit facility was available to provide any additional funding necessary for the merger and we expect it will continue to be available for general corporate purposes, including funding our current working capital requirements.

   Lehman Brothers Merchant Banking Partners is a $2.0 billion institutional merchant banking fund focused on investments in established operating companies.

                  [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]


 Liquidity--Loss of liquidity may make it difficult for you to sell your new notes and could result in increased volatility of market prices.

   There is no established trading market for the new notes and we cannot assure you that an active or liquid trading market will develop for them. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our own financial performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. Although it is not obligated to do so, Lehman Brothers Inc. intends to make a market in the new notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of Lehman Brothers Inc. No assurance can be given as to the liquidity of or the trading market for the new notes.

   Historically, the market for high-yield debt securities, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of those securities. The trading price of the new notes also could fluctuate in response to such factors as period-to-period variations in our operating results, developments in the manufacturing industry in general and the outdoor products, sporting equipment, and industrial and power equipment industries in particular, and changes in securities analysts' recommendations regarding our securities.

   Lehman Brothers Inc. may be deemed to be an affiliate of Blount and, as such, may be required to deliver a prospectus in connection with its market-making activities in the new notes. Pursuant to the registration rights agreement, Blount agreed to file and maintain a registration statement that would allow Lehman Brothers Inc. to engage in market-making transactions in the new notes. Subject to certain exceptions set forth in the registration rights agreement, the registration statement will remain effective for as long as Lehman Brothers Inc. may be required to deliver a prospectus in connection with market-making transactions in the new notes. Blount has agreed to bear substantially all the costs and expenses related to such registration statement.

                  [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]


                                USE OF PROCEEDS

   This prospectus is delivered in connection with the sale of the new notes by Lehman Brothers Inc. in market-making transactions. Blount will not receive any proceeds from such transactions.

                  [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]


                       THE RECAPITALIZATION TRANSACTIONS

   The offering of the old notes was an integral part of a series of recapitalization transactions which also included our merger with Red Dog Acquisition, a subsidiary of Lehman Brothers Merchant Banking Partners, an equity contribution from Lehman Brothers Merchant Banking Partners and some members of our senior management and our entrance into new credit facilities. The recapitalization transactions were completed simultaneously or within a short time of each other, subject to the satisfaction of the conditions described in this section under the sub-heading entitled "--The Merger." Following the closing of the recapitalization transactions, we registered the new notes as part of an exchange offer in which holders of the old notes could exchange their unregistered old notes for substantially identical, registered new notes.

The Merger

   On April 18, 1999, we entered into a merger agreement with Red Dog Acquisition, pursuant to which it was contemplated that we would merge with Red Dog Acquisition and be the surviving corporation of this merger. The merger agreement called for all of our issued and outstanding shares of common stock to be converted into, at the election of the stockholders but subject to proration, either $30.00 or two shares of the surviving corporation. Lehman Brothers Merchant Banking Partners and some members of senior management of the surviving corporation now own approximately 87.6% of the surviving corporation, with our shareholders prior to the recapitalization owning approximately 12.4%.

New Credit Facilities

   We entered into new credit facilities with a syndicate of lenders arranged and syndicated by Lehman Brothers Inc. and Lehman Commercial Paper Inc., with Bank of America, N.A. as the administrative agent. These new credit facilities consist of an aggregate principal amount of $500.0 million which includes senior secured term loan facilities in an aggregate principal amount of $400.0 million and a $100.0 million senior secured revolving credit facility. The term loan facilities were used to fund the closing of the recapitalization transactions. The revolving credit facility will be used for general corporate purposes, including funding our working capital requirements after the closing of the recapitalization transactions. See "Description of Certain Indebtedness--New Credit Facilities."

Equity Contribution

   Lehman Brothers Merchant Banking Partners contributed approximately $417.5 million to our equity, less the aggregate amount the members of our senior management invested in us, which was approximately $13.6 million.

Offering of Old Notes

   In addition to the new credit facilities and equity contribution described above, the proceeds of the $325.0 million senior subordinated notes offering made through the offering memorandum dated August 16, 1999 was used to fund the recapitalization transactions.

                  [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]


                              PLAN OF DISTRIBUTION

   This prospectus is to be used by Lehman Brothers Inc. in connection with offers and sales of the new notes in market-making transactions effected from time to time. Lehman Brothers Inc. may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

   As of the date of this prospectus, affiliates of Lehman Brothers Inc. owned 87.6% of our capital stock. See "Principal Stockholders." Because Lehman Brothers Inc. may purchase and sell new notes, and because this prospectus may be used by Lehman Brothers Inc. in connection with future offers and sales of new notes in market-making transactions effected from time to time, no estimate can be given as to the number and percentage of new notes that will be held by Lehman Brothers Inc. upon termination of any such sales. Lehman Brothers Inc. has informed us that it does not intend to confirm sales of the new notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

   We have been advised by Lehman Brothers Inc. that, subject to applicable laws and regulations, Lehman Brothers Inc. currently intends to make a market in the new notes following completion of the exchange offer. However, Lehman Brothers Inc. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--Liquidity."

   Lehman Brothers Inc. has provided us with investment banking services in the past and may provide such services and financial advisory services to us in the future. Lehman Brothers Inc. acted as purchaser in connection with the initial sale of the notes and received customary fees and was reimbursed expenses incurred in connection therewith. See "Related Party Transactions."

   Lehman Brothers Inc. and Blount have entered into a registration rights agreement with respect to the use by Lehman Brothers Inc. of this prospectus. Pursuant to such agreement, Blount agreed to bear all registration expenses incurred under such agreement, and Blount agreed to indemnify Lehman Brothers Inc. against certain liabilities, including liabilities under the Securities Act.

                  [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]


                                 LEGAL MATTERS

   Certain legal matters will be passed upon for us and Blount by Cravath, Swaine & Moore, New York, New York.

                  [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]

                                  $325,000,000

                                [LOGO OF BLOUNT]

                            13% Senior Subordinated
                                 Notes due 2009


                                   ---------
                                   PROSPECTUS

                                   ---------

                                       , 2000


                                Lehman Brothers

                                 EXHIBIT INDEX

 Exhibit                                                          Incorporation
 Number                  Description of Document                  by Reference
 -------                 -----------------------                  -------------
   2.1    Agreement and Plan of Merger and Recapitalization,           **
          dated as of April 18, 1999, between Blount
          International, Inc. and Red Dog Acquisition, Corp.
   2.2   Joint Proxy Statement/Prospectus dated July 15, 1999           @
   2.3   Stock Purchase Agreement, dated November 4, 1997, by          @@
         and among Blount, Inc., Hoffman Enclosures, Inc.,
         Pentair, Inc., and Federal-Hoffman, Inc. (all
         schedules and certain exhibits omitted except for
         Exhibits E and J). Blount International, Inc. agrees
         to furnish the Commission with a copy of all schedules
         and schedules omitted from the foregoing Stock
         Purchase Agreement upon its request.
   2.4   Agreement and Plan of Merger, dated as of November 13,        ++
         1995, by and among Simmons Outdoor Corporation, S.O.C.
         Corporation and Blount, Inc.
   3.1   Post-Merger Restated Certificate of Incorporation of           #
         Blount International, Inc.
   3.2   Post-Merger By-laws of Blount International, Inc.             ##
   3.3   Certificate of Incorporation of Blount, Inc.                   +
   3.4   The Amended By-laws of Blount, Inc.                            *
   4.1   Indenture between Blount, Inc., as Issuer, Blount              *
         International, Inc., as Guarantor and La Salle
         National Bank, as Trustee relating to the $150 million
         of 7.0% Senior Notes
   4.2   Indenture between Blount, Inc., as Issuer, Blount              v
         International, Inc., BI Holdings Corp., Benjamin F.
         Shaw Company, BI, L.L.C., Blount Development Corp.,
         Omark Properties, Inc., 4520 Corp., Inc., Gear
         Products, Inc., Dixon Industries, Inc., Frederick
         Manufacturing Corporation, Federal Cartridge Company,
         Simmons Outdoor Corporation, Mocenplaza Development
         Corp., and CTR Manufacturing, Inc., as Guarantors, and
         United States Trust Company of New York, dated as of
         August 19, 1999 (including exhibits)
   4.3   Registration Rights Agreement by and among Blount,             v
         Inc., Blount International, Inc., BI Holdings Corp.,
         Benjamin F. Shaw Company, BI, L.L.C., Blount
         Development Corp., Omark Properties, Inc., 4520 Corp.,
         Inc., Gear Products, Inc., Dixon Industries, Inc.,
         Frederick Manufacturing Corporation, Federal Cartridge
         Company, Simmons Outdoor Corporation, Mocenplaza
         Development Corp., CTR Manufacturing, Inc., and Lehman
         Brothers Inc., dated as of August 19, 1999
   4.4   $500,000,000 Credit Agreement, dated as of August 19,          v
         1999, among Blount International, Inc., Blount, Inc.,
         as Borrower, Lehman Brothers Inc., as Advisor, Lead
         Arranger and Book Manager, Lehman Commercial Paper
         Inc., as Syndication Agent, Bank of America, N.A., as
         Administrative Agent, and certain other banks
   4.5   Letter from Richard H. Irving, General Counsel of              *
         Blount International, Inc.
   4.6   Post-Merger Restated Certificate of Incorporation of           #
         Blount International, Inc. (contained in Exhibit 3.1
         hereto)
   4.7   Post-Merger By-laws of Blount International, Inc.             ##
         (contained in Exhibit 3.2 hereto)
   4.8   Certificate of Incorporation of Blount, Inc.                   +
         (contained in Exhibit 3.3 hereto)
   4.9   The Amended By-laws of Blount, Inc. (contained in              *
         Exhibit 3.4 hereto)
   5.1   Opinion of Cravath, Swaine & Moore                            //

 Exhibit                                                          Incorporation
 Number                  Description of Document                  by Reference
 -------                 -----------------------                  -------------
   5.2   Opinion of Richard H. Irving, III, General Counsel of         //
         Blount International, Inc.
  12.1   Computation of ratio of earnings to fixed charges of           *
         Blount International, Inc.
  23.1   Consent of Cravath, Swaine & Moore (contained in              //
         Exhibit 5.1 hereto)
  23.2   Consent of Richard H. Irving, General Counsel of              //
         Blount International, Inc. (contained in Exhibit 5.2
         hereto)
  23.3   Consent of PricewaterhouseCoopers LLP                          *
  24.1   Powers of Attorney of the officers and directors of            *
         Registrants signing this Registration Statement
         (included on signature pages hereto)
  25.1   Statement of Eligibility and Qualification under the           *
         Trust Indenture Act of 1939 of the United States Trust
         Company of New York, as trustee, on Form T-1
  99.1   Form of Letter of Transmittal                                 //
  99.2   Form of Notice of Guaranteed Delivery                         //
  99.3   Form of Letter to Brokers, Dealers, Commercial Banks,         //
         Trust Companies and Other Nominees
  99.4   Form of Letter to Clients                                     //
  99.5   Form of Guidelines for Certification of Taxpayer              //
         Identification Number on Substitute Form W-9

--------
*  Filed herewith
** Incorporated by reference to Appendix A to the Proxy Statement-Prospectus included in the Registration Statement on Form S-4 previously filed by Blount International, Inc. on July 15, 1999 (Registration No. 333-82973)
@ Incorporated by reference and included in the Registration Statement on Form S-4 previously filed by Blount International, Inc. on July 15, 1999 (Registration No. 333-82973)
@@ Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K previously filed by Blount International, Inc. on November 19, 1997 (Commission File No. 001-11549)
# Incorporated by reference to Exhibit A to the Agreement and Plan of Merger and Recapitalization which is Exhibit 2.1
## Included as Exhibit B to the Agreement and Plan of Merger and
   Recapitalization which is Exhibit 2.1
+ Incorporated by reference to Exhibit 3(a) in the Annual Report on Form 10-K for the year ended February 29, 1996 previously filed by Blount, Inc. (Commission File No. 1-7002)
++ Incorporated by reference to Exhibit (c)(1) in the Schedule 14D-1 and
   Schedule 13D, previously filed by Blount International, Inc. on November 17, 1995 (Commission File No. 5-44516)
v Incorporated by reference to Exhibits 4, 4.1 and 4.2 to the Form 10-Q for the quarter ended September 30, 1999, previously filed by Blount International, Inc. (Commission File No. 001-11549)
// To be filed by amendment